As filed with the Securities and Exchange Commission on December 14, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The First Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)
Mississippi	6021	64-0862173
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
6480 U.S. Hwy. 98 West
Hattiesburg, Mississippi 39402, Suite A
(601) 268-8998
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Donna T. (Dee Dee) Lowery
Chief Financial Officer
6480 U.S. Hwy. 98 West
Hattiesburg, Mississippi 39402
(601) 268-8998
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:
Mark C. Kanaly, Esq. David S. Park, Esq. Lesley H. Solomon, Esq. Alston & Bird, LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000	Ronald A. Snider, Esq. Michael D. Waters, Esq. Jones Walker, LLP 11 N Water St., Suite 1200 Mobile, Alabama 36602 (251) 432-1414

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
(Do not check if a smaller reporting company)
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	1,477,833(1)	N/A	$12,867,356.97(2)	$1,601.99
(1)
Represents the maximum number of shares of The First Bancshares, Inc. common stock that could be issued in connection with the merger described herein. Pursuant to Rule 416, this registration statement also covers additional shares that may be issued as a result of stock splits, stock dividends or similar transactions.

(2)
Pursuant to Rule 457(f)(2) and Rule 457(f)(3) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based on the book value for shares of Southwest Banc Shares, Inc. common stock on September 30, 2017 ($516.27 per share) multiplied by the maximum number of such shares (71,411) that may be exchanged for the securities being registered, minus the estimated amount of cash to be paid by the registrant to Southwest Banc Shares, Inc. shareholders ($24,000,000).

(3)
Calculated pursuant to Rule 457(f) of the Securities Act to be $1,601.96 by multiplying the proposed maximum aggregate offering price by 0.0001245.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and is subject to change. The First Bancshares, Inc. may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION — DATED DECEMBER 14, 2017
Proxy Statement/Prospectus
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
To the Shareholders of Southwest Banc Shares, Inc.:
The boards of directors of The First Bancshares, Inc., or First Bancshares, and Southwest Banc Shares, Inc., or Southwest, have each unanimously approved the acquisition of Southwest by First Bancshares. The acquisition will be accomplished pursuant to the terms of an Agreement and Plan of Merger, dated as of October 24, 2017, which we refer to as the merger agreement, by and between First Bancshares and Southwest, whereby Southwest will be merged with and into First Bancshares, which we refer to as the merger. Immediately following the merger of Southwest with and into First Bancshares, First Community Bank, or First Community, a wholly owned bank subsidiary of Southwest, will merge with and into First Bancshares’ wholly owned bank subsidiary, The First, A National Banking Association, with The First as the surviving bank, which we refer to as the bank merger.
If the merger is completed, each share of Southwest common stock will be converted into the right to receive a “pro rata portion” of shares of the First Bancshares common stock and cash to be paid in the merger. The pro rata portion is a ratio equal to one divided by the number of shares of Southwest common stock issued and outstanding as of the closing. Thus, each share of Southwest common stock shall be converted into the right to receive a pro rata portion of: (i) a number of shares of First Bancshares common stock equal to $36,000,000 divided by the average closing price of First Bancshares’ common stock during the ten trading days preceding the fifth business day prior to the closing date (subject to a maximum per-share price of First Bancshares’ common stock of  $36.54 and a minimum price of  $24.36), which we refer to as the stock consideration, and (ii) a cash amount equal to $24,000,000 (subject to downward adjustment in accordance with the terms of the merger agreement in the event that Southwest’s adjusted tangible common equity at closing is less than $32,000,000), which we refer to as the cash consideration. We collectively refer to the stock consideration and the cash consideration as the merger consideration. Southwest shareholders will own approximately 8.82% of First Bancshares if the merger is completed, assuming that the average closing price of First Bancshares common stock in calculating the stock consideration as of the effective time of the merger will be $33.35, the closing sale price of First Bancshares common stock on December 12, 2017.
Southwest will hold a special meeting of its shareholders, referred to as the Southwest special meeting, with respect to the merger. Southwest shareholders will be asked to consider and vote upon (1) a proposal to approve the merger agreement and the merger, and (2) a proposal to adjourn the Southwest special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement and the merger.
The Southwest special meeting will be held at the [•], on [•], 201_, at [•] [a.m./p.m.], Central Time, subject to any adjournment or postponement thereof.
The market value of the merger consideration will fluctuate with the market price of First Bancshares common stock and will not be known at the time Southwest shareholders vote on the merger agreement and the merger. First Bancshares common stock is currently quoted on the NASDAQ Global Market under the symbol “FBMS.” On October 24, 2017, the last full trading day before the public announcement of the merger agreement, the last reported sale price of First Bancshares common stock was $30.60 per share, and, on [•], 201_, the last reported sale price of First Bancshares common stock was $[•] per share. We urge you to obtain current market quotations for the price of First Bancshares common stock. There are no current market quotations for Southwest common stock because Southwest is a privately owned corporation and its common stock is not traded on any established public trading market.
Each of First Bancshares and Southwest expects that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, with the result that the portion of Southwest common stock exchanged for First Bancshares common stock will generally be tax-free and the portion of the Southwest common stock exchanged for cash will generally be taxable as capital gain.
Your vote is important.   Completion of the merger is subject to the approval of the merger agreement and the merger by the shareholders of Southwest. Regardless of whether or not you plan to attend the Southwest special meeting, please take the time to authorize a proxy to vote your shares in accordance with the instructions contained in this proxy statement/prospectus. Submitting a proxy now will not prevent you from being able to vote in person at the Southwest special meeting.
The board of directors of Southwest has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of the shareholders of Southwest, has unanimously approved the merger agreement and the merger and unanimously recommends that the shareholders of Southwest vote “FOR” the proposal to approve the merger agreement and the merger and “FOR” the proposal to adjourn the Southwest special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement and the merger.
This proxy statement/prospectus describes the Southwest special meeting, the merger, the documents related to the merger and other related matters. Please carefully read this entire proxy statement/prospectus, including “Risk Factors,” beginning on page 35, for a discussion of the risks relating to the proposed merger. You also can obtain information about First Bancshares from documents that it has filed with the Securities and Exchange Commission.
If you have any questions concerning the merger, please contact Jenny Hunt, Chief Operating Officer, at (251) 345-9914. We look forward to seeing you at the meeting.
/s/ Fred K. Granade

Fred K. Granade
Director
Southwest Banc Shares, Inc.
Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities commission or any other bank regulatory agency has approved or disapproved the securities to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either First Bancshares or Southwest, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this proxy statement/prospectus is [•], 201_, and it is first being mailed or otherwise delivered to the Southwest shareholders on or about [•], 201_.

SOUTHWEST BANC SHARES, INC.
2862 Dauphin Street
Mobile, Alabama 36606
(251) 344-5821

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on [•], 201_

To the Shareholders of Southwest Banc Shares, Inc.:
A special meeting of the shareholders of Southwest Banc Shares, Inc., or Southwest, will be held at the [•], on [•], 201_, at [•] [a.m./p.m.], Central Time, subject to any adjournment or postponement thereof, for the following purposes:
1.
To consider and vote upon a proposal to approve the Agreement and Plan of Merger, which we refer to as the merger agreement, dated as of October 24, 2017, by and between The First Bancshares, Inc., or First Bancshares, and Southwest, pursuant to which Southwest will merge with and into First Bancshares, with First Bancshares as the surviving company, referred to herein as the merger, all on and subject to the terms and conditions contained therein; and

2.
To consider and vote upon any proposal to adjourn the special meeting, referred to herein as the Southwest special meeting, to a later date or dates if the board of directors of Southwest determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the Southwest special meeting to constitute a quorum or to approve the merger agreement and the merger.

No other business may be conducted at the Southwest special meeting. All holders of shares of common stock of Southwest of record as of 5:00 p.m. on [•], 201_, will be entitled to notice of and to vote at the Southwest special meeting and any adjournments thereof. The Southwest special meeting may be adjourned from time to time upon approval of holders of Southwest common stock without any notice other than by announcement at the meeting of the adjournment thereof, and any and all business for which notice is hereby given may be transacted at such adjourned meeting.
Holders of Southwest common stock have the right to dissent from the merger agreement and the merger and obtain payment in cash of the appraised fair value of their shares of Southwest common stock under applicable provisions of the Alabama Business Corporation Law, or ABCL. In order for a holder of Southwest common stock to perfect his, her or its right to dissent, such holder must carefully follow the procedure set forth in the ABCL. A copy of the applicable statutory provisions of the ABCL is included as Annex C to the accompanying proxy statement/prospectus and a summary of these provisions can be found under the caption “The Merger — Dissenters’ Rights,” beginning on page [•] of the proxy statement/prospectus. The merger may not be completed if the holders of more than 5% of the outstanding shares of Southwest common stock exercise dissenters’ rights.
If you have any questions concerning the merger agreement, the merger, the Southwest special meeting or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need a proxy card or need help voting your shares of Southwest common stock, please contact Jenny Hunt, Chief Operating Officer, at (251) 345-9914.
By Order of the Board of Directors,
/s/ Fred K. Granade
Fred K. Granade
Director
Mobile, Alabama
[•], 201_

The Southwest board of directors unanimously recommends that holders of record of Southwest common stock entitled to vote at the Southwest special meeting vote “FOR” the proposal to approve the merger agreement and the merger and “FOR” the adjournment of the Southwest special meeting if such adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the Southwest special meeting to constitute a quorum or to approve the merger agreement and the merger.
Your Vote is Very Important
A proxy card is enclosed. Whether or not you plan to attend the Southwest special meeting, if you are a holder of shares of Southwest common stock, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope. You may revoke your proxy in the manner described in the proxy statement/prospectus at any time before it is exercised. If you are a holder of shares of Southwest common stock and attend the Southwest special meeting, you may vote in person if you desire, even if you have previously returned your proxy card.

ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates important business and financial information about First Bancshares from documents filed with the Securities and Exchange Commission, or SEC, that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by First Bancshares at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting First Bancshares at the following address:
The First Bancshares, Inc.
6480 U.S. Hwy, 98 West
Hattiesburg, Mississippi 39402
Attention: Secretary
Telephone: (601) 268-8998
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting, or [•], 201_.
If you are a Southwest shareholder and have any questions about the merger agreement, the merger, the Southwest special meeting or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need a proxy card or need help voting your shares of Southwest common stock, please contact Jenny Hunt, Chief Operating Officer, at (251) 345-9914.
You should rely only on the information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated [•], 201_, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus from another document is accurate as of the date of such other document. Neither the mailing of this document to Southwest shareholders nor the issuance by First Bancshares of shares of First Bancshares common stock in connection with the merger will create any implication to the contrary.
This document does not constitute an offer to sell, or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Southwest has been provided by Southwest and information contained in this document regarding First Bancshares has been provided by First Bancshares. See “Where You Can Find More Information” for more details.

i

ii

QUESTIONS AND ANSWERS
The following are answers to some questions that Southwest shareholders may have regarding the proposed transaction between First Bancshares and Southwest and the proposals being considered at the Southwest special meeting. First Bancshares and Southwest urge you to read carefully this entire proxy statement/prospectus, including the Annexes, and the documents incorporated by reference into this proxy statement/prospectus, because the information in this section does not provide all the information that might be important to you.
Unless the context otherwise requires, references in this proxy statement/prospectus to: (1) “First Bancshares” refer to The First Bancshares, Inc., a Mississippi corporation, and its affiliates; and (2) “Southwest” refer to Southwest Banc Shares, Inc., an Alabama corporation, and its affiliates.
Q:
Why am I receiving this proxy statement/prospectus?

A:
First Bancshares and Southwest have entered into an Agreement and Plan of Merger, dated as of October 24, 2017, which we refer to as the merger agreement. Pursuant to the merger agreement, Southwest will merge with and into First Bancshares, with First Bancshares as the surviving company, which we refer to as the merger. Immediately after the merger, First Community, a wholly owned bank subsidiary of Southwest, will merge with and into First Bancshares’ wholly owned bank subsidiary, The First, A National Banking Association, with The First as the surviving bank, which we refer to as the bank merger. A copy of the merger agreement is included in this proxy statement/prospectus as Annex A.

The merger cannot be completed unless, among other things, the holders of at least two-thirds of the outstanding shares of Southwest common stock entitled to vote on the merger vote in favor of the proposal to approve the merger agreement and the merger, which we refer to as the merger proposal.
In addition, Southwest is soliciting proxies from its shareholders with respect to a proposal to approve one or more adjournments of the Southwest special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to approve the merger proposal, which we refer to as the adjournment proposal. The completion of the merger is not conditioned upon shareholder approval of the adjournment proposal.
This proxy statement/prospectus contains important information about the merger and the proposals being voted on at the Southwest special meeting, and you should read it carefully. This is a proxy statement/prospectus because (1) Southwest is soliciting proxies from the Southwest shareholders and the proxy statement provides important information about the Southwest special meeting to vote on the merger proposal, and (2) First Bancshares will issue shares of First Bancshares common stock to holders of Southwest common stock in connection with the merger, and the prospectus provides important information about such shares. The enclosed materials allow Southwest shareholders to authorize a proxy to vote their shares without attending the Southwest special meeting.
Your vote is important. We encourage you to authorize your proxy as soon as possible.
Q:
What will I receive in the merger?

A:
If the merger is completed, for each share of Southwest common stock that Southwest shareholders hold immediately prior to the merger, Southwest shareholders will receive, without interest, a pro rata portion (which is a ratio equal to one divided by the number of shares of Southwest common stock issued and outstanding as of the closing) of:

(1)
a number of shares of First Bancshares common stock equal to $36,000,000 divided by the average closing price of First Bancshares’ common stock during the ten trading days preceding the fifth business day prior to the closing date (subject to adjustments as discussed below), which we refer to as the stock consideration, and

(2)
a cash amount equal to $24,000,000 (subject to downward adjustment in accordance with the terms of the merger agreement in the event that Southwest’s adjusted tangible common equity at closing is less than $32,000,000), which we refer to as the cash consideration.

The stock consideration and the cash consideration are collectively referred to as the merger consideration.
In determining the stock consideration, the average closing price of First Bancshares’ common stock pursuant to the formula above may be adjusted to the extent that if  (1) the average closing price is at least 20% higher than $30.45, which we refer to as the signing price, then the average closing price for the purposes of calculating the stock consideration will be adjusted to $36.54, and (2) the average closing price is at least 20% lower than the signing price, then the average closing price for the purposes of calculating the stock consideration will be adjusted to $24.36. If the average closing price is neither 20% higher nor lower than the signing price, then the average closing price pursuant to the formula above will be used to calculate the stock consideration.
In addition, if Southwest’s adjusted tangible common equity as of the closing date is less than $32,000,000, the aggregate amount of the cash consideration will be reduced by an amount equal to (1) $32,000,000 minus (2) Southwest’s actual adjusted tangible common equity as of the closing date. Southwest’s adjusted tangible common equity will be calculated as Southwest’s common equity (as defined in GAAP) less (i) intangible assets (as defined in GAAP), (ii) any anticipated but unaccrued Southwest transaction expenses in connection with the merger, and (iii) the amount of any reduction in Southwest’s allowance for loan and lease losses below $3,425,000 as of the effective time of the merger.
Southwest may terminate the merger if the average closing price of First Bancshares common stock is less than 70% of the signing price, i.e., less than $21.315; provided, however, if Southwest wishes to exercise its termination right pursuant to this provision, it shall give prompt written notice to First Bancshares, and within the five-day period after its receipt of the termination notice from Southwest, First Bancshares will have the option, but not the obligation, to increase the total merger consideration to be at least $56,400,000 (subject to downward adjustments if Southwest’s adjusted tangible common equity at closing is less than $32,000,000), which will nullify and void Southwest’s termination, and the merger agreement will remain in full force and effect.
First Bancshares will not issue any fractional shares of First Bancshares common stock in the merger. Southwest shareholders who would otherwise be entitled to a fractional share of First Bancshares common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in First Bancshares common stock (rounded to the nearest one hundredth of a share) by the average closing price, as may be adjusted.
Q:
Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:
Yes. The value of the merger consideration may fluctuate between the date of this proxy statement/prospectus and the completion of the merger. The value of the stock consideration may fluctuate based upon the market value for First Bancshares common stock. In the merger, Southwest shareholders will receive a number of shares of First Bancshares common stock for each share of Southwest common stock they hold. Any fluctuation in the market price of First Bancshares common stock after the date of this proxy statement/prospectus could change the value of the shares of First Bancshares common stock that Southwest shareholders will receive if such fluctuations result in the average closing price of First Bancshares being higher than $36.54 or less than $24.36. In addition, the amount of the cash consideration may be reduced to the extent Southwest’s adjusted tangible common equity at closing, calculated as discussed above, is less than $32,000,000.

Q:
How does Southwest’s board of directors recommend that I vote at the special meeting?

A:
Southwest’s board of directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal.

Q:
When and where is the Southwest special meeting?

A:
The Southwest special meeting will be held at the [•], on [•], [•], 201_, at [•] Central Time.

Q:
What do I need to do now?

A:
After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please authorize a proxy to vote your shares by promptly completing and returning the enclosed proxy card so that your shares are represented and voted at the Southwest special meeting. When complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Submitting your proxy by mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the Southwest special meeting. Your proxy card must be received prior to the special meeting on [•],[•], 201_, in order to be counted.

Q:
What constitutes a quorum for the Southwest special meeting?

A:
Holders representing at least a majority of the shares of Southwest common stock entitled to vote at the Southwest special meeting must be present, in person or represented by proxy, to constitute a quorum. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. If a quorum is not present, the Southwest special meeting will be postponed until the holders of the number of shares of Southwest common stock required to constitute a quorum attend. If you submit a properly executed proxy card, even if you abstain from voting, your shares of Southwest common stock will be counted for purposes of determining whether a quorum is present at the Southwest special meeting. If additional votes must be solicited to approve the merger agreement, it is expected that the Southwest special meeting will be adjourned to solicit additional proxies.

Q:
What is the vote required to approve each proposal?

A:
Approval of the merger proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Southwest common stock entitled to vote on such proposal.

The adjournment proposal will be approved if the votes of Southwest common stock cast in favor of the adjournment proposal exceed the votes cast against the adjournment proposal.
Q:
Why is my vote important?

A:
If you do not submit a proxy or vote in person, it may be more difficult for Southwest to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote, or abstention will have the same effect as a vote against approval of the merger proposal. The merger proposal must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Southwest’s common stock. Southwest’s board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement and the merger.

Q:
How many votes do I have?

A:
Southwest shareholders are entitled to one vote on each proposal to be considered at the special meeting for each share of Southwest common stock owned as of the close of business on [•], 201_, which is the record date for the Southwest special meeting.

Q:
How do I vote?

A:
If you are a shareholder of record, you may have your shares of Southwest common stock voted on the matters to be presented at the Southwest special meeting in any of the following ways:

•
by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•
by attending the special meeting and casting your vote in person.

If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Your bank, brokerage firm or other nominee cannot vote your shares without instructions from you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

Q:
Do Southwest directors and executive officers have interests in the merger that are different from, or in addition to, my interests?

A:
Yes. In considering the recommendation of the Southwest’s board of directors with respect to the merger agreement, you should be aware that some of Southwest’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Southwest’s shareholders generally. Interests of certain officers and directors that may be different from or in addition to the interests of Southwest’s shareholders include but are not limited to, the receipt of continued indemnification and directors’ and officers’ insurance coverage under the merger agreement, non-competition payments to directors, the payment of change in control and retention payments to certain executives and the entry into employment agreements with First Bancshares.

Q:
What if I abstain from voting, fail to authorize a proxy or vote in person or fail to instruct my bank or broker how to vote?

A:
If you mark “ABSTAIN” on your proxy with respect to the merger proposal, fail to authorize a proxy or vote in person at the Southwest special meeting, or fail to instruct your bank or broker how to vote, it will have the same effect as a vote “AGAINST” the merger proposal and no effect on the adjournment proposal. If you sign your proxy but do not indicate your vote, your proxy will be voted FOR each proposal.

Q:
Can I attend the special meeting and vote my shares in person?

A:
Yes. All Southwest shareholders as of the record date, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the Southwest special meeting. Holders of record of Southwest common stock can vote in person at the Southwest special meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the Southwest special meeting. If you plan to attend the Southwest special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. Southwest reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the Southwest special meeting is prohibited without express written consent. Even if you plan to attend the special meeting, Southwest encourages you to vote by proxy through the mail so your vote will be counted if you later decide not to attend the special meeting.

Q:
Can I change my vote?

A:
Yes. If you are a holder of record of Southwest common stock, you may revoke your proxy at any time prior to the Southwest special meeting by: (1) delivering a written notice of revocation to Jenny Hunt, Chief Operating Officer, Southwest Banc Shares, Inc., 2862 Dauphin Street, Mobile, Alabama 36606, (2) by returning a duly executed proxy card bearing a later date than the date with which your original proxy card was dated, or (3) by attending the Southwest special meeting and voting in person. Your attendance at the Southwest special meeting will not constitute automatic revocation of the proxy unless you deliver your ballot in person at the special meeting or deliver a written revocation to the Southwest Chief Operating Officer prior to the voting of such proxy.

Q:
Will Southwest be required to submit the merger proposal to its shareholders even if Southwest’s board of directors has withdrawn, modified or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the Southwest special meeting, Southwest is required to submit the merger proposal to its shareholders even if Southwest’s board of directors has withdrawn, modified or qualified its recommendation.

Q:
What are the U.S. federal income tax consequences of the merger to Southwest shareholders?

A:
Each of First Bancshares and Southwest expects that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, with the result that the portion of Southwest common stock exchanged for First Bancshares shares will generally be tax-free and the portion of the Southwest common stock exchanged for cash will generally be taxable as capital gain.
For further information, see “The Merger — U.S. Federal Income Tax Considerations.”
The U.S. federal income tax consequences described above may not apply to all holders of Southwest common stock. Your particular tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.
Q:
Are Southwest shareholders entitled to exercise dissenters’ rights?

A:
Yes. Holders of Southwest common stock are entitled, with respect to the merger, to exercise rights of dissenting shareholders provided for under Chapter 2, Article 13 of the Alabama Business Corporation Law, as amended, or the ABCL, any successor statute, or any similar appraisal or dissenters’ rights.

Pursuant to the merger agreement, First Bancshares’ board of directors may terminate the merger agreement and abandon the merger transaction if dissenters’ rights of appraisal are properly asserted with respect to more than 5% of the outstanding shares of Southwest common stock.
For further information, see “The Merger — Dissenters’ Rights.”
Q:
If I am a Southwest shareholder, should I send in my Southwest stock certificates now?

A:
No. Please do not send in your Southwest stock certificates with your proxy. After the merger, an exchange agent designated by First Bancshares will send you instructions for exchanging Southwest stock certificates for the merger consideration.

Q:
What should I do if I hold my shares of Southwest common stock in book-entry form?

A:
You are not required to take any specific actions to exchange your shares of Southwest common stock if your shares are held in book-entry form. After the completion of the merger, shares of Southwest common stock held in book-entry form automatically will be exchanged for the merger consideration, including shares of First Bancshares common stock in book-entry form, the cash consideration and any cash to be paid in lieu of fractional shares in the merger.

Q:
Whom may I contact if I cannot locate my Southwest stock certificate(s)?

A:
If you are unable to locate your original Southwest stock certificate(s), you should contact Jenny Hunt, Chief Operating Officer, Southwest Banc Shares, Inc., 2862 Dauphin Street, Mobile, Alabama 36606, or by telephone at (251) 345-9914. Generally, merger consideration for lost certificates cannot be delivered except upon the making of an affidavit claiming such certificate to be lost, stolen or destroyed and the posting of a bond in such amount as First Bancshares or the exchange agent may determine is reasonably necessary as indemnity against any claim that may be made with respect to such lost certificate.

Q:
When do you expect to complete the merger?

A:
First Bancshares and Southwest expect to complete the merger in the first or second quarter of 2018. However, neither First Bancshares nor Southwest can assure you when or if the merger will occur. First Bancshares and Southwest must first obtain the approval of Southwest shareholders for the merger proposal, as well as the necessary regulatory approvals.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, holders of Southwest common stock will not receive any consideration for their shares of Southwest common stock that otherwise would have been received in connection with the merger. Instead, Southwest will remain an independent private company. If the merger is completed but, for any reason, the bank merger is not completed, it will have no impact on the consideration to be received by holders of Southwest common stock.

Q:
Whom should I call with questions?

A:
If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of Southwest common stock, please contact: Jenny Hunt, Chief Operating Officer, at (251) 345-9914.

SUMMARY
This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the merger. See “Where You Can Find More Information.” Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.
The Companies (page [•])
The First Bancshares, Inc.
6480 U.S. Hwy, 98 West
Hattiesburg, Mississippi 39402
(601) 268-8998
First Bancshares was incorporated in Mississippi on June 23, 1995 and serves as the bank holding company for The First, A National Banking Association, headquartered in Hattiesburg, Mississippi. First Bancshares is a registered financial holding company. As of September 30, 2017, First Bancshares had consolidated assets of  $1.79 billion, loans of  $1.19 billion, deposits of  $1.51 billion, and shareholders’ equity of  $166.98 million. First Bancshares operates 43 full service branches, one motor branch and four loan production offices in Mississippi, Alabama, Louisiana and Florida. The First’s deposits are insured by the FDIC.
Additional information about First Bancshares and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”
Southwest Banc Shares, Inc.
2862 Dauphin Street
Mobile, Alabama 36606
(251) 344-5821
Southwest Banc Shares, Inc. was incorporated in Alabama in 1984 and owns all of the outstanding shares of common stock of First Community headquartered in Chatom, Alabama. As of September 30, 2017, Southwest had consolidated assets of  $391.6 million, loans of  $281.6 million, deposits of $345.1 million, and shareholders’ equity of  $36.8 million. Southwest operates 9 full service branches and one administrative office in Alabama. First Community’s deposits are insured by the FDIC.
Additional information about Southwest and its subsidiaries is included below under “The Companies.”
The Merger
The Merger Agreement (page [•])
First Bancshares and Southwest entered into an Agreement and Plan of Merger, dated as of October 24, 2017, which we refer to as the merger agreement. The merger agreement governs the merger. The merger agreement is included in this proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the merger.
The Merger (page [•])
Pursuant to the merger agreement, Southwest will merge with and into First Bancshares, with First Bancshares as the surviving company, which we refer to as the merger. Immediately after the merger, First Community, a wholly owned bank subsidiary of Southwest, will merge with and into First Bancshares’ wholly owned bank subsidiary, The First, with The First as the surviving bank, which we refer to as the bank merger.

The Merger Consideration (page [•])
If the merger is completed, for each share of Southwest common stock that Southwest shareholders hold immediately prior to the effective time of the merger, Southwest shareholders will receive, without interest, a pro rata portion (which is a ratio equal to one divided by the number of shares of Southwest common stock issued and outstanding as of the closing) of:
(1)
a number of shares of First Bancshares common stock equal to $36,000,000 divided by the average closing price of First Bancshares’ common stock during the ten trading days preceding the fifth business day prior to the closing date (subject to adjustments as discussed below), which we refer to as the stock consideration, and

(2)
a cash amount equal to $24,000,000 (subject to downward adjustment in accordance with the terms of the merger agreement in the event that Southwest’s adjusted tangible common equity at closing is less than $32,000,000), which we refer to as the cash consideration.

The stock consideration and the cash consideration are collectively referred to as the merger consideration.
In determining the stock consideration, the average closing price of First Bancshares’ common stock pursuant to the formula above may be adjusted to the extent that if  (1) the average closing price is at least 20% higher than $30.45, which we refer to as the signing price, then the average closing price for the purposes of calculating the stock consideration will be adjusted to $36.54, and (2) the average closing price is at least 20% lower than the signing price, then the average closing price for the purposes of calculating the stock consideration will be adjusted to $24.36. If the average closing price is neither 20% higher nor lower than the signing price, then the average closing price pursuant to the formula above will be used to calculate the stock consideration.
In addition, if Southwest’s adjusted tangible common equity as of the closing date is less than $32,000,000, the aggregate amount of the cash consideration will be reduced by an amount equal to (1) $32,000,000 minus (2) Southwest’s actual adjusted tangible common equity as of the closing date. Southwest’s adjusted tangible common equity will be calculated as Southwest’s common equity (as defined in GAAP) less (i) intangible assets (as defined in GAAP), (ii) any anticipated but unaccrued Southwest transaction expenses in connection with the merger, and (iii) the amount of any reduction in Southwest’s allowance for loan and lease losses below $3,425,000 as of the effective time of the merger.
Southwest may terminate the merger if the average closing price of First Bancshares common stock is less than 70% of the signing price, i.e., less than $21.315; provided, however, if Southwest wishes to exercise its termination right pursuant to this provision, it shall give prompt written notice to First Bancshares, and within the five-day period after its receipt of the termination notice from Southwest, First Bancshares will have the option, but not the obligation, to increase the total merger consideration to be at least $56,400,000 (subject to downward adjustments if Southwest’s adjusted tangible common equity at closing is less than $32,000,000), which will nullify and void Southwest’s termination, and the merger agreement will remain in full force and effect.
First Bancshares will not issue any fractional shares of First Bancshares common stock in the merger. Southwest shareholders who would otherwise be entitled to a fractional share of First Bancshares common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in First Bancshares common stock (rounded to the nearest one hundredth of a share) by the average closing price, as may be adjusted.
First Bancshares common stock is listed on the NASDAQ Global Market under the symbol “FBMS.” Southwest common stock is not listed on an exchange and is not actively traded. The following table sets forth the closing sale prices of First Bancshares common stock as reported on the NASDAQ Global Market on October 24, 2017, the last full trading day before the public announcement of the merger agreement, and on [•], 201_, the latest practicable trading date before the date of this proxy statement/prospectus.

	First Bancshares Common Stock
October 24, 2017		$30.60
[•], 201_	$	[•]
Exchange Procedures (page [•])
Promptly after the effective time of the merger, First Bancshares’ exchange agent will mail to each holder of record of Southwest common stock that is converted into the right to receive the merger consideration a letter of transmittal and instructions for the surrender of the holder’s Southwest stock certificate(s) for the merger consideration (including cash in lieu of any fractional Southwest shares), and any dividends or distributions to which such holder is entitled to pursuant to the merger agreement.
Please do not send in your certificates until you receive these instructions
Ancillary Agreements
Voting Agreements (page [•])
As a condition to First Bancshares entering into the merger agreement, all directors of Southwest and First Community entered into voting agreements in the form attached as Exhibit A to the merger agreement attached as Annex A to this document, pursuant to which each such person agreed, among other things, to vote the shares of Southwest common stock held of record by such person (1) to approve the merger agreement and the merger (or any adjournment or postponement necessary to solicit additional proxies to approve the merger agreement and the merger) and (2) against any acquisition proposals or any actions that would result in a breach of any covenant, representation or warranty of Southwest in the merger agreement.
Non-Competition and Non-Disclosure Agreements (page [•])
In addition, as a condition to First Bancshares entering into the merger agreement, each director of Southwest and First Community entered into non-competition and non-disclosure agreements with First Bancshares in the form attached as Exhibit C or D to the merger agreement attached as Annex A to this document, pursuant to which each such person agreed to, among other things, (1) not disclose or use any confidential information or trade secrets of Southwest for any purpose for so long as such information remains confidential information or a trade secret, (2) for a period of two years following the closing of the merger, not engage in certain competitive activities with First Bancshares, including not soliciting employees and customers of Southwest, and (3) for a period of one or two years following the closing of the merger (depending on the director), not serve as a director or management official of another financial institution in the counties in Alabama in which First Community operates a banking office as of the closing of the merger and each county contiguous to each of such counties.
Claims Letters (page [•])
At the time of the execution of the merger agreement, each director of Southwest and First Community executed a letter agreement with First Bancshares in the form attached as Exhibit E to the merger agreement attached as Annex A to this document, pursuant to which each such director released and discharged, effective upon the consummation of the merger, Southwest and its subsidiaries, their respective directors and officers (in their capacities as such), and their respective successors and assigns (including First Bancshares and The First), from any and all liabilities or claims that the director has or claims to have, with certain exceptions.
Risk Factors Related to the Merger (page [•])
Before voting at the Southwest special meeting, you should carefully consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus.

The Southwest Special Meeting (page [•])
The special meeting of Southwest shareholders will be held on [•], [•], 201_, at [•] Central Time, at [•]. At the special meeting, Southwest shareholders will be asked to:
•
approve the merger proposal; and

•
approve the adjournment proposal.

Only holders of record at the close of business on [•], 201_, the Southwest record date, will be entitled to vote at the Southwest special meeting. Each share of Southwest common stock is entitled to one vote on each proposal to be considered at the Southwest special meeting. As of the Southwest record date, there were [•] shares of Southwest common stock entitled to vote at the Southwest special meeting. All directors of Southwest and First Community have entered into voting agreements with First Bancshares, pursuant to which they have agreed, solely in their capacity as Southwest shareholders, to vote all of their shares of Southwest common stock in favor of the proposals to be presented at the Southwest special meeting. As of the Southwest record date, the directors who are parties to the voting agreements owned and were entitled to vote an aggregate of approximately [•] shares of Southwest common stock, which represented approximately [•]% of the shares of Southwest common stock outstanding on that date. As of the Southwest record date, the directors and executive officers of Southwest and their affiliates beneficially owned and were entitled to vote [•] shares of Southwest common stock, which represented approximately [•]% of the shares of Southwest common stock outstanding on that date. As of the Southwest record date, First Bancshares and its subsidiaries did not hold any shares of Southwest common stock (other than shares held as fiduciary, custodian or agent), and its directors and executive officers or their affiliates did not hold any shares of Southwest common stock.
To approve the merger proposal, the holders of at least two-thirds of the outstanding shares of Southwest common stock entitled to vote on the proposal must vote in favor of the proposal. Your failure to submit a proxy or vote in person at the Southwest special meeting, failure to instruct your bank or broker how to vote, or abstention with respect to the merger proposal will have the same effect as a vote against the proposal.
The adjournment proposal will be approved if the votes of Southwest common stock cast in favor of the adjournment proposal exceed the votes cast against the adjournment proposal
If you mark “ABSTAIN” on your proxy with respect to the merger proposal, fail to authorize a proxy or vote in person at the Southwest special meeting, or fail to instruct your bank or broker how to vote, it will have the same effect as a vote “AGAINST” the merger proposal and no effect on the adjournment proposal. If you sign your proxy but do not indicate your vote, your proxy will be voted FOR each proposal.
Recommendation of the Southwest Board (page [•])
Southwest’s board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Southwest and its shareholders and has unanimously approved the merger, the merger agreement and the transactions contemplated by the merger agreement. Southwest’s board of directors unanimously recommends that Southwest shareholders vote “FOR” the merger proposal and “FOR” the adjournment proposal. For the factors considered by Southwest’s board of directors in reaching its decision to approve the merger, see “The Merger — Southwest’s Reasons for the Merger.”
Board Composition and Management of First Bancshares after the Merger (page [•])
Each of the officers and directors of First Bancshares immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of First Bancshares.

Pursuant to the merger agreement, First Bancshares has agreed to consider appointing a representative proposed by Southwest and mutually agreed to by First Bancshares and Southwest to the board of directors of The First, the banking subsidiary of First Bancshares, at the closing date. However, the parties both acknowledge and agree that in no event will First Bancshares or The First be required by the terms of the merger agreement to appoint any director to The First’s board of directors.
Interests of Southwest Directors and Executive Officers in the Merger (page [•])
Southwest shareholders should be aware that some of Southwest’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of Southwest shareholders generally. These interests and arrangements may create potential conflicts of interest. Southwest’s board of directors was aware of these interests and considered these interests, among other matters, in adopting and approving the merger agreement and the transactions contemplated by the merger agreement, including the merger, and in recommending that Southwest shareholders vote in favor of approving the merger agreement and the merger.
These interests include:
•
certain executive officers of Southwest have change in control agreements with Southwest that provide for cash payments in the event of a qualifying termination of employment in connection with a change in control and bonus arrangements to stay through closing;

•
Mr. Sam Davis has entered into an employment agreement with The First, effective as of the effective date of the merger;

•
the right to continued indemnification and directors’ and officers’ liability insurance coverage; and

•
non-competition payments to directors.

For a more complete description of these interests, see “The Merger — Interests of Southwest’s Directors and Executive Officers in the Merger” and “The Merger Agreement — Indemnification and Directors’ and Officers’ Insurance.”
Dissenters’ Rights in the Merger (page [•])
Holders of Southwest common stock are entitled to exercise certain dissenters’ rights in relation to the merger, as provided for under Chapter 2, Article 13 of the Alabama Business Corporation Law, as amended, or the ABCL, and any successor statute. To exercise dissenters’’ rights, Southwest shareholders must strictly follow the procedures established by the ABCL. A shareholder’s failure to vote against the merger agreement will constitute a waiver of such shareholder’s dissenters’ rights. For further information, see “The Merger — Dissenters’ Rights.”
Conditions to Completion of the Merger (page [•])
Currently, First Bancshares and Southwest expect to complete the merger in the first or second quarter of 2018. As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:
•
approval of the merger agreement and the merger by the holders of at least two-thirds of the outstanding shares of Southwest common stock entitled to vote;

•
the receipt of all required regulatory approvals for the merger, without the imposition of any material on-going conditions or restrictions, and the expiration of all regulatory waiting periods;

•
the absence of any legal restraint (such as an injunction or restraining order) that would prevent the consummation of the merger;

•
the effectiveness of the registration statement of which this proxy statement/prospectus forms a part;

•
each party’s receipt of a tax opinion from its respective outside legal counsel, dated the closing date of the merger, confirming the tax-free treatment of the merger for U.S. federal income tax purposes;

•
the absence of more than five percent of the outstanding shares of Southwest’s common stock exercising (or being entitled to exercise) their dissenters’ rights;

•
the adjusted tangible common equity of Southwest is no less than $32,000,000; and

•
the absence of the occurrence of a material adverse effect on Southwest or First Bancshares.

Neither First Bancshares nor Southwest can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
Regulatory Approvals Required for the Merger (page [•])
Both First Bancshares and Southwest have agreed to use their reasonable best efforts to obtain all regulatory approvals required or advisable to complete the transactions contemplated by the merger agreement. These approvals include, among others, approval from the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, the Office of the Comptroller of the Currency, or the OCC, and various securities and other regulatory authorities. First Bancshares and Southwest have submitted applications and notifications to obtain the required regulatory approvals. Although neither First Bancshares nor Southwest knows of any reason why these regulatory approvals cannot be obtained, First Bancshares and Southwest cannot be certain when or if they will be obtained, as the length of the review process may vary based on, among other things, requests by regulators for additional information or materials.
No Solicitation (page [•])
Under the merger agreement, Southwest has agreed that it will not, and will cause its representatives not to, directly or indirectly, (1) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal, (2) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than First Bancshares) any information or data with respect to Southwest or any of its subsidiaries or otherwise relating to an acquisition proposal, (3) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Southwest is a party, or (4) enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.
However, prior to obtaining Southwest’s required shareholder approval, Southwest may, under certain specified circumstances, participate in negotiations or discussions with any third party making an acquisition proposal and provide confidential information to such third party (subject to a confidentiality agreement). Southwest must notify First Bancshares promptly (but in no event later than 24 hours) after the receipt of such acquisition proposal.
Additionally, prior to obtaining Southwest’s required shareholder approval, Southwest may, under certain specified circumstances, withdraw its recommendation to its shareholders with respect to the merger and/or terminate the merger agreement in order to enter into an acquisition agreement with respect to a superior acquisition proposal if it determines in good faith, after consultation with outside legal counsel and financial advisors, that such acquisition proposal is a superior proposal and that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law. However, Southwest cannot take any of those actions in response to a superior proposal unless it provides First Bancshares with a five business day period to negotiate in good faith to enable First Bancshares to adjust the terms and conditions of the merger agreement such that it would cause the superior proposal to no longer constitute a superior proposal.
Termination of the Merger Agreement (page [•])
The merger agreement can be terminated at any time prior to completion of the merger by mutual consent, or by either party in the following circumstances:

•
if the merger is not consummated on or before February 20, 2018, subject to automatic extension to April 21, 2018 if the only outstanding condition to closing is the receipt of regulatory approvals;

•
if any regulatory approval required for consummation of the transactions contemplated by the merger agreement has been denied by final non-appealable action by the relevant governmental authority or any application for such regulatory approval shall have been permanently withdrawn at the request of a governmental authority;

•
in the event that approval by the shareholders of Southwest is not obtained at a meeting at which a vote was taken; or

•
in the event of a material breach by the other party of any representation, warranty or covenant contained in the merger agreement and such breach is not cured within thirty days.

In addition, First Bancshares may terminate the merger agreement in the following circumstances:
•
if Southwest withdraws, qualifies, amends, modifies or withholds its recommendation to its shareholders to approve the merger and the merger agreement, or makes any statement, filing or release, in connection with the shareholder meeting or otherwise, inconsistent with its recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal shall be considered an adverse modification of its recommendation);

•
if Southwest fails to properly call, give notice of, and commence a meeting of shareholders to vote on the merger;

•
if Southwest approves or recommends an acquisition proposal;

•
if Southwest fails to publicly recommend against a publicly announced acquisition proposal within three (3) business days of being requested to do so by First Bancshares or fails to publicly reconfirm its recommendation to its shareholders within (3) business days of being requested to do so by First Bancshares; and

•
if Southwest fails to comply in all material respects with its obligations pursuant to the no-solicitation covenants.

In addition, Southwest may terminate the merger agreement if:
•
the average closing price of First Bancshares common stock is less than 70% of the signing price, i.e., less than $21.315; provided, however, if Southwest wishes to exercise its termination right pursuant to this provision, it shall give prompt written notice to First Bancshares, and within the five-day period after its receipt of the termination notice from Southwest, First Bancshares will have the option, but not the obligation, to increase the total merger consideration to be at least $56,400,000 (subject to downward adjustments if Southwest’s adjusted tangible common equity at closing is less than $32,000,000), which will nullify and void Southwest’s termination, and the merger agreement will remain in full force and effect; or

•
Southwest’s board of directors determines to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement but only if Southwest pays to First Bancshares a $2,250,000 termination fee.

Termination Fee (page [•])
If the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by Southwest’s board of directors, Southwest may be required to pay First Bancshares a termination fee of  $2,250,000. The termination fee could discourage other companies from seeking to acquire or merge with Southwest.
Expenses (page [•])
Each party will bear all expenses incurred in connection with the merger and the transactions contemplated by the merger agreement, provided, however, if either party terminates the agreement due to a failure to obtain a required regulatory approval and such failure is not primarily related to the financial or regulatory condition of Southwest, or due to failure by First Bancshares to satisfy any condition in any such regulatory approval, then First Bancshares will pay Southwest $635,000 as reimbursement for its transaction-related costs and expenses.
U.S. Federal Income Tax Considerations (page [•])
The merger is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and respective outside legal counsel to each of First Bancshares and Southwest has rendered its tax opinion to First Bancshares and Southwest, which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, that the completion of the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, it is a condition to the respective obligations of First Bancshares and Southwest to complete the merger that each of First Bancshares and Southwest receives a tax opinion from its respective outside legal counsel, dated the closing date of the merger, to that effect. Based upon the treatment of the merger as a “reorganization” within the meaning of Section 368(a) of the Code, a shareholder of Southwest will not recognize gain or loss with respect to the receipt of the stock consideration. As a result of receiving First Bancshares common stock and cash in exchange for Southwest common stock, in general, shareholders of Southwest will recognize gain, but not loss, equal to the lesser of cash received or gain realized in the merger. The amount of gain realized will equal the amount by which the cash plus the fair market value, at the effective time of the merger, of the First Bancshares common stock exceeds the relevant shareholder’s adjusted tax basis in its Southwest common stock to be surrendered in exchange therefor. For further information, see “The Merger — U.S. Federal Income Tax Considerations.”
The U.S. federal income tax consequences described above may not apply to all holders of Southwest common stock. Your particular tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.
Accounting Treatment of the Merger (page [•])
First Bancshares will account for the merger under the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States of America.
The Rights of Holders of Southwest Common Stock Will Change as a Result of the Merger (see page [•] )
The rights of holders of Southwest common stock are governed by Alabama law, as well as Southwest’s Articles of Incorporation, as amended (which we refer to as the Southwest Articles), and Southwest’s Bylaws. After completion of the merger, the rights of former Southwest shareholders will be governed by Mississippi law and by First Bancshares’ Amended and Restated Articles of Incorporation (which we refer to as the First Bancshares Articles), and First Bancshares’ Amended and Restated Bylaws (or, the First Bancshares Bylaws).
Material differences between the rights of shareholders of Southwest and shareholders of First Bancshares include the process for determining the size of the board of directors, the process for removing directors, limitations of director liability, indemnification of officers, directors and employees, the ability of shareholders to act by written consent, and shareholder proposals and advance notice requirements. The material differences between the organizational documents and the rights of shareholders of Southwest and shareholders of First Bancshares are explained in more detail under the section “Comparison of Rights of First Bancshares Shareholders and Southwest Shareholders” beginning on page [•].
Opinion of Southwest’s Financial Advisor (page [•] and Annex B)
On October 23, 2017, Hovde Group, LLC, referred to as Hovde, rendered an opinion to the Southwest board of directors to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Hovde as set forth in such opinion, the merger consideration to be paid in the proposed transaction was fair, from a financial point of view, to Southwest’s shareholders. The full text of the written opinion of Hovde is attached as Annex B to this document. Southwest shareholders should read the entire opinion for a discussion of, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Hovde in rendering its opinion.
The opinion of Hovde is addressed to the Southwest board of directors, is directed only to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of Southwest stock and does not constitute a recommendation to any Southwest shareholder as to how such shareholder should vote with respect to the merger or any other matter at the Southwest special meeting.
For further information, please see the section entitled “The Merger — Opinion of Southwest’s Financial Advisor” beginning on page [•].
Closing and Effective Time of the Merger (see page [•] )
The closing date is currently expected to occur in the first or second quarter of 2018. Simultaneously with the closing of the merger, First Bancshares will file the articles of merger with the Secretary of State of the State of Mississippi and the Secretary of State of the State of Alabama. The merger will become effective at such time as the articles of merger are filed or such other time as may be specified in the articles of merger. Neither First Bancshares nor Southwest can predict, however, the actual date on which the merger will be completed because it is subject to factors beyond each company’s control, including whether or when the required regulatory approvals and Southwest’s shareholder approvals will be received.
Pending Acquisition of Sunshine Financial, Inc.
On December 6, 2017, First Bancshares entered into an agreement and plan of merger to acquire Sunshine Financial, Inc., or Sunshine, the holding company of Sunshine Community Bank. Pursuant to the merger agreement, Sunshine will merge with and into First Bancshares, with First Bancshares as the surviving company, a transaction we refer to as the “Sunshine merger.” Immediately after the merger, Sunshine Community Bank, a Florida-state chartered bank and wholly owned subsidiary of Sunshine, will merge with and into The First, with The First as the surviving bank. The transaction was unanimously approved by the boards of directors of each of First Bancshares and Sunshine and is expected to close in the second quarter of 2018. Completion of the transaction is subject to customary closing conditions, including receipt of required regulatory approvals and approval of Sunshine’s shareholders. Under the terms of the agreement, holders of Sunshine common stock will receive, at the election of each Sunshine shareholder, either (i) $27.00 in cash, or (ii) 0.93 of a share of First Bancshares’ common stock, provided that the total mix of merger consideration is fixed at 75% stock and 25% cash. The aggregate transaction consideration is valued at approximately $32.1 million. At September 30, 2017, Sunshine had approximately $194 million in total consolidated assets, $160 million in total consolidated loans, $142 million in total consolidated deposits and $22.2 million in stockholder’s equity.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Some of the statements contained or incorporated by reference in this proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and business plans, goals, expectations and prospects of First Bancshares, Southwest and the combined company following the proposed merger and statements for the period after the merger. Words such as “anticipate,” “believe,” “feel,” “expect,” “estimate,” “indicate,” “seek,” “strive,” “plan,” “intend,” “outlook,” “forecast,” “project,” “position,” “target,” “mission,” “contemplate,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to First Bancshares, Southwest, the proposed merger or the combined company following the merger often identify forward-looking statements, although not all forward-looking statements contain such words.
These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this proxy statement/prospectus and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the transaction; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the merger; the expected timing of the completion of the merger; the ability to complete the merger; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future or past operations, including the execution of integration plans; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing.
The forward-looking statements contained or incorporated by reference in this proxy statement/prospectus reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Such risks and uncertainties include, among others, the following possibilities:
•
the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Southwest to pay a termination fee to First Bancshares;

•
the inability to complete the merger contemplated by the merger agreement due to the failure to satisfy conditions necessary to close the merger, including the receipt of the requisite approvals of Southwest shareholders;

•
the risk that a regulatory approval that may be required for the merger is not obtained or is obtained subject to conditions that are not anticipated;

•
risks associated with the timing of the completion of the merger;

•
management time and effort may be diverted to the resolution of merger-related issues, including, with respect to First Bancshares, the time and effort management is directing to its pending merger with Sunshine at the same time as the pending merger of First Bancshares and Southwest;

•
the risk that the businesses of First Bancshares, Southwest and Sunshine will not be integrated successfully, or such integration may be more difficult, time-consuming or costly than expected;

•
First Bancshares’ ability to achieve the synergies and value creation contemplated by the proposed mergers with Southwest and Sunshine;

•
the expected growth opportunities or costs savings from the mergers with Southwest and the Sunshine may not be fully realized or may take longer to realize than expected;

•
revenues following the transaction may be lower than expected as a result of losses of customers or other reasons;

•
First Bancshares’ ability to complete the Sunshine merger during the same time period as the Southwest transaction;

•
potential deposit attrition, higher than expected costs, customer loss and business disruption associated with First Bancshares’ integration of Southwest, including, without limitation, potential difficulties in maintaining relationships with key personnel;

•
the outcome of any legal proceedings that may be instituted against First Bancshares or Southwest or their respective boards of directors;

•
general economic conditions, either globally, nationally, in the States of Mississippi or Alabama, or in the specific markets in which First Bancshares or Southwest operate;

•
limitations placed on the ability of First Bancshares and Southwest to operate their respective businesses by the merger agreement;

•
the effect of the announcement of the merger on First Bancshares’ and Southwest’s business relationships, employees, customers, suppliers, vendors, other partners, standing with regulators, operating results and businesses generally;

•
customer acceptance of the combined company’s products and services;

•
the amount of any costs, fees, expenses, impairments and charges related to the merger;

•
fluctuations in the market price of First Bancshares common stock and the related effect on the market value of the merger consideration that Southwest shareholders will receive upon completion of the merger;

•
the introduction, withdrawal, success and timing of business initiatives;

•
significant increases in competition in the banking and financial services industry;

•
legislation, regulatory changes or changes in monetary or fiscal policy that adversely affect the businesses in which First Bancshares or Southwest are engaged, including potential changes resulting from currently proposed legislation, including the Financial CHOICE Act of 2017;

•
credit risk of borrowers, including any increase in those risks due to changing economic conditions;

•
changes in consumer spending, borrowing, and savings habits;

•
competition among depository and other financial institutions;

•
liquidity risk affecting First Bancshares’ or Southwest’s banks’ ability to meet their obligations when they become due;

•
interest rate risk involving the effect of a change in interest rates;

•
compliance risk resulting from violations of, or nonconformance with, laws, rules, regulations, prescribed practices or ethical standards;

•
strategic risk resulting from adverse business decisions or improper implementation of business decisions;

•
reputational risk that adversely affects earnings or capital arising from negative public opinion;

•
terrorist activities risk that results in loss of consumer confidence and economic disruptions; and

•
other risks and uncertainties detailed from time to time in First Bancshares’ SEC filings.

Any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, are subject to the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference in this proxy statement/prospectus. First Bancshares and Southwest do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, unless and only to the extent otherwise required by law. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to First Bancshares, Southwest or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF
FIRST BANCSHARES
The following selected consolidated financial information for the fiscal years ended December 31, 2012 through December 31, 2016 is derived from audited consolidated financial statements of First Bancshares. The consolidated financial information as of and for the nine months ended September 30, 2017 and 2016 is derived from unaudited consolidated financial statements and, in the opinion of First Bancshares’ management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of these data for those dates. The selected consolidated income data for the nine months ended September 30, 2017 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2017. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with First Bancshares’ consolidated financial statements and related notes thereto included in First Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2016, and in First Bancshares’ Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, each of which are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”
	As of and for the Nine Months Ended September 30,		As of and for the Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(unaudited)
	(in thousands, except ratios, share and per share data)
Selected Consolidated Operating Data:
Interest income	$48,926	$32,736	$44,604	$40,202	$36,371	$31,318	$26,331
Interest expense	4,987	3,139	4,315	3,208	2,973	2,917	4,137
Net interest income	43,939	29,597	40,289	36,994	33,398	28,401	22,194
Provision for loan losses	384	538	625	410	1,418	1,076	1,228
Net interest income after provision for loan losses	43,555	29,059	39,664	36,584	31,980	27,325	20,966
Noninterest income	10,807	8,542	11,247	7,588	7,803	7,083	6,324
Noninterest expense	43,056	26,730	36,862	32,160	30,734	28,165	22,164
Income before income tax expense	11,306	10,871	14,049	12,012	9,049	6,243	5,126
Income tax expense (benefit)	3,104	3,060	3,930	3,213	2,435	1,604	1,077
Net income	8,202	7,811	10,119	8,799	6,614	4,639	4,049
Preferred dividends and stock accretion	—	257	453	343	363	424	425
Net income available to common shareholders	8,202	7,554	9,666	8,456	6,251	4,215	3,624
Selected Financial Condition Data:
Securities available for sale	$353,035	$236,168	$243,206	$239,732	$254,746	$244,051	$214,393
Securities held to maturity	6,000	6,000	6,000	7,092	8,193	8,438	8,470
Loans, net of allowance for loan losses	1,194,606	856,322	865,424	769,742	700,540	577,574	408,970
Total assets	1,787,976	1,266,638	1,277,367	1,145,131	1,093,768	940,890	721,385
Deposits	1,507,991	1,071,789	1,039,191	916,695	892,775	779,971	596,627
Shareholders’ equity	166,980	112,658	154,527	103,436	96,216	85,108	65,885
Selected Consolidated Financial Ratios and Other Data:
Per Share Data:
Earnings per common share, basic	$0.90	$1.39	$1.78	$1.57	$1.20	$0.98	$1.17
Earnings per common share, diluted	$0.89	$1.38	$1.57	$1.55	$1.19	$0.96	$1.16
Cash dividends paid per common share	$0.1125	$0.1125	$0.15	$0.15	$0.15	$0.15	$0.15
Weighted average common shares outstanding, basic	9,140,375	5,425,567	5,435,088	5,371,111	5,227,768	4,319,485	3,101,411
Weighted average common shares outstanding, diluted	9,212,182	5,475,785	6,259,333	5,442,050	5,270,669	4,372,930	3,125,267
Book value per common share	$18.24	$17.60	$17.19	$16.05	$14.88	$13.34	$15.73
Performance Ratios:
Return on average assets	0.63%	0.83%	0.79%	0.75%	0.61%	0.45%	0.51%
Return on average equity	6.87	9.41	8.00	8.60	7.10	5.00	5.70
Net interest margin	3.74	3.61	3.63	3.63	3.58	3.31	3.42
Net interest margin, fully tax equivalent basis(1)	3.84	3.69	3.71	3.72	3.70	3.44	3.59

	As of and for the Nine Months Ended September 30,		As of and for the Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(unaudited)
	(in thousands, except ratios, share and per share data)
Asset Quality Ratios:
Nonaccrual loans to total loans and other real estate	0.40%	0.67%	0.37%	0.95%	0.85%	0.54%	0.81%
Allowance for loan losses to total loans	0.68	0.87	0.86	0.87	0.86	0.98	1.14
Allowance for loan losses to nonaccrual loans	168.49	129.01	230.1	91.6	100.6	180.1	139.0
Net charge-offs to average total loans	(0.03)	(0.03)	(0.02)	(0.03)	0.17	0.01	0.26
Consolidated Capital Ratios:
Tier 1 leverage ratio	8.6%	8.5%	11.9%	8.7%	8.4%	9.0%	8.6%
Common equity Tier 1 capital ratio	10.3	7.8	13.8	8.1	—	—	—
Tier 1 risk-based capital ratio	11.0	10.5	14.7	11.1	11.5	12.5	12.8
Total risk-based capital ratio	11.6	11.2	15.5	11.9	12.3	13.4	13.8
Total shareholders’ equity to total assets	9.3	8.9	12.1	9.0	8.8	9.0	9.1

(1)
We report net interest margin on a fully tax equivalent basis, which calculation is not in accordance with generally accepted accounting principles, or GAAP. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 34% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin on a fully tax equivalent basis, and believes it enhances the comparability of income and expenses arising from taxable and nontaxable sources. Net interest margin on a fully tax equivalent basis should not be viewed as a substitute for net interest margin provided in accordance with GAAP.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF SOUTHWEST
The following selected historical consolidated financial data as of and for the twelve months ended December 31, 2016, 2015, 2014, 2013 and 2012 is derived from the audited consolidated financial statements of Southwest. The following selected historical consolidated financial data as of and for the nine months ended September 30, 2017 and 2016, is derived from the unaudited consolidated financial statements of Southwest and has been prepared on the same basis as the selected historical consolidated financial data derived from the audited consolidated financial statements and, in the opinion of Southwest’s management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data for those dates.
The results of operations as of and for the nine months ended September 30, 2017, are not necessarily indicative of the results that may be expected for the twelve months ending December 31, 2017, or any future period. You should read the following selected historical consolidated financial data in conjunction with Southwest Management’s Discussion and Analysis of Financial Condition and Results of Operations, audited consolidated financial statements and accompanying notes for the twelve months ended December 31, 2016, 2015 and 2014, and unaudited consolidated financial statements and accompanying notes for the nine months ended September 30, 2017, each of which are included elsewhere in this proxy statement/prospectus.
	As of and for the Nine Months Ended September 30,		As of and for the Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(Unaudited)
	(in thousands, except ratios, share and per share data)
Summary of Operations:
Total interest income	$11,950	$11,157	$14,979	$14,390	$14,011	$13,889	$14,537
Total interest expense	1,461	1,349	1,822	1,652	1,590	1,701	2,372
Net interest income	10,489	9,808	13,157	12,738	12,421	12,188	12,165
Provision for loan losses	383	303	303	396	100	945	1,625
Net interest income after provision for loan losses	10,106	9,505	12,854	12,342	12,321	11,243	10,540
Noninterest income	2,367	2,417	3,159	2,760	2,326	2,103	2,862
Noninterest expense	9,335	9,183	12,204	11,972	11,648	12,157	11,318
Income before income taxes	3,138	2,739	3,809	3,130	2,999	1,189	2,084
Income tax expense	144	108	164	97	128	62	57
Net income	2,994	2,631	3,645	3,033	2,871	1,127	2,027
Share and per common share data:
Basic net income per share	$41.98	$36.91	$51.13	$42.55	$40.27	$15.81	$28.42
Diluted net income per share	$41.95	$36.88	$51.11	$42.53	$40.27	$15.81	$28.42
Common equity per common share outstanding	$516.27	$497.32	$471.49	$460.70	$423.82	$343.12	$401.06
Dividends per common share	$15.50	$13.00	$17.00	$12.27	$7.00	$3.95	$5.35
Actual common shares outstanding	71,317	71,286	71,317	71,288	71,288	71,286	71,286
Weighted average common shares outstanding	71,317	71,287	71,287	71,288	71,287	71,286	71,324
Diluted weighted average common shares outstanding	71,372	71,338	71,313	71,309	71,287	71,286	71,324

	Nine Months Ended September 30,		Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(Unaudited)
Balance Sheet Data:
Total assets	$391,595	$369,049	$376,528	$343,160	$320,604	$311,340	$316,552
Cash and cash equivalents	14,390	7,029	16,322	8,518	7,108	6,871	12,002
Securities available for sale	78,956	73,226	67,789	74,091	68,251	75,888	86,009
Loans held for sale	424	1,513	1,299	417	1,345	119	892
Loans	285,068	273,651	277,033	245,617	231,150	212,673	200,040
Allowance for loan losses	3,451	3,156	3,092	2,964	2,872	2,839	2,787
Noninterest-bearing deposits	67,173	56,972	56,934	53,821	52,204	45,922	44,202
Interest-bearing deposits	277,902	257,256	270,745	235,898	216,861	217,802	226,008
Federal funds purchased	—	—	—	—	—	6,150	—
Borrowings	6,858	16,508	12,558	18,258	18,958	14,900	15,600
Total stockholders’ equity	36,819	35,453	33,625	32,843	30,212	24,460	28,590
Average total assets	389,596	358,244	360,804	336,792	320,281	314,258	327,077
Average loans	278,625	257,972	261,759	236,020	222,254	201,856	211,536
Average interest earning assets	370,276	336,884	338,792	316,576	304,130	299,167	316,894
Average deposits	342,890	307,831	310,577	284,843	271,100	271,621	283,154
Average interest-bearing deposits	277,858	251,563	254,120	228,335	219,086	225,719	240,230
Average interest-bearing liabilities	287,346	264,998	267,376	247,068	239,180	241,420	256,257
Average total stockholders’ equity	34,132	33,239	32,645	29,623	26,478	25,803	27,006
Selected Financial Ratios:
(ratios are annualized where applicable)
Return on average assets	1.02%	0.98%	1.01%	0.90%	0.90%	0.36%	0.62%
Return on average equity	11.70%	10.55%	11.17%	10.24%	10.84%	4.37%	7.51%
Net interest margin(2)	3.78%	3.88%	3.88%	4.02%	4.08%	4.08%	3.83%
Efficiency ratio(1)	72.61%	75.12%	74.80%	77.25%	78.99%	85.07%	75.32%
Asset Quality Ratios:
(ratios are annualized where applicable)
Net charge-offs to average loans	0.01%	0.06%	0.07%	0.13%	0.03%	0.44%	0.90%
Allowance to period end loans	1.21%	1.15%	1.12%	1.21%	1.24%	1.33%	1.39%
Allowance for loan losses to non-performing loans	44.15%	34.04%	34.42%	30.67%	33.74%	41.55%	30.88%
Non-performing assets to total assets	2.07%	2.64%	2.51%	3.10%	2.78%	2.63%	3.91%
Capital Ratios(3):
Tier 1 leverage ratio	9.80%	9.96%	10.08%	10.39%	10.48%	10.29%	9.72%
Common equity tier 1 (CET1) risk-based capital	13.33%	13.13%	13.07%	14.18%	N/A	N/A	N/A
Tier 1 risk-based capital	13.33%	13.13%	13.07%	14.18%	14.81%	14.66%	14.73%
Total risk-based capital	14.53%	14.27%	14.16%	15.36%	16.05%	15.91%	15.98%

(1)
Efficiency ratio is non-interest expense divided by the sum of net interest income before the provision for loan losses plus non-interest income.

(2)
Net interest margin is net interest income (annualized for interim periods) divided by total average earning assets.

(3)
Capital ratios calculated on bank-only data. CET1 was applicable beginning January 1, 2015 under Basel III.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma combined consolidated financial information and accompanying notes show the impact on the historical financial conditions and results of operations of First Bancshares, Southwest and Sunshine and have been prepared to illustrate the effects of the mergers under the acquisition method of accounting. See “The Merger — Accounting Treatment.”
The unaudited pro forma combined consolidated balance sheet as of September 30, 2017 is presented as if the Southwest and the Sunshine mergers had occurred on September 30, 2017. The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2016 and for the nine month period ended September 30, 2017 are presented as if both mergers had occurred on January 1, 2016. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the mergers and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations, and, as such, First Bancshares’ one-time merger costs for both mergers are not included. The historical results of operations for Iberville Bank, or Iberville, which was acquired on January 1, 2017, are included in our consolidated statement of income for the nine months ended September 30, 2017. The historical results of operations for Iberville for the period of January 1, 2016 through December 31, 2016 are included in the unaudited pro forma combined consolidated statement of income for the year ended December 31, 2016. The unaudited pro forma combined statements of income for the year ended December 31, 2016 and for the nine months ended September 30, 2017 assume the Iberville merger was completed on January 1, 2016. No pro forma adjustments for Iberville are presented for the unaudited pro forma combined consolidated balance sheet since the transaction is already reflected in First Bancshares’ historical financial condition at September 30, 2017.
The unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial statements should be read together with:
•
The accompanying notes to the unaudited pro forma combined consolidated financial statements;

•
First Bancshares’ unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2017, included in First Bancshares’ Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, which is incorporated by reference into this proxy statement/prospectus;

•
First Bancshares’ audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016, included in First Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this proxy statement/prospectus;

•
Southwest’s unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2017, beginning on F-2 in this proxy statement/prospectus;

•
Southwest’s audited consolidated financial statements and accompanying notes as of the year ended December 31, 2016, beginning on F-29 in this proxy statement/prospectus;

•
Sunshine’s unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2017, beginning on F-99 in this proxy statement/prospectus; and

•
Sunshine’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016, beginning on F-118 in this proxy statement/prospectus.

THE FIRST BANCSHARES, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2017
(in thousands)
(unaudited)
	Historical		Pro Forma Adjustments	First Bancshares Southwest Pro Forma Combined	Historical	Pro Forma Adjustments	First Bancshares Southwest Sunshine Pro Forma Combined
	The First Bancshares, Inc.	Southwest Banc Shares, Inc.			Sunshine Financial, Inc.
Assets
Cash, due from banks and interest-bearing bank balances and interest-bearing time deposits	$93,317	$14,390	$27,105(4)	$134,812	$9,141	$(13,674)(11)	$130,279
Securities and Federal Home Loan Bank Stock	368,591	79,897	218(12)	448,706	15,219	(100)(12)	463,825
Loans, net	1,190,018	281,617	(940)(3)(5)(7)	1,470,695	159,541	(1,647)(3)(5)	1,628,589
Mortgage loans held for sale	4,588	424	—	5,012	—	—	5,012
Other assets	54,629	7,810	(129)(10)	62,310	4,383	372(10)	67,065
Buildings, Furniture & Fixtures and Equipment	46,203	7,235	—	53,438	3,519	—	56,957
Deferred tax asset	5,305	222	494(2)	6,021	2,287	(24)(2)	8,284
Core deposit intangible	4,882		3,322(6)	8,204	—	1,763(6)	9,967
Goodwill	20,443	—	26,268(9)	46,711	—	12,235(9)	58,946
Total assets	$1,787,976	$391,595	$56,338	$2,235,909	$194,090	$(1,075)	$2,428,924
Liabilities and Stockholders’ Equity
Deposits	$1,507,991	$345,075	$557(1)	$1,853,623	$141,668	$—	$1,995,291
Federal Home Loan Bank Advances and other borrowings	104,631	6,858	—	111,489	28,000	—	139,489
Other liabilities	8,374	2,843	—	11,217	2,193	—	13,410
Total liabilities	1,620,996	354,776	557	1,976,329	171,861	—	2,148,190
Stockholders’ equity
Equity	166,980	36,819	55,781(8)	259,580	22,229	(1,075)(8)	280,734
Total liabilities and stockholders’ equity	$1,787,976	$391,595	$56,338	$2,235,909	$194,090	$(1,075)	$2,428,924

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

THE FIRST BANCSHARES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2016
(in thousands, except per share data)
(unaudited)
	Historical		Pro Forma Adjustments	First Bancshares Iberville Pro Forma Combined	Historical	Pro Forma Adjustments	First Bancshares Iberville Southwest Pro Forma Combined	Historical	Pro Forma Adjustments	First Bancshares Iberville Southwest Sunshine Pro Forma Combined
	The First Bancshares, Inc.	Iberville Bank			Southwest Bancshares, Inc.			Sunshine Financial, Inc.
INTEREST INCOME
Loans	$38,496	$7,873	$153(13)	$46,522	$13,167	$1,317(13)	$61,006	$5,995	$430(13)	$67,431
Investment securities and other	6,108	1,714	—	7,822	1,812	(73)	9,561	421	—	9,982
Total interest income	44,604	9,587	153	54,344	14,979	1,244	70,567	6,416	430	77,413
INTEREST EXPENSE
Deposits	3,443	453	(85)(14)	3,811	1,459	(393)(14)	4,877	374	—	5,251
Borrowed funds	872	22	—	894	364	—	1,258	27	—	1,285
Total interest expense	4,315	475	(85)	4,705	1,823	(393)	6,135	401	—	6,536
Net interest income	40,289	9,112	238	49,639	13,156	1,637	64,432	6,015	430	70,877
Provision for loan losses	625	123	—	748	303	—	1,051	180	—	1,231
Net interest income after provision for loan losses	39,664	8,989	238	48,891	12,853	1,637	63,381	5,835	430	69,646
NON-INTEREST INCOME
Fees and service charges	5,657	813	—	6,470	1,305	—	7,775	1,419	—	9,194
Other	5,590	1,401	—	6,991	1,854	—	8,845	479	—	9,324
Total non-interest income	11,247	2,214	—	13,461	3,159	—	16,620	1,898	—	18,518
NON-INTEREST EXPENSE
Salaries and employee benefits	22,137	6,175	(934)(16)	27,378	6,872	—	34,250	3,393	—	37,643
Occupancy and equipment	4,721	1,553	9(15)	6,283	1,658	—	7,941	1,103	—	9,044
Other operating expense	10,004	4,478	—	14,482	3,674	—	18,156	3,081	—	21,237
Amortization of core deposit intangible	—	—	319(17)	319	—	332(17)	651	—	184(17)	835
Merger related expense	—	—	(1,281)(16)	(1,281)	—	4,341(16)	3,060	—	7,639(16)	10,699
Total non-interest expense	36,862	12,206	(1,887)	47,181	12,204	4,673	64,058	7,577	7,823	79,458
Income before provision for income taxes	14,049	(1,003)	2,125	15,171	3,808	(3,036)	15,943	156	(7,393)	8,706
Provision for income taxes	3,930	—	314(18)	4,244	163	216(18)	4,623	46	(2,026)(18)	2,643
Net Income (loss)	10,119	(1,003)	1,811	10,927	3,645	(3,252)	11,320	110	(5,367)	6,063
Preferred dividends and stock accretion	452	—	—	452	—	—	452	—	—	452
Net income (loss) available to common shareholders	$9,667	$(1,003)	$1,811	$10,475	$3,645	$(3,252)	$10,868	$110	$(5,367)	$5,611

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

THE FIRST BANCSHARES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2017
(in thousands, except per share data)
(unaudited)
	Historical		Pro Forma Adjustments	First Bancshares Southwest Pro Forma Combined	Historical	Pro Forma Adjustments	First Bancshares Southwest Sunshine Pro Forma Combined
	The First Bancshares, Inc.	Southwest Banc Shares, Inc.			Sunshine Financial, Inc.
INTEREST INCOME
Loans	$42,083	$10,498	$988(13)	$53,569	$5,183	$322(13)	$59,074
Investment securities and other	6,843	1,452	(55)	8,240	288	—	8,528
Total interest income	48,926	11,950	933	61,809	5,471	322	67,602
INTEREST EXPENSE
Deposits	3,836	1,248	(295)(14)	4,789	279	—	5,068
Borrowed funds	1,151	213	—	1,364	138	—	1,502
Total interest expense	4,987	1,461	(295)	6,153	417	—	6,570
Net interest income	43,939	10,489	1,228	55,656	5,054	322	61,032
Provision for loan losses	384	383	—	767	155	—	922
Net interest income after provision for loan losses	43,555	10,106	1,228	54,889	4,899	322	60,110
NON-INTEREST INCOME
Fees and service charges	2,692	967	—	3,659	1,041	—	4,700
Other	8,115	1,400	—	9,515	281	—	9,796
Total non-interest income	10,807	2,367	—	13,174	1,322	—	14,496
NON-INTEREST EXPENSE
Salaries and employee benefits	23,070	5,294	—	28,364	2,422	—	30,786
Occupancy and equipment	4,108	1,258	—	5,366	751	—	6,117
Other operating expense	9,551	2,783	—	12,334	2,355	—	14,689
Amortization of core deposit intangible	—	—	249(17)	249	—	138(17)	387
Merger related expense	6,327	—	4,341(16)	10,668	—	7,639(16)	18,307
Total non-interest expense	43,056	9,335	4,590	56,981	5,528	7,777	70,286
Income before provision for income taxes	11,306	3,138	(3,362)	11,082	693	(7,455)	4,320
Provision for income taxes	3,104	144	(63)(18)	3,185	263	(1,893)(18)	1,555
Net Income (loss)	8,202	2,994	(3,299)	7,897	430	(5,562)	2,765
Preferred dividends and stock accretion	—	—	—	—	—	—	—
Net income (loss) available to common shareholders	$8,202	$2,994	$(3,299)	$7,897	$430	$(5,562)	$2,765

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

THE FIRST BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1 — Basis of Presentation
The unaudited pro forma condensed combined financial information included herein has been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to such rules and regulations. However, management believes that the disclosures are adequate to make the information presented not misleading.
Note 2 — First Bancshares’ Acquisition of Iberville Bank
On January 1, 2017, the Company completed a transaction in which it acquired all of the stock of Iberville Bank, Plaquemine, LA (“Iberville”) for a total consideration of  $31.1 million pursuant to a previously-announced Stock Purchase Agreement entered into on October 12, 2017 among the Company and A. Wilbert’s Sons Lumber & Shingle Co., a Louisiana corporation. The following table summarizes the cash paid and the preliminary estimated fair values of the assets and the liabilities assumed as if the acquisition of Iberville occurred on December 31, 2016 (in thousands):
Purchase Price:
Cash paid		$31,100
Fair Value of assets acquired:
Cash and due from banks	$28,789
Securities, FHLB Stock and FNBB Stock	78,613
Loans, net	148,516
Buildings, Furniture & Fixtures and Equipment	4,603
Goodwill	683
Core Deposit Intangible	2,688
Other Assets	8,647
Total assets acquired	$272,539
Fair Value of deposits acquired:
Deposits	243,656
FHLB Advances	456
Other liabilities	2,928
Total liabilities assumed	$247,040
Fair Value of net assets acquired		25,499
Preliminary pro forma goodwill		$5,601

Note 3 — First Bancshares’ Proposed Acquisition of Southwest Banc Shares, Inc.
On October 24, 2017, First Bancshares entered into entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Southwest Banc Shares, Inc. an Alabama corporation (“Southwest”), whereby Southwest will be merged with and into First Bancshares (the “Merger”). Pursuant to the Merger Agreement, each outstanding share of Southwest common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive a “Pro Rata Share” (which is a ratio equal to one (1) divided by the number of shares of Southwest common stock issued and outstanding as of the closing) of  (i) a number of shares of First Bancshares’ common stock equal to $36 million divided by the average closing price of First Bancshares’ common stock during the ten trading days preceding the fifth business day prior to the closing date (subject to a maximum per-share price of First Bancshares’ common stock of  $36.54 and a minimum price of  $24.36) and (ii) a cash amount equal to $24 million (subject to downward adjustment in accordance with the terms of the Merger Agreement in the event that Southwest’s adjusted tangible common equity at closing is less than $32 million). Each outstanding share of Southwest common stock subject to vesting restrictions shall become vested immediately prior to the effective time of the Merger and will be converted into the right to receive the same merger consideration that other SWBS shareholders are entitled to receive. The following table summarizes the calculation of the purchase price and the preliminary allocation of the purchase price to the estimated fair value of assets and liabilities (in thousands):
Purchase Price:
Cash paid and value of stock issued		$60,000
Fair Value of assets acquired:
Cash and due from banks	$10,050
Securities, FHLB Stock and FNBB Stock	80,115
Loans, net	280,677
Buildings, Furniture & Fixtures and Equipment	7,235
Deferred Tax Asset	716
Core Deposit Intangible	3,322
Other Assets	6,950
Total assets acquired	$389,065
Fair Value of deposits acquired:
Deposits	345,632
FHLB Advances	6,858
Other liabilities	2,843
Total liabilities assumed	$355,333
Fair Value of net assets acquired		33,732
Preliminary pro forma goodwill		$26,268

Note 4 — First Bancshares’ Proposed Acquisition of Sunshine Financial, Inc.
On December 6, 2017, First Bancshares entered into an Agreement and Plan of Merger (the “Sunshine Merger Agreement”) with Sunshine Financial, Inc., a Florida corporation (“Sunshine”), whereby Sunshine will be merged with and into First Bancshares (the “Sunshine Merger”). Pursuant to the Sunshine Merger Agreement, each outstanding share of Sunshine common stock issued and outstanding immediately prior to the effective time of the Sunshine Merger will be converted into the right to receive, at the election of each Sunshine shareholder, either (i) $27.00 in cash, or (ii) 0.93 of a share of First Bancshares’ common stock, provided that the total mix of merger consideration shall be fixed at 75% stock and 25% cash. Each option to purchase shares of Sunshine common stock shall be cancelled as of the effective time of the Sunshine Merger and converted into the right to receive a cash payment equal to the product of  (i) the total number of shares of Sunshine common stock subject to such option times (ii) the excess, if any, of $27.00 over the exercise price per share of Sunshine common stock subject to such option.
Note 5 — Pro Forma Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current assumptions and valuations, which are subject to change:
(1)
Adjustment reflects the preliminary fair value premium on time deposits which was calculated by discounting future contractual payments at a current market interest rate.

(2)
Adjustment reflects the deferred tax impact of fair value adjustments and CDI.

(3)
Adjustment reflects elimination of historical allowance for loan losses.

(4)
Adjustment reflects payment of cash consideration of  $24.0 million and transaction costs of  $4.3 million plus receipt of  $55.4 million from the issuance of 2,012,500 shares.

(5)
Adjustment reflects estimated fair value discount due to credit worthiness.

(6)
Adjustment reflects estimated fair value of acquired core deposit intangible of  $3.3 million for Southwest and $1.8 million for Sunshine. The anticipated core deposit intangible will be calculated as the present value of the difference between a market participant’s cost of obtaining alternative funds and the cost to maintain the acquired deposit base. Deposit accounts that are evaluated as part of the core deposit intangible include demand deposit, money market and savings accounts.

(7)
Adjustment reflects an estimated fair value premium due to interest rates.

(8)
Adjustment reflects the issuance of 2,012,500 shares for a net of  $55.4 million in October 207 plus the elimination of historical stockholder’s equity.

(9)
Adjustment reflects the excess of the purchase price over the estimated fair value of net assets acquired.

(10)
Adjustment reflects an expected fair value adjustment on other real estate owned as well as anticipated adjustment for employee stock ownership plan termination.

(11)
Adjustment reflects payment of cash consideration of  $6.9 to common shareholders and $1.3 million to option holders and transaction costs of  $5.5 million.

(12)
Adjustment reflects preliminary fair value of securities.

(13)
Interest income on loans was adjusted to reflect the anticipated difference between the contractual interest rate earned on loans and estimated discount accretion over the remaining life of the acquired loans based on current market yields for similar loans.

(14)
Interest expense on deposits was adjusted to reflect the anticipated amortization of the time deposit fair value premium over the remaining life of the deposits.

(15)
Adjustment to depreciation expense relating to the fair value of buildings over their estimated useful lives.

(16)
Adjustment reflects nonrecurring merger costs.

(17)
Adjustment reflects the anticipated amortization of core deposit intangible over an estimated ten-year useful life and calculated on a straight-line basis.

(18)
Adjustment reflects the tax impact of the pro forma acquisition accounting adjustments, as well as the tax impact due to the S Corp.

UNAUDITED COMPARATIVE PER SHARE INFORMATION
The following table sets forth for First Bancshares, Southwest and Sunshine common stock certain historical, pro forma and pro forma equivalent per share financial information. The pro forma information for First Bancshares and Iberville presented below gives effect to the acquisition of Iberville as if that acquisition by First Bancshares had been effective on January 1, 2016 in the case of net income per common share and dividends declared per common share. Because the Iberville acquisition closed on January 1, 2017, the impact of this acquisition is included in book value per common share amount at September 30, 2017. The information presented below should be read together with the historical consolidated financial statements of First Bancshares, including the related notes, filed by First Bancshares with the SEC and incorporated by reference into this proxy statement/prospectus, and the historical consolidated financial statements of Southwest and Sunshine, including the related notes, respectively, included elsewhere in this proxy statement/prospectus.
The pro forma and pro forma equivalent per share information gives effect to the Southwest and Sunshine mergers as if the transactions had been effective on the date presented, in the case of book value data, and as if the transactions had been effective on January 1, 2016, in the case of the income and dividend data. The pro forma information in the table assumes that the mergers are accounted for under the acquisition method of accounting. This information is presented for illustrative purposes only. You should not rely on the pro forma combined or pro forma equivalent amounts as they are not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs or other factors that may result as a consequence of the mergers and, accordingly, does not attempt to predict or suggest future results.
	First Bancshares Historical	First Bancshares Iberville Pro Forma Combined(1)	Southwest Historical	First Bancshares Iberville Southwest Pro Forma Combined(2)	Sunshine Historical	First Bancshares Iberville Southwest Sunshine Pro Forma Combined(3)	Southwest Equivalent Pro Forma(4)
As of and for the year ended December 31, 2016
Income (loss) from continuing operations attributable to common shareholders per common share, basic	$1.78	$1.41	$51.13	$1.27	$0.12	$0.60	$9.41
Income (loss) from continuing operations attributable to common shareholders per common share, diluted	1.57	1.28	51.11	1.17	0.11	0.57	8.85
Cash dividends paid per common share	0.15	0.15	17.00	0.15	—	0.15	2.33
Book value per common share	17.19	19.15	471.49	20.40	21.02	20.66	32.51
As of and for the nine months ended September 30, 2017
Income (loss) from continuing operations attributable to common shareholders per common share, basic	0.90	0.90	41.98	0.64	0.45	0.21	3.31
Income (loss) from continuing operations attributable to common shareholders per common share, diluted	0.89	0.89	41.95	0.65	0.43	0.22	3.45
Cash dividends paid per common share	0.11	0.11	15.50	0.11	—	0.11	1.75
Book value per common share	18.24	18.24	516.27	21.09	21.58	21.55	335.32

(1)
The unaudited pro forma information for First Bancshares and Iberville gives effect to the acquisition of Iberville as if that acquisition had been effective on January 1, 2016 in the case of earnings per share and cash dividend data. Because the Iberville acquisition closed on January 1, 2017, the impact of this acquisition is included in book value per common share amounts at September 30, 2017. The unaudited pro forma information also gives effect to the issuance by First Bancshares of 2,012,500 shares common stock for net proceeds of  $55.4 million.
(2)
Pro forma combined amounts are calculated by adding together First Bancshares and Iberville pro forma combined amounts, together with the historical amounts as reported by Southwest, adjusted for the estimated purchase accounting adjustments to be recorded in connection with the Southwest merger and an estimated 1,111,111 shares of First Bancshares common stock to be issued in connection with the merger with Southwest based on the terms of the merger agreement, assuming that the average closing price of First Bancshares common stock in calculating the stock consideration as of the effective time of the merger will be $32.40, the closing sale price of First Bancshares common stock on December 7, 2017.

(3)
Pro forma combined amounts are calculated by adding together First Bancshares and Southwest pro forma combined amounts, which include Iberville as defined in (2) above, together with the historical amounts as reported by Sunshine, adjusted for the estimated purchase accounting adjustments to be recorded in connection with the Sunshine merger and an estimated 772,550 shares of First Bancshares common stock to be issued in connection with the merger with Sunshine based on the terms of the merger agreement.

(4)
The equivalent pro forma per share data for Southwest is computed by multiplying First Bancshares, Southwest and Sunshine pro forma combined amounts, as defined in (3) above, by 15.56, assuming that the average closing price of First Bancshares common stock in calculating the stock consideration as of the effective time of the merger will be $32.40, the closing sale price of First Bancshares common stock on December 7, 2017.

COMPARATIVE MARKET PRICES AND DIVIDENDS
First Bancshares
First Bancshares’ common stock is listed on the NASDAQ Global Market under the symbol “FBMS.” As of  [•], 201_, the latest practicable date prior to this proxy statement/prospectus, there were approximately [•] holders of record of First Bancshares common stock. The following table sets forth the high and low reported intra-day sales prices per share of First Bancshares common stock, and the cash dividends declared per share for the periods indicated.
	First Bancshares Common Stock
	High	Low	Dividend
2015
First Quarter	$17.17	$13.80	$0.037
Second Quarter	16.99	15.50	0.038
Third Quarter	18.46	16.10	0.038
Fourth Quarter	18.34	15.58	0.038
2016
First Quarter	$18.25	$15.60	$0.038
Second Quarter	17.72	15.55	0.038
Third Quarter	19.32	17.10	0.038
Fourth Quarter	28.40	17.82	0.038
2017
First Quarter	$30.60	$26.40	$0.038
Second Quarter	28.65	27.23	0.038
Third Quarter	30.35	26.35	0.038
Fourth Quarter (through [•], 2017)	[•]	[•]	[•]
On October 24, 2017, the last full trading day before the public announcement of the merger agreement, the closing sale price per share of First Bancshares common stock was $30.60, and on [•], the latest practicable date before the date of this proxy statement/prospectus, the closing sale price per share of First Bancshares common stock was $[•]. Southwest common stock is not publicly traded.
Southwest shareholders are advised to obtain current market quotations for First Bancshares common stock. The market price of First Bancshares common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of First Bancshares common stock before or after the effective date of the merger. Changes in the market price of First Bancshares common stock prior to the completion of the merger may affect the market value of the merger consideration that Southwest shareholders will receive.
Southwest
There is no established public trading market for the shares of Southwest common stock, and no market for Southwest common stock is expected to develop if the merger does not occur. No registered broker/dealer makes a market in the Southwest common stock, and no shares of such stock are listed for trading or quoted on any stock exchange or automated quotation system. Southwest acts as the transfer agent and registrar for its own shares. Management of Southwest is not aware of any private sales or purchases of common stock prior to the execution of the merger agreement during 2015, 2016 or 2017.
Southwest’s general dividend policy is to pay cash dividends on a quarterly basis. During 2015, Southwest declared dividends of  $12.27 per share and paid dividends of  $12.27 per share. During 2016, Southwest declared dividends of  $17.00 per share and paid dividends of  $17.00 per share. For the nine months ended September 30, 2017, Southwest declared dividends of  $15.50 per share and paid dividends of  $15.50 per share. Under the terms of the merger agreement, Southwest is permitted to pay quarterly dividends to its shareholders to cover such shareholders’ tax liability and an additional per share dividend of  $1.00 per quarter before the effective time of the merger. In addition, if Southwest’s adjusted tangible common equity as of the closing date is greater than $32,500,000, then Southwest is permitted to pay a dividend to its shareholders immediately prior to closing in the amount of the excess of Southwest’s adjusted tangible common equity over $32,500,000.
The following table sets forth the Southwest cash dividends declared per share for the periods indicated.
Southwest Common Stock Dividends
2015
First Quarter	$4.50
Second Quarter	2.50
Third Quarter	2.77
Fourth Quarter	2.50
2016
First Quarter	$5.50
Second Quarter	2.50
Third Quarter	5.00
Fourth Quarter	4.00
2017
First Quarter	$6.80
Second Quarter	4.50
Third Quarter	4.20
Fourth Quarter	5.00
Southwest’s shareholders are entitled to receive dividends out of legally available funds when, as and if declared by Southwest’s board of directors, in its sole discretion. As an Alabama corporation, Southwest is subject to certain restrictions on dividends under the ABCL. Generally, an Alabama corporation may pay dividends to its shareholders out of its surplus (the excess of its assets over its liabilities and stated capital) unless the corporation is insolvent or the payment of the dividend would render the corporation insolvent, or the corporation is not able to pay its debts as they become due in the usual course of business.
Consistent with its policy that bank holding companies should serve as a source of financial strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of dividends to shareholders unless its net income available has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company’s capital needs, asset quality and overall financial condition.
Southwest does not engage in separate business activities of a material nature. As a result, Southwest’s ability to pay dividends depends upon the dividends received from its subsidiary, First Community. As an Alabama-chartered banking association, First Community’s ability to pay dividends is restricted by certain laws and regulations regulated by the Alabama State Banking Department. Under Alabama law, a state-chartered bank may not pay a dividend in excess of 90% of its net earnings until the bank’s surplus is equal to at least 20% of its capital. A bank is also required by Alabama law to obtain the prior approval of the Alabama Superintendent of Banks for its payment of dividends if the total of all dividends declared by a bank in any calendar year will exceed the total of  (1) the bank’s net earnings (as defined by statute) for that year, plus (2) its retained net earnings for the preceding two years, less any required transfers to surplus. In addition, no dividends, withdrawals or transfers may be made from the bank’s surplus without the prior written approval of the Superintendent.
In addition to Alabama law restrictions on First Community’s ability to pay dividends, under the Federal Deposit Insurance Corporation Improvement Act, First Community may not pay any dividend if

First Community is “undercapitalized” or if the payment of the dividend would cause First Community to become undercapitalized. The FDIC may further restrict the payment of dividends by requiring that First Community maintain a higher level of capital than would otherwise be required to be “adequately capitalized” for regulatory purposes. Moreover, if, in the opinion of the FDIC, First Community is engaged in an unsound practice (which could include the payment of dividends), the FDIC may require that First Community cease such practice. The federal bank regulatory agencies have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe banking practice. Moreover, the federal bank regulatory agencies have issued policy statements providing that insured depository institutions generally should pay dividends only out of current operating earnings.
Under regulatory capital guidelines, First Community must maintain a common equity Tier 1 capital to total risk-weighted assets ratio of at least 4.5%, a Tier 1 capital to total risk-weighted assets ratio of 6.0%, a total capital to total risk-weighted assets ratio of 8.0% and a Tier 1 capital to average total assets ratio of 4.0%. As of September 30, 2017, First Community had a ratio of common equity Tier 1 capital to total risk-weighted assets of 13.33%, a ratio of Tier 1 capital to total risk-weighted assets of 13.33%, a ratio of total capital to total risk-weighted assets of 14.53%, and a ratio of Tier 1 capital to average total assets of 9.80%. As of that date, First Community, with regulatory approval, could have paid a dividend of  $15.34 million and still met the above minimum capital requirements; provided, however, that under Alabama law, First Community would only be allowed to pay a dividend of  $4.95 million.

RISK FACTORS
In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”
Risks Related to the Merger
The amount of the cash consideration may decrease following the Southwest special meeting.
Upon completion of the merger, each outstanding share of Southwest common stock will be converted into the right to receive, without interest, a pro rata portion (which is a ratio equal to one divided by the number of shares of Southwest common stock issued and outstanding as of the closing) of a cash amount equal to $24,000,000 (subject to downward adjustment in accordance with the terms of the merger agreement in the event that Southwest’s adjusted tangible common equity at closing is less than $32,000,000), which we refer to as the cash consideration.
Pursuant to the terms of the merger agreement, if Southwest’s adjusted tangible common equity as of the closing date is less than $32,000,000, the aggregate amount of the cash consideration will be reduced by an amount equal to (1) $32,000,000 minus (2) Southwest’s actual adjusted tangible common equity as of the closing date. Southwest’s adjusted tangible common equity will be calculated as Southwest’s common equity (as defined in GAAP) less (i) intangible assets (as defined in GAAP), (ii) any anticipated but unaccrued Southwest transaction expenses in connection with the merger, and (iii) the amount of any reduction in Southwest’s allowance for loan and lease losses below $3,425,000 as of the effective time of the merger.
As of September 30, 2017, Southwest’s adjusted tangible common equity was greater than $32,000,000. The calculation date for the adjusted tangible common equity will occur subsequent to the date of the Southwest special meeting, and if the adjusted tangible common equity is less $32,000,000 on the determination date, the cash consideration to be received by Southwest shareholders will be adjusted downward.
Because the market price of First Bancshares common stock will fluctuate, Southwest shareholders cannot be certain of the market value of the stock consideration they will receive.
In addition to the cash consideration, pursuant to the merger agreement, each outstanding share of Southwest common stock will be converted into the right to receive a pro rata portion of a number of shares of First Bancshares common stock equal to $36,000,000 divided by the average closing price of First Bancshares’ common stock during the ten trading days preceding the fifth business day prior to the closing date (subject to adjustments as discussed below), which we refer to as the stock consideration. In determining the stock consideration, the average closing price of First Bancshares’ common stock pursuant to the formula above may be adjusted to the extent that if  (1) the average closing price is at least 20% higher than $30.45, which we refer to as the signing price, then the average closing price for the purposes of calculating the stock consideration will be adjusted to $36.54, and (2) the average closing price is at least 20% lower than the signing price, then the average closing price for the purposes of calculating the stock consideration will be adjusted to $24.36. If the average closing price is neither 20% higher nor lower than the signing price, then the average closing price pursuant to the formula above will be used to calculate the stock consideration.
The market value of the stock consideration may vary from the market value on the date Southwest and First Bancshares announced the merger, on the date that this proxy statement/prospectus is mailed, on the date of the Southwest special meeting and on the date the merger is completed and thereafter due to fluctuations in the market price of First Bancshares common stock. Any fluctuation in the market price of First Bancshares common stock after the date of this proxy statement/prospectus could change the value of the shares of First Bancshares common stock that Southwest shareholders will receive if such fluctuations result in the average closing price of First Bancshares being higher than $36.54 or less than $24.36. Stock price changes may result from a variety of factors that are beyond the control of First Bancshares and Southwest, including but not limited to general market and economic conditions, changes in their respective businesses, operations and prospects and regulatory considerations. Therefore, at the time of the Southwest special meeting, Southwest shareholders will not know the precise market value of the stock consideration they will receive at the effective time of the merger. Southwest shareholders should obtain current sale prices for shares of First Bancshares common stock before voting their shares at the Southwest special meeting.
The merger and related transactions are subject to approval by Southwest shareholders.
The merger cannot be completed unless the Southwest shareholders approve the merger agreement and the merger by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Southwest’s common stock entitled to vote on the merger.
Failure to complete the merger could negatively affect the value of the shares and the future business and financial results of Southwest.
If the merger is not completed, the ongoing business of Southwest could be adversely affected and Southwest will be subject to a variety of risks associated with the failure to complete the merger, including the following:
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Southwest being required, under certain circumstances, to pay to First Bancshares a termination fee equal to $2,250,000;

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substantial costs incurred by Southwest in connection with the proposed merger, such as legal, accounting, financial advisor, filing, printing and mailing fees;

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the loss of key employees and customers;

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the disruption of operations and business;

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deposit attrition, customer loss and revenue loss;

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possible inconsistencies in standards, control procedures and policies;

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unexpected problems with costs, operations, personnel, technology and credit;

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diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the merger; and

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reputational harm due to the adverse perception of any failure to successfully complete the merger.

If the merger is not completed, these risks could materially affect the business, financial results and the value of Southwest common stock.
Southwest will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Southwest. These uncertainties may impair Southwest’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Southwest to seek to change existing business relationships with Southwest. Retention of certain employees by Southwest may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with Southwest or First Bancshares. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Southwest or First Bancshares, Southwest’s business or the business assumed by First Bancshares following the merger could be harmed. In addition, Southwest has agreed to certain contractual restrictions on the operation of its business prior to closing. See “The Merger Agreement — Covenants and Agreements” for a description of the restrictive covenants applicable to Southwest.

The merger agreement limits Southwest’s ability to pursue an alternative acquisition proposal and requires Southwest to pay a termination fee of  $2,250,000 under limited circumstances relating to alternative acquisition proposals.
Under the merger agreement, Southwest has agreed not to initiate, solicit, induce or knowingly encourage, or take any action to facilitate any alternative business combination transaction or, subject to certain exceptions, participate in discussions or negotiations regarding, or furnish any non-public information relating to, any alternative business combination transaction. See “The Merger Agreement —  No Solicitation” on page [•]. The merger agreement also provides for Southwest to pay to First Bancshares a termination fee in the amount of  $2,250,000 in the event that the merger agreement is terminated for certain reasons. See “The Merger Agreement — Termination Fee” on page [•]. These provisions could discourage a potential competing acquirer that might have an interest in acquiring Southwest from considering or making a competing acquisition proposal, even if the potential competing acquirer was prepared to pay consideration with a higher per share cash value than that market value proposed to be received or realized in the merger, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the merger agreement.
The merger agreement contains provisions granting both Southwest and First Bancshares the right to terminate the merger agreement in certain circumstances.
The merger agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the merger agreement if the merger is not completed on or prior to February 20, 2018 (subject to automatic extension to April 21, 2018 if the only outstanding condition to closing is the receipt of regulatory approvals), and the right of Southwest to terminate the merger agreement, subject to certain conditions, if average closing price of First Bancshares common stock is less than 70% of the signing price, i.e., less than $21.315, or to accept a business combination transaction deemed to be superior to the merger by the Southwest board of directors. If the merger is not completed, the ongoing business of Southwest could be adversely affected and Southwest will be subject to several risks, including the risks described elsewhere in this “Risk Factors” section
The merger is subject to a number of conditions which, if not satisfied or waived in a timely manner, would delay the merger or adversely impact the companies’ ability to complete the transactions.
The completion of the merger is subject to certain conditions, including, among others, the (1) approval of the merger agreement and the merger by the holders of at least two-thirds of the outstanding shares of Southwest common stock entitled to vote; (2) the receipt of all required regulatory approvals for the merger, without the imposition of any material on-going conditions or restrictions, and the expiration of all regulatory waiting periods; (3) the absence of any legal restraint (such as an injunction or restraining order) that would prevent the consummation of the merger; (4) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part; (5) each party’s receipt of a tax opinion from its respective outside legal counsel, dated the closing date of the merger, confirming the tax-free treatment of the merger for U.S. federal income tax purposes; (6) the absence of more than five percent of the outstanding shares of Southwest’s common stock exercising (or being entitled to exercise) their dissenters’ rights; (7) the adjusted tangible common equity of Southwest not being less than $32,000,000; (8) the absence of the occurrence of a material adverse effect on Southwest or First Bancshares; and (9) other customary closing conditions set forth in the merger agreement. See “The Merger Agreement — Conditions to Completion of the Merger” on page [•]. While it is currently anticipated that the merger will be completed during the first or second quarter of 2018, there can be no assurance that such conditions will be satisfied in a timely manner or at all, or that an effect, event, development or change will not transpire that could delay or prevent these conditions from being satisfied. Accordingly, there can be no guarantee with respect to the timing of the closing of the merger, whether the merger will be completed at all and when Southwest shareholders would receive the merger consideration, if at all.
First Bancshares and Southwest may waive one or more of the conditions to the merger without re-soliciting shareholder approval for the merger.
Each of the conditions to the obligations of First Bancshares and Southwest to complete the merger may be waived, in whole or in part, to the extent permitted by applicable law, by agreement of First

Bancshares and Southwest, if the condition is a condition to both parties’ obligation to complete the merger, or by the party for which such condition is a condition of its obligation to complete the merger. The boards of directors of First Bancshares and Southwest may evaluate the materiality of any such waiver to determine whether amendment of this proxy statement/prospectus and re-solicitation of proxies are necessary. First Bancshares and Southwest, however, generally do not expect any such waiver to be significant enough to require re-solicitation of shareholders. In the event that any such waiver is not determined to be significant enough to require re-solicitation of shareholders, the companies will have the discretion to complete the merger without seeking further shareholder approval.
Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.
Before the transactions contemplated by the merger agreement may be completed, various approvals must be obtained from various regulatory authorities, which include the Federal Reserve Board, the OCC, and other securities and regulatory authorities. These governmental entities may request additional information or materials regarding the regulatory applications and notices submitted by First Bancshares and Southwest, or may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying the completion of the merger or of imposing additional costs or limitations on the combined company following the merger. The regulatory approvals may not be received at all, may not be received in a timely fashion, and may contain conditions on the completion of the merger that are not anticipated or cannot be met. There can be no assurance as to whether these and other regulatory approvals will be received, the timing of those approvals or whether any conditions will be imposed. See “The Merger — Regulatory Approvals Required for the Merger” on page [•].
Some of the directors and executive officers of Southwest have interests in seeing the merger completed that are different from, or in addition to, those of the other Southwest shareholders.
Some of the directors and executive officers of Southwest have arrangements that provide them with interests in the merger that are different from, or in addition to, those of the shareholders of Southwest generally. These interests and arrangements may create potential conflicts of interest and may influence or may have influenced the directors and executive officers of Southwest to support or approve the merger. See “The Merger — Interests of Southwest’s Directors and Executive Officers in the Merger” beginning on page [•].
The opinions of Southwest’s financial advisor does not reflect changes in circumstances between the date of the signing of the merger agreement and the completion of the merger.
Southwest’s board of directors received an opinion from its financial advisor as to the fairness of the merger consideration from a financial point of view as of the date of such opinion. Subsequent changes in the operation and prospects of Southwest or First Bancshares, general market and economic conditions and other factors that may be beyond the control of Southwest or First Bancshares, may significantly alter the value of Southwest or First Bancshares or the price of the shares of First Bancshares common stock by the time the merger is completed. The opinion does not address the fairness of the merger consideration from a financial point of view at the time the merger is completed, or as of any other date other than the date of such opinion. The opinion of Southwest’s financial advisor is attached as Annex B to this proxy statement/prospectus. For a description of the opinion, see “The Merger — Opinion of Southwest’s Financial Advisor” on page [•].
Litigation may be filed against the board of directors of First Bancshares and/or Southwest that could prevent or delay the completion of the merger or result in the payment of damages following completion of the merger.
In connection with the merger, it is possible that Southwest shareholders may file putative class action lawsuits against the boards of directors of First Bancshares and/or Southwest. Among other remedies, these shareholders could seek to enjoin the merger. The outcome of any such litigation would be uncertain. If a dismissal is not granted or a settlement is not reached, such potential lawsuits could prevent or delay completion of the merger and result in substantial costs to First Bancshares and Southwest. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is consummated may adversely affect the combined company’s business, financial condition, results of operations, cash flows and market price.

Risks Related to the Combined Company Following the Merger
The combined company expects to incur substantial expenses related to the merger.
The combined company expects to incur substantial expenses in connection with completing the merger and integrating the business and operations of Southwest and First Bancshares. Although First Bancshares and Southwest have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the merger could, particularly in the near term, exceed the savings that the combined company expects to achieve from the integration of the businesses following the completion of the merger.
Following the merger, the combined company may be unable to integrate Southwest’s business with First Bancshares successfully and realize the anticipated synergies and other benefits of the merger or do so within the anticipated timeframe.
The merger involves the combination of two companies that currently operate as independent companies, as well as the companies’ subsidiaries. Although the combined company is expected to benefit from certain synergies, including cost savings, the combined company may encounter potential difficulties in the integration process including:
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the inability to successfully combine Southwest’s business with First Bancshares in a manner that permits the combined company to achieve the cost savings anticipated to result from the merger, which would result in the anticipated benefits of the merger not being realized in the timeframe currently anticipated or at all;

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the risk of not realizing all of the anticipated operational efficiencies or other anticipated strategic and financial benefits of the merger within the expected timeframe or at all;

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potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the merger; and

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performance shortfalls as a result of the diversion of management’s attention caused by completing the merger and integrating the companies’ operations.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the combined company’s management, the disruption of the combined company’s ongoing business or inconsistencies in the combined company’s operations, any of which could adversely affect the ability of the combined company to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger, or could otherwise adversely affect the business and financial results of the combined company.
Following the merger, the combined company may be unable to retain key employees.
The success of the combined company after the merger will depend in part upon its ability to retain key employees. Simultaneous with the execution of the merger agreement, First Bancshares entered into key employee retention agreements with certain employees of Southwest, the effectiveness of which is conditioned upon the completion of the merger. However, key employees may depart either before or after the merger because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company following the merger. Accordingly, no assurance can be given that Southwest or First Bancshares or, following the merger, the combined company will be able to retain key employees.
There is no assurance that First Bancshares will complete the Sunshine merger transaction.
Like the merger transaction with Southwest, the Sunshine merger is subject to customary conditions to closing, including the receipt of required regulatory approvals and the approval of Sunshine shareholders. If any conditions to the Sunshine merger are not satisfied or waived, to the extent permitted by law, the merger will not be completed. In addition, First Bancshares and Sunshine may terminate the Sunshine merger agreement under certain circumstances even if the Sunshine merger agreement is approved by Sunshine shareholders. If First Bancshares and Sunshine do not complete the merger, First Bancshares would not realize any of the expected benefits of having completed the merger. Accordingly, there is no assurance that the Sunshine merger will be consummated, or if it is, the timing for its completion.
The voting power of Southwest shareholders will be diluted by the merger.
The merger will result in Southwest shareholders having an ownership stake in the combined company that is smaller than their current stake in Southwest. Assuming that the average closing price of First Bancshares common stock in calculating the stock consideration as of the effective time of the merger will be $33.35, the closing sale price of First Bancshares common stock on December 12, 2017, (1) upon completion of First Bancshares’ merger with Southwest, we estimate that continuing First Bancshares shareholders will own approximately 91.18% of the issued and outstanding shares of common stock of the combined company, and former Southwest shareholders will own approximately 8.82% of the issued and outstanding shares of common stock of the combined company, and (2) upon completion of First Bancshares’ subsequent merger with Sunshine, we estimate that Southwest shareholder will own approximately 8.29% of the issued and outstanding shares of common stock of the combined company. Consequently, Southwest shareholders, as a general matter, will have less influence over the management and policies of the combined company after the effective time of the merger than they currently exercise over the management and policies of Southwest.
Future capital needs could result in dilution of shareholder investment.
First Bancshares’ board of directors may determine from time to time there is a need to obtain additional capital through the issuance of additional shares of its common stock or other securities. These issuances would dilute the ownership interests of its shareholders and may dilute the per share book value of First Bancshares’ common stock. New investors may also have rights, preferences and privileges senior to First Bancshares’ shareholders which may adversely impact its shareholders.
The unaudited pro forma combined consolidated financial information included elsewhere in this proxy statement/prospectus may not be representative of the combined company’s results after the merger with Southwest and Sunshine, and accordingly, you have limited financial information on which to evaluate the combined company.
The unaudited pro forma combined consolidated financial information included elsewhere in this proxy statement/prospectus has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the mergers with Southwest and Sunshine been completed as of the date indicated, nor is it indicative of the future operating results or financial position of the combined company. The unaudited pro forma combined consolidated financial information presented elsewhere in this proxy statement/prospectus does not reflect future events that may occur after the mergers. Such information is based in part on certain assumptions regarding the transactions contemplated by (1) the Southwest merger and the transactions relating thereto that First Bancshares believes are reasonable, as well as (2) the Sunshine merger and the transactions relating thereto that First Bancshares believes are reasonable. Therefore, First Bancshares and Southwest cannot assure you that the assumptions will prove to be accurate over time. For more information, see “Unaudited Pro Forma Combined Consolidated Financial Information.”
Risks Related to an Investment in the Combined Company’s Common Stock
The market price of the shares of common stock of the combined company may be affected by factors different from those affecting the price of shares of First Bancshares common stock before the merger.
The results of operations of the combined company, as well as the market price of shares of the common stock of the combined company after the merger, may be affected by factors in addition to those currently affecting First Bancshares’ or Southwest’s results of operations and the market prices of shares of First Bancshares common stock. Accordingly, the historical financial results of First Bancshares and Southwest and the historical market prices of shares of First Bancshares common stock may not be indicative of these matters for the combined company after the merger. For a discussion of the businesses of

First Bancshares and Southwest and certain risks to consider in connection with evaluating the proposals to be considered at the Southwest special meeting, see the documents incorporated by reference by First Bancshares into this proxy statement/prospectus referred to under “Where You Can Find More Information” beginning on page [•] and the information contained in Southwest’s historical consolidated financial statements and notes thereto and the section titled “Southwest Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page [•].
The market price of the combined company’s common stock may decline as a result of the merger.
The market price of the combined company’s common stock may decline as a result of the merger if the combined company does not achieve the perceived benefits of the merger or the effect of the merger on the combined company’s financial results is not consistent with the expectations of financial or industry analysts. In addition, upon completion of the merger, First Bancshares and Southwest shareholders will own interests in a combined company operating an expanded business with a different mix of assets, risks and liabilities. Current First Bancshares and Southwest shareholders may not wish to continue to invest in the combined company, or for other reasons may wish to dispose of some or all of their shares of the combined company.
After the merger is completed, Southwest shareholders who receive shares of First Bancshares common stock in the merger will have different rights that may be less favorable than their current rights as Southwest shareholders.
After the closing of the merger, Southwest shareholders who receive shares of First Bancshares common stock in the merger will have different rights than they currently have as Southwest shareholders, which may be less favorable than their current rights as Southwest shareholders. For a detailed discussion of the significant differences between the current rights of a shareholder of Southwest and the rights of a shareholder of the combined company following the merger, see “Comparison of Rights of First Bancshares Shareholders and Southwest Shareholders” beginning on page [•].
Risks Related to Tax
The merger may have adverse tax consequences.
Each of First Bancshares and Southwest expects that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and they will receive a legal opinion to that effect. The legal opinion represents the judgment of counsel rendering the opinion and is not binding on the IRS or the courts. If the merger were to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, then a Southwest shareholder generally would recognize gain or loss, as applicable, equal to the difference between (1) the sum of the fair market value of the shares of First Bancshares common stock and cash in lieu of fractional shares of First Bancshares common stock received by the Southwest shareholder in the merger; and (2) the Southwest shareholder’s adjusted tax basis in its Southwest common stock. See “The Merger — U.S. Federal Income Tax Considerations” beginning on page [•].

THE SOUTHWEST SPECIAL MEETING
This proxy statement/prospectus is being provided to the holders of Southwest common stock as part of a solicitation of proxies by the Southwest board of directors for use at the Southwest special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment thereof. This proxy statement/prospectus provides the holders of Southwest common stock with information they need to know to be able to vote or instruct their vote to be cast at the Southwest special meeting.
General
Southwest is furnishing this proxy statement/prospectus to the holders of Southwest common stock as of the record date for use at Southwest’s special meeting and any adjournment or postponement of its special meeting.
Date, Time and Place
The Southwest special meeting will be held at the [•], on [•], 201 , at [•] [a.m./p.m.], Central Time, subject to any adjournment or postponement thereof.
Purpose of the Southwest Special Meeting
At the Southwest special meeting, Southwest shareholders will be asked to consider and vote on the following:
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Proposal One: The Merger Proposal — To approve the merger agreement and the merger, which we refer to as the merger proposal; and

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Proposal Two: The Adjournment Proposal — To approve the adjournment of the Southwest special meeting to a later date or dates, if the Southwest board of directors determines it is necessary, among other things, to permit solicitation of additional proxies if there are not sufficient votes at the time of the Southwest special meeting to approve the merger proposal.

Completion of the merger is conditioned on, among other things, the approval of the merger agreement and the merger by the Southwest shareholders.
No other matter can be brought up or voted upon at the Southwest special meeting.
Proposal One: Merger Proposal
Southwest is asking its shareholders to approve the merger proposal. After careful consideration, Southwest’s board of directors determined that the merger, the merger agreement and the transactions contemplated thereby, including the merger, were advisable and in the best interests of Southwest and Southwest’s shareholders.
Southwest shareholders should carefully read this document in its entirety, including the annexes and the documents incorporated by reference, for more detailed information concerning the merger agreement and the merger. For a detailed discussion of the merger, including the terms and conditions of the merger agreement, see “The Merger Agreement,” beginning on page [•]. In addition, Southwest shareholders are directed to the merger agreement, a copy of which is attached as Annex A to this document and incorporated in this document by reference.
Proposal Two: Adjournment Proposal
If, at the Southwest special meeting, the number of shares of Southwest common stock present or represented and voting in favor of the merger proposal is insufficient to approve the merger proposal, Southwest may move to adjourn the Southwest special meeting in order to enable the Southwest board of directors to solicit additional proxies for approval of the merger proposal. In that event, Southwest’s shareholders will be asked to vote upon the adjournment proposal and not the merger proposal.

In the adjournment proposal, Southwest is asking its shareholders to authorize the holder of any proxy solicited by its board of directors to vote in favor of granting discretionary authority to the Southwest board of directors to adjourn the Southwest special meeting to another time and place for the purpose of soliciting additional proxies. If Southwest’s shareholders approve the adjournment proposal, Southwest could adjourn the Southwest special meeting and any adjourned session of the Southwest special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Southwest shareholders who have previously voted.
Recommendation of the Southwest Board of Directors
On October 23, 2017, the Southwest board of directors unanimously determined that the merger and the other transactions contemplated by the merger agreement are in the best interests of Southwest and its shareholders and it approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.
Accordingly, the Southwest board of directors unanimously recommends that Southwest shareholders vote as follows:
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“FOR” Proposal One approving the merger agreement and the merger; and

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“FOR” Proposal Two approving the adjournment of the Southwest special meeting if necessary to permit solicitation of additional proxies.

Holders of Southwest common stock should carefully read this proxy statement/prospectus, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the merger agreement, merger and the other transactions contemplated by the merger agreement.
Record Date; Shareholders Entitled to Vote
The record date for the Southwest special meeting is [•], 201_, which we refer to herein as the Southwest record date. Only record holders of shares of Southwest common stock as of the close of business (5:00 p.m. Central Time), on the Southwest record date are entitled to notice of, and to vote at, the Southwest special meeting or any adjournment thereof. At the close of business on the Southwest record date, the only outstanding securities of Southwest with a right to vote on the proposals were Southwest common stock, with [•] shares of Southwest common stock issued and outstanding. Each share of Southwest common stock outstanding on the Southwest record date is entitled to one vote on each proposal.
Quorum and Adjournment
No business may be transacted at the Southwest special meeting unless a quorum is present. Holders representing at least a majority of the shares of Southwest common stock entitled to vote at the Southwest special meeting must be present, in person or represented by proxy, to constitute a quorum. However, the affirmative vote of the holders of at least two-thirds of the outstanding Southwest common stock entitled to vote at the Southwest special meeting is required to approve the merger agreement and the merger. As a result, if shares representing at least two-thirds of the shares of Southwest common stock outstanding on the close of business on the Southwest record date are not present, in person or represented by proxy, at the Southwest special meeting, the presence of a quorum will still not permit the merger agreement and the merger to be approved at the Southwest special meeting.
To approve the adjournment proposal, the votes of Southwest common stock cast in favor of the adjournment proposal must exceed the votes cast against the adjournment proposal.
If you mark “ABSTAIN” on your proxy with respect to the merger proposal, fail to authorize a proxy or vote in person at the Southwest special meeting, or fail to instruct your bank or broker how to vote, it will have the same effect as a vote “AGAINST” the merger proposal and no effect on the adjournment proposal. If you sign your proxy but do not indicate your vote, your proxy will be voted FOR each proposal.

No notice of an adjourned Southwest special meeting need be given if the new date, time and place are announced at the special meeting before adjournment, and no new record date is required to be set. If the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, a new record date must be set and a new notice must be given to the shareholders as of the new record date. At any adjourned Southwest special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the Southwest special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned Southwest special meeting.
All shares of Southwest common stock represented at the Southwest special meeting, including shares that are represented but that vote to abstain and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum.
Vote Required for Approval; Abstentions; Failure to Vote
The required votes to approve the Southwest proposals are as follows:
Proposal One: The Merger Proposal — Approving the merger proposal requires the affirmative vote of at least two-thirds of the issued and outstanding shares of Southwest common stock entitled to vote at the Southwest special meeting. Only shares of Southwest common stock are entitled to vote at the Southwest special meeting. Failures to vote, broker non-votes and abstentions will have the same effect as a vote AGAINST this proposal.
Proposal Two: The Adjournment Proposal — The adjournment proposal will be approved if the votes of Southwest common stock cast in favor of the adjournment proposal exceed the votes cast against the adjournment proposal. Failures to vote, broker non-votes and abstentions will have no effect on this proposal.
Voting by Southwest Directors and Executive Officers
At the close of business on the Southwest record date, Southwest directors and executive officers and their affiliates were entitled to vote [•] shares of Southwest common stock, or approximately [•]% of the shares of Southwest common stock outstanding on that date. Southwest expects that its directors and executive officers and their affiliates will vote their shares in favor of both of the Southwest proposals.
Southwest Common Stock Subject to Voting Agreements
All directors of Southwest and First Community, solely in their capacity as shareholders of Southwest, have entered into voting agreements with First Bancshares pursuant to which they have agreed to vote their shares of Southwest common stock in favor of the approval of the merger agreement and the merger and against the approval or adoption of any proposal made in opposition to the merger. As of the Southwest record date, [•] shares of Southwest common stock, or approximately [•]% of the outstanding shares of Southwest common stock entitled to vote at the Southwest special meeting, are bound by the voting agreements.
Voting on Proxies by Holders of Record; Incomplete Proxies
If you were a record holder of Southwest common stock at the close of business on the Southwest record date, a proxy card is enclosed for your use. Southwest requests that you vote your shares as promptly as possible by submitting your Southwest proxy card by mail using the enclosed return envelope. When the accompanying proxy card is returned properly executed, the shares of Southwest common stock represented by it will be voted at the Southwest special meeting or any adjournment thereof in accordance with the instructions contained in the proxy card.
If a record holder returns an executed proxy card without an indication as to how the shares of Southwest common stock represented by it are to be voted with regard to a particular proposal, the shares of Southwest common stock represented by the proxy will be voted in accordance with the recommendation of the Southwest board of directors and, therefore, such shares will be voted:

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“FOR” Proposal One approving the merger agreement and the merger; and

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“FOR” Proposal Two approving the adjournment of the Southwest special meeting, if necessary to permit solicitation of additional proxies.

At the date hereof, the Southwest board of directors has no knowledge of any business that will be presented for consideration at the Southwest special meeting and that would be required to be set forth in this proxy statement/prospectus or the related proxy card other than the matters set forth in Southwest’s Notice of Special Meeting of Shareholders.
Your vote is important. Accordingly, if you were a record holder of Southwest common stock on the Southwest record date, please sign and return the enclosed proxy card whether or not you plan to attend the Southwest special meeting in person.
Shares Held in “Street Name;” Broker Non-Votes
Banks, brokers and other nominees who hold shares of Southwest common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the Southwest special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. The merger proposal and the adjournment proposal are non-routine matters. Accordingly, if your broker, bank or other nominee holds your shares of Southwest common stock in “street name,” your broker, bank or other nominee will vote your shares of Southwest common stock with respect to the merger proposal and the adjournment proposal only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this proxy statement/prospectus.
Revocability of Proxies and Changes to a Southwest Shareholder’s Vote
A Southwest shareholder entitled to vote at the Southwest special meeting may revoke a proxy at any time before such time that the proxy card for any such holders of Southwest common stock must be received at the Southwest special meeting by taking any of the following three actions:
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delivering written notice of revocation to Jenny Hunt, Chief Operating Officer, Southwest Banc Shares, Inc., 2862 Dauphin Street, Mobile, Alabama 36606;

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delivering a proxy card bearing a later date than the proxy that such shareholder desires to revoke; or

•
attending the Southwest special meeting and voting in person.

Merely attending the Southwest special meeting will not, by itself, revoke your proxy; a Southwest shareholder must cast a subsequent vote at the Southwest special meeting using forms provided for that purpose. The last valid vote that Southwest receives before the polls close at the Southwest special meeting is the vote that will be counted.
If you hold your shares in “street name” through a bank, broker or other nominee, you must contact such bank, broker or nominee if you desire to revoke your proxy as described above.
Solicitation of Proxies
The Southwest board of directors is soliciting proxies for the Southwest special meeting from holders of its Southwest common stock entitled to vote at the Southwest special meeting. In accordance with the merger agreement, Southwest will pay its own cost of soliciting proxies from its shareholders, including the cost of mailing this proxy statement/prospectus. In addition to solicitation of proxies by mail, proxies may be solicited by Southwest’s officers, directors and regular employees, without additional remuneration, by personal interview, telephone or other means of communication.

Southwest will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of Southwest common stock. Southwest may reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.
Attending the Southwest Special Meeting; Voting in Person
Only record holders of Southwest common stock on the record date, their duly appointed proxies, and invited guests may attend the Southwest special meeting. However, only holders of Southwest common stock will be entitled to vote. All attendees must present government-issued photo identification (such as a driver’s license or passport) for admittance. The additional items, if any that attendees must bring to gain admittance to the Southwest special meeting depend on whether they are shareholders of record or proxy holders. A Southwest shareholder who holds shares of Southwest common stock directly registered in such shareholder’s name who desires to attend the Southwest special meeting in person need only bring government-issued photo identification.
A shareholder who holds shares in “street name” through a broker, bank, trustee or other nominee (referred to in this proxy statement/prospectus as a “beneficial owner”) who desires to attend the Southwest special meeting in person must bring proof of beneficial ownership as of the record date, such as a letter from the broker, bank, trustee or other nominee that is the record owner of such beneficial owner’s shares, a brokerage account statement or the voting instruction form provided by the broker.
A person who holds a validly executed proxy entitling such person to vote on behalf of a record owner of Southwest common stock who desires to attend the Southwest special meeting in person must also bring the validly executed proxy naming such person as the proxy holder, signed by the Southwest shareholder of record, and proof of the signing shareholder’s record ownership as of the record date.
No cameras, recording equipment or other electronic devices will be allowed in the meeting room. Failure to provide the requested documents at the door or failure to comply with the procedures for the Southwest special meeting may prevent Southwest shareholders from being admitted to the Southwest special meeting.
Assistance
If you need assistance in completing your proxy card, have questions regarding the Southwest special meeting or would like additional copies of this proxy statement/prospectus, please contact Jenny Hunt, Chief Operating Officer, at (251) 345-9914.

THE MERGER
The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement/prospectus. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.
General
Each of First Bancshares’ and Southwest’s respective boards of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The merger agreement provides for the acquisition of Southwest by First Bancshares pursuant which Southwest will be merged with and into First Bancshares, with First Bancshares as the surviving company, which we refer to as the merger. Immediately after the merger, First Community, a wholly owned bank subsidiary of Southwest, will be merged with and into The First, A National Banking Association, a wholly owned bank subsidiary of First Bancshares, with The First as the surviving bank, which we refer to as the bank merger.
Purchase Price and Purchase Price Adjustments
At the effective time of the merger, each share of Southwest common stock, par value $0.10 per share, issued and outstanding immediately prior to the effective time of the merger, except for specified shares of Southwest common stock held by First Bancshares or Southwest, will be converted into the right to receive, without interest, a pro rata portion (which is a ratio equal to one divided by the number of shares of Southwest common stock issued and outstanding as of the closing) of:
(1)
a number of shares of First Bancshares common stock equal to $36,000,000 divided by the average closing price of First Bancshares’ common stock during the ten trading days preceding the fifth business day prior to the closing date (subject to adjustments as discussed below), which we refer to as the stock consideration, and

(2)
a cash amount equal to $24,000,000 (subject to downward adjustment in accordance with the terms of the merger agreement in the event that Southwest’s adjusted tangible common equity at closing is less than $32,000,000), which we refer to as the cash consideration.

The stock consideration and the cash consideration are collectively referred to as the merger consideration.
In determining the stock consideration, the average closing price of First Bancshares’ common stock pursuant to the formula above may be adjusted to the extent that if  (1) the average closing price is at least 20% higher than $30.45, which we refer to as the signing price, then the average closing price for the purposes of calculating the stock consideration will be adjusted to $36.54, and (2) the average closing price is at least 20% lower than the signing price, then the average closing price for the purposes of calculating the stock consideration will be adjusted to $24.36. If the average closing price is neither 20% higher nor lower than the signing price, then the average closing price pursuant to the formula above will be used to calculate the stock consideration.
In addition, if Southwest’s adjusted tangible common equity as of the closing date is less than $32,000,000, the aggregate amount of the cash consideration will be reduced by an amount equal to (1) $32,000,000 minus (2) Southwest’s actual adjusted tangible common equity as of the closing date. Southwest’s adjusted tangible common equity will be calculated as Southwest’s common equity (as defined in GAAP) less (i) intangible assets (as defined in GAAP), (ii) any anticipated but unaccrued Southwest transaction expenses in connection with the merger, and (iii) the amount of any reduction in Southwest’s allowance for loan and lease losses below $3,425,000 as of the effective time of the merger.
First Bancshares will not issue any fractional shares of First Bancshares common stock in the merger. Southwest shareholders who would otherwise be entitled to a fractional share of First Bancshares common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in First Bancshares common stock (rounded to the nearest one hundredth of a share) by the average closing price, as may be adjusted.

Southwest shareholders are being asked to approve the merger agreement and the merger. See “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.
Background of the Merger
The board of directors and management of Southwest regularly review Southwest’s future prospects for earnings and asset growth as well as the implementation and viability of Southwest’s strategic initiatives. From time to time, the board of directors and management will review and discuss Southwest’s long-term objectives and consider ways in which it can enhance shareholder value as well as its performance, and to discuss and evaluate, among other things, the economic and regulatory environment in general and for South Alabama.
Over the years, representatives from other banking institutions have told representatives from Southwest that if Southwest were to ever consider a sale, they would have an interest in having substantive discussions with Southwest. During the first quarter of 2017, the unsolicited level of interest increased and became substantive. Taking into consideration the additional level of interest in Southwest, the board of directors began considering the options available to Southwest, including but not limited to, remaining independent or merging Southwest with another company. In order to assist in facilitating the board of directors’ diligence on the viability of Southwest potentially merging with another company, the board of directors of Southwest decided to hire an investment banking firm to advise it.
During March and April 2017, Southwest conducted interviews with three different investment banking firms, and on April 24, 2017 officially engaged Hovde Group, LLC, which we refer to as Hovde, to serve as Southwest’s exclusive financial advisor. Prior to that time, in the third quarter of 2016, William E. Blackmon, the President and CEO of First Community, notified the First Community board and the Southwest board of his decision to retire on December 31, 2017. In early 2017, First Community engaged an executive search firm to assist First Community in selecting a successor President and CEO. First Community and Southwest determined that the executive search process should proceed at the same time as Southwest’s diligence evaluation as to whether a merger with another company was viable.
On April 24, 2017, Hovde met with the board of directors of Southwest in Mobile, Alabama and discussed an appropriate process for identifying a viable merger partner. During this meeting, the board of directors directed its M&A Committee to work with Hovde on the board of directors’ behalf in pursuing Southwest’s interest in considering a possible merger.
On May 12, 2017, Hovde discussed with the M&A Committee the current market for mergers and acquisitions in the banking sector generally, as well as candidates that would have a likely interest in pursuing a merger with Southwest. During these discussions, the M&A Committee also discussed with Hovde the desire for shareholder liquidity, and the ability for Southwest to merge with another institution that would both enhance shareholder value while also providing cash and/or a marketable stock as the form of consideration and continue First Community’s tradition of customer service. Based on these parameters, the M&A Committee directed Hovde to contact five banking institutions on its behalf to discuss their potential interest in pursuing a merger with Southwest. Upon conclusion of the meeting, Hovde promptly contacted the five institutions. During this period of time, other financial institutions contacted one or more directors of Southwest about a possible acquisition transaction and those contacts, which did not develop into substantial discussions, were reported to the M&A Committee.
Of the five institutions contacted, three executed non-disclosure agreements with Hovde and the identity of Southwest was then disclosed to the institutions that had executed non-disclosure agreements. All three institutions reiterated their interest in pursuing a merger transaction with Southwest and Hovde distributed a limited amount of information on Southwest to further assist these parties in their evaluation of Southwest. These three institutions consisted of First Bancshares, Bank A and Bank B.
The First Community Governance Committee proceeded with the executive search process for a successor president and CEO. Applicants were evaluated and interviewed, and the final interviews and evaluations were concluded in July, 2017. The Governance Committee reported to the board of directors of

Southwest and First Community that it was pleased with the candidates available to succeed Mr. Blackmon, and felt that out of the candidates they had interviewed there were more than one that they would consider to be strong candidates for succeeding Mr. Blackmon as President of First Community.
During late May and June, Hovde worked with First Bancshares, Bank A and Bank B in order to facilitate a formal proposal in writing for Southwest. In June 2017, Bank B was focused on other initiatives and notified Hovde that it would not be able to pursue Southwest at that time.
On June 28, 2017, First Bancshares delivered a non-binding indication of interest, or an IOI, to Hovde outlining the initial terms with which they would propose consummating a merger with Southwest. Included in the IOI were terms outlining total merger consideration equal to $60 million, which consisted of 60% First Bancshares common stock and 40% cash. Also included in the IOI was an exclusivity period of 90 days whereby Southwest would negotiate exclusively with First Bancshares. Hovde immediately delivered this IOI to the M&A Committee and conducted an initial call to go over the proposed terms of the IOI with the M&A Committee on June 30, 2017. During the call, the M&A Committee directed Hovde to conduct a detailed analysis of the offer, including, but not limited to, its assessment of the offer and terms relative to the market for other banking institutions similar to Southwest as well as to give the M&A Committee a formal update on its discussions with Bank A and Bank B.
On July 6, 2017, Hovde was contacted by representatives of Bank A to request a meeting between the principals of Bank A and Southwest. That meeting was scheduled in Mobile, Alabama between the principals of Bank A and Southwest for July 12, 2017.
On July 11, 2017, Hovde conducted a conference call with the M&A Committee to formally review the IOI from First Bancshares. During this call members of the M&A Committee reviewed the analysis provided by Hovde and discussed the preference for a variable exchange ratio for the stock portion of the merger consideration, a shorter timeframe for exclusive negotiations, and a proposal that the total merger consideration be predicated on Southwest delivering a minimum tangible common equity amount at the closing of a transaction. Shortly after the call, Hovde discussed with First Bancshares the requests of the M&A Committee. First Bancshares then advised Hovde that it would require additional information on Southwest as it considered the requests.
On July 12, 2017, representatives from Southwest and Bank A met in Mobile, Alabama. During this meeting it was determined that the two banking institutions had similar operating characteristics and Bank A reiterated its interest in pursuing a merger with Southwest. During July 2017, Hovde interacted with representatives of Bank A in order to help facilitate an offer in writing that could be delivered to the Southwest board of directors.
In late July, First Community’s President and CEO was approached on an unsolicited basis by representatives of three other banking institutions (Bank C, Bank D and Bank E) to express their interest in pursuing a merger with Southwest if Southwest were to consider a merger. After relaying this interest to the M&A Committee, Hovde was directed to contact representatives from Bank C, Bank D and Bank E to execute non-disclosure agreements. Bank C and Bank D promptly executed non-disclosure agreements. Bank E declined to execute a non-disclosure agreement, although a representative from Bank E indicated that it would be interested in a merger with Southwest based upon a merger consideration in the “low-to-mid $50 million range” consisting of cash and private stock. During late July and the first week in August, Hovde delivered additional information requested by Bank C and Bank D to these institutions.
On August 2, 2017, First Bancshares delivered a revised IOI to Hovde who then promptly delivered the IOI to the M&A Committee. Included in the revised IOI were terms outlining a proposed merger with Southwest. These terms included, but were not limited to, merger consideration equal to $60 million consisting of 60% stock and 40% cash, an exclusivity period equal to 60 days, and a minimum tangible common equity requirement of  $32 million whereby Southwest would be allowed to pay a one-time dividend at closing of any tangible common equity capital in excess of  $32.5 million.
On August 4, 2017, the Chairman and CEO from Bank A contacted a director of Southwest to propose an offer for Southwest based on a range of between $50 million and $55 million in merger consideration consisting of 100% common stock. The director thanked the Chairman and CEO of Bank A for the proposal and told him that if a written offer were received it would promptly be submitted to the M&A Committee for consideration.

On August 7, 2017, representatives from Bank D met with representatives of Southwest in Mobile, Alabama to discuss the merits of a potential merger between the two companies. Upon leaving the meeting, representatives from Southwest thanked Bank D for its interest and informed it that Hovde would address its proposal.
On August 10, 2017, First Bancshares delivered a revised IOI outlining the proposed terms of transaction with Southwest. These terms consisted of total merger consideration equal to $60 million consisting of 60% stock and 40% cash. The IOI provided terms for the stock portion of the merger consideration to be fixed based on a movement up or down of 20% in the price of First Bancshares’ stock between signing of a definitive agreement and closing of the proposed transaction, along with an exclusivity period of 60 days. In addition, the IOI detailed further terms which called for the right, but not the obligation of First Bancshares to elect a representative of the Southwest board of directors to serve on the board of directors of First Bancshares’ banking subsidiary. This IOI was accepted by Southwest’s board of directors and executed by Southwest shortly thereafter. At this point, the M&A Committee and Hovde no longer solicited interests from other parties.
On August 21, 2017, representatives of Bank C delivered to Hovde a non-binding indication of interest listing, among other things, a proposed purchase price for Southwest of  $56 million consisting of 100% cash. Hovde promptly delivered Bank C’s IOI to the M&A Committee, which convened to consider the letter from Bank C on August 25, 2017. Because the offer was substantially below the offer included in the First Bancshares’ IOI in terms of consideration, and because the offer did not contain the appropriate level of structural detail for Southwest, the M&A Committee determined the offer did not merit further consideration.
On August 30, 2017, Bank A delivered a non-binding indication of interest to Southwest outlining the terms from the call a Southwest director had with the Chairman and CEO of Bank A. These terms consisted of total merger consideration of between $50 million and $55 million consisting of 100% common stock in Bank A. The M&A Committee convened to consider the proposal from Bank A on September 6, 2017. The total consideration outlined in Bank A’s IOI was well below the total consideration from First Bancshares, and the M&A Committee determined that the proposal from Bank A did not merit further consideration.
On September 15, 2017, First Bancshares delivered to Southwest the initial draft of the merger agreement. During the following month, the companies conducted their due diligence reviews of each other, negotiated the terms of the merger agreement and reviewed the disclosure schedules. During this time period, First Bancshares and Southwest had various discussions, including with their respective outside counsel and financial advisors, regarding the status of the merger negotiations, agreement issues, employee issues and related matters.
On October 19, 2017, First Bancshares’ board of directors held a special meeting to review and discuss the proposed merger and the merger agreement. At this meeting, First Bancshares’ board of directors received presentations from its legal counsel, Alston & Bird LLP and its financial advisor, Performance Trust Capital Partners. Following this discussion, First Bancshares’ board of directors unanimously voted to approve the merger agreement and the other transactions contemplated by the merger agreement, including the merger, and authorized First Bancshares’ executives to execute the merger agreement.
On October 23, 2017, the Southwest board of directors met with its legal and financial advisors to discuss the merger agreement which was in substantially final form. Southwest’s board of directors heard a presentation from Hovde on the financial aspects of the transaction. At the conclusion of this discussion and after responding to questions from the directors, Hovde rendered to Southwest’s board of directors its oral opinion that the aggregate merger consideration to be received from First Bancshares, which consisted of  $36 million in First Bancshares common stock and $24 million in cash, subject to adjustment as provided in the merger agreement, was fair to the shareholders of Southwest, from a financial point of view. Hovde’s oral opinion was subsequently confirmed by delivery of its written opinion on the same date to Southwest’s board of directors. Southwest’s legal counsel reviewed the terms and conditions of the merger agreement and ancillary legal documents with the board of directors, and discussed in detail the business points, contingencies and timing issues.

Based upon the board of directors’ review and discussion of the merger agreement, the opinion of Hovde and other relevant factors, Southwest’s board unanimously authorized and approved the execution of the merger agreement with First Bancshares.
On October 24, 2017, Southwest and First Bancshares executed the merger agreement, and the directors of Southwest and First Community delivered to First Bancshares their respective voting agreements, non-competition and non-disclosure agreements and claims letters. First Bancshares issued a press release announcing the proposed transaction after the close of trading markets on October 24, 2017.
First Bancshares’ Reasons for the Merger
In reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the issuance of First Bancshares common stock as part of the merger consideration, the First Bancshares board of directors considered a number of factors, including the following material factors:
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each of First Bancshares’ and Southwest’s business, operations, financial condition, asset quality, earnings and prospects;

•
the strategic fit of the businesses of the two companies, including their complementary markets, business lines and loan and deposit profiles;

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the anticipated pro forma impact of the transaction on the combined company, including the expected impact on financial metrics including earnings and tangible book value and regulatory capital levels, as well as the future impact the transaction could have on First Bancshares’ earning asset mix to more heavily weight loans and reduce the percentage of the securities portfolio;

•
its understanding of the current and prospective environment in which First Bancshares and Southwest operate, including national, state and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on First Bancshares both with and without the proposed transaction;

•
its review and discussions with First Bancshares’ management concerning the due diligence investigation of Southwest, including its review of Southwest’s financial condition, results of operation, asset quality, market areas, growth potential (projected potential accretion to earnings per share and the projected payback period of the estimated decrease in tangible book value) and quality of senior management;

•
the perceived compatibility of the corporate cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

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the structure of the transaction as a combination in which the combined company would operate under the First Bancshares brand and First Bancshares’ board of directors and management would have substantial participation in the combined company;

•
the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions; and

•
the financial and other terms of the merger agreement, including the merger consideration, expected tax treatment, the deal protection and termination fee provisions, and restrictions on the conduct of Southwest’s business between the date of the merger agreement and the date of completion of the merger.

First Bancshares’ board of directors also considered potential risks relating to the merger including the following:
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First Bancshares management’s attention and First Bancshares resources may be diverted from the operation of First Bancshares’ business and towards the completion of the merger;

•
First Bancshares may not realize all of the anticipated benefits of the merger, including cost savings, maintenance of existing customer and employee relationships, and minimal disruption in the integration of the Southwest’s operations with First Bancshares;

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the nature and amount of payments and other benefits to be received by Southwest management in connection with the merger pursuant to existing Southwest plans and compensation arrangements and the merger agreement;

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the substantial costs that First Bancshares will incur in connection with the merger even if they are not consummated;

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approvals from regulatory authorities could impose conditions that could have the effect of delaying completion of the merger or imposing additional costs; and

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possibility of litigation in connection with the merger.

The foregoing discussion of the factors considered by the First Bancshares board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the First Bancshares board of directors. In reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the issuance of First Bancshares common stock as part of the merger consideration, the First Bancshares board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The First Bancshares board of directors considered all these factors as a whole and overall considered the factors to be favorable to, and to support, its determination.
Southwest’s Reasons for the Merger
In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the merger agreement at the special meeting, the Southwest board of directors consulted with its management, as well as its financial, accounting and legal advisors, and considered a number of factors, including the following material factors:
•
each of Southwest’s and First Bancshares’ business, operations, financial condition, asset quality, earnings and prospects. In reviewing these factors, the Southwest board of directors considered its view that First Bancshares’ business and operations complement those of Southwest and that the merger would result in a combined company with a diversified revenue stream, a well-balanced loan portfolio and an attractive funding base;

•
its understanding of the current and prospective environment in which Southwest and First Bancshares operate, including national and local economic conditions, the interest rate environment, the competitive environment for financial institutions generally, the existing bank regulatory climate, including a trend toward consolidation in the banking industry, and the likely effect of these factors on Southwest both with and without the proposed transaction;

•
its review and discussions with Southwest’s management concerning the due diligence examination of First Bancshares;

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the complementary nature of the cultures of the two companies, which management believes should facilitate integration and efficient implementation of the transaction;

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the limited liquidity that Southwest shareholders have with respect to their investment in Southwest, for which there is no active public market, and that shareholders of Southwest will receive part of the merger consideration in shares of First Bancshares common stock, which is publicly traded on NASDAQ, which would be expected to provide such shareholders with increased liquidity of their investment and also a significant cash component to the merger consideration;

•
the fact that the merger consideration, a large component which consists of shares of First Bancshares common stock, provides less certainty of value to Southwest shareholders compared to a transaction in which they would receive only cash consideration;

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the fact that gains from the cash component of the merger consideration would generally be taxable to Southwest’s U.S. shareholders for U.S. federal income tax purposes;

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the opinion of Hovde, Southwest’s financial advisor, delivered to the Southwest board of directors at a meeting on October 23, 2017, which was subsequently confirmed in a written opinion dated as of the same date, to the effect that, as of that date, and subject to and based on the various assumptions, considerations, qualifications and limitations described at the meeting and set forth in the opinion, the merger consideration pursuant to the merger agreement is fair, from a financial point of view, to the shareholders of Southwest;

•
the financial and other terms of the merger agreement, including the merger consideration, tax treatment and protection from a significant drop in First Bancshares stock price before closing, mutual deal protection and expense reimbursement provisions, which it reviewed with its outside financial and legal advisors;

•
the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Southwest’s business, operations and workforce with those of First Bancshares;

•
the potential risk of diverting management attention and resources from the operation of Southwest’s business and towards the completion of the merger;

•
the interest of directors and certain officers of Southwest that are different from, and in addition to, the interests of Southwest shareholders generally; and

•
the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions.

The foregoing discussion of the information and factors considered by the Southwest board of directors is not intended to be exhaustive, but includes the material factors considered by the Southwest board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Southwest board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Southwest board of directors considered all these factors as a whole, including discussions with, and questioning of, Southwest’s management and Southwest’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.
For the reasons set forth above, the Southwest board of directors determined that the merger agreement and the transactions contemplated by the merger agreement, are advisable and in the best interests of Southwest and its shareholders, and adopted and approved the merger agreement and the transactions contemplated by it. The Southwest board of directors unanimously recommends that the Southwest shareholders vote “FOR” the approval of the merger agreement.
Opinion of Southwest’s Financial Advisor
The fairness opinion and a summary of the underlying financial analyses of Southwest’s financial advisor, Hovde Group, LLC, is described below. The description contains projections, estimates and other forward-looking statements about the future earnings or other measures of the future performance of Southwest. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. You should not rely on any of these statements as having been made or adopted by Southwest or First Bancshares. You should review the copy of the fairness opinion, which is attached as Annex B .
Hovde has acted as Southwest’s financial advisor in connection with the proposed merger. Hovde is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Southwest and its operations. As part of its investment banking business, Hovde is continually engaged in the valuation of businesses and their securities in connection with, among other things, mergers and acquisitions.

Hovde reviewed the financial aspects of the proposed merger with Southwest’s board of directors and, on October 23, 2017, delivered a written opinion to Southwest’s board of directors that the merger consideration to be received by the shareholders of Southwest in connection with the merger is fair to the shareholders of Southwest.
The full text of Hovde’s written opinion is included in this proxy statement/prospectus as Annex B and is incorporated herein by reference. You are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Hovde. The summary of Hovde’s opinion included in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Hovde’s opinion was directed to Southwest’s board of directors and addresses only the fairness of the merger consideration to be paid to Southwest shareholders in connection with the merger. Hovde did not opine on any individual stock, cash, or other components of consideration payable in connection with the merger. Hovde’s opinion does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any of the shareholders as to how such shareholder should vote at the Southwest special meeting on the merger or any related matter.
During the course of its engagement and for the purpose of rendering its opinion, Hovde:
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reviewed a draft of the merger agreement dated October 19, 2017, as provided to Hovde by Southwest;

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reviewed unaudited financial statements for First Bancshares, The First, Southwest and First Community as of and for the six-month period ending June 30, 2017;

•
reviewed certain historical annual reports of each of First Bancshares, The First, Southwest and First Community including audited annual reports as of and for the year ending December 31, 2016;

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reviewed certain historical publicly available business and financial information concerning each of First Bancshares, The First, Southwest and First Community;

•
reviewed certain internal financial statements and other financial and operating data concerning each of First Bancshares, The First, Southwest and First Community;

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reviewed financial projections prepared by certain members of senior management of Southwest and First Community;

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discussed with certain members of senior management of First Bancshares and Southwest, the business, financial condition, results of operations and future prospects of First Bancshares, The First, Southwest and First Community; the history and past and current operations of First Bancshares, The First, Southwest and First Community; First Bancshares’, The First’s, Southwest’s and First Community’s historical financial performance; and their assessment of the rationale for the merger;

•
reviewed and analyzed materials detailing the merger prepared by First Bancshares and Southwest and by their respective legal and financial advisors including the estimated amount and timing of the cost savings and related expenses, purchase accounting adjustments and synergies expected to result from the merger (the “synergies”);

•
assessed general economic, market and financial conditions;

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analyzed the pro forma financial impact of the merger on the combined company’s earnings, tangible book value, financial ratios and other such metrics we deemed relevant, giving effect to the merger based on assumptions relating to the synergies;

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evaluated the contribution of assets, deposits, equity and earnings of First Bancshares and Southwest to the combined company;

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reviewed certain S&P CapIQ consensus income and balance sheet estimates for First Bancshares for 2017 and for 2018;

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reviewed the terms of recent merger, acquisition and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that we considered relevant;

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reviewed historical market prices and trading volumes of First Bancshares’ common stock;

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took into consideration our experience in other similar transactions and securities valuations as well as our knowledge of the banking and financial services industry;

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reviewed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis; and

•
performed such other analyses and considered such other factors as we have deemed appropriate.

Hovde also conducted meetings and had discussions with members of senior management of Southwest, First Community, First Bancshares and The First for purposes of reviewing the business, financial condition, results of operations and future prospects of Southwest, First Community, First Bancshares and The First; the history and past and current operations of Southwest, First Community, First Bancshares and The First; and Southwest’s, First Community’s, First Bancshares’ and The First’s historical financial performance. Hovde discussed with management of Southwest, First Community, First Bancshares and The First their assessment of the rationale for the merger. Hovde also performed such other analyses and considered such other factors as Hovde deemed appropriate, and took into account its experience in other similar transactions and securities valuations, as well as its knowledge of the banking and financial services industry.
Hovde assumed, without independent verification, that the representations as well as the financial and other information provided to Hovde by Southwest and First Bancshares or included in the merger agreement, which has formed a substantial basis for this opinion, are true and complete. Hovde relied upon the management of Southwest and First Community as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to Hovde by Southwest and First Community, and Hovde assumed such forecasts and projections have been reasonably prepared by Southwest and First Community on a basis reflecting the best currently available information and Southwest’s and First Community’s judgments and estimates. Hovde assumed that such forecasts and projections would be realized in the amounts and at the times contemplated thereby, and Hovde does not in any respect assume any responsibility for the accuracy or reasonableness thereof. Hovde has been authorized by Southwest to rely upon such forecasts and projections and other information and data, including without limitation the projections, and Hovde expresses no view as to any such forecasts, projections or other information or data, or the bases or assumptions on which they were prepared.
In performing its review, Hovde relied upon the accuracy and completeness of all of the financial and other information that was available to Hovde from public sources, that was provided to Hovde by Southwest, First Community, First Bancshares and The First or their respective representatives or that was otherwise reviewed by Hovde and assumed such accuracy and completeness for purposes of rendering its opinion. Hovde has further relied on the assurances of the respective managements of Southwest, First Community, First Bancshares and The First that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Hovde has not been asked to and has not undertaken an independent verification of any of such information and Hovde does not assume any responsibility or liability for the accuracy or completeness thereof. Hovde assumed that each party to the merger agreement would advise them promptly if any information previously provided to them became inaccurate or was required to be updated during the period of Hovde’s review. Hovde is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto. Hovde assumed that such allowances for Southwest, First Community, First Bancshares and The First are, in the aggregate, adequate to cover such losses, and will be adequate on a pro forma basis for the combined entity. Hovde was not requested to make, and did not make, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of Southwest, First Community, First Bancshares and The First, the collateral securing any such assets or liabilities, or the collectability of any such assets and, Hovde was not furnished with any such evaluations or appraisals, nor did Hovde review any loan or credit files of Southwest, First Community, First Bancshares and The First.

Hovde has assumed that the merger will be consummated substantially in accordance with the terms set forth in the merger agreement, without any waiver of material terms or conditions by Southwest or any other party to the merger agreement and that the final merger agreement will not differ materially from the draft Hovde reviewed. Hovde has assumed that the merger will be consummated in compliance with all applicable laws and regulations. Southwest has advised Hovde that Southwest is not aware of any factors that would impede any necessary regulatory or governmental approval of the merger. Hovde has assumed that the necessary regulatory and governmental approvals as granted will not be subject to any conditions that would be unduly burdensome on Southwest, First Community, First Bancshares and The First or would have a material adverse effect on the contemplated benefits of the merger.
Southwest engaged Hovde on April 24, 2017, to serve as a financial advisor to Southwest in connection with one or more strategic transactions and to issue a fairness opinion to Southwest’s board of directors in connection with any such proposed transaction. Pursuant to the terms of the engagement, at the time the merger is completed, Southwest will pay Hovde a completion fee, which is contingent upon the completion of the merger. Hovde also received a $35,000 fee upon rendering its fairness opinion to the Southwest board of directors, which opinion fee will be credited towards the completion fee payable to Hovde upon the completion of the merger. Pursuant to the engagement agreement, in addition to its fees and regardless of whether the merger is consummated, Southwest has agreed to reimburse Hovde for certain reasonable out-of-pocket expenses incurred in performing its services and to indemnify Hovde against certain claims, losses and expenses arising out of the merger or Hovde’s engagement.
In performing its analyses, Hovde made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Hovde, Southwest, First Community, First Bancshares and The First. Hovde’s opinion was necessarily based on financial, economic, market and other conditions and circumstances as they existed on, and on the information made available to Hovde as of, the dates used in its opinion. Any estimates contained in the analyses performed by Hovde are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities may be sold or the prices at which any securities may trade at any time in the future. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Hovde’s opinion does not address the relative merits of the merger as compared to any other business combination in which Southwest might engage. In addition, Hovde’s fairness opinion was among several factors taken into consideration by Southwest’s board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as solely determinative of the decision of Southwest’s board of directors or Southwest’s management with respect to the fairness of the merger consideration to be received by Southwest’s shareholders in connection with the merger.
The following is a summary of the material analyses prepared by Hovde and delivered to Southwest’s board of directors on October 23, 2017, in connection with the delivery of its fairness opinion. This summary is not a complete description of the analyses underlying the fairness opinion or the presentation prepared by Hovde, but it summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Hovde did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. The analyses and the summary of the analyses must be considered as a whole and selecting portions of the analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying the analyses and opinion of Hovde. The tables alone are not a complete description of the financial analyses.

Market Approach — Comparable Transactions.   As part of its analysis, Hovde reviewed publicly available information related to two comparable groups (a “Regional Group” and a “Nationwide Group”) of select acquisition transactions of banks. The Regional Group consisted of acquisition transactions of banks in the Southeast Region of the United States (consisting of the states of Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia) announced since January 1, 2015, in which the sellers’ total assets were between $250 million and $600 million, last-twelve-months (“LTM”) return on average assets (“ROAA”) was between 0.50% and 1.00%, and nonperforming assets were less than 3.0% of total assets. The Nationwide Group consisted of acquisition transactions of banks in the United States announced since January 1, 2016, in which the sellers’ total assets were between $300 million and $600 million, last-twelve-months (“LTM”) return on average assets (“ROAA”) was between 0.50% and 1.00%, nonperforming assets were less than 2.0% of total assets, and tangible equity was between 8.0% and 12.0% of total tangible assets. In each case, for which financial information was available, no transaction that fit the selection criteria was excluded. Information for the target institutions was based on balance sheet data as of, and income statement data for the twelve months preceding the most recent quarter prior to announcement of the transactions. The resulting two groups consisted of the following transactions (17 transactions for the Regional Group and 10 transactions for the Nationwide Group):
Regional Group:
Buyer (State)	Target (State)
Commerce Union Bancshares, Inc. (TN)	Community First, Inc. (TN)
SmartFinancial, Inc. (TN)	Capstone Bancshares, Inc. (AL)
HCBF Holding Company, Inc. (FL)	Jefferson Bankshares, Inc. (FL)
Little Bank, Inc. (NC)	Union Banc Corp. (NC)
CenterState Banks, Inc.	Platinum Bank Holding Company (FL)
Home BancShares, Inc. (AR)	Giant Holdings, Inc. (FL)
National Commerce Corporation (AL)	Private Bancshares, Inc. (GA)
Summit Financial Group, Inc. (WV)	First Century Bankshares, Inc. (WV)
Simmons First National Corporation (AR)	Citizens National Bank (TN)
Sunshine Bancorp, Inc. (FL)	FBC Bancorp, Inc. (FL)
Seacoast Banking Corporation of Florida (FL)	Floridian Financial Group, Inc. (FL)
Renasant Corporation (MS)	KeyWorth Bank (GA)
National Commerce Corporation (AL)	Reunion Bank of Florida (FL)
Home Bancshares, Inc. (AR)	Florida Business BancGroup, Inc. (FL)
Pinnacle Financial Partners, Inc. (TN)	Magna Bank (TN)
Ameris Bancorp (GA)	Merchants & Southern Banks of Florida, Inc. (FL)
United Community Banks, Inc. (GA)	MoneyTree Corporation (TN)
Nationwide Group:
Buyer (State)	Target (State)
MutualFirst Financial, Inc. (IN)	Universal Bancorp (IN)
Brookline Bancorp, Inc. (MA)	First Commons Bank, National Association (MA)
SmartFinancial, Inc. (TN)	Capstone Bancshares, Inc. (AL)
Riverview Financial Corporation (PA)	CBT Financial Corporation (PA)
CenterState Banks, Inc. (FL)	Platinum Bank Holding Company (FL)
Standard Financial Corp. (PA)	Allegheny Valley Bancorp, Inc. (PA)
QCR Holdings, Inc. (IL)	Community State Bank (IA)
Simmons First National Corporation (AR)	Citizens National Bank (TN)
Sunshine Bancorp, Inc. (FL)	FBC Bancorp, Inc. (FL)
DNB Financial Corporation (PA)	East River Bank (PA)

For each precedent transaction, Hovde compared the implied ratio of deal value to certain financial characteristics of Southwest as follows:
•
the multiple of the purchase consideration to the acquired company’s tangible common book value (the “Price-to-Tangible Common Book Value Multiple”);

•
the multiple of the purchase consideration to the acquired company’s adjusted tangible common book value based upon tangible common book value equivalent to 8% of tangible assets with the purchase consideration being adjusted for any amount excess (shortfall) in tangible common book value (the “Price-to-Adjusted Tangible Common Book Value Multiple”);

•
the multiple of the purchase consideration to the acquired company’s LTM net earnings per share (the “Price-to-LTM Earnings Multiple”); and

•
the multiple of the difference between the purchase consideration and the acquired company’s tangible book value to the acquired company’s core deposits (the “Premium-to-Core Deposits Multiple”).

The results of the analysis are set forth in the table below. Transaction multiples for the merger were derived from the estimated merger consideration of  $60,000,000 for Southwest and were based on June 30, 2017 financial results of Southwest. All references to earnings, return on average assets or return on average equity for Southwest are presented on an after-tax basis.
Implied Value for Southwest Based On:	Price-to- Tangible Common Book Value Multiple	Price-to- “Adjusted” Tangible Common Book Value Multiple	Price-to- LTM Earnings Multiple	Premium-to- Core Deposits Multiple
Total Deal Value	166%	175%	23.5x	8.1%
Precedent Transactions Regional Group:
Median	161%	170%	22.1x	8.0%
Minimum	105%	107%	15.7x	0.7%
Maximum	226%	241%	36.4x	16.2%
Precedent Transactions Nationwide Group:
Median	148%	159%	19.6x	6.7%
Minimum	124%	127%	14.4x	2.8%
Maximum	177%	184%	23.0x	12.3%

Using publicly available information, Hovde compared the financial performance of Southwest with that of the median of the precedent transactions from both the Regional and Nationwide Groups. The performance highlights are based on June 30, 2017 financial results of Southwest.

	Tangible Equity/ Tangible Assets	Core Deposits	LTM ROAA(1)	LTM ROAE(2)	Efficiency Ratio	NPAs/ Assets(3)	ALLL/ NPLs(4)
Southwest	9.07%	83.5%	0.67%	7.19%	72.5%	1.63%	55.0%
Precedent Transactions Regional Group:
Median	10.02%	76.9%	0.77%	7.22%	69.1%	1.31%	109.9%
Precedent Transactions Nationwide Group:
Median	10.10%	81.6%	0.80%	7.52%	67.8%	1.05%	142.3%

(1)
Last twelve months return on average assets.

(2)
Last twelve months return on average equity.

(3)
Non-performing assets as a percent of total assets.

(4)
Allowance for loan and lease losses as a percentage of non-performing loans.

No company or transaction used as a comparison in the above transaction analyses is identical to Southwest, and no transaction was consummated on terms identical to the terms of the merger agreement. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies. The resulting median values of the Precedent Transactions Regional Group indicated an implied aggregate valuation ranging between $56.3 million and $59.6 million compared to the proposed merger consideration of  $60.0 million. The resulting median values of the Precedent Transactions Nationwide Group indicated an implied aggregate valuation ranging between $50.1 million and $55.9 million compared to the proposed merger consideration of  $60.0 million.
Income Approach — Discounted Cash Flow Analysis.   Taking into account various factors including, but not limited to, Southwest’s recent performance, the current banking environment and the local economy in which Southwest operates, Hovde determined, in consultation with and based on information provided by management of Southwest, earnings estimates for Southwest over a forward looking five year period, and Southwest management developed the forward-looking projections and key assumptions, which formed the basis for the discounted cash flow analyses. The resulting after-tax projected net income numbers used for the analysis were $2.9 million for 2017, $3.2 million for 2018, $3.7 million for 2019, $4.3 million for 2020, and $5.0 million for 2021.
To determine present values of Southwest based on these projections, Hovde utilized two discounted cash flow models, each of which capitalized terminal values using a different methodology: (1) Terminal Price/Earnings Multiple (“DCF Terminal P/E Multiple”); and, (2) Terminal Price/Tangible Book Value Multiple (“DCF Terminal P/TBV Multiple”).
In the DCF Terminal P/E Multiple analysis, an estimated value of Southwest’s common stock was calculated based on the present value of Southwest’s after-tax net income based on Southwest management’s forward-looking projections. Hovde utilized a terminal value at the end of 2021 by applying a range of price-to-earnings multiples of 17.6x to 21.6x, with a midpoint of 19.6x, which is based around the median price-to-earnings multiple derived from transactions in the Nationwide Group. The present value of Southwest’s projected dividends, plus the terminal value was then calculated assuming a range of discount rates between 12.50% and 14.50%, with a midpoint of 13.50%. This range of discount rates was chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of Southwest’s common stock. The resulting aggregate values of Southwest’s common stock of the DCF Terminal P/E Multiple ranged between $51.3 million and $67.2 million, with a midpoint of $59.0 million.

In the DCF Terminal P/TBV Multiple model, the same earnings estimates and projected net income were used; however, in arriving at the terminal value at the end of 2021, Hovde applied a range of price-to-tangible book value multiples of 1.28x to 1.68x with the midpoint being 1.48x, which is based around the median price-to-tangible book value multiple derived from transactions in the Nationwide Group. The present value of projected dividends, plus the terminal value, was then calculated assuming a range of discount rates between 12.50% and 14.50%, with a midpoint of 13.50%. The resulting aggregate values of Southwest’s common stock of the DCF Terminal P/TBV Multiple ranged between $37.8 million and $52.7 million, with a midpoint of  $45.0 million.
These analyses and their underlying assumptions yielded a range of values for Southwest, which are outlined in the table below:
Implied Value for Southwest Based On:	Price-to-Tangible Book Value Multiple	Price-to-LTM Earnings Multiple	Premium-to-Core Deposits Multiple
Total Deal Value	166%	23.5x	8.1%
DCF Analysis – Terminal P/E Multiple
Midpoint	163%	23.1x	7.8%
DCF Analysis – Terminal P/TBV Multiple
Midpoint	125%	17.6x	3.0%

Hovde noted that while the discounted cash flow present value analysis is a widely used valuation methodology, it relies on numerous assumptions, including asset and earnings growth rates, projected dividend payouts, terminal values and discount rates. Hovde’s analysis does not purport to be indicative of the actual values or expected values of Southwest’s common stock.
First Bancshares Comparable Companies Analysis:   Hovde used publicly available information to compare selected financial and trading information for First Bancshares and a group of 12 publicly-traded financial institutions selected by Hovde which was based on publicly-traded banks in the Southeast United States with total assets between $1.25 billion and $3.00 billion and LTM ROAA between 0.25% and 1.00%:
Capital City Bank Group, Inc.	Paragon Commercial Corporation
Access National Corporation	Southern First Bancshares, Inc.
Atlantic Capital Bancshares, Inc.	Premier Financial Bancorp, Inc.
Southern National Bancorp of Virginia, Inc.	C&F Financial Corporation
Summit Financial Group, Inc.	Entegra Financial Corp.
American National Bankshares, Inc.	Community Bankers Trust Corporation
The analysis compared publicly available financial and market trading information for First Bancshares and the data for the 12 financial institutions identified above as of and for the most recent twelve-month period which was publicly available. The table below compares the data for First Bancshares and the median data for the 12 financial institutions identified above, with pricing data as of October 20, 2017.
	Market Cap ($M)	Price/ Tangible Book Value	Price/ LTM EPS	Price/ 2017E EPS	Dividend Yield	YTD/ Price Change	Two Year Total Return
First Bancshares	$281	204.4%	28.1x	16.7x	0.49%	11.5%	85.3%
Comparable Companies:
Median	$328	190.8%	22.2x	20.3x	1.38%	9.1%	66.7%

First Bancshares fell within the range of pricing metrics of comparable companies. No company used as a comparison in the above analyses is identical to First Bancshares. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Accretion/Dilution Analysis:   Hovde performed pro forma merger analyses that combined projected income statement and balance sheet information of Southwest and First Bancshares. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of First Bancshares. In the course of this analysis, Hovde used the median S&P CapIQ consensus estimates for earnings estimates for First Bancshares for the years ending December 31, 2017, December 31, 2018, and December 31, 2019 and used earnings estimates provided by Southwest’s management for Southwest for the years ending December 31, 2017, December 31, 2018, and December 31, 2019. This analysis indicated that the merger is expected to be accretive by 15 cents per share to First Bancshares’ consensus estimated earnings per share of  $2.08 in 2018 and accretive by 42 cents per share to First Bancshares’ estimated earnings per share of $2.33 in 2019. The analysis also indicated that the merger is expected to be dilutive to tangible book value per share for First Bancshares by 52 cents per share in 2018 and by 7 cents per share in 2019 and that First Bancshares. For all of the above analyses, the actual results achieved by Southwest and First Bancshares prior to and following the merger will vary from the projected results, and the variations may be material.
Other Factors and Analyses.   Hovde took into consideration various other factors and analyses, including but not limited to: current market environment; merger and acquisition environment; movements in the common stock valuations of selected publicly-traded banking companies; and movements in the S&P 500 Index.
Conclusion.   Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Hovde determined that the merger Consideration to be paid in connection with the merger is fair from a financial point of view to Southwest’s shareholders. Each shareholder is encouraged to read Hovde’s fairness opinion in its entirety. The full text of this fairness opinion is included as Annex B to this proxy statement.
Board Composition and Management of First Bancshares after the Merger
Each of the officers and directors of First Bancshares immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of First Bancshares.
Pursuant to the merger agreement, First Bancshares has agreed to consider appointing a representative proposed by Southwest and mutually agreed to by First Bancshares and Southwest to the board of directors of The First, the banking subsidiary of First Bancshares, at the closing date. However, the parties both acknowledge and agree that in no event will First Bancshares or The First be required by the terms of the merger agreement to appoint any director to The First’s board of directors.
Interests of Southwest’s Directors and Executive Officers in the Merger
In considering the recommendation of Southwest’s board of directors to vote for the proposal to approve the merger agreement and the merger, Southwest shareholders should be aware that certain directors and officers of Southwest have interests in the merger that are in addition to, or different from, their interests as shareholders of Southwest. The Southwest board of directors was aware of these interests and considered them in approving the merger agreement and the transactions contemplated by the merger agreement, including the merger, and the decision to recommend that the Southwest shareholders approve the merger agreement and the merger. These interests are described below.
Change in Control Agreements with Southwest
Mr. William Blackmon, Mr. Sam Davis, Ms. Jenny Hunt and Ms. Kristy Hyde currently have change in control agreements with Southwest that provide for cash payments in the event of a qualifying termination of employment in connection with a change in control. The change in control agreements provide for a severance payment equal to a multiple of base salary (2.5x, in the case of Mr. Blackmon, and 1.5x, in the case of Mr. Davis, Ms. Hunt and Ms. Hyde), plus reimbursement for COBRA premiums for 18 months following termination, if the employee is terminated without “cause” or resigns for “good reason” within

6 months, in the case of Mr. Blackmon, or 12 months, in the case of Mr. Davis, Ms. Hunt and Ms. Hyde, following a change in control. First Bancshares will assume the change in control agreements with Ms. Hunt and Ms. Hyde, in accordance with their terms. As of the date of this proxy statement/prospectus, the estimated value of the severance payment to Ms. Hunt is $260,250 and to Ms. Hyde is $200,850.
Effective as of closing, Mr. Davis’ change in control agreement will be terminated in exchange for a lump sum payment of  $180,000, less normal withholdings, subject to Mr. Davis’ execution and non-revocation of a termination agreement containing a general release in favor of First Bancshares (and Southwest as the predecessor entity). The termination payment will be paid in cash in a single lump sum within sixty (60) days following closing, subject to Mr. Davis’ continued employment through such date.
Mr. Blackmon will retire as an officer and a director of Southwest and First Community on December 31, 2017, at which time his change in control agreement will terminate and he will not be entitled to any payments pursuant to such agreement at the closing of the merger. It is currently anticipated that Mr. Blackmon will receive a payment of  $245,000, subject to the execution of a written agreement, the merger consideration not falling below $60 million and the closing of the merger. Mr. Blackmon will also receive title to his company car upon his retirement. He, like other directors, will receive a fee of  $20,000 from Southwest for executing the non-competition and non-disclosure agreement discussed below.
It is currently anticipated that following Mr. Blackmon’s retirement, Ms. Hunt will be appointed President and Chief Executive Officer of First Community and as a result of such appointment, the estimated value of her severance payment pursuant to her change in control agreement will be increased to $322,500.
Retention Agreements with First Community Bank
First Community Bank has entered into a retention agreement with each of Mr. Davis, Ms. Hunt and Ms. Hyde, contingent on the completion of the merger. The retention agreements provide for a single lump sum cash payment of  $35,000, $35,000 and $25,000, less normal withholdings, respectively, on the date that the merger is completed, provided that the executive remains employed by First Community Bank on such date, or within thirty (30) days following the executive’s termination of employment by First Community Bank without cause.
Employment Agreement with The First
First Bancshares has entered into an employment agreement with Mr. Sam Davis, contingent on the completion of the merger. This agreement is intended to incent Mr. Davis to continue his employment with First Bancshares following completion of the merger. Pursuant to the employment agreement, Mr. Davis will be employed as the Senior Vice President and Senior Commercial Lender for Mobile and Baldwin Counties in Alabama for a term of twelve (12) months. During the term, Mr. Davis’ salary will be $175,000 annually with an incentive plan which will allow him an opportunity to earn up to ten percent (10%) of his base salary depending on the attainment of goals established from year to year under such incentive plan. Mr. Davis will further be able to participate in The First’s 401(k) and Employee Stock Ownership Plan, with credit granted for his years of service with Southwest. Mr. Davis will also be entitled to standard benefits such as health insurance, dental insurance, vacation/leave and other benefits generally offered from time to time to officers of The First. In addition, Mr. Davis may elect to receive an award of 1,250 restricted shares of First Bancshares common stock which shall be subject to a three-year vesting period, or a single lump sum cash payment of  $18,750, which, in each case, will only be awarded if he remains employed with The First for the full term of his employment agreement. The employment agreement provides that Mr. Davis may be terminated upon death, disability or with or without cause (which includes Mr. Davis’ failure to substantially perform his duties, misconduct materially injurious to the Bank, and fraud or embezzlement, among other things) or Mr. Davis may resign his employment at any time. Upon termination, Mr. Davis will be entitled to his accrued base salary and accrued benefits. As part of his employment agreement, Mr. Davis has agreed to a standard non-compete provision pursuant to which he will not, for one year, (i) compete, directly or indirectly, with The First, (ii) solicit any customer, supplier, vendor or other contractual party of The First, (iii) solicit any employee of The First for employment or (iv) interfere with The First and its relationship with customers.

Retention Agreements with The First
First Bancshares has entered into a retention agreement with each of Ms. Hunt and Ms. Hyde, contingent on the completion of the merger. The retention agreements provide for a single lump sum cash payment of  $25,000, less normal withholdings, on the date that is sixty (60) days following the date of integration of the operating systems of First Bancshares and Southwest, provided that the executive remains employed by First Bancshares on such date, or within thirty (30) days following the executive’s termination of employment by First Bancshares without cause.
Indemnification of Directors and Officers
First Bancshares has agreed to indemnify Southwest’s directors and officers following the effective time of the merger to the same extent as currently provided under Southwest’s indemnification agreements, or if not subject to an agreement, to the fullest extent permitted by applicable laws. First Bancshares has also agreed to maintain in effect a directors’ and officers’ liability insurance policy for a period of six years after the effective time of the merger with respect to claims arising from facts, events or actions which occurred prior to the effective time of the merger and covering persons who are currently covered by such insurance. The insurance policy must contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the directors and officers as currently provided.
Voting Agreements
As a condition to First Bancshares entering into the merger agreement, all directors of Southwest and First Community entered into voting agreements in the form attached as Exhibit A to the merger agreement attached as Annex A to this document, pursuant to which each such person agreed, among other things, to vote the shares of Southwest common stock held of record by such person (1) to approve the merger agreement and the merger (or any adjournment or postponement necessary to solicit additional proxies to approve the merger agreement and the merger) and (2) against any acquisition proposals or any actions that would result in a breach of any covenant, representation or warranty of Southwest in the merger agreement.
Non-Competition and Non-Disclosure Agreements
In addition, as a condition to First Bancshares entering into the merger agreement, each director of Southwest and First Community entered into non-competition and non-disclosure agreements with First Bancshares in the form attached as Exhibit C or D to the merger agreement attached as Annex A to this document, pursuant to which each such person agreed to, among other things, (1) not disclose or use any confidential information or trade secrets of Southwest for any purpose for so long as such information remains confidential information or a trade secret, (2) for a period of two years following the closing the merger, not engage in certain competitive activities with First Bancshares, including not soliciting employees and customers of Southwest, and (3) for a period of one or two years following the closing the merger (depending on the director), not serve as a director or management official of another financial institution in the counties in Alabama in which First Community operates a banking office as of the closing of the merger and each county contiguous to each of such counties. Each director will be paid by Southwest a fee of  $20,000 for executing such non-competition and non-disclosure agreement.
Claims Letters
At the time of the execution of the merger agreement, each director of Southwest and First Community executed a letter agreement with First Bancshares in the form attached as Exhibit E to the merger agreement attached as Annex A to this document, pursuant to which each such director released and discharged, effective upon the consummation of the merger, Southwest and its subsidiaries, their respective directors and officers (in their capacities as such), and their respective successors and assigns (including First Bancshares and The First), from any and all liabilities or claims that the director has or claims to have, with certain exceptions.

Beneficial Ownership of Southwest Common Stock by Management and Principal Shareholders of Southwest
The following table sets forth certain information regarding the beneficial ownership of Southwest common stock as of September 30, 2017, by (1) each director and executive officer of Southwest, (2) each person who is known by Southwest to own beneficially 5% or more of the Southwest common stock, and (3) all directors and executive officers of Southwest as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of Southwest believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.
Name of Beneficial Owner	Number of Shares of Southwest Common Stock	Percentage Beneficially Owned(1)
Principal Shareholders:
Fred K. Granade	9,518(2)	13.33%
William A. Granade	9,371(3)	13.12%
Stanley G. Moore	10,556(4)	14.78%
James N. Granade, III	7,094	9.93%
Laura Deer Moore	5,530	7.74%
Heather Moore Riser	5,530	7.74%
Directors and Executive Officers:
William E. Blackmon	127(5)	*
Lindsey C. Boney III	2	*
William A. Granade	9,371(3)	13.12%
Fred K. Granade	9,518(2)	13.33%
James Massey	24	*
Stanley G Moore	10,556(4)	14.78%
Kristy Hyde	0	*
Jenny Hunt	0	*
Sam Davis	0	*
All Directors and Executive Officers as a Group (9 persons)

*
Indicates ownership that does not exceed 1.00%.

(1)
Ownership percentage based on 71,411 shares of Southwest common stock outstanding as of September 30, 2017, including 94 restricted shares that will vest on December 31, 2017.

(2)
Includes 2,270 shares owned by Fred Granade, 4,303 shares owned by Fred Granade Irrevocable Trust of which Mr. Granade is trustee and sole beneficiary, and 2,945 shares owned by his wife, Callie V. Granade.

(3)
Includes 5,067 shares owned by William A. Granade, and 4,304 shares owned by William A. Granade Irrevocable Trust of which Mr. William A. Granade is trustee and sole beneficiary. William A. Granade is the brother of Fred K. Granade.

(4)
Stanley G. Moore is the father of Laura Deer Moore and Heather Moore Riser.

(5)
Includes 94 shares of restricted stock which vest on December 31, 2017.

Regulatory Approvals Required for the Merger
Completion of the merger is subject to prior receipt of all approvals required to be obtained from applicable governmental and regulatory authorities. Subject to the terms and conditions of the merger agreement, Southwest and First Bancshares have agreed to use their commercially reasonable efforts and cooperate to prepare and file, as promptly as possible, all necessary documentation and to obtain as promptly as practicable all regulatory approvals required or advisable to complete the transactions contemplated by the merger agreement. These approvals include, among others, approval from the Federal Reserve Board and the OCC. First Bancshares and Southwest have filed applications and notifications to obtain the required regulatory approvals.
Federal Reserve Board
The merger of Southwest with First Bancshares must be approved by the Federal Reserve Board under Section 3 of the Bank Holding Company Act of 1956, or the BHC Act, and its implementing regulations. In considering the approval of a transaction such as the merger, the BHC Act and related laws require the Federal Reserve Board to review, with respect to the parent holding companies and the bank concerned: (1) the competitive impact of the transaction; (2) financial, managerial and other supervisory considerations, including capital positions and managerial resources of the subject entities; (3) the record of the insured depository institution subsidiaries of the bank holding companies under the Community Reinvestment Act and fair lending laws; (4) the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system; and (5) additional public benefits of the proposal, such as the benefits to the customers of the subject entities. In connection with its review, the Federal Reserve Board will provide an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if they determine that would be appropriate.
Office of the Comptroller of the Currency
The merger of First Community with and into The First must be approved by the OCC under the National Bank Consolidation and Merger Act, 12 U.S.C. 215, 215a, commonly known as the Bank Merger Act. An application for approval of the bank merger has been filed with the OCC and will be subject to a 30-day comment and review period by the OCC. In evaluating an application filed under the Bank Merger Act, the OCC generally considers: (1) the competitive impact of the transaction; (2) financial and managerial resources of the banks party to the bank merger or merger; (3) the convenience and needs of the community to be served and the record of the banks under the Community Reinvestment Act; (4) the banks’ effectiveness in combating money-laundering activities; and (5) the extent to which the bank merger or merger would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the OCC will provide an opportunity for public comment on the application for the bank merger, and is authorized to hold a public meeting or other proceeding if they determine that would be appropriate.
First Bancshares and Southwest believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals. However, neither First Bancshares nor Southwest can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. The parties have agreed that First Bancshares will not be required, and Southwest and its subsidiaries will not be permitted, to take any action or commit to take any action or agree to any condition or restrictions in connection with the regulatory approvals that, individually or in the aggregate, would have or would be reasonably likely to have a material adverse effect on First Bancshares and its subsidiaries or Southwest and its subsidiaries as of and following the completion of the merger.
The parties’ obligation to complete the merger is conditioned upon the receipt of all required regulatory approvals. First Bancshares and Southwest will use their respective commercially reasonable efforts to resolve any objections that may be asserted by any regulatory authority with respect to the merger agreement or the merger or the other transactions contemplated by the merger agreement.

Neither First Bancshares nor Southwest is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
U.S. Federal Income Tax Considerations
The following is a general discussion of material U.S. federal income tax consequences to U.S. holders (as defined below) of Southwest common stock that exchange their shares of Southwest common stock for shares of First Bancshares common stock and cash in the merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated under the Code, and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus, and all of which are subject to change, potentially retroactively, which could affect the accuracy of the statements and conclusions set forth in this discussion.
This discussion addresses only those U.S. holders of Southwest common stock that hold their shares of Southwest common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). Importantly, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder in light of that U.S. holder’s individual circumstances or to a U.S. holder that is subject to special treatment under the U.S. federal income tax laws, including, without limitation, a U.S. holder that is:
•
a financial institution;

•
a tax-exempt organization;

•
a regulated investment company;

•
a real estate investment trust;

•
an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•
an insurance company;

•
a mutual fund;

•
a controlled foreign corporation or passive foreign investment company;

•
a dealer or broker in stocks and securities, or currencies;

•
a trader in securities that elects to use the mark-to-market method of accounting;

•
a holder of Southwest common stock subject to the alternative minimum tax provisions of the Code;

•
a holder of Southwest common stock that received Southwest common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•
a holder of Southwest common stock that has a functional currency other than the U.S. dollar;

•
a holder of Southwest common stock that holds Southwest common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•
a person that is not a U.S. holder; or

•
a U.S. expatriate or certain former citizens or long-term residents of the United States.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Southwest common stock that is for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States; (b) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia; (c) a trust if  (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) such trust was in existence on August 20, 1996, and has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes; or (d) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.
Determining the actual tax consequences of the merger to a U.S. holder is complex and can depend, in part, on the U.S. holder’s specific situation. Each U.S. holder should consult its own independent tax advisor as to the tax consequences of the merger in its particular circumstance, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.
Tax Consequences of the Southwest Merger Generally
In connection with the filing with the SEC of the registration statement of which this proxy statement/prospectus forms a part, Alston & Bird LLP has rendered its tax opinion to First Bancshares and Jones Walker LLP has rendered its tax opinion to Southwest addressing the U.S. federal income tax consequences of the merger as described below. A copy of each of these tax opinions is attached as Exhibit 8.1 and Exhibit 8.2, respectively, to the registration statement of which this proxy statement/prospectus forms a part. In addition, the obligations of the parties to complete the merger is conditioned on, among other things, the receipt by First Bancshares and Southwest of opinions from Alston & Bird LLP and Jones Walker LLP, respectively, dated the closing date of the merger, to the effect that for U.S. federal income tax purposes the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. The conditions relating to receipt of such closing opinions may be waived by both First Bancshares and Southwest. Neither First Bancshares nor Southwest currently intends to waive the conditions related to the receipt of the closing opinions. In addition, the obligation of Alston & Bird LLP and Jones Walker LLP to deliver such closing opinions is conditioned on the merger’s satisfying the continuity of proprietary interest requirement. That requirement generally will be satisfied if First Bancshares common stock constitutes at least 40% of the value of the total merger consideration.
These opinions are and will be subject to customary qualifications and assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the merger strictly in accordance with the merger agreement and the registration statement of which this proxy statement/prospectus forms a part. In rendering their legal opinions, Alston & Bird LLP and Jones Walker LLP relied and will rely upon representations and covenants, including those contained in certificates of officers of First Bancshares and Southwest, reasonably satisfactory in form and substance to each such counsel, and will assume that these representations are true, correct and complete without regard to any knowledge limitation, and that these covenants will be complied with. If any of these assumptions or representations are inaccurate in any way, or any of the covenants are not complied with, these opinions could be adversely affected. The opinions represent each counsel’s best legal judgment, but have no binding effect or official status of any kind, and no assurance can be given that contrary positions will not be taken by the Internal Revenue Service or a court considering the issues. In addition, neither Southwest nor First Bancshares has requested nor does either of them intend to request a ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger. Accordingly, there can be no assurances that the Internal Revenue Service will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth below or any of the tax consequences described in the tax opinions.
Except as otherwise indicated, the following discussion assumes that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

U.S. Holders that Receive a Combination of First Bancshares Common Stock and Cash
If a U.S. holder’s adjusted tax basis in the Southwest common stock surrendered is less than the sum of the fair market value of the shares of First Bancshares common stock and the amount of cash (other than cash received in lieu of a fractional share of First Bancshares common stock) received by the U.S. holder pursuant to the merger, then the U.S. holder will recognize gain in an amount equal to the lesser of  (a) the sum of the amount of cash (other than cash received in lieu of a fractional share of First Bancshares common stock) and the fair market value of the First Bancshares common stock received, minus the U.S. holder’s adjusted tax basis in the shares of Southwest common stock surrendered in exchange therefor, and (b) the amount of cash received by the U.S. holder (other than cash received in lieu of a fractional share of First Bancshares common stock). However, if a U.S. holder’s adjusted tax basis in the shares of Southwest common stock surrendered is greater than the sum of the amount of cash (other than cash received in lieu of a fractional share of First Bancshares common stock) and the fair market value of the First Bancshares common stock received, the U.S. holder’s loss will not be currently allowed or recognized for U.S. federal income tax purposes. If a U.S. holder of shares of Southwest common stock acquired different blocks of shares of Southwest common stock at different times or different prices, the U.S. holder should consult the U.S. holder’s independent tax advisor regarding the manner in which gain or loss should be determined for each identifiable block of Southwest shares. Any recognized gain generally will be long-term capital gain if, as of the effective date of the merger, the U.S. holder’s holding period with respect to the Shares of Southwest common stock surrendered exceeds one year.
The aggregate tax basis of the First Bancshares common stock received (including any fractional share interests deemed received and redeemed for cash as described below under “Cash In Lieu of a Fractional Share”) by a U.S. holder that exchanges its shares of Southwest common stock for a combination of First Bancshares common stock and cash as a result of the merger will be the same as the aggregate tax basis of the shares of Southwest common stock surrendered in exchange therefor, reduced by the amount of cash received on the exchange (excluding cash received in lieu of a fractional share of First Bancshares common stock) plus the amount of any gain recognized upon the exchange (excluding any gain recognized as a result of any cash received in lieu of a fractional share of First Bancshares common stock). The holding period of the First Bancshares common stock received (including any fractional share deemed received and redeemed) will include the holding period of the shares of Southwest common stock surrendered therefor. A U.S. holder receiving a combination of First Bancshares common stock and cash should consult its own independent tax advisor regarding the manner in which cash and First Bancshares common stock should be allocated among the U.S. holder’s shares of Southwest common stock and the manner in which the above rules would apply in the holder’s particular circumstance.
Cash In Lieu of a Fractional Share
If a U.S. holder receives cash in lieu of a fractional share of First Bancshares common stock, the U.S. holder will be treated as having received a fractional share of First Bancshares common stock pursuant to the merger and then as having exchanged the fractional share of First Bancshares common stock for cash in a redemption by First Bancshares. As a result, the U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash received and the portion of the U.S. holder’s aggregate tax basis (calculated in the manner as set forth above under “U.S. Holders that Receive a Combination of First Bancshares Common Stock and Cash”) allocable to the fractional share of First Bancshares common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the U.S. holder’s holding period with respect to the fractional share (including the holding period of the Southwest common stock surrendered therefor) exceeds one year. The deductibility of capital losses is subject to limitations.
Dissenters
Upon its exercise of dissenters’ rights, a U.S. holder of Southwest common stock will exchange all of its Southwest common stock for cash. Such a dissenting U.S. holder will recognize gain or loss equal to the difference between the amount of cash received and such U.S. holder’s aggregate tax basis in its Southwest common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period with respect to the Southwest common stock surrendered therefor exceeds one year. The deductibility of capital losses is subject to limitations. If a U.S. holder of Southwest shares acquired different blocks of Southwest shares at different times or different prices, the U.S. holder should consult the U.S. holder’s independent tax advisor regarding the manner in which gain or loss should be determined for each identifiable block of Southwest shares.
Material U.S. Federal Income Tax Consequences if the Southwest Merger Fails to Qualify as a Reorganizations
If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then each U.S. holder of Southwest common stock will recognize capital gain or loss equal to the difference between (a) the sum of the fair market value of the shares of First Bancshares common stock received by such U.S. holder pursuant to the merger and the amount of any cash received by such U.S. holder pursuant to the merger and (b) its adjusted tax basis in the shares of Southwest common stock surrendered in exchange therefor. Gain or loss will be computed separately with respect to each identified block of Southwest common stock exchanged in the merger.
Backup Withholding
If a U.S. holder is a non-corporate holder of Southwest common stock, the U.S. holder may be subject, under certain circumstances, to information reporting and backup withholding on any cash payments that the U.S. holder receives. A U.S. holder generally will not be subject to backup withholding, however, if the U.S. holder:
•
furnishes a correct taxpayer identification number, certifying that it is not subject to backup withholding on IRS Form W-9 or successor form included in the letter of transmittal that the U.S.holder will receive and otherwise complies with all the applicable requirements of the backup withholding rules; or

•
provides proof that it is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, if the U.S. holder timely furnishes the required information to the Internal Revenue Service.
Certain Reporting Requirements
If a U.S. holder that receives First Bancshares common stock in the merger is considered a “significant holder,” such U.S. holder will be required (a) to file a statement with its U.S. federal income tax return providing certain facts pertinent to the merger, including such U.S. holder’s tax basis in, and the fair market value of, the Southwest common stock surrendered by such U.S. holder, and (b) to retain permanent records of these facts relating to the merger. A “significant holder” is any Southwest shareholder that, immediately before the merger, (y) owned at least 1% (by vote or value) of the outstanding stock of Southwest or (z) owned Southwest securities with a tax basis of  $1.0 million or more.
This discussion of U.S. federal income tax considerations is for general information only and is not intended to be tax advice. Holders of Southwest common stock are urged to consult their independent tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.
Accounting Treatment
The merger will be accounted for under the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States of America. Under this method, Southwest’s assets and liabilities as of the date of the merger will be recorded at their respective fair values. Any difference between the purchase price for Southwest and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with ASC Topic 805, “Business Combinations,” the goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by First Bancshares in connection with the merger will be amortized to expense in accordance with such rules. The consolidated financial statements of First Bancshares issued after the merger will reflect the results attributable to the acquired operations of Southwest beginning on the date of completion of the merger.
Dissenters’ Rights
General
If the merger is consummated, holders of record of Southwest common stock who follow the procedures specified by Article 13 of the Alabama Business Corporation Law (“ABCL”) will be entitled to determination and payment in cash of the “fair value” of their stock (as determined immediately before the effective time of the merger), excluding any appreciation or depreciation resulting from the anticipation of the merger, unless such exclusion would be inequitable, but including interest from the effective date of the merger until the date of payment. Shareholders who elect to follow these procedures are referred to as dissenting shareholders.
A vote in favor of the merger agreement by a holder of Southwest common stock will result in a waiver of such shareholder’s right to demand payment for his or her shares.
The following summary of the provisions of Article 13 of the ABCL is not intended to be a complete statement of such provisions, the full text of which is attached as Annex C to this proxy statement/prospectus, and is qualified in its entirety by reference thereto.
How to Exercise and Perfect Your Right to Dissent
A holder of Southwest common stock electing to exercise dissenters’ rights (1) must deliver to Southwest at 2862 Dauphin Street, Mobile, Alabama 36606, Attention: Jenny Hunt, before the vote at the Southwest special meeting, written notice of his or her intent to demand payment for his or her shares if the merger is effectuated, and (2) must not vote in favor of the merger agreement. The requirement of this written notice is in addition to and separate from the requirement that such shares not be voted in favor of the merger agreement, and the requirement of written notice is not satisfied by voting against the merger agreement either in person or by proxy. The requirement that shares not be voted in favor of the merger agreement will be satisfied if no proxy is returned and the shares are not voted in person. Because a properly executed and delivered proxy which is left blank will, unless revoked, be voted “FOR” approval of the merger agreement, in order to be assured that his, her or its shares are not voted in favor of the merger agreement, dissenting shareholders who vote by proxy must not leave the proxy blank but must (1) vote “AGAINST” the approval of the merger agreement or (2) affirmatively abstain from voting by checking the “ABSTAIN” box on the proxy card. Neither a vote against approval of the merger agreement nor an abstention will satisfy the requirement that a written notice of intent to demand payment be delivered to Southwest before the vote on the merger agreement.
A record shareholder may assert dissenters’ rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies Southwest, as appropriate, in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if he or she submits to Southwest, as appropriate, the record shareholder’s written consent to the dissent prior to or contemporaneously with such assertion and he or she does so with respect to all shares of which he, she or it is the beneficial shareholder or over which he, she or it has the power to vote. Where no number of shares is expressly mentioned, the notice of intent to demand payment will be presumed to cover all shares held in the name of the record holder.

First Bancshares’ Actions Following the Merger
No later than ten days after the merger, First Bancshares, as the continuing corporation of the merger, will send a written dissenters’ notice to each dissenting shareholder of Southwest who did not vote in favor of the merger and who duly filed a written notice of intent to demand payment in accordance with the foregoing. The dissenters’ notice will specify, among other things, the deadline by which time First Bancshares must receive a payment demand from such dissenting shareholders and will include a form for demanding payment. The deadline will be no fewer than 30 days and no more than 60 days after the date the dissenters’ notice is delivered. It is the obligation of any dissenting shareholder to initiate all necessary action to perfect his or her dissenters’ rights within the time periods prescribed in Article 13 of the ABCL and the dissenters’ notice. If no payment demand is timely received from a dissenting shareholder, all dissenters’ rights of said dissenting shareholder will be lost, notwithstanding any previously submitted written notice of intent to demand payment. Each dissenting shareholder who demands payment retains all other rights of a shareholder unless and until those rights are cancelled or modified by the merger. A dissenting shareholder who demands payment in accordance with the foregoing may not thereafter withdraw that demand and accept the terms offered under the merger agreement unless First Bancshares consents thereto.
Within 20 days of a formal payment demand, a dissenting shareholder who has made a demand must submit his or her share certificate or certificates to First Bancshares so that a notation to that effect may be placed on such certificate or certificates and the shares may be returned to the dissenting shareholder with the notation thereon. A shareholder’s failure to submit shares for notation will, at First Bancshares’ option, terminate the holder’s rights as a dissenter, unless a court of competent jurisdiction determines otherwise.
Promptly after the merger, or upon receipt of a payment demand, First Bancshares shall offer to pay each dissenting shareholder who complied with Article 13 of the ABCL the amount First Bancshares estimates to be the fair value of such dissenting shareholder’s shares plus accrued interest. Each dissenting shareholder who agrees to accept the offer of payment in full satisfaction of his or her demand must surrender to First Bancshares the certificate or certificates representing his or her shares in accordance with the terms of the dissenters’ notice. Upon receiving the certificate or certificates, First Bancshares will pay each dissenting shareholder the fair value of his or her shares, plus accrued interest. Upon receiving payment, each dissenting shareholder ceases to have any interest in the shares.
Each dissenting shareholder who has made a payment demand may notify First Bancshares in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, or reject the offer made to such shareholder as described above and demand payment of the fair value of his or her shares and interest due, if: (1) the dissenting shareholder believes that the amount offered is less than the fair value of the shares or that the interest due is incorrectly calculated; or (2) First Bancshares fails to make an offer as required by Article 13 of the ABCL within 60 days after the date set for demanding payment; provided, however, that a dissenting shareholder waives the right to demand payment different from that offered unless he or she notifies First Bancshares of his or her demand in writing within 30 days after First Bancshares offered payment for the shares.
If a demand for payment remains unsettled, First Bancshares will commence a proceeding in the Circuit Court of Washington County, Alabama within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the proceeding is not commenced within the 60-day period, each dissenting shareholder whose demand remains unsettled shall be entitled to receive the amount demanded in the Circuit Court of Washington County, Alabama. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of the shares, plus accrued interest. The court’s finding may set a value above or below the value the shareholder believes is appropriate. Upon payment of the judgment and surrender to First Bancshares of the certificate or certificates representing the judicially appraised shares, a dissenting shareholder will cease to have any interest in the shares. The Court may assess costs incurred in such a proceeding against First Bancshares or may assess the costs against all or some of the dissenting shareholders, in amounts the court finds equitable, to the extent the Court finds that such dissenting shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment different from that initially offered by First Bancshares. The Court may also assess the reasonable fees and expenses of counsel and experts against First Bancshares, if the Court finds that it did not substantially comply with its requirements regarding providing notice of dissenters’ rights and the procedures associated therewith under

Article 13 of the ABCL or against either First Bancshares or all or some of the dissenting shareholders if the Court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided in Article 13 of the ABCL. If the Court finds that services of counsel for any dissenter were of substantial benefit to other similarly situated dissenters, and that fees for such services should not be assessed against First Bancshares, then the Court may award reasonable fees to such counsel that will be paid out of the amounts awarded to dissenters who benefited from such services.
Rights as a Shareholder
If you exercise your right to dissent you may not challenge the merger unless the merger is unlawful or fraudulent with respect to the shareholders or Southwest. A shareholder who exercises appraisal rights retains all other rights as a shareholder of Southwest until the merger is complete.
Withdrawal of Demand.
If you have made a written demand on Southwest for payment of the fair value of your Southwest common stock, you may not withdraw such demand unless Southwest, or following the merger, First Bancshares consents to such withdrawal. If you withdraw your demand, you will be bound by the merger and you will have the same rights to receive the merger consideration with respect to your shares of Southwest common stock as you would have had if you had not made a demand for payment as to those shares, as well as the right to participate to the appropriate extent in any dividends or distributions on the shares of Southwest common stock that may have been paid to First Bancshares shareholders after the effective date of the merger. Such rights will, however, be subject to any change in or adjustment to those shares made because of an action taken after the date of your demand for payment.
Beneficial Owners
Persons who beneficially own shares of Southwest common stock that are held of record in the name of another person, such as a broker, bank, trustee or other nominee, and who wish to have the right of dissent exercised as to those shares, may do so only if such shareholder (i) submits to Southwest the record shareholder’s written consent to the assertion of dissenters’ rights no later than the time the beneficial owner asserts dissenters’ rights and (ii) does so with respect to all shares of the class or series that are beneficially owned by you, as the beneficial shareholder.
U.S. Federal Income Tax Consequences
See “U.S. Federal Income Tax Considerations — Dissenters” beginning on page [•] for a discussion on how the federal income tax consequences of your action will change if you elect to dissent from the merger.
You should remember that if you return a signed proxy card, but fail to provide instructions as to how your shares of Southwest common stock are to be voted, you will be considered to have voted in favor of the merger and you will not be able to assert dissenters’ rights. You should also remember that if you otherwise vote at the special meeting in favor of the merger, you will not be able to assert dissenters’ rights.
Exchange of Shares in the Merger
The conversion of Southwest common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. After completion of the merger, the exchange agent will exchange certificates representing shares of Southwest common stock for the merger consideration to be received pursuant to the terms of the merger agreement.
Letter of Transmittal
As soon as reasonably practicable after the effective time of the merger, but no later than three business days after the effective time (provided that Southwest had delivered to the exchange agent all information that is necessary for the exchange agent to perform its obligations pursuant to the merger agreement), the exchange agent will mail appropriate transmittal materials and instructions to those persons who were holders of Southwest common stock immediately prior to the completion of the merger. These materials will contain instructions on how to surrender shares of Southwest common stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement.
If a certificate for Southwest common stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration upon receipt of an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as First Bancshares or the exchange agent may determine is necessary as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed certificate.
After completion of the merger, there will be no further transfers on the stock transfer books of Southwest other than to settle transfers of Southwest common stock that occurred prior to the effective time of the merger.
Withholding
First Bancshares and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any Southwest shareholder the amounts they are required to deduct and withhold under any applicable federal, state, local or foreign tax law. If any such amounts are withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to the shareholders from whom they were withheld.
Dividends and Other Distributions
Whenever a dividend or other distribution is declared by First Bancshares on First Bancshares common stock, the record date for which is after the effective time of the merger, the declaration will include dividends or other distributions on all shares of First Bancshares common stock issuable under the merger agreement, but such dividends or other distributions will not be paid to the holder thereof until such holder has duly surrendered his, her or its Southwest stock certificates.
Listing of First Bancshares Common Stock
It is a condition to the completion of the merger that the shares of First Bancshares common stock issuable in connection with the merger be approved for listing on the NASDAQ Global Market, subject to official notice of issuance.

THE MERGER AGREEMENT
The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
Structure of the Merger
The boards of directors of First Bancshares and Southwest have each unanimously approved the merger agreement, which provides for the merger of Southwest with and into First Bancshares, with First Bancshares as the surviving company in the merger.
The merger agreement also provides that immediately after the effective time of the merger but in effect simultaneously on the date the merger closes, First Community, which is an Alabama state-chartered bank and a direct wholly owned subsidiary of Southwest, will merge with and into The First, A National Banking Association, a national banking association and a direct wholly owned subsidiary of First Bancshares, with The First as the surviving bank of such merger. The terms and conditions of the merger of The First and First Community are set forth in a separate merger agreement and plan of merger, referred to as the bank merger agreement, the form of which is attached as Exhibit B to the merger agreement. As provided in the bank merger agreement, the merger of The First and First Community may be abandoned at the election of The First at any time, whether before or after filings are made for regulatory approval of such merger. We refer to the merger of The First and First Community as the bank merger.
The merger agreement allows First Bancshares to change the structure of the merger at any time and without the approval of Southwest if and to the extent that First Bancshares reasonably deems such a change to be necessary; provided, however, that no such change shall (i) alter the amount or kind of merger consideration to be provided under the merger agreement, (ii) materially impede or delay consummation of the merger,(iii) adversely affect the federal or state income tax treatment of Southwest shareholders in connection with the merger, (iv) require submission or the approval of Southwest shareholders after the merger agreement and the merger has already been approved by Southwest’s shareholders, or (v) result in the merger failing to be a reorganization described in Section 368(a) of the Code.
Closing and Effective Time of the Merger
The effective time of the merger will take place immediately prior to the later of  (i) the date and time of filing of the articles of merger with the Secretary of State of the State of Mississippi and the Secretary of State of the State of Alabama by First Bancshares or (ii) the date and time when the merger becomes effective as set forth in such articles of merger, which will be no later than three business days after all of the conditions to the closing of the merger have been satisfied or waived in accordance with their terms.
We currently expect that the merger will be completed in the first or second quarter of 2018, subject to obtaining the requisite approvals from the shareholders of Southwest, the receipt of all necessary regulatory approvals and the expiration of all regulatory waiting periods and other conditions. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. No assurance is made as to whether, or when, First Bancshares and Southwest will obtain the required approvals or complete the merger. See “The Merger Agreement  —  Conditions to Completion of the Merger.”
Organizational Documents of the Surviving Company
At the effective time of the merger, the amended and restated articles of incorporation and bylaws of First Bancshares in effect immediately prior to the effective time of the merger will be the articles of incorporation and bylaws of the surviving company until thereafter amended in accordance with their respective terms and applicable laws.
Officers of the Surviving Company
Each of the officers of First Bancshares immediately prior to the effective time of the merger will be the officers of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of First Bancshares.
Board of Directors of the Surviving Company
Each of the directors of First Bancshares immediately prior to the effective time of the merger will be the directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of First Bancshares.
Pursuant to the merger agreement, First Bancshares has agreed to consider appointing a representative proposed by Southwest and mutually agreed to by First Bancshares and Southwest to the board of directors of The First, the banking subsidiary of First Bancshares, at the closing date. However, the parties both acknowledge and agree that in no event will First Bancshares or The First be required by the terms of the merger agreement to appoint any director to The First’s board of directors.
Merger Consideration
Under the terms of the merger agreement, each outstanding share of Southwest common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive a pro rata portion (which is a ratio equal to one divided by the number of shares of Southwest common stock issued and outstanding as of the closing) of  (i) a number of shares of First Bancshares common stock equal to $36,000,000 divided by the average closing price of First Bancshares’ common stock during the ten trading days preceding the fifth business day prior to the closing date (subject to adjustments as discussed below), which we refer to as the stock consideration, and (ii) a cash amount equal to $24,000,000 (subject to downward adjustment in accordance with the terms of the merger agreement in the event that Southwest’s adjusted tangible common equity at closing is less than $32,000,000), which we refer to as the cash consideration. The stock consideration and the cash consideration are collectively referred to as the merger consideration.
In determining the stock consideration, the average closing price of First Bancshares’ common stock pursuant to the formula above may be adjusted to the extent that if  (1) the average closing price is at least 20% higher than $30.45, which we refer to as the signing price, then the average closing price for the purposes of calculating the stock consideration will be adjusted to $36.54, and (2) the average closing price is at least 20% lower than the signing price, then the average closing price for the purposes of calculating the stock consideration will be adjusted to $24.36. If the average closing price is neither 20% higher nor lower than the signing price, then the average closing price pursuant to the formula above will be used to calculate the stock consideration.
In addition, if Southwest’s adjusted tangible common equity as of the closing date is less than $32,000,000, the aggregate amount of the cash consideration will be reduced by an amount equal to (1) $32,000,000 minus (2) Southwest’s actual adjusted tangible common equity as of the closing date. Southwest’s adjusted tangible common equity will be calculated as Southwest’s common equity (as defined in GAAP) less (i) intangible assets (as defined in GAAP), (ii) any anticipated but unaccrued Southwest transaction expenses in connection with the merger, and (iii) the amount of any reduction in Southwest’s allowance for loan and lease losses below $3,425,000 as of the effective time of the merger.
First Bancshares will not issue any fractional shares of First Bancshares common stock in the merger. Southwest shareholders who would otherwise be entitled to a fractional share of First Bancshares common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in First Bancshares common stock (rounded to the nearest one hundredth of a share) by the average closing price, as may be adjusted.
If First Bancshares or Southwest change the number of shares of First Bancshares common stock or Southwest common stock outstanding prior to the effective time of the merger as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to First Bancshares common stock or Southwest common stock and the record date for such corporate action is prior to the effective time of the merger, then the merger consideration shall be appropriately and proportionately adjusted to give Southwest shareholders the same economic effect as contemplated by the merger agreement prior to any such event.
Southwest may terminate the merger agreement if the average closing price of First Bancshares common stock over a specified period prior to completion of the merger decreases below certain specified thresholds unless First Bancshares elects to increase the merger consideration through an adjustment to the merger consideration, as discussed in further detail on page [      ].
The value of the shares of First Bancshares common stock to be issued to Southwest shareholders in the merger will fluctuate between now and the closing date of the merger. We make no assurances as to whether or when the merger will be completed, and you are advised to obtain current sale prices for the First Bancshares common stock.
Procedures for Converting Shares of Southwest Common Stock into Merger Consideration
Exchange Agent
First Bancshares will designate a third party to act as the exchange agent in connection with the merger. The exchange agent shall also act as the agent for Southwest shareholders for the purpose of receiving their Southwest stock certificates and book-entry shares and shall obtain no rights or interests in the shares represented thereby. Prior to the effective time of the merger, First Bancshares will deposit, or cause to be deposited, with the exchange agent the aggregate stock consideration and the aggregate cash consideration and, to the extent then determinable, any cash payable in lieu of fractional shares, necessary to satisfy the aggregate merger consideration payable.
Transmittal Materials and Procedures
Promptly (but not more than three business days, provided that the exchange agent has received all necessary information from Southwest) after the effective time of the merger, First Bancshares will cause the exchange agent to send transmittal materials, which will include the appropriate form of letter of transmittal, to holders of record of shares of Southwest common stock (other than excluded shares) providing instructions on how to effect the delivery of certificates or book-entry shares of Southwest common stock in exchange for the merger consideration. After the effective time of the merger, when a Southwest shareholder surrenders his or her stock certificates or book-entry shares, accompanied by a properly executed letter of transmittal and any other documents as may reasonably be required by the exchange agent, the holder of shares of Southwest common stock will be entitled to receive, (i) his or her pro rata portion of the merger consideration and (ii) any cash in lieu of fractional shares to which the holder is entitled.
No interest will be paid or accrued on any amount payable upon cancellation of shares of Southwest common stock. The shares of First Bancshares common stock issued and cash amount paid in accordance with the merger agreement upon conversion of the shares of Southwest common stock (including any cash paid in lieu of fractional shares) will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Southwest common stock.
If any portion of the merger consideration is to be delivered to a person or entity other than the holder in whose name any surrendered certificate is registered, it will be a condition of such exchange that (i) the certificate surrendered must be properly endorsed or must be otherwise in proper form for transfer and (ii) the person or entity requesting such payment pays any transfer or other similar taxes required by reason of the payment of the merger consideration to a person or entity other than the registered holder of the certificate surrendered or will establish to the satisfaction of First Bancshares that such tax has been paid or is not required to be paid. Payment of the applicable merger consideration with respect to book-entry shares will only be made to the person or entity in whose name such book-entry shares are registered. The shares of First Bancshares common stock may be in uncertificated book-entry form, unless a physical certificate is otherwise required by any applicable law.
Surrender of Southwest Stock Certificates
The exchange agent will mail to each holder of record of Southwest common stock the letter of transmittal along with instructions for completing the letter of transmittal and delivering to the exchange agent the completed letter of transmittal along with the stock certificates or book-entry shares representing the shares of Southwest common stock held by the shareholder.
Upon surrender to the exchange agent of the certificate(s) or book-entry shares representing his or her shares of Southwest common stock, accompanied by a properly completed letter of transmittal, a Southwest shareholder will be entitled to receive the merger consideration promptly after the effective time of the merger (including any cash in lieu of fractional shares). Until surrendered, each such certificate or book-entry share will represent after the effective time of the merger, for all purposes, only the right to receive the merger consideration, without interest (including any cash in lieu of fractional shares), and any dividends to which such holder is entitled pursuant to the merger agreement.
No dividends or other distributions with respect to First Bancshares common stock after completion of the merger will be paid to the holder of any unsurrendered Southwest stock certificates or book-entry shares with respect to the shares of Southwest common stock represented by those certificates until those certificates or book-entry shares have been properly surrendered. Subject to applicable abandoned property, escheat or similar laws, following the proper surrender of any such previously unsurrendered Southwest stock certificate or book-entry shares, the holder of the certificate or book-entry shares will be entitled to receive, without interest: (i) the amount of unpaid dividends or other distributions with a record date after the effective time of the merger payable with respect to the whole shares of First Bancshares common stock represented by that certificate or the book-entry shares; and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of First Bancshares common stock represented by that certificate or the book-entry shares with a record date after the effective time of the merger (but before the date on which the certificate or book-entry shares are surrendered) and with a payment date subsequent to the issuance of the shares of First Bancshares common stock issuable in exchange for that certificate or book-entry shares.
None of First Bancshares, the exchange agent or any other person will be liable to any former Southwest shareholder for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.
In the event any Southwest stock certificate is lost, stolen or destroyed, in order to receive the merger consideration (including cash in lieu of any fractional shares), the holder of that certificate must provide an affidavit of that fact and, if reasonably required by First Bancshares or the exchange agent, post a bond in such amount as First Bancshares or the exchange agent determines is reasonably necessary to indemnify it against any claim that may be made against it with respect to that certificate.
Representations and Warranties
The merger agreement contains customary representations and warranties of First Bancshares and Southwest relating to their respective businesses that are made as of the date of the merger agreement and as of the closing date of the merger. The representations and warranties of each of First Bancshares and Southwest have been made solely for the benefit of the other party, and these representations and warranties should not be relied on by any other person. In addition, these representations and warranties:
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have been qualified by information set forth in confidential disclosure schedules in connection with signing the merger agreement — the information contained in these schedules modifies, qualifies and creates exceptions to the representations and warranties in the merger agreement;

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will not survive consummation of the merger;

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may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties to the merger agreement if those statements turn out to be inaccurate;

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are in some cases subject to a materiality standard described in the merger agreement which may differ from what may be viewed as material by you; and

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were made only as of the date of the merger agreement or such other date as is specified in the merger agreement.

The representations and warranties made by First Bancshares and Southwest to each other primarily relate to:
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corporate organization, existence, power and authority;

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capitalization;

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corporate authorization to enter into the merger agreement and to consummate the merger;

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regulatory approvals and consents required in connection with the merger and the bank merger;

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reports filed with governmental entities, including, in the case of First Bancshares, the SEC;

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absence of material adverse effect on each party since December 31, 2016;

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compliance with laws and the absence of regulatory agreements;

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tax matters;

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loan portfolio;

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litigation and legal proceedings;

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fees paid to financial advisors; and

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accuracy of the information supplied by each party for inclusion or incorporation by reference in this proxy statement/prospectus.

Southwest has also made representations and warranties to First Bancshares with respect to:
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labor and employee relations;

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employee benefits plans;

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investment portfolio;

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material contracts;

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intellectual properties;

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environmental matters;

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receipt of fairness opinion;

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insurance policies;

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derivative transactions;

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financial statements;

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adequacy of allowances for loan losses;

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absence of state takeover laws applicability;

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real and personal property matters; and

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transactions with affiliates.

Definition of  “Material Adverse Effect”
Certain representations and warranties of First Bancshares and Southwest are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either First Bancshares or Southwest, means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such party and its subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such party to perform its obligations under the merger agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such party to consummate the merger and the transactions contemplated by the merger agreement. For purposes of clause (i) only, the definition of ”material adverse effect” excludes the following:
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changes in banking and similar laws of general applicability or interpretations thereof by any governmental authority;

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changes in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally;

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changes in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally;

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public disclosure of the transactions contemplated or actions expressly required by the merger agreement or actions or omissions that are taken with the prior written consent of the other party, or as otherwise expressly permitted or contemplated by the merger agreement;

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any failure by Southwest or First Bancshares to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been a material adverse effect);

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changes in the trading price or trading volume of First Bancshares common stock; and

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the impact of this merger agreement and the transactions contemplated by the merger agreement on relationships with customers or employees, including the loss of personnel;

except, with respect to the first three bullets, if the effects of such change disproportionately affect such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate.
Covenants and Agreements
Pursuant to the merger agreement, First Bancshares and Southwest have agreed to certain restrictions on their activities until the effective time of the merger. First Bancshares has agreed that it will carry on its business consistent with prudent banking practices and in compliance in all material respects with applicable laws. Southwest has agreed to carry on its business, including the business of each of its subsidiaries, in the ordinary course of business and consistent with prudent banking practice. In addition, Southwest has agreed that it will use commercially reasonable efforts to:
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preserve its business organization and assets intact;

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keep available to itself and First Bancshares the present services of the current officers and employees of Southwest and its subsidiaries;

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preserve for itself and First Bancshares the goodwill of its customers, employees, lessors and others with whom business relationships exists; and

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continue diligent collection efforts with respect to any delinquent loans and, to the extent within its control, not allow any material increase in delinquent loans.

First Bancshares has also agreed that until the effective time of the merger, it and its subsidiaries will not take any or knowingly fail to take any action that is intended or is reasonably likely to:
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prevent, delay or impair First Bancshares’ ability to consummate the merger or the transactions contemplated by the merger agreement; or

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agree to take, commit to take, or adopt any resolution of its board of directors in support of, any of the actions prohibited by the merger agreement.

Southwest has also agreed that it will not, and will not permit its subsidiaries to do any of the following without the prior written consent of First Bancshares, except as previously agreed to by the parties:
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except as previously disclosed to First Bancshares, (i) issue, sell, grant, pledge, dispose of, encumber, or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any rights, any new award or grant under the Southwest stock plans or otherwise, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) except as permitted in the merger agreement, accelerate the vesting of any existing rights, or (iii) except as permitted in the merger agreement, directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any rights issued and outstanding prior to the effective time;

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make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except (i) dividends from wholly owned subsidiaries to Southwest, (ii) dividends paid to Southwest shareholders in accordance with Southwest’s dividend policy (which provides for a quarterly dividend to shareholders to cover such shareholders’ tax liability and an additional per share dividend of  $1.00 per quarter), and (iii) only if Southwest’s adjusted tangible common equity as of the closing date is greater than $32,500,000, Southwest may pay a dividend to its shareholders immediately prior to closing in the amount of the excess of Southwest’s adjusted tangible common equity over $32,500,000;

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enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of Southwest or its subsidiaries, or grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, except (i) normal increases in base salary to employees in the ordinary course of business and pursuant to policies currently in effect, provided that, such increases shall not result in an annual adjustment in base compensation (which includes base salary and any other compensation other than bonus payments) of more than 5% for any individual or 3% in the aggregate for all employees of Southwest or its subsidiaries, except as previously disclosed to First Bancshares and (ii) as may be required by law, (iii) to satisfy contractual obligations, or (iv) as previously disclosed to First Bancshares;

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hire any person as an employee of Southwest or any of its subsidiaries, except for (i) at-will employees at an annual rate of salary not to exceed $120,000, or (ii) at-will senior executive officers to fill vacancies that currently exist or may arise from time to time in the ordinary course of business;

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enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable law, subject to the provision of prior written notice to and consultation with First Bancshares, (ii) to satisfy contractual obligations existing as of the date of the merger agreement and as previously disclosed to First Bancshares, (iii) as previously disclosed to First Bancshares, or (iv) as may be required pursuant to the terms of the merger agreement) any Southwest benefit plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of Southwest or any of its subsidiaries;

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except pursuant to agreements or arrangements in effect on the date of the merger agreement and previously disclosed to First Bancshares and loans to directors, officers, and their immediate family members, affiliates, or associates that are below certain thresholds and which are in compliance with Regulation O, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the ordinary course of business;
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except as previously disclosed to First Bancshares or in the ordinary course of business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to Southwest or any of its subsidiaries;

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acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business) all or any portion of the assets, debt, business, deposits or properties of any other entity or person, except for purchases specifically approved by First Bancshares;

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make any capital expenditures in amounts exceeding $50,000 individually, or $250,000 in the aggregate;

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amend Southwest’s articles of incorporation or bylaws or any equivalent documents of Southwest’s subsidiaries;

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implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable laws, GAAP or applicable accounting requirements of any governmental authority, in each case, including changes in the interpretation or enforcement thereof;

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except as previously disclosed to First Bancshares, enter into, amend, modify, terminate, extend, or waive any material provision of, any Southwest material contract, lease or insurance policy, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms with respect to Southwest or any of its subsidiaries, or enter into any contract that would constitute a Southwest material contract if it were in effect on the date of the merger agreement, except for any amendments, modifications or terminations requested by First Bancshares;

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other than settlement of foreclosure actions in the ordinary course of business, (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Southwest or any of its subsidiaries is or becomes a party after the date of the merger agreement, which settlement or agreement involves payment by Southwest or any of its subsidiaries of an amount which exceeds $100,000 individually or $200,000 in the aggregate and/or would impose any material restriction on the business of Southwest or any of its subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

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(i) enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (ii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable law, regulation or policies imposed by any governmental authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans, its hedging practices and policies, and (iv) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the ordinary course of business;

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enter into any derivative transaction;

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except as previously disclosed to First Bancshares, incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice with a term not in excess of 12 months (other than creation of deposit liabilities or sales of certificates of deposit in the ordinary course of business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (whether absolute, accrued, contingent or otherwise) of any other person, other than the issuance of letters of credit in the ordinary course of business and in accordance with restrictions on making or extending loans as set forth in the merger agreement;
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(i) other than in accordance with Southwest’s investment guidelines, acquire, sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, or (ii) change the classification method for any of the Southwest investment securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320;

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make any changes to deposit pricing other than such changes that may be made in the ordinary course of business;

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except for loans or extensions of credit approved and/or committed as of the date of the merger agreement and disclosed to First Bancshares, (i) make or increase any (A) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by Southwest or any of its subsidiaries to such borrower or its affiliates would be in excess of $250,000, in the aggregate, (B) loan secured by other than a first lien in excess of  $500,000, (C) loan in excess of FFIEC regulatory guidelines relating to loan to value ratios in excess of $500,000, (D) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of  $750,000, (E) secured loan over $1,750,000, (F) any loan that is not made in conformity with Southwest’s ordinary course lending policies and guidelines in effect as of the date hereof in excess of  $500,000, or (G) loan, whether secured or unsecured, if the amount of such loan, together with any other outstanding loans (without regard to whether such other loans have been advanced or remain to be advanced), would result in the aggregate outstanding loans to any borrower of Southwest or any of its subsidiaries (without regard to whether such other loans have been advanced or remain to be advanced) to exceed $1,750,000, (ii) renew, renegotiate, extend or modify any existing loan in which the aggregate amount of all loans to the borrower exceeds $1,750,000 (other than credits in which the total outstanding loans to the borrower is no more than $3,500,000 and no new money is extended and which do not have any material deteriorating change in the credit relationship, including, but not limited to, a downgrade in the risk rating of the credit, declining financial trends, or any other change that would substantially alter the facts supporting the original approval), (iii) sell any loan or loan pools in excess of  $1,000,000 in principal amount or sale price (other than residential mortgage loan pools sold in the ordinary course of business), or (iv) acquire any servicing rights, or sell or otherwise transfer any loan where Southwest or any of its subsidiaries retains any servicing rights. Any loan in excess of the foregoing limits will require the prior written approval of the President or Chief Credit Officer or Credit Administrator of The First;

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except as previously disclosed to First Bancshares, make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by Southwest or its subsidiaries;

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except as required by applicable law or in the ordinary course of business, make or change any material tax election, file any material amended tax return, enter into any material closing agreement with respect to taxes, settle or compromise any material liability with respect to taxes, agree to any material adjustment of any tax attribute, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment, provided that, for purposes of the foregoing, “material” means affecting or relating to $100,000 or more in taxes or $200,000 or more of taxable income;

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take any action or knowingly fail to take any action not contemplated by the merger agreement that is intended or is reasonably likely to (i) prevent, delay or impair Southwest’s ability to consummate the merger or the transactions contemplated by the merger agreement, or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of any actions prohibited by the merger agreement;
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except as previously disclosed to First Bancshares, directly or indirectly repurchase, redeem or otherwise acquire any shares of Southwest capital stock or any securities convertible into or exercisable for any shares of Southwest capital stock;

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except as previously disclosed to First Bancshares or required by law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be requested by First Bancshares;

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merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries; or

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(i) enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (ii) take any action that is intended or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time, or in any of the conditions to the merger not being satisfied or in a violation of any provision of the merger agreement, except, in every case, as may be required by applicable law.

Regulatory Matters
First Bancshares and Southwest agreed to use their respective commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as promptly as reasonably practicable after filing. First Bancshares has also agreed to use its commercially reasonable efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by the merger agreement.
First Bancshares and Southwest and their respective subsidiaries have agreed to cooperate with each other and use their reasonable best efforts to prepare and file all necessary documentation, to effect all filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and regulatory and governmental entities that are necessary to consummate the transactions contemplated by the merger agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations; provided, however, that nothing contained in the merger agreement will require First Bancshares or any of its subsidiaries or Southwest or any of its subsidiaries to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of any governmental authority that would reasonably be likely to have a material and adverse effect (measured on a scale relative to Southwest) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of First Bancshares, Southwest, the surviving entity or the surviving bank, after giving effect to the merger.
First Bancshares and Southwest will furnish each other and each other’s counsel with all information as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of First Bancshares or Southwest to any governmental authority in connection with the transactions contemplated by the merger agreement. Each party has the right to review and approve in advance all characterizations of the information relating to such party and any of its subsidiaries that appear in any filing with a governmental authority made in connection with the transactions contemplated by the merger agreement. In addition, First Bancshares and Southwest agreed to provide to the other party for review a copy of each filing with a governmental authority made in connection with the transactions contemplated by the merger agreement prior to its filing.
NASDAQ Listing
First Bancshares has agreed to use its commercially reasonable efforts to cause the shares of its common stock to be issued in connection with the merger to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the effective time of the merger.

Employee Matters
General
Following the effective time of the merger, First Bancshares must maintain employee benefit plans and compensation opportunities for those persons who are full-time employees of Southwest and its subsidiaries on the closing date of the merger (referred to below as “covered employees”) that provide employee benefits and compensation opportunities which, in the aggregate, are substantially comparable to the employee benefits and compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of First Bancshares or its subsidiaries (except that no covered employee may participate in any closed or frozen plan of First Bancshares or its subsidiaries). First Bancshares shall give the covered employees full credit for their prior service with Southwest and its subsidiaries for purposes of eligibility and vesting under any qualified or non-qualified employee benefit plan maintained by First Bancshares in which covered employees may be eligible to participate and for all purposes under any welfare benefit plans, vacation plans and similar arrangements maintained by First Bancshares.
With respect to any First Bancshares health, dental, vision or other welfare plan in which any covered employee is eligible to participate, for the first plan year in which the covered employee is eligible to participate, First Bancshares or its applicable subsidiary must use its commercially reasonable best efforts to: (i) cause any pre-existing condition limitations or eligibility waiting periods under such plan to be waived with respect to the covered employee and his or her covered dependents to the extent the condition was, or would have been, covered under the Southwest benefit plan in which the covered employee participated immediately prior to the effective time of the merger; and (ii) recognize any health, dental, vision or other welfare expenses incurred by the covered employee and his or her covered dependents in the year that includes the closing date of the merger (or, if later, the year and which the covered employee is first eligible to participate) for purposes of any applicable copayment, deductible and annual out-of-pocket expense requirements.
If, within one year after the effective time of the merger, any covered employee is terminated by First Bancshares or its subsidiaries (other than for cause, death, disability, normal retirement or voluntarily resignation), then First Bancshares will pay severance to the covered employee in an amount equal to one week of base salary for each year of such covered employee’s employment (including employment with Southwest or First Community); provided, however, that in no event will the total amount of severance for any current employee be greater than 12 weeks of such base salary.
Prior to the effective time of the merger, Southwest will effectuate the termination or discontinuation of certain benefits plans maintained by Southwest, as requested by First Bancshares.
Indemnification and Directors’ and Officers’ Insurance
For a period of six years after the effective time of the merger, First Bancshares shall indemnify and hold harmless the present and former directors and officers of Southwest and its subsidiaries against all costs or expenses, judgements, fines, losses, claims, damages or other liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of actions or omissions of such persons in the course of performing their duties for Southwest or its subsidiaries occurring at or before the effective time of the merger (including the transactions contemplated by the merger agreement), to the same extent as such persons have the right to be indemnified pursuant to the indemnification agreements between Southwest and such officer or director and to the extent permitted by applicable law.
For a period of six years after the effective time of the merger, First Bancshares will provide director’s and officer’s liability insurance that serves to reimburse the present and former officers and directors of Southwest or its subsidiaries with respect to claims against them arising from facts or events occurring before the effective time of the merger (including the transactions contemplated by the merger agreement). The directors’ and officers’ liability insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the indemnified person as the coverage currently provided by Southwest; provided, however, that: (i) if First Bancshares is unable to obtain or maintain the directors’ and officers’ liability insurance, then First Bancshares will provide as much comparable insurance as is reasonably available, and (ii) officers and directors of Southwest or its subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the insurance.
First Bancshares has agreed that if it, or any of its successors and assigns, consolidates with or merges with any other corporation or entity where it is not the continuing or surviving corporation, or transfers all or substantially all of its property or assets, it will make proper provision so that the successors and assigns of First Bancshares and its subsidiaries will assume the obligations of indemnification under the merger agreement.
No Solicitation
Southwest has agreed that, from the date of the merger agreement it will not, and will cause its subsidiaries and each of their respective officers, directors and employees not to, and will not authorize any investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of Southwest or any of its subsidiaries to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage or take any action to facilitate an inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal; (ii) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access to, any person (other than First Bancshares) any information or data with respect to Southwest or any of its subsidiaries or otherwise relating to an acquisition proposal; (iii) release any person from, waive any provision of, or fail to enforce any confidentiality agreement or standstill agreement to which Southwest is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.
For purposes of the merger agreement, an “acquisition proposal” means any inquiry, offer or proposal that could reasonably be expected to lead to: (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Southwest or any of its subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of Southwest or any of its subsidiaries; (C) any issuance, sale or other disposition of  (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of Southwest or any of its subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of Southwest or any of its subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.
However, at any time prior to the Southwest special meeting, Southwest may take any of the actions described in the first paragraph of this “— No Solicitation” section if, but only if  (i) Southwest receives a bona fide unsolicited acquisition proposal that did not result from a breach of the first paragraph of this section, (ii) the Southwest board of directors reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and it is reasonably necessary to take such actions to comply with its fiduciary duties to Southwest’s shareholders under applicable law, (iii) Southwest has provided First Bancshares with at least three business days’ prior notice of such determination, and (iv) prior to furnishing or affording access to any information or data with respect to Southwest or any of its subsidiaries or otherwise relating to an acquisition proposal, Southwest receives from such person a confidentiality agreement with terms no less favorable to Southwest than those contained in the confidentiality agreement with First Bancshares. Southwest must promptly provide to First Bancshares any non-public information regarding Southwest or any of its subsidiaries provided to any other person which was not previously provided to First Bancshares, and such additional information must be provided no later than the date of provision of such information to such other party.
A “superior proposal” means a bona fide, unsolicited acquisition proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and Southwest or any of its subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding Southwest common stock or more than 50% of the assets of Southwest and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of Southwest reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (a) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such acquisition proposal, and (b) taking into account any changes to the merger agreement proposed by First Bancshares in response to such acquisition proposal, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such acquisition proposal, such proposal is more favorable to the shareholders of Southwest from a financial point of view than the merger.
Southwest must promptly (and in any event within 24 hours) notify First Bancshares in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Southwest or its representatives, in each case in connection with any acquisition proposal, and such notice must indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications), except to the extent that such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement). Southwest has agreed that it will keep First Bancshares informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).
Except as provided below, neither the board of directors of Southwest nor any committee thereof shall (i) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to First Bancshares in connection with the transactions contemplated by the merger agreement (including the merger), the Southwest recommendation, fail to reaffirm the Southwest recommendation within three business days following a request by First Bancshares, or make any statement, filing or release, in connection with the Southwest special meeting or otherwise, inconsistent with the Southwest recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal will be considered an adverse modification of the Southwest recommendation); (ii) approve or recommend, or propose to approve or recommend, any acquisition proposal; or (iii) enter into (or cause Southwest or any of its subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (a) related to any acquisition transaction (other than a confidentiality agreement entered into in accordance with the foregoing) or (b) requiring Southwest to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement.
Notwithstanding the foregoing, prior to the date of the Southwest special meeting, the board of directors of Southwest may withdraw, qualify, amend or modify the Southwest recommendation (“Southwest subsequent determination”) after the fifth business day following First Bancshares’ receipt of a notice (the “notice of superior proposal”) from Southwest advising First Bancshares that the board of directors of Southwest has decided that a bona fide unsolicited written acquisition proposal that it received (that did not result from a breach of the merger agreement) constitutes a superior proposal if, but only if, (i) the board of directors of Southwest has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that it is reasonably necessary to take such actions to comply with its fiduciary duties to Southwest’s shareholders under applicable law, (ii) during the five business day period after receipt of the notice of superior proposal by First Bancshares (the “notice period”), Southwest and the board of directors of Southwest shall have cooperated and negotiated in good faith with First Bancshares to make such adjustments, modifications or amendments to the terms and conditions of the merger agreement as would enable Southwest to proceed with the Southwest recommendation in favor of the merger with First Bancshares without a Southwest subsequent determination; provided, however, that First Bancshares does not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of the merger agreement and (iii) at the end of the notice period, after taking into account any such adjusted, modified or amended terms as may have been proposed by First Bancshares since its receipt of such notice of superior proposal, the board of directors of Southwest has again in good faith made the determination that such acquisition proposal constitutes a superior proposal. In the event of any material revisions to the superior proposal, Southwest is required to deliver a new notice of superior proposal to First Bancshares and again comply with the foregoing requirements, except that the notice period will be reduced to three business days.
Notwithstanding any Southwest subsequent determination, the merger agreement will be submitted to Southwest’s shareholders at the Southwest special meeting for the purpose of voting on the approval of the merger agreement and the transactions contemplated thereby (including the merger) and nothing contained in the merger agreement will be deemed to relieve Southwest of such obligation; provided, however, that if the board of directors of Southwest makes a Southwest subsequent determination with respect to a superior proposal, then the board of directors of Southwest may recommend approval of such superior proposal by the shareholders of Southwest and may submit the merger agreement to Southwest’s shareholders without recommendation, in which event the board of directors of Southwest will communicate the basis for its recommendation of such superior proposal and the basis for its lack of a recommendation with respect to the merger agreement and the transactions contemplated thereby to Southwest’s shareholders in an appropriate amendment or supplement to this proxy statement/prospectus.
Conditions to Completion of the Merger
The completion of the merger depends on a number of conditions being satisfied or, where permitted, waived, including:
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the required approval by the shareholders of Southwest;

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the receipt of all regulatory approvals, or expiration or termination of all statutory waiting periods in respect thereof, required to consummate the transactions contemplated by the merger agreement, without any burdensome conditions;

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the absence of any judgement, order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the merger, the bank merger or the other transactions contemplated by the merger agreement;

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the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus is a part, under the Securities Act;

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the receipt by First Bancshares and Southwest from their respective tax counsel of a U.S. federal income tax opinion, dated the closing date of the merger, that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

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the accuracy, subject to varying degrees of materiality, of First Bancshares’ and Southwest’s respective representations and warranties in the merger agreement on the date of the merger agreement and as of the effective time of the merger (or such other date specified in the merger agreement);

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performance in all material respects by First Bancshares and Southwest of their respective obligations under the merger agreement;

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less than 5% of the outstanding shares of Southwest common stock validly exercise, or remain entitled to exercise, their appraisal rights;

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Southwest’s adjusted tangible common equity is no less than $32,000,000; and

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the absence of any event which has resulted in a material adverse effect on the other party, and the absence of any condition, event, fact, circumstance or other occurrence that is reasonably expected to have a material adverse effect on the other party.

No assurance is given as to when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination
The merger agreement may be terminated at any time prior to the effective time of the merger:
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by mutual written consent of First Bancshares and Southwest;

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by First Bancshares or Southwest if any regulatory approval required for consummation of the transactions contemplated by the merger agreement has been denied by final non-appealable action by the relevant governmental authority or any application for such regulatory approval shall have been permanently withdrawn at the request of a governmental authority;

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by First Bancshares or Southwest if the approval of the shareholders of Southwest is not obtained;

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by First Bancshares or Southwest in the event of a material breach by the other party of any representation, warranty or covenant contained in the merger agreement and such breach is not cured within thirty days;

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by First Bancshares or Southwest if the merger is not consummated on or before February 20, 2018, subject to automatic extension to April 21, 2018 if the only outstanding condition to closing is the receipt of regulatory approvals;

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by First Bancshares if Southwest materially breaches its no-solicitation covenants;

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by First Bancshares if Southwest withdraws, qualifies, amends, modifies or withholds its recommendation to its shareholders to approve the merger and the merger agreement, or makes any statement, filing or release, in connection with the shareholder meeting or otherwise, inconsistent with its recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal shall be considered an adverse modification of its recommendation);

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by First Bancshares if Southwest fails to properly call, give notice of, and commence a meeting of shareholders to vote on the merger;

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by First Bancshares if Southwest approves or recommends an acquisition proposal;

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by First Bancshares if Southwest fails to publicly recommend against a publicly announced acquisition proposal within three (3) business days of being requested to do so by First Bancshares or fails to publicly reconfirm its recommendation to its shareholders within (3) business days of being requested to do so by First Bancshares;

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by Southwest, if the average closing price of First Bancshares common stock for the purposes of calculating the stock consideration is less than 70% of the signing price, i.e., less than $21.315; provided, however, if Southwest wishes to exercise its termination right pursuant to this provision, it shall give prompt written notice to First Bancshares, and within the five-day period after its receipt of the termination notice from Southwest, First Bancshares will have the option, but not the obligation, to increase the total merger consideration to be at least $56,400,000 (subject to downward adjustments if Southwest’s adjusted tangible common equity at closing is less than $32,000,000 at closing), which will nullify and void Southwest’s termination, and the merger agreement will remain in full force and effect; or

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by Southwest if Southwest’s board of directors determines to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement, but only if Southwest pays to First Bancshares the $2,250,000 termination fee.

Termination Fee
Southwest will pay First Bancshares a termination fee equal to $2,250,000 in the event of any of the following:
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First Bancshares terminated the merger agreement because: (i) Southwest materially breached its no-solicitation covenants; (ii) Southwest withdrew, qualified, amended, modified or withheld its recommendation to its shareholders to approve the merger and the merger agreement to its shareholders, or made any statement, filing or release, in connection with the shareholder meeting or otherwise, inconsistent with its recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal shall be considered an adverse modification of its recommendation); (iii) Southwest failed to properly call, give notice of, and commence a meeting of shareholders to vote on the merger; (iv) Southwest approved or recommended an acquisition proposal; (v) Southwest failed to publicly recommend against a publicly announced acquisition proposal within three (3) business days of being requested to do so by First Bancshares or failed to publicly reconfirm its recommendation to its shareholders within (3) business days of being requested to do so by First Bancshares; or (vi) Southwest resolved or otherwise determined to take, or announced an intention to take, any of the foregoing actions; or
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in the event that after the date of the merger agreement and prior to the termination of this merger agreement, an acquisition proposal was made known to senior management of Southwest or has been made directly to Southwest’s shareholders generally or the acquisition proposal shall have been publicly announced (and not withdrawn), and (i) the merger agreement is terminated (A) by either First Bancshares or Southwest because the requisite Southwest shareholder approval was not obtained or (B) by First Bancshares because of Southwest’s material breach of its representations and warranties or covenants in the merger agreement, and (ii) prior to the date within 12 months of such termination, Southwest enters into any agreement or consummates a transaction with respect to an acquisition proposal (whether or not it’s the same acquisition proposal as that referred to above).

Effect of Termination
A termination of the merger agreement will not relieve a breaching party from liability for any breach of any covenant, agreement, representation or warranty of the merger agreement giving rise to such termination or resulting from fraud or any willful and material breach. Notwithstanding the foregoing, the parties have agreed that if Southwest pays or causes to be paid to First Bancshares the termination fee in accordance with the merger agreement, Southwest (or any successor in interest of Southwest) will not have any further obligations or liabilities to First Bancshares with respect to the merger agreement or the transactions contemplated by it.
Amendment; Waiver
Prior to the effective time of the merger and to the extent permitted by applicable law, any provision of the merger agreement may be (a) waived by the party benefitted by the provision, provided the waiver is in writing and signed by such party, or (b) amended or modified at any time, by an agreement in writing between the parties, except that after the Southwest special meeting no amendment may be made which by law requires further approval by the shareholders of First Bancshares or Southwest without obtaining such approval.
Expenses
All expenses incurred in connection with the merger, the bank merger, the merger agreement and other transactions contemplated thereby, including fees and expenses of financial consultants, accountants and counsel, will be paid by the party incurring the expenses. However, if either party terminates the agreement due to a failure to obtain a required regulatory approval (provided that such failure is not primarily related to the financial regulatory condition of Southwest) or due to failure by First Bancshares to satisfy any conditions contained in any such regulatory approval, then First Bancshares will pay Southwest $635,000 as reimbursement for its transaction-related costs and expenses. Nothing in the merger agreement limits either party’s rights to recover any liabilities or damages arising out of the other party’s willful breach of any provision of the merger agreement.

ANCILLARY AGREEMENTS
Voting Agreements
In connection with, and as a condition to, entering into the merger agreement, each of the directors of Southwest and First Community entered into a voting agreement with First Bancshares. The following summary of the voting agreements is subject to, and qualified in its entirety by reference to, the form voting agreement attached as Exhibit A to the merger agreement attached as Annex A to this document.
Pursuant to the voting agreements, each party to a voting agreement has agreed to appear at the Southwest special meeting (in person or by proxy) and to vote his or her shares of Southwest common stock:
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in favor of adoption and approval of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement;

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in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve the merger agreement and the merger;

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against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Southwest contained in the merger agreement;

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against any acquisition proposal other than the merger; and

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against any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the merger agreement.

In addition, the voting agreements provide that each shareholder party to a voting agreement will not:
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directly or indirectly sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of such shareholder’s shares of Southwest common stock; and

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(i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal, (ii) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than First Bancshares) any information or data with respect to Southwest or any of its subsidiaries or otherwise relating to an acquisition proposal, (iii) enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal, (iv) solicit proxies with respect to an acquisition proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement, or (v) initiate a shareholders’ vote or action by consent of Southwest’s shareholders with respect to an acquisition proposal.

The voting agreements will automatically terminate upon the earlier of  (i) the effective date of the merger, (ii) the amendment of the merger agreement in any manner that materially and adversely affects any of the shareholder’s rights set forth in the merger agreement, (iii) termination of the merger agreement, or (iv) three (3) years from the date the voting agreements are executed.
As of the record date, shareholders who are party to the voting agreements beneficially owned and were entitled to vote an aggregate of approximately [•] shares of Southwest common stock, which represented approximately [•]% of the shares of Southwest common stock outstanding on that date.
Non-Competition and Non-Disclosure Agreements
In addition to the voting agreements, as a condition to First Bancshares entering into the merger agreement, each of the directors of Southwest and First Community entered into a non-competition and non-disclosure agreements with First Bancshares. The following summary of the non-competition and non-disclosure agreements is subject to, and qualified in its entirety by reference to, the form non-competition and non-disclosure agreement attached as Exhibit C or Exhibit D to the merger agreement attached as Annex A to this document.
Pursuant to the non-competition and non-disclosure agreements, each party to a non-competition and non-disclosure agreement has agreed to, among other things:
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from and after the effective time of the merger, not disclose or use any confidential information or trade secrets of Southwest for any purpose for so long as such information remains confidential information or a trade secret, except as required by law; and

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for a period of two years following the closing the merger:

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not solicit or attempt to solicit any customers of First Bancshares, The First, Southwest or First Community, including actively sought prospective customers of First Community as of the effective time of the merger; and

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on such director’s own behalf or on behalf of others, not solicit or recruit or attempt to solicit or recruit any employee (full-time or temporary) of First Bancshares, The First, Southwest or First Community;

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for a period of one year or two years after the effective time of the merger (depending on the director), directly on the director’s own behalf or on behalf any other person, not act as a director, manager, officer, or employee of any banking business that is the same or essentially the same as the banking business conducted by First Bancshares, The First or Southwest or First Community and that has a banking office located within any county in Alabama where First Community operates a banking office as of the closing of the merger and each county contiguous to each of such counties.

The restrictions in the non-competition and non-disclosure agreements will automatically terminate upon the earlier of  (i) the termination of the merger agreement, (ii) two years after the effective date of the merger, or (iii) upon a change in control of First Bancshares.
Claims Letters
At the time of the execution of the merger agreement, and effective upon the closing of the merger, each director of Southwest and First Community executed a claims letter with First Bancshares. The following summary of the claims letters is subject to, and qualified in its entirety by reference to, the claims letter attached as Exhibit E to the merger agreement attached as Annex A to this document.
Pursuant to the claims letter, each director of Southwest and First Community released and discharged, effective upon the consummation of the merger, Southwest and its subsidiaries, their respective directors and officers (in their capacities as such), and their respective successors and assigns (including First Bancshares and The First), of and from any and all liabilities or claims that such director has or claims to have, or previously had or claimed to have, solely in his or her capacity as an officer, director or employee of Southwest or any of its subsidiaries, as of the effective time of the merger. The release does not apply to (i) compensation for services that has accrued but not yet been paid in the ordinary course of business consistent with past practice; (ii) claims that the director may have in any capacity other than as an officer, director or employee of Southwest or any of its subsidiaries, such as claims as a borrower under loan commitments and agreements, claims as a depositor under any deposit account with or as the holder of any certificate of deposit issued by First Community, claims on account of any services rendered by the director in a capacity other than as an officer, director or employee of Southwest or any of its subsidiaries, claims in his or her capacity of a shareholder of Southwest and claims as a holder of any check issued by any other depositor of First Community; (iii) any claims that the director may have under the merger agreement, including with respect to the indemnification provisions of the merger agreement; or (iv) any right to indemnification that the director may have under the articles of incorporation or bylaws of Southwest or similar documents or any of its subsidiaries, or the merger agreement.

THE COMPANIES
The First Bancshares, Inc.
First Bancshares was incorporated in Mississippi on June 23, 1995 and serves as the bank holding company for The First, A National Banking Association, headquartered in Hattiesburg, Mississippi. First Bancshares is a registered financial holding company. As of September 30, 2017, First Bancshares had consolidated assets of  $1.79 billion, loans of  $1.19 billion, deposits of  $1.51 billion, and shareholders’ equity of  $167.0 million. First Bancshares operates 43 full service branches, one motor branch and four loan production offices in Mississippi, Alabama, Louisiana and Florida. The First’s deposits are insured by the FDIC.
First Bancshares is a community-focused financial institution that offers a full range of financial services to individuals, businesses, municipal entities, and nonprofit organizations in the communities that it serves. These services include consumer and commercial loans, deposit accounts, trust services, safe deposit services and brokerage services.
First Bancshares and its subsidiaries are subject to comprehensive regulation, examination and supervision by the Federal Reserve Board, the OCC and the Mississippi Department of Banking and Consumer Finance, and are subject to numerous laws and regulations relating to their operations, including, among other things, permissible activities, capital adequacy, reserve requirements, standards for safety and soundness, internal controls, consumer protection, anti-money laundering, and privacy and data security.
On December 6, 2017, First Bancshares entered into an agreement and plan of merger to acquire Sunshine Financial, Inc. (“Sunshine”), the holding company of Sunshine Community Bank. Pursuant to the merger agreement, Sunshine will merge with and into First Bancshares, with First Bancshares as the surviving company, a transaction we refer to as the “Sunshine merger.” Immediately after the merger, Sunshine Community Bank, a Florida-state chartered bank and wholly owned subsidiary of Sunshine, will merge with and into The First, A National Banking Association and wholly owned subsidiary of First Bancshares, with The First as the surviving bank. The transaction was unanimously approved by the boards of directors of each of First Bancshares and Sunshine and is expected to close in the second quarter of 2018. Completion of the transaction is subject to customary closing conditions, including receipt of required regulatory approvals and approval of Sunshine’s shareholders. Under the terms of the agreement, holders of Sunshine common stock will receive, at the election of each Sunshine shareholder, either (i) $27.00 in cash, or (ii) 0.93 of a share of First Bancshares’ common stock, provided that the total mix of merger consideration is fixed at 75% stock and 25% cash. The aggregate transaction consideration is valued at approximately $32.1 million. At September 30, 2017, Sunshine had approximately $194 million in total consolidated assets, $160 million in total consolidated loans, $142 million in total consolidated deposits and $22.2 million in stockholder’s equity.
First Bancshares’ headquarters are located at 6480 U.S. Hwy, 98 West, Hattiesburg, Mississippi 39402, and its telephone number is (601) 268-8998. First Bancshares’ website can be found at www.thefirstbank.com. The contents of First Bancshares’ website are not incorporated into this proxy statement/prospectus.
For more information about First Bancshares’ business, see “Where You Can Find More Information” below.
Southwest Banc Shares, Inc.
General
Southwest is a bank holding company headquartered in Chatom, Alabama. Southwest’s primary business is serving as the sole shareholder for its wholly-owned subsidiary, First Community, an Alabama banking corporation headquartered in Chatom, Alabama. As of September 30, 2017, Southwest had consolidated assets of  $391.6 million, loans of  $281.6 million, deposits of  $345.1 million, and shareholders’ equity of  $36.8 million. First Community operates 9 full service branches and one administrative office in

Alabama. First Community’s deposits are insured by the FDIC. Southwest was formed in 1984. First Community was formed in 1909. First Community provides commercial banking services through nine full-service banking offices located in Washington, Mobile and Baldwin Counties, Alabama.
The principal executive offices of Southwest and First Community are located at 2862 Dauphin Street, Mobile, Alabama 36606, and the telephone number is (251) 344-5821.
Market
First Community provides a full range of traditional banking services throughout the Mobile, Baldwin, and Washington County area (the “market area”). First Community primarily markets its services to small businesses and residents of its market area through its main office and branches. It employs seasoned banking professionals with experience in the market area and who are active in their communities.
The total population of the market area is approximately 640,000.
Products and Services
First Community is a full-service community bank. Its principal business is banking and consists of lending and deposit gathering (as well as other banking-related products and services) to businesses and individuals of the communities it serves, and the operational support to deliver, fund and manage such banking services. First Community provides a wide range of commercial banking services for businesses and individuals, including checking, savings, and money market deposit accounts, certificates of deposit and loans for consumer, commercial and real estate purposes. Services include mobile, electronic and online banking.
First Community’s profitability is dependent on responsible lending with strong focus on lending standards to help ensure long-term growth in assets, loans, deposits and net income in a manner consistent with safe, sound and prudent banking practices. To achieve this goal, First Community’s strategy is to: (1) expand loans and deposits through organic market share growth; (2) provide customers with a breadth of products and financial services; (3) employ, empower and motivate management to provide personalized customer service, consistent with the best traditions of community banking, while maximizing profits; and (4) maintain asset quality and control overhead expense.
First Community provides a variety of loans, deposits and related services to its business customers. Such services include but are not limited to business checking, deposit products and services, business loans, and lines of credit. First Community offers similar services to its consumers, including but not limited to personal loans, checking, residential mortgage loans and mortgage refinancing, safe deposit boxes, debit cards, direct deposit, and official bank checks.
Competition
First Community faces substantial competition in attracting and retaining deposits and making loans to its customers in all of its principal markets. Competition involves efforts to retain current customers, obtain new loans and deposits, increase types of services offered, and offer competitive interest rates on deposits and loans. The primary factors in competing for deposits are the range and quality of financial services offered, the ability to offer attractive rates and the availability of convenient office locations.
Based on the FDIC’s Market Share Report, in the market area, First Community competes with commercial banks and numerous credit unions. The Report further provides that First Community’s deposit market share in Mobile County is 2.43%, in Baldwin County it is 1.30% and in Washington County it is 72.06%. The total number of commercial banks doing business in Mobile and Baldwin counties is 30, and in Washington County two. Additional competition for deposits comes from investment alternatives, such as money market mutual funds and corporate and government securities. The primary factors in competing for loans are the range and quality of the lending services offered, interest rates, and loan origination fees. Competition for the origination of loans normally comes from other financial institutions, commercial banks, credit unions, insurance companies and other financial services companies. First Community believes that it has successfully competed with larger banks and other smaller community banks in the market area by focusing on personal service and financial products to meet the needs of the community.

Employees
As of September 30, 2017, Southwest and First Community employed approximately 90 persons on a full time or part time basis.
Properties
The main office of both Southwest and First Community is located at 34 Court Street, Chatom, Alabama, a facility owned by First Community. In addition to its main office, First Community owns and operates branches as follows:
Location	Type	Leased/Owned
27555 US Highway 98 Daphne, Alabama 36526	Full Service	Owned
84 Plantation Pointe Road Fairhope, Alabama 36532	Full Service	Owned
10021 Hwy 31 Spanish Fort, Alabama 36527	Full Service	Owned
19495 North Third Street Citronelle, Alabama 36522	Full Service	Owned
2862 Dauphin Street Mobile, Alabama 36606	Principal Executive Office Administrative Only	Owned
720 Schillinger Road North Mobile, Alabama 36608	Full Service	Owned
6241 Cottage Hill Road Mobile, Alabama 36609	Full Service	Owned
1063 Industrial Parkway Saraland, Alabama 36571	Full Service	Owned
34 Court Street Chatom, Alabama 36518	Full Service	Owned
30122 Hwy 17 South Millry, Alabama 36558	Full Service	Owned
Legal Proceedings
Both Southwest and First Community may from time to time be involved in litigation during the ordinary course of business; however, neither Southwest nor First Community is currently involved in any material pending litigation.

SOUTHWEST MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
As used in this section, the words “we,” “us,” “our,” and “Southwest” and similar terms when used in this section refer to Southwest Banc Shares, Inc. and First Community on a consolidated basis unless the context indicates otherwise. The term “Bank” refers to First Community on a stand-alone basis.
Introduction
The following discussion and analysis is intended to provide an overview of the significant factors affecting the financial condition and results of operations of Southwest for the nine months ended September 30, 2017 and 2016, and the years ended December 31, 2016 and 2015. This discussion and analysis should be read in conjunction with the sections entitled “Cautionary Statement Concerning Forward-Looking Statements,” “Selected Consolidated Historical Financial Information of Southwest,” and the consolidated financial statements and the notes thereto, included elsewhere in this proxy statement/prospectus.
Critical Accounting Policies and Accounting Estimates
Southwest’s consolidated financial statements are prepared based on the application of certain accounting policies, the most significant of which are described in Southwest’s notes to the consolidated financial statements. Certain of these policies require numerous estimates and strategic or economic assumptions that may prove inaccurate or subject to variation and may significantly affect Southwest’s reported results and financial position for the current period or future periods. The use of estimates, assumptions, and judgment is necessary when financial assets and liabilities are required to be recorded at, or adjusted to reflect fair value. Assets carried at fair value inherently result in more financial statement volatility. Fair values and information used to record valuation adjustments for certain assets and liabilities, such as investment securities, are based on quoted market prices or are provided by other independent third-party sources, when available. When such information is not available, management estimates valuation adjustments. Changes in underlying factors, assumptions or estimates in any of these areas could have a material impact on Southwest’s future financial condition and results of operations.
The following briefly describes the more complex policies involving a significant amount of judgments about valuation and the application of complex accounting standards and interpretations. For a more complete discussion of the methodology employed to calculate these estimates, see Note 1 to Southwest’s consolidated financial statements included in this proxy statement/prospectus.
Allowance for Loan Losses
Southwest records estimated probable inherent credit losses in the loan portfolio as an allowance for loan losses. The methodologies and assumptions for determining the adequacy of the overall allowance for loan losses involve significant judgments to be made by management. Some of the more critical judgments supporting the allowance for loan losses include judgments about: creditworthiness of borrowers, estimated value of underlying collateral, assumptions about cash flow, determination of loss factors for estimated credit losses, and the impact of current events, conditions, and other factors impacting the level of inherent losses. Under different conditions or using different assumptions, the actual or estimated credit losses ultimately realized may be different than management’s estimates provided in Southwest’s consolidated financial statements included elsewhere in this proxy statement/prospectus.
Comparison of Results of Operations for the Nine Months Ended September 30, 2017 and 2016 and Years Ended December 31, 2016 and 2015
Overview
The following discussion describes Southwest’s results of operations for the nine months ended September 30, 2017 and 2016, and for the years ended December 31, 2016 and 2015. Like most community banks, Southwest derives most of its income from interest Southwest receives on its loans and investments. Southwest’s primary source of funds for making these loans and investments is noninterest and interest bearing deposits. Consequently, one of the key measures of Southwest’s success is the amount of net interest income, or the difference between the income on Southwest’s interest-earning assets, such as loans and investments, and the expense on Southwest’s interest-bearing liabilities, such as deposits. Another key measure is the spread between the yield Southwest earns on these interest-earning assets and the rate Southwest pays on its interest-bearing liabilities.
Results of Operations for the Nine Months Ended September 30, 2017 and 2016
Southwest had earnings of  $3.00 million for the first nine months of 2017, or $41.95 diluted earnings per share, compared to earnings of  $2.63 million or $36.88 diluted earnings per share for the same period of 2016.
During the first nine months of 2017, there were a number of variances when compared with the first nine months of 2016, but the most significant variances occurred in income from net interest income which increased $681 thousand, fees on mortgage originations in non-interest income, which increased $151 thousand, a decrease in gain on sales of securities of  $201 thousand, and employee salaries and benefits in non-interest expense, which increased $156 thousand. These variances and other information about our results of operations for the nine months ended September 30, 2017 and 2016 are discussed below and on the pages that follow.
Net Interest Income
Net interest income represents the amount by which interest earned on various earning assets exceeds interest paid on deposits and other interest-bearing liabilities and is the most significant component of Southwest’s earnings. Total interest income for the nine months ended September 30, 2017 was $11.95 million and total interest expense was $1.46 million, resulting in net interest income for the first nine months of 2017 totaling $10.49 million. For the same period in 2016 total interest income was $11.16 million and total interest expense was $1.35 million, which resulted in net interest income of $9.81 million. This represents a 7.11% increase in total interest income, an 8.30% increase in total interest expense and a 6.94% increase in net interest income when comparing the same periods from 2017 and 2016. When comparing the variances related to interest income and interest expense for the first nine months of 2017 and the first nine months of 2016, the increase and decrease, respectively, were attributed to the following: (1) the increase in interest income is due primarily to the increase in overall loan demand and an increase in interest rates, and (2) the increase in interest expense is primarily due to the rates on interest-bearing liabilities as rates continue to rise.
Based upon recent comments from the Federal Reserve, management understands that additional increases to short-term interest rates could possibly occur during the fourth quarter of 2017 if general economic conditions continue to show improvement. If interest rates are increased, management believes that Southwest’s net interest margin should continue to remain relatively stable over the remainder of 2017 due to the stability of Southwest’s loan and deposit portfolios and Southwest’s interest rate risk management policies.
The following table presents yields and rates on Southwest’s average earning assets and average interest-bearing liabilities and the change in interest income and expense due to changes in volume and rates for the nine months ended September 30, 2017 and 2016.

Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities
(dollars in thousands) (unaudited)
	September 30, 2017			September 30, 2016			Change
	Average Balance	Interest Rate	Income/ Expense*	Average Balance	Interest Rate	Income/ Expense*	Due to Volume	Due to Rate	Total
Loans, net of unearned interest	$278,625	5.02%	$10,498	$257,972	5.05%	$9,765	795	(62)	733
Investment securities – taxable	43,160	2.14	694	46,888	2.30	808	(62)	(52)	(114)
Investment securities – tax-exempt(3)	32,106	2.66	640	26,800	2.82	567	107	(34)	73
Total investment securities	75,266	2.36	1,334	73,688	2.49	1,375	45	(86)	(41)
Interest-bearing balances with banks and federal funds sold	16,385	0.96	118	5,224	0.43	17	64	37	101
Total earning assets	370,276	4.30	11,950	336,884	4.42	11,157	904	(111)	793
Cash and due from banks	6,143			5,878
Premises and equipment	7,330			7,474
Other assets	5,847			8,008
Total assets	$389,596			$358,244
Deposits:
Interest-bearing checking accounts	$61,816	0.26%	$122	$57,332	0.29%	$127	10	(14)	(4)
Money market demand accounts	36,493	0.07	20	33,632	0.06	16	1	3	4
Savings deposits	80,055	0.45	272	69,701	0.39	201	33	38	71
Time deposits	99,494	1.12	834	90,898	1.07	729	71	33	104
Total interest-bearing deposits	277,858	0.60	1,248	251,563	0.57	1,073	115	60	175
Federal funds purchased	10	1.40	—	54	8.03	3	(2)	(1)	(3)
Other borrowings	9,478	2.99	213	13,381	2.72	273	(86)	26	(60)
Total interest-bearing liabilities	287,346	0.68	1,461	264,998	0.68	1,349	27	85	112
Noninterest-bearing deposits	65,031			56,268
Other liabilities	3,087			3,739
Stockholders’ equity	34,132			33,239
Total liabilities and stockholders’ equity	$389,596			$358,244
Net interest income			$10,489			$9,808			$681
Net interest spread(1)		3.63%			3.74%
Net interest margin(2)		3.78%			3.88%

*
Annualized

(1)
Yield on earning assets less cost of funds interest bearing liabilities.

(2)
Net interest income divided by average interest earning assets.

(3)
Yields have not been presented on a tax equivalent basis.

Provision for Loan Losses
The provision for loan losses represents a charge to earnings necessary to establish an allowance for loan losses that, in management’s evaluation, is adequate to provide coverage for estimated losses on outstanding loans and to provide for uncertainties in the economy. As a result of evaluating the allowance for loan losses at September 30, 2017, management recorded a provision for loan losses of  $383 thousand for the first nine months of 2017. There was a $303 thousand provision for loan losses recorded during the first nine months of 2016. The increase in the period over period provision for loan losses is due to the continuing growth in Southwest’s loan portfolio.
The total allowance for loan losses was $3.45 million or 1.21% of loans at September 30, 2017, and $3.09 million or 1.12% of loans at December 31, 2016. The level of the allowance maintained by Southwest includes an evaluation of uncertainties and matters of judgment. Management believes the allowance for loan losses at September 30, 2017 and December 31, 2016 to be adequate.

Non-Interest Income
Southwest’s non-interest income consists of fees on mortgage originations, service charges and other fees on deposit accounts, gain on sales of securities available for sale and other operating income. Total non-interest income for the nine months ended September 30, 2017 was $2.37 million compared with $2.42 million for the same period in 2016, a decrease of  $50 thousand, or 2.07%. The primary decrease was in gains on sale of securities which decreased $201 thousand, or 99.01%, when comparing the first nine months of 2017 with the same period in 2016. This decrease was offset by increases in mortgage loan origination income which increased $151 thousand or 42.78% from 2016 to 2017 related to increases in mortgage loan origination volume.
Management believes that non-interest income will continue to supplement net interest income for Southwest. However, management does anticipate a decrease in mortgage origination fee with the departure of Southwest’s mortgage originator.
Non-Interest Income
	September 30,
	2017	2016
	(dollars in thousands) (unaudited)
Service charges on deposit accounts	$967	$963
Net realized gains on sales of securities	2	203
Mortgage loan origination income	504	353
ATM fees	611	587
Increase in cash surrender value of life insurance	138	123
Other income	145	188
Total	$2,367	$2,417

Non-Interest Expense
Non-interest expenses consist primarily of salaries and employee benefits, occupancy and equipment expenses, and other operating expenses. Non-interest expense for the nine months ended September 30, 2017 was $9.34 million compared to $9.18 million for the same period in 2016, an increase of $152 thousand, or 1.66%. The primary reasons for this increase when comparing the first nine months of 2017 to the first nine months of 2016 was due to an increase of  $156 thousand, or 3.04%, in employee salaries and benefits. The increase in salaries and employee benefits is due to an increase in employee benefit expense.
Non-Interest Expense
	September 30,
	2017	2016
	(dollars in thousands) (unaudited)
Salaries and employee benefits	$5,294	$5,138
Occupancy and equipment expenses	1,258	1,234
Advertising	62	85
ATM processing	284	284
Data processing	353	351
Directors fees and expense	166	208
Software licensing and maintenance	246	232
Professional fees	293	269
Regulatory assessments	180	215
Other expenses	1,199	1,167
Total	$9,335	$9,183

Income Taxes
Southwest has elected to be taxed as an S corporation for federal income tax purposes. Under the provisions of the Internal Revenue Code, an S corporation generally is not subject to federal income tax because its taxable income or loss accrues to the individual stockholder. Consequently, Southwest does not recognize income tax expense or any deferred income taxes for federal purposes. However, Southwest continues to be subject to state income tax in the form of financial institution excise tax in the State of Alabama, as this state does not recognize financial institutions as S corporations for income tax purposes. As a result, income tax expense consists of state income taxes. The statutory tax rate for the State of Alabama is 6.5%.
Southwest recorded income tax expense for the nine months ended September 30, 2017 and 2016 of $144 thousand and $108 thousand, respectively. Southwest’s income tax expense for the nine months ended September 30, 2017 reflects an effective state income tax rate of 4.59% compared to 3.94% for the nine months ended September 30, 2016. The increase in the effective tax rate is related to increases in taxable income over the prior period.
Results of Operations for the Years Ended December 31, 2016 and 2015
Southwest had earnings of  $3.65 million for the year ended December 31, 2016, or $51.11 diluted earnings per share, compared to earnings of  $3.03 million or $42.53 diluted earnings per share for the same period of 2015.
During 2016, there were a number of variances when compared to 2015, but the most significant year to year variances occurred in income from net interest income, which increased $419 thousand, gains on sales of securities available for sale as non-interest income, which increased $87 thousand, mortgage loan origination income, which increased $210 thousand, and employee salaries and benefits expense in non-interest expenses, which increased $377 thousand. These four variances as well as other information about the 2016 and 2015 results of operations are discussed below and on the pages that follow.
Net Interest Income
Net interest income represents the amount by which interest earned on various earning assets exceeds interest paid on deposits and other interest-bearing liabilities and is the most significant component of Southwest’s earnings. Total interest income for the year ended December 31, 2016 was $14.98 million and total interest expense was $1.82 million, resulting in net interest income for 2016 totaling $13.16 million. For the same period in 2015 total interest income was $14.39 million and total interest expense was $1.65 million, which resulted in net interest income of  $12.74 million. This represents a 4.09% increase in total interest income, a 10.29% increase in total interest expense and a 3.29% increase in net interest income when comparing the same periods from 2016 and 2015. When comparing the variances related to interest income and interest expense for 2016 and 2015, the increases were attributed to the following: (1) the increase in interest income is due to the increase in loan demand, partially offset by a decrease in loan rates related to the competitive lending landscape of Southwest’s market areas and (2) the increase in interest expense is primarily due to rising rates on interest-bearing liabilities over the past year particularly with Southwest’s variable rate other borrowings, increasing the cost of these borrowings from 2.03% for 2015 to 2.71% for 2016.
The following table presents yields and rates on Southwest’s average earning assets and average interest-bearing liabilities and the change in interest income and expense due to changes in volume and rates for the years ended December 31, 2016 and 2015.

Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities
(dollars in thousands)
	December 31, 2016			December 31, 2015			Change
	Average Balance	Interest Rate	Income/ Expense	Average Balance	Interest Rate	Income/ Expense	Due to Volume	Due to Rate	Total
Loans, net of unearned interest	$261,759	5.03%	$13,167	$236,020	5.27%	$12,444	1,313	(590)	723
Investment securities – taxable	44,047	2.29	1,010	47,881	2.50	1,195	(92)	(93)	(185)
Investment securities – tax-exempt(3)	27,951	2.79	780	24,586	2.99	735	96	(51)	45
Total investment securities	71,998	2.49	1,790	72,467	2.66	1,930	4	(144)	(140)
Interest-bearing balances with banks and federal funds sold	5,035	0.44	22	8,089	0.20	16	(8)	14	6
Total earning assets	338,792	4.42	$14,979	316,576	4.55	$14,390	1,309	(720)	589
Cash and due from banks	5,933			6,041
Premises and equipment	7,496			7,450
Other assets	8,583			6,725
Total assets	$360,804			$336,792
Deposits:
Interest-bearing checking accounts	$57,405	0.29%	$165	$52,298	0.32%	$167	16	(18)	(2)
Money market demand accounts	33,943	0.06	21	29,712	0.05	16	3	2	5
Savings deposits	69,659	0.39	271	60,393	0.35	209	34	28	62
Time deposits	93,113	1.08	1,002	85,932	1.02	878	75	49	124
Total interest-bearing deposits	254,120	0.57	1,459	228,335	0.56	1,270	128	61	189
Federal funds purchased	80	7.49	6	8	13.18	1	5	—	5
Other borrowings	13,176	2.71	357	18,725	2.03	381	(130)	106	(24)
Total interest-bearing liabilities	267,376	0.68	1,822	247,068	0.67	1,652	3	167	170
Noninterest-bearing deposits	56,457			56,508
Other liabilities	4,326			3,593
Stockholders’ equity	32,645			29,623
Total liabilities and stockholders’ equity	$360,804			$336,792
Net interest income			$13,157			$12,738			$419
Net yield on earning assets(1)		3.74%			3.88%
Net interest margin(2)		3.88%			4.02%

(1)
Yield on earning assets less cost of funds of interest bearing liabilities.

(2)
Net interest income divided by average interest earning assets.

(3)
Yields have not been presented on a tax equivalent basis.

Provision for Loan Losses
The provision for loan losses represents a charge to earnings necessary to establish an allowance for loan losses that, in management’s evaluation, is adequate to provide coverage for estimated losses on outstanding loans and to provide for uncertainties in the economy. As a result of evaluating the allowance for loan losses during the course of 2016, management recorded a provision for loan losses of $303 thousand for the year ended December 31, 2016. There was a $396 thousand provision for loan losses recorded for 2015. The decrease in the provision for loan losses is due to the continuing decrease in Southwest’s non-performing loan portfolio.
The total allowance for loan losses was $3.09 million or 1.12% of loans at December 31, 2016, and $2.96 million or 1.21% of loans at December 31, 2015. The level of the allowance maintained by Southwest includes an evaluation of uncertainties and matters of judgment. Management believes the allowance for loan losses at December 31, 2016 and December 31, 2015 to be adequate.
Non-Interest Income
Southwest’s non-interest income consists of fees on mortgage originations, service charges and other fees on deposit accounts, gains on sale of securities available for sale and other operating income. Total non-interest income for the year ended December 31, 2016 was $3.16 million compared with $2.76 million for the same period in 2015, an increase of  $399 thousand or 14.46%. The primary factor in the increase of non-interest income was an increase in mortgage loan origination income in the amount of  $210 thousand, or 75.54%, which is primarily related to an increase in mortgage banking activity in 2016.
Management believes that non-interest income will continue to supplement net interest income for Southwest. Management also believes that with the departure of the mortgage originator and if the Federal Reserve increases interest rates, this could slow the demand for one-to-four family mortgage loans which could decrease Southwest’s mortgage loan origination fees.
Non-Interest Income
	December 31,
	2016	2015
	(dollars in thousands)
Service charges on deposit accounts	$1,305	$1,334
Net realized gains on sale of securities	205	118
Mortgage loan origination income	488	278
ATM fees	779	751
Increase in cash surrender value of life insurance	163	159
Other income	219	120
Total	$3,159	$2,760

Non-Interest Expense
Non-interest expenses consist primarily of salaries and employee benefits, occupancy and equipment expenses, and other operating expenses. Non-interest expense for the year ended December 31, 2016 was $12.20 million, compared to $11.97 million for the same period in 2015, an increase of  $232 thousand, or 1.94%. The most significant change noted when comparing 2016 to 2015 was an increase of  $377 thousand, or 5.80%, in salaries and employee benefits due in large part to Southwest’s increase in employee benefits expense which increased salaries in 2016 over 2015.
Non-Interest Expense
	December 31,
	2016	2015
	(dollars in thousands)
Salaries and employee benefits	$6,872	$6,495
Occupancy and equipment expense	1,658	1,693
Advertising	98	231
ATM processing	385	380
Data processing	467	551
Directors fees and expense	270	286
Software licensing and maintenance	315	277
Professional fees	319	312
Regulatory assessments	265	285
Net other real estate owned losses and expenses	157	145
Other expenses	1,398	1,317
Total	$12,204	$11,972

Income Taxes
Southwest has elected to be taxed as an S corporation for federal income tax purposes. Under the provisions of the Internal Revenue Code, an S corporation generally is not subject to federal income tax because its taxable income or loss accrues to the individual stockholder. Consequently, Southwest does not recognize income tax expense or any deferred income taxes for federal purposes. However, Southwest continues to be subject to state income tax in the form of financial institution excise tax in the State of Alabama, as this state does not recognize financial institutions as S corporations for income tax purposes. As a result, income tax expense consists of state income taxes. The statutory tax rate for the State of Alabama is 6.5%.
Southwest recorded income tax expense for the years ended December 31, 2016 and 2015 of $164 thousand and $97 thousand, respectively. Income tax expense for the year ended December 31, 2016 reflects an effective income tax rate of 4.31%, compared to 3.10% for the year ended December 31, 2015. The increase in the effective income tax rate is the result of increased taxable income over items of tax-free income such as bank-owned life insurance income.
Comparison of Financial Condition as of September 30, 2017, December 31, 2016 and December 31, 2015
Balance Sheet Summary
Southwest’s total assets were $391.60 million at September 30, 2017, $376.53 million at December 31, 2016 and $343.16 million at December 31, 2015. Loans, net of allowance for loan losses, totaled $281.62 million at September 30, 2017, $273.94 million at December 31, 2016 and $242.65 million at December 31, 2015. Investment securities, all of which are carried as available for sale, totaled $78.96 million at September 30, 2017, $67.79 million at December 31, 2016 and $74.09 million at December 31, 2015. The percentage changes for these categories from December 31, 2015 to December 31, 2016 were a 8.86% increase in total assets, a 11.42% increase in loans, net of allowance for loan losses, and a 9.30% decrease in investment securities. The percentage changes for these categories from December 31, 2016 to September 30, 2017 were a 3.85% increase in total assets, a 2.73% increase in loans, net of allowance for loan losses, and a 14.14% increase in investment securities. The percentage changes illustrate a core element of our profit strategy of redeploying our funding sources into higher yielding loans from lower yielding investment securities while maintaining a stable base of liquidity.
Total liabilities increased by 3.46% to $354.78 million at September 30, 2017 from $342.90 million at December 31, 2016 primarily as a result of increases in deposits, primarily noninterest bearing demand accounts and money market accounts. Total liabilities increased by 9.50% to $342.90 million at December 31, 2016 from $310.32 million at December 31, 2015 primarily as a result of increases in deposits, primarily noninterest bearing demand accounts and money market accounts. These increases were partially offset by decreases in other borrowings primarily related to Southwest’s borrowings from the Federal Home Loan Bank of Atlanta. Stockholders’ equity increased 8.67% to $36.82 million at September 30, 2017 from $33.63 million at December 31, 2016, and 2.33% to $33.63 million at December 31, 2016 from $32.84 million at December 31, 2015, primarily due to earnings and the change in net unrealized gains on available-for-sale securities. A more detailed discussion of assets, liabilities and capital follows.
Securities
Southwest uses its investment securities portfolio primarily to enhance the overall yield on interest earning assets and as a source of liquidity, as a tool to manage balance sheet sensitivity to changing interest rates, and as a base from which to pledge assets for public deposits, when needed. When Southwest’s liquidity position exceeds current needs and expected loan demand, this excess liquidity is deployed into investment securities as a secondary earnings alternative. As investments mature, they are used to meet current cash needs or they are reinvested to maintain Southwest’s desired liquidity position. Southwest has designated all of its securities as available for sale to provide flexibility in case an immediate need for liquidity arises and believe that the composition of the portfolio offers needed flexibility in managing Southwest’s liquidity position and interest rate sensitivity without adversely impacting Southwest’s regulatory capital levels. Securities available for sale are reported at fair value with unrealized gains or losses reported as a separate component of other comprehensive income, net of related deferred income taxes. Purchase premiums and discounts are recognized in income using the interest method over the terms of the securities.

The following table summarizes the amortized cost and fair value of securities available for sale as of September 30, 2017, and December 31, 2016 and 2015.
	September 30, 2017 (unaudited)			December 31, 2016			December 31, 2015
	Amortized Cost	Fair Value	Percent of Total	Amortized Cost	Fair Value	Percent of Total	Amortized Cost	Fair Value	Percent of Total
	(dollars in thousands)
Securities Available for Sale:
U.S. Government sponsored agencies	$19,629	$19,441	24.7%	$17,880	$17,450	25.8%	$22,318	$22,125	29.9%
State and municipal securities	38,293	38,562	48.8%	35,807	35,143	51.8%	32,672	33,431	45.1%
Mortgage-backed securities	20,989	20,953	26.5%	15,452	15,196	22.4%	17,672	17,548	23.7%
Corporate bonds	—	—	—	—	—	—	1,000	987	1.3%
Total securities available for sale	$78,911	$78,956	100.0%	$69,139	$67,789	100.0%	$73,662	$74,091	100.0%

Securities totaled $78.96 million at September 30, 2017 which represents a 16.47% increase from the December 31, 2016 total of  $67.79 million. The increase in securities relates to the investment of excess funds from the growth in deposits.
The investment securities portfolio is the second largest component of Southwest’s earning assets and represented 20.2% of total assets at September 30, 2017. Southwest has invested a significant portion of its securities portfolio into state and municipal securities to take advantage of the yields offered by this class of securities. Prior to purchase, each investment in municipal securities undergoes a careful evaluation of the credit quality of the issuer. The average yield on the investment securities portfolio for the first nine months of 2017 and for the years ended December 31, 2016 and 2015 was 2.36%, 2.49% and 2.66%, respectively. As of September 30, 2017, Southwest did not have any securities within its securities portfolio from any one issuer with an aggregate book value or market value in excess of 10% of stockholders equity.
The following table shows Southwest’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at September 30, 2017:
	Less Than 12 Months			12 Months or More			Total
	Fair Value	Unrealized Losses	Number of Securities Included	Fair Value	Unrealized Losses	Number of Securities Included	Fair Value	Unrealized Losses
	(dollars in thousands) (unaudited)
September 30, 2017
U.S. government sponsored agencies	$12,924	$(235)	8	$974	$(8)	1	$13,898	$(243)
State and municipal securities	2,550	(13)	5	5,907	(283)	12	8,457	(296)
Mortgage-backed securities	7,151	(46)	8	2,515	(52)	3	9,666	(98)
Total temporarily impaired securities	$22,625	$(294)	21	$9,396	$(343)	16	$32,021	$(637)

The following table shows Southwest’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2016:
	Less Than 12 Months			12 Months or More			Total
	Fair Value	Unrealized Losses	Number of Securities Included	Fair Value	Unrealized Losses	Number of Securities Included	Fair Value	Unrealized Losses
	(dollars in thousands)
December 31, 2016
U.S. government sponsored agencies	$15,654	$(415)	10	$992	$(23)	1	$16,646	$(438)
State and municipal securities	20,862	(854)	41	—	—	—	20,862	(854)
Mortgage-backed securities	10,823	(303)	10	1,724	(1)	1	12,547	(304)
Total temporarily impaired securities	$47,339	$(1,572)	61	$2,716	$(24)	2	$50,055	$(1,596)

The following table shows Southwest’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2015:
	Less Than 12 Months			12 Months or More			Total
	Fair Value	Unrealized Losses	Number of Securities Included	Fair Value	Unrealized Losses	Number of Securities Included	Fair Value	Unrealized Losses
	(dollars in thousands)
December 31, 2015
U.S. government sponsored agencies	$4,418	$(76)	3	$10,747	$(175)	6	$15,165	$(251)
State and municipal securities	497	(7)	1	—	—	—	497	(7)
Mortgage-backed securities	10,422	(97)	6	3,679	(100)	3	14,101	(197)
Corporate securities	987	(13)	1	—	—	—	987	(13)
Total temporarily impaired securities	$16,324	$(193)	11	$14,426	$(275)	9	$30,750	$(468)
Southwest’s investment securities are considered high quality investments in line with normal industry investing practices. The unrealized losses are primarily the result of changes in the interest rate and sector environments. Consistent with the original classification as available-for-sale securities, Southwest does not intend to sell any of the debt securities with unrealized losses and Southwest does not believe that it is more likely than not that Southwest will be required to sell a security in an unrealized loss position prior to a recovery in its value. Accordingly, Southwest has not recognized any other-than-temporary impairment in its consolidated statements of income. Southwest may sell the above or other securities in the ordinary course of business in response to unexpected and significant changes in liquidity needs, unexpected and significant increases in interest rates and/or sector spreads that significantly extend the security’s holding period.
The following table presents the amortized cost, fair value and weighted average yield for each major category of the investment portfolio by contractual maturity range as of September 30, 2017.
	Contractual Maturities
	Less Than 1 Year			After 1 Year Through 5 Years			After 5 Years Through 10 Years
	Amortized Cost	Fair Value	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(dollars in thousands) (unaudited)
Securities available for sale
U.S. Government sponsored agencies	$—	$—	—	$2,107	$2,092	2.25%	$6,147	$6,038	2.31%
State and municipal securities(1)	—	—	—	6,031	6,077	3.59%	8,473	8,597	2.93%
Mortgage backed securities	—	—	—	—	—	—	1,667	1,656	3.00%
Total securities available for sale	$—	$—	—	$8,138	$8,169	3.25%	$16,287	$16,291	2.71%
	Contractual Maturities
	After 10 Years			Totals
	Amortized Cost	Fair Value	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(dollars in thousands) (unaudited)
Securities available for sale
U.S. Government sponsored agencies	$11,375	$11,311	2.84%	$19,629	$19,441	2.61%
State and municipal securities(1)	23,789	23,888	3.8%	38,293	38,562	3.57%
Mortgage-backed securities	19,322	19,297	2.90%	20,989	20,953	2.91%
Total securities available for sale	$54,486	$54,496	3.28%	$78,911	$78,956	3.16%

(1)
Yields are not presented on a fully taxable equivalent basis.

Loans
Essentially all of Southwest’s loans originate from the Southwestern portion of Alabama. Southwest seeks to exercise prudent risk management in lending, including diversification by loan category and industry segment, as well as by identification of credit risks. Management is also sensitive, despite this diversification by loan category and industry segment, to the risks associated with Southwest’s geographic loan concentration in the southwest Alabama region.
Southwest has targeted commercial business lending, commercial and residential real estate lending and consumer lending. Southwest seeks to build a loan portfolio which is capable of adjusting to swings in the interest rate market, and it is Southwest’s policy to maintain a diverse loan portfolio not dependent on any particular market or industry segment. At September 30, 2017, December 31, 2016 and December 31, 2015, Southwest’s loan-to-deposit ratio was 82.61%, 84.54% and 84.78%, respectively.
Loans are the largest component of Southwest’s assets and are the primary source of income. The loan portfolio is composed of three primary segments: real estate mortgage loans, non-real estate commercial loans and non-real estate consumer loans. Within the real estate loan segment, Southwest further segregates by loan classes of construction and land development, 1-4 family residential real estate, home equity lines of credit, commercial real estate and other real estate. The table below sets forth the loan categories and the relative percentages of these loan categories in the portfolio at September 30, 2017 and December 31, 2016 and 2015.
Portfolio Segments and Classes
The composition of loans, excluding loans held for sale, is summarized as follows:
	September 30, 2017		December 31, 2016		December 31, 2015
	Amount	Percent	Amount	Percent	Amount	Percent
	(unaudited)
	(dollars in thousands)
Real estate mortgages:
Construction and land development	$33,936	11.9%	$29,724	10.7%	$24,032	9.8%
1 – 4 family residential	50,036	17.6%	48,792	17.6%	47,228	19.2%
Home equity lines of credit	14,974	5.3%	14,690	5.3%	13,607	5.5%
Commercial	105,714	37.1%	104,459	37.7%	96,585	39.3%
Other	17,537	6.1%	12,902	4.7%	13,749	5.6%
Commercial	50,058	17.6%	53,615	19.4%	39,227	16.0%
Consumer and other	12,813	4.4%	12,851	4.6%	11,189	4.6%
	285,068	100.00%	277,033	100.00%	245,617	100.00%
Deferred loan fees	—		—		—
Allowance for loan losses	(3,451)		(3,092)		(2,964)
Loans, net	$281,617		$273,941		$242,653

As represented in the table, gross loans increased by approximately 2.9% during the first nine months of 2017. Southwest experienced growth in real estate loans, with increases in commercial real estate loans (1.2%), construction and land development loans (14.2%), residential real estate loans (2.5%), and other real estate loans, which are loans primarily secured by multi-family housing (35.9%).
At September 30, 2017, real estate loans accounted for 78.0% of total loans. Accordingly, Southwest has a significant concentration of credit that is dependent on the continuing strength of the local real estate market. Management is focused on making loans in an orderly fashion to maintain quality, especially considering the economic impact of the recession several years ago.

The repayment of loans is a source of additional liquidity for Southwest. The following table sets forth the loans maturing within specific intervals at September 30, 2017.
	One Year or Less	One to Five Years	Over Five Years	Total
	(dollars in thousands) (unaudited)
Real estate mortgages:
Construction and land development	$15,584	$14,013	$4,339	$33,936
1 – 4 family residential	7,661	32,354	10,021	50,036
Home equity lines of credit	3,987	1,127	9,860	14,974
Commercial	13,218	55,313	37,183	105,714
Other	2,868	10,698	3,971	17,537
Commercial	8,304	19,296	22,458	50,058
Consumer and other	1,686	8,374	2,753	12,813
Total	$53,308	$141,175	90,585	$285,068

The information presented in the above table is based upon the contractual maturities of the individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval, as well as modification of terms upon their maturity.
As of September 30, 2017, Southwest has loans due after one year with predetermined interest rates totaling $190.98 million and loans due after one year with floating or adjustable interest rates totaling $40.78 million.
Allowance for Loan Losses
There are risks inherent in all loans, so Southwest maintains an allowance for loan losses to absorb probable losses on existing loans that may become uncollectible. Southwest establishes and maintains this allowance by charging a provision for loan losses against its operating earnings. In the following section, Southwest has included a discussion of this process, as well as several tables describing Southwest’s allowance for loan losses and the allocation of this allowance among Southwest’s various categories of loans.
Southwest follows the provisions of ASC 310-10 and ASC 310-40 related to impaired loans. A loan is impaired when it is probable that Southwest will be unable to collect the scheduled payments of principal and interest due under the contractual terms of the loan agreement. Impaired loans are measured at the present value of expected future cash flows discounted at the loan’s effective interest rate, at the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, Southwest shall recognize an impairment by creating a valuation allowance with a corresponding charge to the provision for loan losses or by adjusting an existing valuation allowance for the impaired loan with a corresponding charge or credit to the provision for loan losses.
Southwest considers all loans subject to the provisions of ASC 310-10 and ASC 310-40 that are on nonaccrual status to be impaired. Loans are placed on nonaccrual status when in doubt as to timely collection of principal or interest exists, or when principal or interest is past due 90 days or more unless such loans are well-secured and in the process of collection. Delays or shortfalls in loan payments are evaluated with various other factors to determine if a loan is impaired. Generally, delinquencies under 90 days are considered insignificant unless certain other factors are present which indicate impairment is probable. The decision to place a loan on nonaccrual status is also based on an evaluation of the borrower’s financial condition, collateral, liquidation value, and other factors that affect the borrower’s ability to pay.
Generally, at the time a loan is placed on nonaccrual status, all interest accrued and uncollected on the loan in the current fiscal year is reversed from income, and all interest accrued and uncollected from the prior year is charged off against the allowance for loan losses. Thereafter, interest on nonaccrual loans is recognized as interest income only to the extent that cash is received and future collection of principal is not in doubt. If the collectability of outstanding principal is doubtful, such interest received is applied as a reduction of principal. A nonaccrual loan may be restored to accruing status when principal and interest is no longer past due and unpaid and future collection of principal and interest on a timely basis is not in doubt. At September 30, 2017, there were 16 non-accrual loans totaling $4.47 million, and there were 23 non-accrual loans totaling $5.73 million at December 31, 2016.
Other loans may be classified as impaired when the current net worth and financial capacity of the borrower or the collateral pledged, if any, is viewed as inadequate. In those cases, such loans have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt, and if such deficiencies are not corrected, there is a probability that Southwest will sustain some loss. In such cases, interest income continues to accrue as long as the loan does not meet Southwest’s criteria for nonaccrual status.
Generally, Southwest also classifies as impaired any loans that the terms of which have been modified in a troubled debt restructuring. Interest is accrued on such loans that continue to meet the modified terms of their loan agreements. As of September 30, 2017, Southwest had 15 loans that have had their terms modified in a troubled debt restructuring, and at December 31, 2016, Southwest had 13 such loans. Troubled debt restructurings are discussed in more detail later in under the heading “Troubled Debt Restructurings”.
Southwest Bank’s charge-off policy for impaired loans is similar to its charge-off policy for all loans in that loans are charged-off in the month when they are considered uncollectible.
The average recorded investment in impaired loans for September 30, 2017 and December 31, 2016 was $7.27 million and $8.16 million, respectively. The related total amount of interest income recognized for the period that such loans were impaired was $109 thousand for the first nine months of 2017, which compares with $104 thousand for the same period in 2016. Southwest’s level of impaired loans decreased over the nine months, from $8.16 million at December 31, 2016 to $7.03 million at September 30, 2017, the majority of the change is a result of pay downs on existing impaired loans in 2017 and the payoff or improvement of and subsequent removal of impaired loans greater than $250 thousand of approximately $1.00 million. Southwest’s management believes that existing loan loss reserves are adequate to absorb potential losses that may occur in these segments of the portfolio.

The following table details activity in the allowance for loan losses for the nine months ended September 30, 2017 and 2016 and years ended December 31, 2016 and 2015.
	Nine Months Ended		Years Ended
	September 30, 2017	September 30, 2016	December 31, 2016	December 31, 2015
	(unaudited)
	(dollars in thousands)
Allowance for loan losses at beginning of period	$3,092	$2,964	$2,964	$2,872
Charge-offs:
Real estate mortgages:
Construction and land development	—	—	—	—
1 – 4 family residential	—	—	—	35
Home equity lines of credit	13	42	42	73
Commercial	33	—	60	—
Other	—	—	—	244
Total real estate mortgages	46	42	102	352
Commercial	—	71	71	12
Consumer and other	52	61	82	79
Total	98	174	255	443
Recoveries:
Real estate mortgages:
Construction and land development	14	19	25	28
1 – 4 family residential	—	1	1	—
Home equity lines of credit	—	5	5	—
Commercial	40	22	23	22
Other	—	—	—	1
Total real estate mortgages	54	47	54	51
Commercial	—	—	—	59
Consumer and other	20	16	26	29
Total	74	63	80	139
Net Charge-offs (recoveries)	24	111	175	304
Provision for loan losses	383	303	303	396
Allowance for loan losses at end of period	$3,451	$3,156	$3,092	$2,964
Ratio of net charge-offs during the period to average loans outstanding (annualized)	0.01%	0.06%	0.07%	0.13%

The following table details the allocation of the allowance for loan losses to each portfolio segment and class of loans as of September 30, 2017, December 31, 2016 and 2015. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.
	September 30, 2017		December 31, 2016		December 31, 2015
	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans
	(unaudited)
	(dollars in thousands)
Real estate mortgages:
Construction and land development	$183	11.9%	$129	10.7%	$552	9.8%
1 – 4 family residential	288	17.6%	321	17.6%	331	19.2%
Home equity lines of credit	127	5.3%	153	5.3%	164	5.5%
Commercial	1,502	37.1%	1,083	37.7%	690	39.3%
Other	327	6.1%	173	4.7%	122	5.6%
Total real estate mortgages	2,427	78.0%	1,859	76.0%	1,859	79.4%
Commercial	897	17.6%	1,036	19.4%	1,023	16.0%
Consumer and other	127	4.4%	197	4.6%	82	4.6%
Total	$3,451	100.0%	$3,092	100.0%	$2,964	100.0%

Credit Risk Management
Credit administration and the special assets manager are both involved in the credit risk management process and assess the accuracy of risk ratings, the quality of the portfolio and the estimation of inherent credit losses in the loan portfolio. This comprehensive process also assists in the prompt identification of problem credits. Southwest has taken a number of measures to manage the portfolios and reduce risk, particularly in the more problematic portfolios.
Southwest employs a credit risk management process with defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit risk management is guided by a comprehensive loan policy that provides for a consistent and prudent approach to underwriting and approval of credit. Within the board approved Loan Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.
Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. For the consumer portfolio segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate portfolio segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit of the portfolios. Loan review and credit administration establish a timely schedule and scope for loan reviews. These reviews ensure such loans have proper risk ratings and accrual status, and if necessary, ensure loans are transferred to the special assets manager.
Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports, by product, collateral, accrual status, etc., are reviewed, on a quarterly basis, by the chief credit officer, the officers loan committee, and the directors loan committee.
The following categories are utilized by management to analyze and manage the credit quality and risk of the loan portfolio:
•
Pass — includes obligations where the probability of default is considered low.

•
Special Mention — includes obligations that exhibit potential credit weaknesses or downward trends deserving management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects or credit position at a future date. These loans are not adversely classified and do not expose Southwest to sufficient risk to warrant adverse classification.
•
Substandard — includes obligations with defined weaknesses that jeopardize the orderly liquidation of debt. A substandard loan is inadequately protected by the current sound worth and paying capacity of the borrower or by the collateral pledged, if any. Normal repayment from the borrower is in jeopardy although no loss of principal is envisioned. There is a distinct possibility that a partial loss of interest and/or principal will occur if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard loans, does not have to exist in individual loans classified substandard.

•
Doubtful — includes obligations with all the weaknesses found in substandard loans with the added provision that the weaknesses make collection of debt in full, based on currently existing facts, conditions, and values, highly questionable and improbable. Serious problems exist to the point where partial loss of principal is likely. The possibility of loss is extremely high, but because of certain important, reasonably specific pending factors that may work to strengthen the loan, the loans’ classification as loss is deferred until a more exact status may be determined.

•
Loss — includes obligations incapable of repayment. Such loans are considered uncollectible and of such little value, that continuance as an active asset is not warranted. Loans determined to be a loss are charged-off at the date of loss determination. Consequently, there are no loans with a loss rating in Southwest’s portfolio as of September 30, 2017, December 31, 2016 and 2015 as all such loans have been charged-off.

At September 30, 2017 and December 31, 2016, there were $14.61 million and $17.58 million, respectively, in loans included on Southwest’s internal “watch” list, or loans graded special mention, substandard or doubtful. Loans are identified for inclusion on the watch list when information obtained about changes or uncertainties that may affect a borrower’s financial condition have prompted management to more closely monitor the ability of the borrower to comply with the agreed upon repayment terms of the loan agreement. The resulting loan classifications could represent trends or uncertainties which management expects may impact future operating results, liquidity or capital resources.
The following table breaks down Southwest’s credit quality indicators by type of loan as of September 30, 2017:
	Pass	Special Mention	Substandard	Doubtful	Total
	(dollars in thousands) (unaudited)
September 30, 2017
Real estate mortgages:
Construction and land development	$32,336	$727	$873	$—	$33,936
1 – 4 family residential	48,331	1,055	650	—	50,036
Home equity lines of credit	14,237	416	321	—	14,974
Commercial	101,985	811	2,918	—	105,714
Other	17,130	267	140	—	17,537
Commercial	43,941	3,393	2,724	—	50,058
Consumer and other	12,495	21	297	—	12,813
Total:	$270,455	$6,690	$7,923	$—	$285,068

The following table breaks down Southwest’s credit quality indicators by type of loan as of December 31, 2016:
	Pass	Special Mention	Substandard	Doubtful	Total
	(dollars in thousands)
December 31, 2016
Real estate mortgages:
Construction and land development	$28,388	$271	$1,065	$—	$29,724
1 – 4 family residential	46,155	1,547	1,090	—	48,792
Home equity lines of credit	13,755	473	402	60	14,690
Commercial	98,815	2,313	3,331	—	104,459
Other	12,834	—	68	—	12,902
Commercial	46,981	4,392	2,242	—	53,615
Consumer and other	12,521	8	322	—	12,851
Total:	$259,449	$9,004	$8,520	$60	$277,033

The following table breaks down Southwest’s credit quality indicators by type of loan as of December 31, 2015:
	Pass	Special Mention	Substandard	Doubtful	Total
	(dollars in thousands)
December 31, 2015
Real estate mortgages:
Construction and land development	$22,439	$92	$1,501	$—	$24,032
1 – 4 family residential	44,245	1,573	1,410	—	47,228
Home equity lines of credit	12,938	327	279	63	13,607
Commercial	90,473	2,994	3,118	—	96,585
Other	13,506	156	87	—	13,749
Commercial	33,682	33	5,512	—	39,227
Consumer and other	10,778	49	362	—	11,189
Total:	$228,061	$5,224	$12,269	$63	$245,617

Past Due Loans
A loan is considered past due if any required principal and interest payments have not been received as of the date such payments were required to be made under the terms of the loan agreement. Generally, management places loans on non-accrual when there is a clear indication that the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. As of September 30, 2017, December 31, 2016 and December 31, 2015, Southwest’s past due loans, including loans on nonaccrual status, were 1.72%, 2.20% and 2.86%, of total loans outstanding for each respective period. Management pursues all avenues of collection regarding its past due loans and loan officers review the status of past due loans weekly and report to the board monthly.

The following table provides an aging analysis of Southwest’s past due loans as of September 30, 2017:
		Past Due Status (Accruing Loans)
	Current	30 – 59 Days	60 – 89 Days	90+ Days	Total Past Due	Nonaccrual	Total
	(dollars in thousands) (unaudited)
September 30, 2017
Real estate mortgages:
Construction and land development	$33,747	$189	$—	$—	$189	$—	$33,936
1 – 4 family residential	49,420	38	—	—	38	578	50,036
Home equity lines of credit	14,768	—	—	—	—	206	14,974
Commercial	104,236	54	—	34	88	1,390	105,714
Other	17,516	—	—	—	—	21	17,537
Commercial	47,957	96	—	—	96	2,005	50,058
Consumer and other	12,509	—	35	—	35	269	12,813
Total:	$280,153	$377	$35	$34	$446	$4,469	$285,068

The following table provides an aging analysis of Southwest’s past due loans as of December 31, 2016:
		Past Due Status (Accruing Loans)
	Current	30 – 59 Days	60 – 89 Days	90+ Days	Total Past Due	Nonaccrual	Total
	(dollars in thousands)
December 31, 2016
Real estate mortgages:
Construction and land development	$29,724	$—	$—	$—	$—	$—	$29,724
1 – 4 family residential	47,739	159	28	—	187	866	48,792
Home equity lines of credit	14,345	—	—	—	—	345	14,690
Commercial	102,385	—	—	53	53	2,021	104,459
Other	12,863	—	—	—	—	39	12,902
Commercial	51,368	65	20	—	85	2,162	53,615
Consumer and other	12,526	27	—	6	33	292	12,851
Total:	$270,950	$251	$48	$59	$358	$5,725	$277,033

The following table provides an aging analysis of Southwest’s past due loans as of December 31, 2015:
		Past Due Status (Accruing Loans)
	Current	30 – 59 Days	60 – 89 Days	90+ Days	Total Past Due	Nonaccrual	Total
	(dollars in thousands)
December 31, 2015
Real estate mortgages:
Construction and land development	$23,661	$111	$—	$33	$144	$227	$24,032
1 – 4 family residential	45,705	433	153	37	623	900	47,228
Home equity lines of credit	13,318	37	—	—	37	252	13,607
Commercial	94,845	—	47	—	47	1,693	96,585
Other	13,662	—	31	—	31	56	13,749
Commercial	36,661	24	—	53	77	2,489	39,227
Consumer and other	10,743	110	3	—	113	333	11,189
Total:	$238,595	$715	$234	$123	$1,072	$5,950	$245,617

Troubled Debt Restructurings
Southwest’s loan portfolio includes certain loans that have been modified in a troubled debt restructuring (TDR), where economic concessions have been granted to borrowers who have experienced, or are expected to experience, financial difficulties. These concessions typically result from Southwest’s loss mitigation activities and could include reductions in the interest rate, payment extensions, forgiveness of principal, forbearance or other actions. Certain TDRs are classified as nonperforming at the time of restructure and may only be returned to performing status after considering the borrower’s sustained repayment performance for a reasonable period, generally six months.
Some loan modifications classified as TDRs may not ultimately result in the full collection of principal and interest, as modified, and result in potential incremental losses. These potential incremental losses have been factored into the overall allowance for loan losses estimate. The level of any re-defaults will likely be affected by future economic conditions. Once a loan becomes a TDR, it will continue to be reported as a TDR until it is repaid in full, reclassified to loans held for sale, foreclosed, charged off, sold, or it meets both of the following criteria to be removed from TDR status: (1) the restructuring agreement specifies an interest rate equal to or greater than the rate that the borrower was willing to accept at the time of the restructuring for a new loan with comparable risk; and (2) the loan is not impaired based on the terms specified by the restructuring agreement. During the nine months ended September 30, 2017, there were three loans totaling $654 thousand added to Southwest’s list of TDRs. During the year ended December 31, 2016, there was one loan totaling $73 thousand added to Southwest’s list of TDRs. During the year ended December 31, 2015, there were three loans totaling $456 thousand added to Southwest’s list of TDRs.
The following table summarizes the carrying balances of TDRs at September 30, 2017 and 2016 and December 31, 2016 and 2015:
	September 30, 2017	September 30, 2016	December 31, 2016	December 31, 2015
	(unaudited)
	(dollars in thousands)
Performing TDRs	$1,345	$1,117	$1,072	$1,188
Nonperforming TDRs(1)	1,969	2,154	2,126	2,403
Total TDRs	$3,314	$3,271	$3,198	$3,591

(1)
Included in nonaccrual loan totals in the nonperforming asset table below.

Nonperforming Assets
	September 30,		December 31,
	2017	2016	2016	2015
	(unaudited)
	(dollars in thousands)
Nonaccrual loans	$4,469	$5,895	$5,725	$5,950
Restructured loans	3,314	3,271	3,198	3,591
Accruing loans past due 90 days or more	34	105	59	123
Total nonperforming loans	7,817	9,271	8,982	9,664
Other real estate owned	298	404	485	972
Total nonperforming assets	$8,115	$9,675	$9,467	$10,636
Allowance for loan losses to period end loans	1.21%	1.15%	1.12%	1.21%
Allowance for loan losses to period end nonperforming loans	44.15%	34.04%	34.42%	30.67%
Nonperforming assets to period end loans and other real estate owned	2.84%	3.53%	3.41%	4.31%
Nonperforming loans to period end loans	2.74%	3.39%	3.24%	3.93%

Deposits
Deposits are the principal source of funds for Southwest. Total deposits were $345.08 million and $327.68 million at September 30, 2017 and December 31, 2016, respectively, representing an increase of 5.31%. Historically, Southwest has targeted local consumers, professionals and commercial businesses as its central customers; therefore, deposit instruments in the form of demand deposits, savings accounts, money market demand accounts, certificates of deposit and individual retirement accounts are offered to customers. Management believes Mobile County and the surrounding area is a stable economic market offering growth opportunities for Southwest; however, Southwest competes with several of the larger bank holding companies that have bank offices in this area, as well as other community banks, and therefore, no assurances of market growth can be given. Even though Southwest is in a very competitive market, management currently believes that its market share will be expanded.
Noninterest-bearing demand deposits increased 17.98% from $56.93 million at December 31, 2016 to $67.17 million at September 30, 2017. Total interest-bearing deposits increased 2.64% from $270.75 million at December 31, 2016 to $277.90 million at September 30, 2017 primarily as a result from an increase in money market accounts. These increases reflect management’s ongoing efforts to emphasize growth in the core deposit base.
The table below sets forth the total balances of deposits by type as of September 30, 2017, and December 31, 2016 and 2015, and the percent change in balances over the intervening period:
	September 30, 2017			December 31, 2016			December 31, 2015
	Amount	Percent of Total	Average Rate Paid	Amount	Percent of Total	Average Rate Paid	Amount	Percent of Total	Average Rate Paid
	(unaudited)
	(dollars in thousands)
Non-interest bearing demand	$67,173	19.5%	0.00%	$56,934	17.4%	0.00%	$53,821	18.6%	0.00%
Interest bearing demand	62,619	18.1%	0.26%	64,730	19.8%	0.29%	51,728	17.9%	0.32%
Money market accounts	84,531	24.5%	0.45%	71,656	21.9%	0.39%	66,313	22.9%	0.35%
Savings deposits	37,394	10.8%	0.07%	34,895	10.6%	0.06%	31,414	10.8%	0.05%
Time certificates of $250 or more	21,204	6.2%	1.15%	20,118	6.1%	1.11%	11,608	4.0%	1.18%
Other time certificates	72,154	20.9%	1.09%	79,346	24.2%	0.87%	74,836	25.8%	0.85%
Total	$345,075	100.0%	0.60%	$327,679	100.0%	0.57%	$289,720	100.0%	0.56%

The following table presents time certificates of deposits of  $100 thousand, or more, by various maturities as of September 30, 2017 (dollars in thousands).
Three months or less	$4,306
Three through six months	4,651
Six through twelve months	16,517
Over twelve months	27,186
Total	$52,660

Return on Equity and Assets
The following table presents certain performance ratios for each reported period.
	As of and for the Nine Months Ended September 30,		As of and for the Year Ended December 31,
	2017	2016	2016	2015
	(unaudited)
Return on assets (net income divided by average total assets)(1)	1.02%	0.98%	1.01%	0.90%
Return on equity (net income divided by average equity)(1)	11.70%	10.55%	11.17%	10.24%
Dividend payout ratio (dividends declared per share divided by net income per share)	36.91%	37.10%	33.25%	28.85%
Equity to assets ratio (average equity divided by average total assets)	8.76%	9.28%	9.05%	8.80%

(1)
Ratios have been annualized for interim reporting periods.

Liquidity
Southwest’s management seeks to maximize net interest income by managing Southwest’s assets and liabilities within appropriate constraints on capital, liquidity and interest rate risk. Liquidity is the ability to maintain sufficient cash levels necessary to fund operations, meet the requirements of depositors and borrowers, and fund attractive investment opportunities. Southwest’s primary source of liquidity is expected to be a stable core deposit base. In addition, short-term investments, loan payments and investment security maturities provide a secondary source. Higher levels of liquidity bear corresponding costs, measured in terms of lower yields on short-term more liquid earning assets and higher interest expense involved in extending liability maturities.
Southwest maintains a formal asset and liability management process to quantify, monitor and control interest rate risk and to assist management in maintaining stability in the net interest margin under varying interest rate environments. Southwest accomplishes this process through the development and implementation of lending, funding and pricing strategies designed to maximize net interest income under varying interest rate environments subject to specific liquidity and interest rate risk guidelines.
Southwest’s securities portfolio consists of earning assets that provide interest income. Securities classified as available-for-sale include securities intended to be used as part of Southwest’s asset/liability strategy and/or securities that may be sold in response to changes in interest rate, prepayment risk, the need or desire to increase capital and similar economic factors. Securities totaling $0 mature within the next 12 months.
A secondary source of liquidity is Southwest’s loan portfolio. At September 30, 2017, loans of approximately $53.31 million will become due within 12 months.
As for liabilities, certificates of deposit of  $100 thousand or greater of approximately $25.47 million either will become due or will be subject to rate adjustments during the next 12 months. Management does not anticipate that there will be significant reductions from deposit accounts that allow withdrawals, such as negotiable order of withdrawal accounts, money market demand accounts, demand deposits and regular savings accounts in the future.
Off-Balance Sheet Risk
Southwest is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. They involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets. The majority of all commitments to extend credit are variable rate instruments.

Southwest’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. Southwest uses the same credit policies in making commitments as it does for on-balance sheet instruments. A summary of commitments is as follows for each period end:
	September 30, 2017	December 31, 2016	December 31, 2015
	(unaudited)
	(dollars in thousands)
Commitments to extend credit	$43,911	$40,280	$38,503
Letters of credit	1,167	1,270	749
	$45,078	$41,550	$39,252

Available Funding
If needed to fund these outstanding commitments, in addition to its available cash, Southwest has the ability to liquidate securities available-for-sale or borrow additional funds from the Federal Home Loan Bank or purchase Federal funds from other financial institutions. Additionally, Southwest could sell participations in these or other loans to correspondent banks. As mentioned above, Southwest has been able to fund its ongoing liquidity needs through its stable core deposit base, loan payments, its investment security maturities and short-term borrowings. As of September 30, 2017, Southwest has accommodations with the Federal Home Loan Bank and other financial institutions that would allow the borrowing of an additional $46.56 million of funding under these arrangements.
Contractual Obligations
While Southwest’s liquidity monitoring and management considers both present and future demands for and sources of liquidity, the following table of contractual commitments focuses only on future obligations as of September 30, 2017.
	Due in 1 Year or Less	Due After 1 Through 3 Years	Due After 3 Through 5 Years	Due After 5 Years	Total
	(dollars in thousands) (unaudited)
Other borrowings	$5,000	$1,858	$—	$—	$6,858
Certificates of deposit of less than $100	22,092	13,136	5,469	—	40,697
Certificates of deposit of $100 or more	25,474	16,945	10,241	—	52,660
Commitment to acquire property	2,390	—	—	—	2,390
Operating leases	19	9			28
Total contractual obligations	$54,975	$31,948	$15,710	$0	$102,633

Capital Position and Dividends
At September 30, 2017, December 31, 2016 and December 31, 2015, total stockholders’ equity was $36.82 million and $33.63 million and $32.84 million or 9.40%, 8.93% and 9.57%, respectively, of total assets. The increases in stockholder’s equity each year primarily relate to earnings, less dividends paid, and changes in accumulated other comprehensive income which is composed of changes in net unrealized gains and losses on Southwest’s available for sale securities portfolio. During the year ended December 31, 2016 and 2015, dividends were paid at a rate of  $17.00 and $12.27 per common share, respectively. During the nine months ended September 30, 2017 and 2016, dividends were paid at a rate of  $15.50 and $13.00 per common share, respectively.
Because Southwest qualifies as a Small Bank Holding Company under the Federal Reserve Board’s Small Bank Holding Company Policy Statement, the capital position of the Bank, and not the consolidated company, is measured for regulatory capital adequacy.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.
The Bank is considered well-capitalized based on its regulatory capital ratios. The Bank’s capital ratios have been enhanced as capital has been raised through earnings and as a result of repositioning the balance sheet. As the Bank’s assets increase, its capital ratios can be expected to decline, but not below the well-capitalized level established by the regulatory agencies.
The table below sets forth the Bank’s capital ratios as of the periods indicated.
	Actual		For Capital Adequacy Purposes(1)		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
September 30, 2017 (unaudited):
Total Capital to Risk Weighted Assets	$41,786	14.534%	$26,593	9.250%	$28,750	10.000%
Tier I Capital to Risk Weighted Assets	$38,336	13.334%	$20,844	7.250%	$23,000	8.000%
Common Equity Tier 1 to Risk Weighted Assets	$38,336	13.334%	$16,531	5.750%	$18,687	6.500%
Tier I Capital to Average Total Assets	$38,336	9.798%	$15,651	4.000%	$19,564	5.000%
December 31, 2016:
Total Capital to Risk Weighted Assets	$40,234	14.159%	$24,509	8.625%	$28,416	10.000%
Tier I Capital to Risk Weighted Assets	$37,143	13.071%	$18,826	6.625%	$22,733	8.000%
Common Equity Tier 1 to Risk Weighted Assets	$37,143	13.071%	$14,563	5.125%	$18,470	6.500%
Tier I Capital to Average Total Assets	$37,143	10.080%	$14,739	4.000%	$18,424	5.000%
December 31, 2015:
Total Capital to Risk Weighted Assets	$38,389	15.360%	$19,991	8.000%	$24,988	10.000%
Tier I Capital to Risk Weighted Assets	$35,426	14.180%	$14,993	6.000%	$19,991	8.000%
Common Equity Tier 1 to Risk Weighted Assets	$35,426	14.180%	$11,245	4.500%	$16,242	6.500%
Tier I Capital to Average Total Assets	$35,426	10.390%	$13,643	4.000%	$17,054	5.000%

(1)
Includes the phase-in of the capital conservation buffer under Basel III.

In December 2010, the Basel Committee on Bank Supervision (“BCBS”) finalized a set of international guidelines for determining regulatory capital known as “Basel III.” In July 2015, the federal bank regulators approved final regulatory capital rules implementing BCBS’s December 2010 capital framework as well as certain provisions of the Dodd-Frank Act. The new capital rules under Basel III also substantially revise the risk-based capital requirements applicable to banking institutions as compared to the general risk-based capital rules now in effect. The new capital rules revise the components of capital and address other issues affecting the numerator in regulatory capital ratios. The new capital rules also address asset risk weights and other issues affecting the denominator in regulatory capital ratios and replace the existing general risk-weighting approach. The new capital rules were effective for the Bank on January 1, 2015 (subject to a phase-in period).
The new capital rules, among other things, (i) introduced a new capital measure called “Common Equity Tier 1” (CET1), (ii) specify that Tier 1 capital consists of CET1 and “Additional Tier 1 capital” instruments meeting certain revised requirements, (iii) define CET1 narrowly by requiring that most deductions/adjustments to regulatory capital measures be made to CET1 and not to the other components of capital, and (iv) expand the scope of the deductions/adjustments to capital as compared to existing regulations. The Bank’s CET1 consists of its common stock, capital surplus and retained earnings.
The new capital rules also introduced a new capital conservation buffer designed to absorb losses during periods of economic stress. The capital conservation buffer is composed entirely of CET1 on top of the minimum risk-weighted asset ratios and will be subject to phase-in through January 1, 2019. Banking institutions with a ratio of CET1 to risk-weighted assets above the minimum but below the capital conservation buffer will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall. When fully phased-in on January 1, 2019, the new capital rules will require the Bank to maintain such additional capital conservation buffer of 2.5% of CET1, effectively resulting in minimum ratios of  (i) CET1 to risk-weighted assets of at least 7%, (ii) Tier 1 capital to risk-weighted assets of at least 8.5%, and (iii) Total capital to risk-weighted assets of at least 10.5%.
There are statutory, regulatory and prudential limitations on the payment of dividends. Alabama law restricts the amount of dividends that may be paid by the Bank to its holding company, Southwest Banc Shares, Inc. In no event is an Alabama-chartered bank permitted to pay dividends in any calendar year that exceed the total of its net earnings (as defined by state banking regulations) of that year combined with its retained net earnings of the preceding two years without the prior approval of the Alabama State Banking Department. Prior regulatory approval must be obtained before declaring any dividends if the amount of the Bank’s capital and surplus is below certain statutory limits. Dividends can also be restricted under federal law, and under state safety and soundness considerations, as a result of a declining or inadequate capital level. Future dividends may be paid at the discretion of the board of directors consistent with the regulatory, legal and prudent considerations discussed elsewhere in this document.
Interest Sensitivity and Market Risk
Management monitors and manages the pricing and maturity of Southwest’s assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on net interest income. The principal monitoring technique employed by Southwest is simulation analysis.
In simulation analysis, Southwest reviews each asset and liability category and its projected behavior in various different interest rate environments. These projected behaviors are based on management’s past experience and on current competitive environments, including the various environments in the different markets in which Southwest competes. Using projected behavior and differing rate scenarios as inputs, the simulation analysis generates projections of net interest income. Southwest also periodically verifies the validity of this approach by comparing actual results with those that were projected in previous models.
Southwest evaluates interest rate sensitivity risk and then formulates guidelines regarding asset generation and repricing, and sources and prices of off-balance sheet commitments in order to maintain interest sensitivity risk at levels deemed prudent by management. Southwest uses computer simulations to measure the net income effect of various rate scenarios. The modeling reflects interest rate changes and the related impact on net income over specified periods of time.
Southwest’s earnings are dependent, to a large degree, on its net interest income, which is the difference between interest income earned on all interest earning assets, primarily loans and securities, and interest paid on all interest bearing liabilities, primarily deposits. Market risk is the risk of loss from adverse changes in market prices and interest rates. Southwest’s market risk arises primarily from inherent interest rate risk in its lending, investing and deposit gathering activities. Southwest seeks to reduce its exposure to market risk through actively monitoring and managing interest rate risk. Management relies on simulations analysis to evaluate the impact of varying levels of prevailing interest rates and the sensitivity of specific earning assets and interest bearing liabilities to changes in those prevailing rates. Simulation analysis consists of evaluating the impact on net interest income given changes from 100 basis points below the current prevailing rates to 400 basis points above current prevailing interest rates. Management makes certain assumptions as to the effect varying levels of interest rates have on certain interest earning assets and interest bearing liabilities, which assumptions consider both historical experience and consensus estimates of outside sources.

The following table illustrates the results of Southwest’s simulation analysis to determine the extent to which market risk would change net interest income (by percentage) for the next twelve months if prevailing interest rates increased or decreased by the specified amounts from current rates. However, to isolate the market risk inherent in the balance sheet, the model assumes that no growth in the balance sheet occurs during the projection period. This model also assumes an immediate and parallel shift in interest rates, which would result in no change in the shape or slope of the interest rate yield curve. Because of the inherent use of the estimates and assumptions in the simulation model to derive this market risk information, the actual results of the future impact of market risk on net interest income may differ from that found in the table. All other simulated prevailing interest rates changes modeled indicate a level of sensitivity of net interest income to those changes that is acceptable to management and within established policy limits.
As of September 30, 2017
Change in prevailing interest rates:
+400 basis points	1.80%
+300 basis points	2.23%
+200 basis points	2.37%
+100 basis points	1.54%
0 basis points	—
-100 basis points	(3.17)%
-200 basis points	(7.71)%
-300 basis points	(10.44)%
-400 basis points	(12.91)%
Effects of Inflation and Changing Prices
The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the performance of a financial institution than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. In addition, inflation affects financial institutions’ increased cost of goods and services purchased, the cost of salaries and benefits, occupancy expense, and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings, and stockholders’ equity. Commercial and other loan originations and refinancings tend to slow as interest rates increase, and could reduce earnings from such activities.

DESCRIPTION OF CAPITAL STOCK
As a result of the merger, Southwest shareholders who receive shares of First Bancshares common stock in the merger will become shareholders of First Bancshares. Your rights as shareholders of First Bancshares will be governed by Mississippi law and the amended and restated articles of incorporation and bylaws of First Bancshares. The following briefly summarizes the material terms of First Bancshares common stock. We urge you to read the applicable provisions of the Mississippi Business Corporation Act, or the MBCA, First Bancshares’ amended and restated articles of incorporation and bylaws and federal laws governing bank holding companies carefully and in their entirety. Copies of First Bancshares’ governing documents have been filed with the SEC. To obtain copies of these documents, see “Where You Can Find More Information.” First Bancshares common stock is listed on the NASDAQ Global Market under the symbol “FBMS.”
Common Stock
Authorized.   First Bancshares has 20,000,000 shares of authorized common stock, $1.00 par value. As of December 11, 2017 there were 11,165,907 shares of common stock issued and outstanding.
Voting Rights; Cumulative Voting.   Pursuant to the MBCA and the First Bancshares’ bylaws, each outstanding share of the First Bancshares’ common stock is entitled to one vote on each matter submitted to a vote. Holders of the First Bancshares’ common stock do not have cumulative voting rights. Article 2.6 of First Bancshares’ bylaws provides that unless otherwise required by the MBCA or the articles of incorporation, all classes or series of First Bancshares shares entitled to vote generally on a matter shall for that purpose be considered a single voting group.
Classified Board of Directors.   Under Article 10 of the First Bancshares’ articles of incorporation, the board of directors of First Bancshares is divided into three classes — Class I, Class II, and Class III as nearly equal in numbers of directors as possible. Article 3.2 of the bylaws establishes a minimum of 9 directors, and a maximum of 25 directors. At present there are a total of 10 directors divided as follows: 3 Class I directors, 4 Class II directors, and 3 Class III directors. The terms of the Class I directors will expire at the 2020 Annual Shareholders’ Meeting. The terms of the Class II directors will expire at the 2018 Annual Shareholders’ Meeting. The terms of the Class III directors will expire at the 2019 Annual Shareholders’ Meeting.
Dividends.   First Bancshares is a legal entity separate and distinct from The First. There are various restrictions that limit the ability of The First to finance, pay dividends or otherwise supply funds to First Bancshares or other affiliates. In addition, subsidiary banks of holding companies are subject to certain restrictions under Sections 23A and 23B of the Federal Reserve Act on any extension of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities thereof and on the taking of such stock or securities as collateral for loans to any borrower. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with extensions of credit, leases or sales of property, or furnishing of services.
The principal source of funds from which First Bancshares pay cash dividends are the dividends received from its bank subsidiary, The First. Consequently, dividends are dependent upon The First’s earnings, capital needs, and regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. Approval by First Bancshares’ regulators is required if the total of all dividends declared in any calendar year exceeds the total of its net income for that year combined with its retained net income of the preceding two years.
Under certain conditions, dividends paid to First Bancshares by The First are subject to approval by the OCC. A national bank may not pay dividends from its capital. All dividends must be paid out of undivided profits then on hand, after deducting expenses, including reserves for losses and bad debts. In addition, a national bank is prohibited from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless the bank has transferred to surplus no less than one-tenth of its net profits of the preceding two consecutive half-year periods (in the case of an annual dividend). The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of its net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus. In addition, under the Federal Deposit Insurance Corporation Improvement Act, banks may not pay a dividend if, after paying the dividend, the bank would be undercapitalized.
Preemptive Rights; Liquidation.   First Bancshares common stock does not carry any preemptive rights enabling a holder to subscribe for or receive shares of First Bancshares common stock. In the event of liquidation, holders of First Bancshares common stock are entitled to share in the distribution of assets remaining after payment of debts and expenses and after required payments to holders of First Bancshares preferred stock, if any such shares are outstanding. There are no redemption or sinking fund provisions applicable to First Bancshares common stock.
Preferred Stock
Under the terms of First Bancshares articles of incorporation, First Bancshares has authorized the issuance of up to 10,000,000 shares of preferred stock, par value $1.00 per share, any part or all of which shares may be established and designated from time to time by the First Bancshares board of directors by filing an amendment to the articles of incorporation, which is effective without shareholder action, in accordance with the appropriate provisions of the MBCA. First Bancshares articles of incorporation authorize First Bancshares’ board of directors to establish one or more series of preferred stock, and to establish such preferences, limitations and relative rights as may be applicable to each series of preferred stock. The issuance of preferred stock and the determination of the terms of preferred stock by the board, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of First Bancshares common stock.
Anti-Takeover Provisions
Supermajority Voting Requirements; Business Combinations or Control Share Acquisition.   The MBCA states that in the absence of a greater requirement in the articles of incorporation, a sale, lease, exchange, or other disposition of all, or substantially all, of a corporation’s property requires approval by a majority of the shares entitled to vote on the transaction. First Bancshares’ articles of incorporation do not provide for a greater than majority vote on such a transaction.
First Bancshares’ articles of incorporation include a “control share acquisition” provision requiring any person who plans to acquire a control block of stock (generally defined as 10%) to obtain approval by the majority vote of disinterested shareholders or the affirmative vote of 75% of eligible members of the board of directors (excluding any director who is proposing or who is a member of a group proposing a control share acquisition) in order to vote the control shares. If a control share acquisition is made without first obtaining this approval, all stock beneficially owned by the acquiring person in excess of 10% will be considered “excess stock” and will not be entitled to vote.
Any person who proposes to make or has made a control share acquisition may deliver a statement to First Bancshares describing the person’s background and the control share acquisition and requesting a special meeting of shareholders of First Bancshares to decide whether to grant voting rights to the shares acquired in the control share acquisition. The acquiring person must pay the expenses of this meeting. If no request is made, the voting rights to be accorded the shares acquired in the control share acquisition shall be presented to the next special or annual meeting of the shareholders. If the acquiring person does not deliver his or her statement to First Bancshares, it may elect to repurchase the acquiring person’s shares at fair market value. Control shares acquired in a control share acquisition are not subject to redemption after an acquiring person’s statement has been filed unless the shares are not accorded full voting rights by the shareholders.
Removal of Directors.   Article 11 of the First Bancshares’ articles of incorporation provides that no director of First Bancshares may be removed except by the shareholders for cause; provided that directors elected by a particular voting group may be removed only by the shareholders in that voting group for cause. Article 3.3 of the First Bancshares’ bylaws provide further that removal action may only be taken at a shareholders’ meeting for which notice of the removal action has been given. A removed director’s successor may be elected at the same meeting to serve the unexpired term.

Vacancies in the Board of Directors.   Under First Bancshares’ bylaws, any vacancy may be filled for the unexpired term by the affirmative vote of a majority of the remaining directors, provided that, if the vacant office was held by a director elected by a particular voting group, only the shares of that voting group or the remaining directors elected by that voting group shall be entitled to fill the vacancy; provided further, that if the vacant office was held by a director elected by a particular voting group, the other remaining directors or director (elected by another voting group or groups) may fill the vacancy during an interim period before the shareholders of the vacated director’s voting group act to fill the vacancy.
Amendment of the Articles of Incorporation or Bylaws.   Under the MBCA, the board of directors has the power to amend or repeal the bylaws of a Mississippi corporation such as First Bancshares, unless such power is expressly reserved for the shareholders. Article 10 of the First Bancshares’ bylaws provides that the bylaws may be amended, altered, or repealed by the board of directors, except with regard to the provisions establishing the number of directors and process for removal of directors, which may only be amended by the affirmative vote of holders of outstanding shares entitled to more than 80% of the votes eligible to be cast on the alteration, amendment, or repeal.
Under the MBCA, amendments to the articles of incorporation that result in dissenters’ rights require the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment. Otherwise, the articles of incorporation may be amended by a majority vote of the shares present at a meeting where a quorum is present.
Special Meetings of Shareholders.   Under the First Bancshares’ bylaws, special meetings of the shareholders, for any purpose or purposes, may be called by the chairman of the board of directors, the chief executive officer, or the board of directors, or within 75 days of a written request of shareholders holding in the aggregate 10% or more of the total voting power entitled to vote on an issue. Such a request must state the purpose or purposes of the proposed special meeting.
Shareholder Proposals and Nominations.   First Bancshares’ bylaws provide procedures that must be followed to properly nominate candidates for election as directors. Director nominations, other than those made by or at the direction of the board of directors, may be made by any shareholder by delivering written notice to the corporate secretary of First Bancshares not less than 50 nor more than 90 days prior to the meeting at which directors are to be elected, provided that First Bancshares has mailed the first notice of the meeting at least 60 days prior to the meeting date. If First Bancshares has not given such notice, shareholder nominations must be submitted within 10 days following the earlier of  (i) the date that notice of the date of the meeting was first mailed to the shareholders or (ii) the day on which public disclosure of such date was made. The bylaws also require information to be supplied about both the shareholder making such nomination or proposal and the person nominated.
Limitations on Directors’ and Officers’ Liability.   Article 7 of First Bancshares’ articles of incorporation provide that no director of First Bancshares shall be personally liable to First Bancshares or its shareholders for monetary damages for breach of fiduciary duty as a director, except for any appropriation in violation of fiduciary duties of any business opportunity; for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; under Section 79-4-8.33 of the MBCA; or for any transaction from which the director derived an improper personal benefit. Article 8 of First Bancshares’ bylaws also provide for indemnification of directors and officers.

COMPARISON OF RIGHTS OF
FIRST BANCSHARES SHAREHOLDERS AND SOUTHWEST SHAREHOLDERS
If the merger is completed, shareholders of Southwest will become shareholders of First Bancshares. The rights of Southwest shareholders are currently governed by and subject to the provisions of the Alabama Business Corporation Law, as amended, or the ABCL, and the articles of incorporation and bylaws of Southwest. Upon completion of the merger, the rights of the former Southwest shareholders who receive shares of First Bancshares common stock will be governed by the MBCA and the First Bancshares amended and restated articles of incorporation and First Bancshares amended and restated bylaws, rather than the articles of incorporation and bylaws of Southwest.
The following is a summary of the material differences between the rights of holders of First Bancshares common stock and holders of Southwest common stock, but it does not purport to be a complete description of those differences, the specific rights of such holders or the terms of the First Bancshares common stock subject to issuance in connection with the merger. The following summary is qualified in its entirety by reference to the relevant provisions of: (1) Mississippi and Alabama law; (2) the First Bancshares amended and restated articles of incorporation; (3) the Southwest articles of incorporation; (4) the First Bancshares amended and restated bylaws; and (5) the Southwest bylaws.
The identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Mississippi law, as well as the governing corporate instruments of each of First Bancshares and Southwest, copies of which are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information.”
	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of Southwest Shareholders
Corporate Governance	First Bancshares is a Mississippi corporation. The rights of First Bancshares shareholders are governed by the MBCA, the First Bancshares articles and the First Bancshares bylaws.	Southwest is an Alabama corporation. The rights of the Southwest shareholders are governed by the ABCL, the Southwest articles and the Southwest bylaws.
Authorized Capital Stock
First Bancshares’ authorized capital stock consists of 20,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share.
The First Bancshares articles authorize First Bancshares’ board of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations or restrictions of the shares of First Bancshares preferred stock in each series.
As of December 11, 2017, there were 11,165,907 shares of First Bancshares common stock
Southwest is authorized to issue up to 3,000,000 shares of common stock, par value $0.10 per share. As of December 11, 2017, there were 71,411 shares of Southwest common stock issued and outstanding.

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of Southwest Shareholders
outstanding and no shares of First Bancshares preferred stock outstanding.
Preemptive Rights	First Bancshares’ articles provides that shareholders shall not have preemptive rights.	Southwest’s articles provide that shareholders shall not have preemptive rights.
Voting Rights
Each holder of shares of First Bancshares common stock is entitled to one vote for each share held on all questions submitted to holders of shares of First Bancshares common stock.
Election of First Bancshares directors requires the approval by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a shareholder meeting at which a quorum is present.
Other matters (other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Mississippi law or the articles) require the votes cast within a voting group (defined as all classes or series of the First Bancshares’ shares entitled to vote generally on a matter shall for that purpose be considered a single voting group) in favor of the action to exceed the votes cast opposing the action, where the vote on the matter occurred at a shareholder meeting at which a quorum is present.

Each share of Southwest common stock has one vote for each matter properly brought before the shareholders.
Southwest directors are elected by a majority of the votes cast by the shares entitled to vote in the election of directors at a meeting of the shareholders at which a quorum is present.
Other matters (other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Alabama law or the articles of incorporation) are approved if the votes cast for an action exceed the votes cast opposing an action at a shareholders’ meeting at which a quorum is present.
The ABCL allows for shareholders to act by written consent if all of the shareholders entitled to vote on the matter consent to such action in writing. Southwest’s bylaws permit shareholder action to be taken without a meeting by written consent of all shares entitled to vote.

Cumulative Voting	Holders of shares of First Bancshares common stock do not have cumulative voting rights at elections of directors. Article 2.6 of First Bancshares’ bylaws provides that unless otherwise required by the MBCA or the articles, all classes or series of First Bancshares shares entitled to vote generally	Holders of shares of Southwest common stock do not have cumulative voting rights at elections of directors.

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of Southwest Shareholders
on a matter shall for that purpose be considered a single voting group.
Size of the Board of Directors	The First Bancshares Bylaws provide for a board of directors consisting of between 9 and 25 directors as fixed from time to time by First Bancshares’ board. Currently, there are 10 directors on First Bancshares’ board of directors.	The Southwest Board consists of 6 directors. The Southwest bylaws provide that the number of directors may be determined by the Southwest board from time to time, but no decrease in the number of directors will have the effect of shortening the term of any incumbent director.
Independent Directors	A majority of the First Bancshares board of directors must be comprised of independent directors as defined in the listing rules of NASDAQ.	Neither the Southwest articles or bylaws contain provisions concerning the independence of the board.
Term of Directors and Classified Board	First Bancshares’ articles provides for the election of directors to three classes, as nearly equal in number as possible, to hold office for staggered terms. Directors elected to each class shall hold office until the expiration of the three-year term applicable to the class of directorship to which the respective director is elected and until their successors are elected and qualified, or they shall hold office until death or retirement or until resignation or removal in the manner provided in First Bancshares’ bylaws.	The Southwest bylaws provide that, with the exception of board vacancies, directors shall be elected at the annual meeting of the shareholders and shall serve until the next succeeding annual meeting and until a successor is elected and qualified.
Election of Directors	First Bancshares directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a shareholder meeting at which a quorum is present.	Southwest directors are elected by a majority of the votes cast by the shares entitled to vote in the election of directors at a shareholder meeting at which a quorum is present.
Removal of Directors	The First Bancshares bylaws provide that a director may only be removed for cause at a meeting of the shareholders for which notice of the removal action has been given.	The Southwest bylaws provide that any director, or the entire board of directors, may be removed, with or without cause, at any meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of a majority of the shares entitled to vote for the election of directors.

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of Southwest Shareholders
Filling Vacancies of Directors	Under First Bancshares bylaws, if during the year a vacancy in the board of directors should occur, the remaining directors on First Bancshares’ board may appoint a First Bancshares shareholder to serve until the next annual meeting of shareholders; provided however, that if the vacant director was elected by a particular voting group, then only the remaining directors elected by the voting group, or if none, the voting group, may elect the new director.	Any vacancy occurring in the board of directors (by death, resignation, removal, or otherwise) may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders. In case of any increase in the number of directors constituting the entire board of directors, the additional directors shall be elected at a meeting of shareholders.
Amendments to Articles	The MBCA provides that a corporation’s articles of incorporation may be amended by the board of directors without shareholder approval: (1) if the corporation has only one class of shares outstanding, (a) to change each issued and unissued authorized share of the class into a greater number of whole shares of that class or (b) increase the number of authorized shares of the class to the extent necessary to permit the issuance of shares as a share dividend; or (2) to accomplish certain ministerial tasks.	The ABCL provides that the board of directors may amend the articles of incorporation without shareholder action to extend the duration of the corporation, to delete the names and addresses of initial directors, to delete the name and address of the initial registered agent or office, to change each issued and unissued authorized share outstanding class into a greater number of whole shares, or to immaterially change the corporate name. Otherwise, the board of directors may propose amendments to the articles of incorporation for submission to the shareholders, and shareholders entitled to vote on the amendment must approve the amendment by a majority vote.
Bylaw Amendments	Under the MBCA, the board of directors has the power to amend or repeal the bylaws of a Mississippi corporation such as First Bancshares, unless such power is expressly reserved for the shareholders. Article 10 of First Bancshares’ bylaws provide that the bylaws may be amended, altered, or repealed by the board of directors, except with regard to the provisions establishing the number of directors and process for	The Southwest board of directors may alter, amend, or replace the bylaws or may adopt new bylaws, subject to the shareholders’ concurrent right to alter, amend, or repeal the bylaws or to adopt new bylaws; provided, however, that the board of directors may not alter, amend or repeal any bylaws establishing what constitutes a quorum at shareholders’ meetings. The shareholders may provide that any or all bylaws altered, amended,

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of Southwest Shareholders
	removal of directors, which may only be amended by the affirmative vote of holders of outstanding shares entitled to more than 80% of the votes entitled to be cast on the alteration, amendment, or repeal.	repealed, or adopted by the shareholders shall not be altered, amended, re-enacted, or repealed by the board of directors of the corporation.
Merger, Consolidations or Sales of Substantially All Assets; Anti-Takeover Provisions
Under the MBCA, a merger, share exchange, sale, lease, exchange or other disposal of all or substantially all of a Mississippi corporation’s assets, or its dissolution, is approved if the votes cast in favor of the transaction exceed the votes cast against the transaction at a meeting of the shareholders of the corporation where a quorum is present and acting throughout, except approval of a merger by shareholders of the surviving corporation is not required in the instances specified in the MBCA.
The First Bancshares articles do include a control share acquisition provision requiring any person who plans to acquire a control block of stock (generally defined as 10%) to obtain approval by the majority vote of disinterested shareholders or the affirmative vote of 75% of eligible members of the board of directors in order to vote the control shares. If a control share is made without first obtaining this approval, all stock beneficially owned by the acquiring person in excess of 10% will be considered “excess stock” and will not be entitled to vote.
Any person who proposes to make or has made a control share acquisition may deliver a statement to First Bancshares describing the person’s background and the control share acquisition and requesting

Under the ABCL, a sale or other disposition of all or substantially all of the corporation’s assets, a merger of the corporation with and into another corporation, or a share exchange involving one or more classes or series of the corporation’s shares or a dissolution of the corporation must be approved by the board of directors, and in certain circumstances shareholders entitled to vote, by two-thirds of all votes entitled to be cast on the plan. In no case may the vote required for shareholder approval be set at less than a majority.
Southwest’s articles do not contain provisions addressing extraordinary transactions.

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of Southwest Shareholders
a special meeting of shareholders of First Bancshares to decide whether to grant voting rights to the shares acquired in the control share acquisition. The acquiring person must pay the expenses of this meeting. If no request is made, the voting rights to be accorded the shares acquired in the control share acquisition shall be presented to the next special or annual meeting of the shareholders. If the acquiring person does not deliver his or her statement to First Bancshares, it may elect to repurchase the acquiring person’s shares at fair market value. Control shares acquired in a control share acquisition are not subject to redemption after an acquiring person’s statement has been filed unless the shares are not accorded full voting rights by the shareholders.
Annual Meetings of the Shareholders	First Bancshares holds an annual meeting of shareholders, at a time determined by the board of directors, to elect directors and to transact any business that properly may come before the meeting. The annual meeting may be combined with any other meeting of shareholders, whether annual or special.	The Southwest bylaws provide that the annual meeting of shareholders for the election of Southwest directors and such other business as may properly be brought before the meeting shall be held at such time and place as designated by the Southwest board.
Special Meetings of the Shareholders	Under First Bancshares’ bylaws, special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the Chief Executive Officer, or the board of directors, or within 75 days of a written request of shareholders holding in the aggregate 10% or more of the total voting power entitled to vote on an issue. Such a request must state the purpose or purposes of the proposed special meeting.	Special meetings of the shareholders may be called by Southwest’s President, Southwest’s board of directors, or at the request of the holders of not less than 10% of all of the shares entitled to vote at the meeting. Business transacted at a special meeting shall be limited to the purposes stated in the notice of such meeting.

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of Southwest Shareholders
Advance Notice Provisions for Shareholder Nominations and Shareholder Business Proposals at Annual Meetings
Rule 14a-8 promulgated by the SEC under the Exchange Act establishes the rules for shareholder proposals intended to be included in a public company’s proxy statement. Rule 14a-8 applies to First Bancshares. Under the rule, a shareholder proposal must be received by the subject company at least 120 days before the anniversary of the date on which the company first mailed the previous year’s proxy statement to shareholders. If, however, the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before the subject company begins to print and mail its proxy materials.
The First Bancshares bylaws set forth advance notice procedures for the nomination, other than by First Bancshares’ board of directors or one of its committees, of candidates for election as directors and for other shareholder proposals. The bylaws provide that, for any shareholder proposal to be presented in connection with an annual meeting, the shareholder must give timely written notice thereof to First Bancshares’ Secretary in compliance with the advance notice and eligibility requirements contained in First Bancshares Bylaws. To be timely, a shareholder’s notice must be delivered to or mailed to and received by the Secretary at First Bancshares’ corporate headquarters on or before the later to occur of  (i) 60 days prior to the annual meeting or (ii) 10 days after notice of the meeting is provided to the shareholders pursuant to First Bancshares’ bylaws.

Under the Southwest bylaws, nominations by any Southwest shareholder must be made in writing and must be mailed by certified mail to the Southwest Secretary and received not less than 20 days nor more than 60 days prior to any meeting of shareholders called for the election of directors, provided, however, if less than 30 days’ notice of the meeting is given to shareholders (based on the date it is mailed or transmitted to shareholders), such nomination must be mailed by certified mail and received by the Secretary no later than the close of business on the tenth calendar day after the date of the notice of the meeting. The notice must contain the following information: (1) the name and address of each proposed nominee; (2) the principal occupation of each proposed nominee; (3) the total number of shares of common stock of Southwest that will be voted by the shareholder for each proposed nominee; (4) the name and residence address of the notifying shareholder; (5) the number of shares of Southwest common stock owned by the notifying shareholder and the length of time the shareholder has owned such shares; and (6) the information required by items (1) through (5) must also be provided for any person deemed to be “acting in concert” with such shareholder within the meaning of federal banking regulations.
The Southwest bylaws also allow any Southwest shareholder of record who has been the beneficial owner of shares entitled to vote at an annual meeting for at least six months to transact other proper corporate business at the annual meeting, provided that such

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of Southwest Shareholders

The notice must contain the detailed information specified in First Bancshares Bylaws about the shareholder making the nomination or proposal and, as applicable, each nominee or the proposed business. Nominations that are not made in accordance with the foregoing provisions may be ruled out of order by the presiding officer or the chairman of the meeting.
business is set forth in a written notice and mailed by certified mail to Southwest’s Secretary and received not less than 20 days nor more than 60 days prior to the annual meeting, provided that, however, if less than 30 days’ notice of the meeting is given to shareholders (based on the date it is mailed or transmitted to shareholders), such written notice shall be mailed by certified mail and received by the Secretary no later than the close of business on the tenth calendar day after the date of the notice of the meeting. The written notice must describe the other business the shareholder wishes to present and the reasons therefor. The written notice must also contain the applicable information called for by items (1) through (6) above for shareholder nominations and, in addition, a description of any financial interest of the shareholder in such proposal.
Notice of Shareholder Meetings	First Bancshares must give written notice of the date, time, and place of each annual and special shareholders’ meeting no fewer than 10 days nor more than 60 days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of an annual meeting need not state the purpose of the meeting unless otherwise required by the bylaws. The notice of a special meeting, however, must state the purpose for which the meeting is called.	The Southwest bylaws provide that written notice stating the place, day and hour of a shareholders’ meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
Liability and Indemnification of Directors and Officers	The First Bancshares bylaws require First Bancshares to indemnify its directors (referred to in this subsection as the indemnitees) against liability and reasonable expenses (including attorneys’ fees) incurred in connection with any proceeding an indemnitee is made a party to	Under the ABCL, a corporation may indemnify an individual against liability if the individual acted in good faith, the individual reasonably believed that the conduct was in the corporation’s best interest or was not opposed to its best interest, and the individual had no reasonable

Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of Southwest Shareholders

if he or she met the required standard of conduct. To meet the standard of conduct, the indemnitee must have conducted himself or herself in good faith, and he or she must have reasonably believed that any conduct was in First Bancshares’ best interests, or in any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. Unless otherwise ordered by a court, First Bancshares is not obligated to indemnify an indemnitee in connection with (1) any appropriation, in violation of his duties, of any business opportunity of First Bancshares, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 79-4-8.33 of the MBCA, or (d) any transaction from which the director derived an improper personal benefit.
First Bancshares is allowed to extend its indemnification rights to any other officer, employee, or agent of the company upon a resolution of the board of directors to that effect.
An indemnitee may apply to the court conducting the proceeding, or to another court, for indemnification or advance for expenses. The court shall (1) order indemnification if the court determines that the indemnitee is entitled to mandatory indemnification under applicable provisions of the MBCA or (2) order indemnification or advance for expenses if the court determines that (a) the indemnitee is entitled to indemnification or advance for expenses under First Bancshares bylaws or (b) in view of all relevant circumstances it is cause to believe the conduct was unlawful. The corporation may also advance expenses if the director follows the requirements proscribed in the ABCL Section 10A-2-8.53.
The ABCL also allows a corporation to maintain insurance or furnish other protections against liability on behalf of its directors, officers, employees, or agents.
The Southwest articles and bylaws do not address indemnification of officers and directors.

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of Southwest Shareholders
fair and reasonable to indemnify or advance expenses to such indemnitee even if he or she has not met the standard of conduct described above. First Bancshares must indemnify an indemnitee who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the indemnitee was a party against reasonable expenses incurred in the proceeding. First Bancshares generally must advance funds to pay for or reimburse the reasonable expenses incurred by an indemnitee who is a party to a proceeding.
Limitation of Director Liability
The First Bancshares articles provide that no director of First Bancshares will be personally liable to First Bancshares or its shareholders for monetary damages for breach of fiduciary duty as a director, unless he or she has (i) appropriated any business opportunity that rightly belonged to First Bancshares, (ii) acted or omitted to act not in good faith or which involves the intentional misconduct or a knowing violation of law, (iii) provided under Section 79-4-8.33 of the MBCA, or (iv) derived an improper personal benefit for any transaction.
Under Miss. Code Ann. § 81-5-105(1), the duties of a director or officer of a bank or bank holding company to the bank or bank holding company and its shareholders are to discharge the director’s or officer’s duties in good faith and with the diligence, care, judgment and skill as provided in subsection (2). Under Miss. Code Ann. § 81-5-105(2), a director or officer of a bank or bank holding company cannot be held personally liable for

The ABCL permits, and Southwest’s articles provide, that a director of the corporation shall not be liable for money damages for any action taken, or any failure to take action, as a director, except for: (i) any financial benefit received that any such director was not entitled to; (ii) an intentional infliction of harm by such director; (iii) a violation under the ABCL Section 10A-2-8.33 regarding unlawful distributions; (iv) an intentional violation of criminal law; (v) a breach of such director’s duty of loyalty to the corporation or its shareholders. A director’s liability shall be limited to the fullest extent permitted by the ABCL.
Southwest’s articles provide that any amendment to this provision shall be prospective only and shall not adversely affect the limitation of the personal liability of any director of the company with respect to actions or omissions occurring prior to the effective date of such amendment.

Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of Southwest Shareholders

money damages to a corporation or its shareholder unless the officer or director acts in a grossly negligent manner or engages in conduct that demonstrates a greater disregard of the duty of care than gross negligence. In addition, Miss. Code Ann. § 81-5-105(4) provides that the provisions of Miss. Code Ann. § 81-5-105 are the sole and exclusive law governing the relation and liability of directors and officers to their bank or bank holding company, or their successor, or to the shareholders thereof, or to any other person or entity.
If the MBCA were applicable in defining the fiduciary duties of officers and directors, Miss. Code Ann. § 79-4-8.31 provides that a director is not liable to a corporation or its shareholders for any decision to take or not take action, or any failure to take any action, as a director, unless the party asserting liability proves certain matters. The party must show that (1) the director was a party to or had a direct or indirect financial interest in a transaction, which transaction was not otherwise approved in accordance with the MBCA, and (2) the challenged conduct consisted or was a result of (a) action not in good faith; (b) a decision which the director did not reasonably believe to be in the best interests of the corporation or as to which the director was not appropriately informed; (c) a lack of objectivity, due to familial, financial or business relationships, or a lack of independence, due to the director’s domination or control by another interested person, where such relationship, domination or control could

	Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of Southwest Shareholders
reasonably be expected to have affected the director’s judgment respecting the challenged conduct in a manner adverse to the corporation, and after a reasonable expectation to such effect has been established, the director cannot demonstrate that he reasonably believed the challenged conduct to be in the best interests of the corporation; (d) the director’s sustained failure to stay informed about the corporation’s business and affairs or otherwise discharge his oversight functions; or (e) receipt of a financial benefit to which the director was not entitled or any other breach of the director’s duty to deal fairly with the corporation and its shareholders that is actionable under law.
Dividends	The MBCA prohibits a Mississippi corporation from making any distributions to its shareholders, including the payment of cash dividends that would render the corporation unable to pay its debts as they become due in the usual course of business. Also prohibited is any distribution that would result in the corporation’s total assets being less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.
Under the ABCL, a corporation may not make any distribution to its shareholders if, after giving effect to the distribution (1) the corporation would not be able to pay its debts as they become due in the usual course of business or (2) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.
Southwest’s board of directors may, at any meeting, declare, at its discretion, dividends payable in cash, property or shares of Southwest, subject to Southwest’s articles and to the extent permitted by applicable law and regulatory requirements.

Appraisal/Dissenters’ Rights	Under Section 79-4-13.02 of the MBCA, appraisal rights are available only in connection with	Under the ABCL, a shareholder of a corporation is entitled to (1) dissent from a plan of merger,

Rights of First Bancshares Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of Southwest Shareholders

specific transactions. However, appraisal rights are not available for shareholders if the shares are (i) listed on the New York Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or (ii) not so listed or designated, but has at least two thousand (2,000) shareholders and the outstanding shares of such class or series has a market value of at least Twenty Million Dollars ($20,000,000.00) (exclusive of the value of such shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten percent (10%) of such shares).
First Bancshares’ articles and bylaws do not contain any provision(s) that relate to appraisal rights.

conversion, share exchange or exchange or a sale of all or substantially all of the assets of the corporation and (2) subject to compliance with the procedures set forth in the ABCL, obtain the fair value of the shareholder’s ownership interest through an appraisal.
Southwest’s articles and bylaws do not contain any provision(s) that relate to appraisal rights.

LEGAL MATTERS
The validity of the First Bancshares common stock to be issued in connection with the merger will be passed upon for First Bancshares by Alston & Bird LLP (Atlanta, Georgia). Certain U.S. federal income tax consequences relating to the merger will also be passed upon for First Bancshares and Southwest by Alston & Bird LLP (Atlanta, Georgia) and Jones Walker LLP (Mobile, Alabama), respectively.
EXPERTS
First Bancshares
The consolidated financial statements of First Bancshares and its subsidiary as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, included in First Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of T.E. Lott & Company, an independent registered public accounting firm, included in First Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Southwest
The consolidated balance sheets of Southwest as of December 31, 2016 and December 31, 2015 and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended and the consolidated balance sheets as of December 31, 2015 and December 31, 2014 and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended have been audited by Mauldin & Jenkins, LLC, independent public accountants, as set forth in their report, which has been incorporated herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
Sunshine
The consolidated financial statements of Sunshine as of December 31, 2016 and 2015 for each of the two years in the period ended December 31, 2016, have been audited by Hacker, Johnson & Smith, P.A., an independent registered public accounting firm, as set forth in their report, included herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
First Bancshares has filed a registration statement on Form S-4 under the Securities Act of 1933 with the SEC with respect to the First Bancshares common stock to be issued to shareholders of Southwest in the merger. This proxy statement/prospectus constitutes the prospectus of First Bancshares filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth below.
In addition, First Bancshares (File No. 000-22507) files annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may read and copy any materials that First Bancshares files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the public reference room. In addition, First Bancshares files reports and other business and financial information with the SEC electronically, and the SEC maintains a website that contains First Bancshares’ SEC filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov. You will also be able to obtain these documents, free of charge, from First Bancshares’ website at www.thefirstbank.com under the “Investor Relations” link and then under the “SEC Filings” heading. The website addresses for the SEC and First Bancshares are inactive textual references and except as specifically incorporated by reference into this proxy statement/prospectus, information on those websites is not part of this proxy statement/prospectus.
The SEC allows First Bancshares to “incorporate by reference” information in this proxy statement/prospectus. This means that First Bancshares can disclose important business and financial information to you by referring you to another document filed separately with the SEC. The information that First Bancshares incorporates by reference is considered to be part of this proxy statement/prospectus, and later information that First Bancshares files with the SEC will automatically update and supersede the information First Bancshares included in this proxy statement/prospectus. This document incorporates by reference the documents that are listed below that First Bancshares has previously filed with the SEC, except to the extent that any information contained in such filings is deemed “furnished” in connection with SEC rules.
•
Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 16, 2017;

•
Definitive Proxy Statement on Schedule 14A for the 2017 Annual Meeting, filed on April 12, 2017;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed on May 10, 2017, August 9, 2017 and November 9, 2017, respectively;

•
Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on January 4, 2017, February 6, 2017, March 16, 2017, May 4, 2017, May 30, 2017, October 24, 2017, October 31, 2017 and December 6, 2017; and

•
The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, or the Exchange Act, including any amendment or report filed for purposes of updating such description.

First Bancshares also incorporates by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and the date of the Southwest special meeting. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus is deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modified or superseded such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.
Documents incorporated by reference are available from First Bancshares without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in the document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from First Bancshares at the following address:
The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, Mississippi 39402
Attention: Secretary
Telephone: (601) 268-8998
To obtain timely delivery, you must make a written or oral request for a copy of such information by [•], 2017. You will not be charged for any of these documents that you request. If you request any incorporated documents from First Bancshares, First Bancshares will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.
You should rely only on the information contained in this proxy statement/prospectus. Neither First Bancshares nor Southwest has authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this proxy statement/prospectus is correct as of its date. It may not continue to be correct after this date.

Southwest has supplied all of the information about Southwest and its subsidiaries contained in this proxy statement/prospectus and First Bancshares has supplied all of the information contained in this proxy statement/prospectus about First Bancshares and its subsidiaries. Each of us is relying on the correctness of the information supplied by the other.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
(Dollars in Thousands, Except Per Share Amounts)
	September 30, 2017 (Unaudited)	December 31, 2016 (Audited)
Assets
Cash and due from banks	$6,258	$5,868
Interest bearing deposits in banks	1,554	680
Federal funds sold	6,578	9,774
Cash and cash equivalents	14,390	16,322
Available for sale securities	78,956	67,789
Restricted equity securities	941	1,123
Loans held for sale	424	1,299
Loans	285,068	277,033
Less allowance for loan losses	3,451	3,092
Loans, net	281,617	273,941
Premises and equipment, net	7,235	7,466
Other real estate owned	298	485
Accrued interest receivable	1,159	1,214
Cash surrender value of life insurance	5,816	5,930
Other assets	759	959
Total assets	$391,595	$376,528
Liabilities and Stockholders’ Equity
Liabilities:
Deposits
Noninterest-bearing	$67,173	$56,934
Interest-bearing	277,902	270,745
Total deposits	345,075	327,679
Other borrowings	6,858	12,558
Accrued interest payable	131	163
Accrued expenses and other liabilities	2,712	2,503
Total liabilities	354,776	342,903
Commitments and contingencies
Stockholders’ equity:
Common stock, $.10 par value; 3,000,000 shares authorized; 71,317 shares issued and outstanding	7	7
Additional paid-in capital	2,075	2,075
Retained earnings	34,694	32,806
Accumulated other comprehensive income (loss)	43	(1,263)
Total stockholders’ equity	36,819	33,625
Total liabilities and stockholders’ equity	$391,595	$376,528

See Notes to Consolidated Financial Statements.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Interest and dividend income:
Loans, including fees	$3,567	$3,328	$10,498	$9,765
Taxable investment securities	245	249	694	808
Nontaxable investment securities	218	195	640	567
Federal funds sold	29	5	105	14
Deposits in banks	5	1	13	3
Total interest income	4,064	3,778	11,950	11,157
Interest expense:
Deposits	430	381	1,248	1,073
Other borrowings	39	92	213	276
Total interest expense	469	473	1,461	1,349
Net interest income	3,595	3,305	10,489	9,808
Provision for loan losses	128	—	383	303
Net interest income after provision for loan losses	3,467	3,305	10,106	9,505
Non-interest income:
Service charges on deposit accounts	333	348	967	963
Net realized gains on sales of securities	—	176	2	203
Mortgage loan origination income	189	174	504	353
Other income	304	362	894	898
Total non-interest income	826	1,060	2,367	2,417
Non-interest expenses:
Salaries and employee benefits	1,734	1,768	5,294	5,138
Occupancy and equipment expenses	406	436	1,258	1,234
Other expenses	911	965	2,783	2,811
Total non-interest expenses	3,051	3,169	9,335	9,183
Income before income tax expense	1,242	1,196	3,138	2,739
Income tax expense	48	50	144	108
Net income	$1,194	$1,146	$2,994	$2,631
Basic net earnings per common share	$16.74	$16.08	$41.98	$36.91
Diluted net earnings per common share	$16.73	$16.07	$41.95	$36.88
Dividends per common share	$4.20	$5.00	$15.50	$13.00
See Notes to Consolidated Financial Statements.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net income	$1,194	$1,146	$2,994	$2,631
Other comprehensive income (loss):
Unrealized holding gains (losses) on securities available for sale arising during the period, net of tax (benefit) of $(11) and $90 for the three and nine months ended September 30, 2017, respectively, and $(2) and $76 for the three and nine months ended September 30, 2016, respectively	(161)	(25)	1,308	1,094
Reclassification adjustment for gains realized in net income, net of tax of $0 and $0 for the three and nine months ended September 30, 2017, respectively, and $11 and $13 for the three and nine months ended September 30, 2016, respectively	—	(165)	(2)	(190)
Other comprehensive income (loss)	(161)	(190)	1,306	904
Comprehensive income	$1,033	$956	$4,300	$3,535

See Notes to Consolidated Financial Statements.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)
	2017	2016
OPERATING ACTIVITIES
Net income	$2,994	$2,631
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	383	303
Net amortization of securities	419	395
Depreciation	441	430
Net realized gains on sales of securities	(2)	(203)
Net (gain) loss on sale of other real estate owned	(21)	9
Write downs of other real estate owned	5	64
Net decrease (increase) in loans held for sale	875	(1,096)
Increase in cash surrender value of life insurance	(138)	(123)
Decrease in interest receivable	55	122
Increase (decrease) in interest payable	(32)	5
Net other operating activities	319	525
Net cash provided by operating activities	5,298	3,062
INVESTING ACTIVITIES
Purchase of available for sale securities	(14,749)	(18,698)
Proceeds from sales of available for sale securities	—	12,011
Proceeds from calls, prepayments and maturities of available for sale securities	4,561	8,328
Net redemption of restricted equity securities	182	230
Net increase in loans	(8,299)	(28,361)
Proceeds from life insurance policies	252	—
Purchase of premises and equipment	(210)	(606)
Proceeds from sale of other real estate owned	443	712
Net cash used in investing activities	(17,820)	(26,384)
FINANCING ACTIVITIES
Net increase in deposits	17,396	24,508
Net increase in federal funds purchased	—	3,950
Repayment of other borrowings	(5,700)	(5,700)
Dividends paid	(1,106)	(925)
Net cash provided by financing activities	10,590	21,833
Net decrease in cash and cash equivalents	(1,932)	(1,489)
Cash and cash equivalents at beginning of year	16,322	8,518
Cash and cash equivalents at end of period	$14,390	$7,029
SUPPLEMENTAL DISCLOSURE
Cash paid during the period for:
Interest	$1,493	$1,344
Income taxes	$148	$63
NONCASH TRANSACTIONS
Loans transferred to other real estate owned	$240	$216
See Notes to Consolidated Financial Statements.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)
Basis of Presentation
Southwest Banc Shares, Inc. (the “Company”) is a bank holding company whose business is conducted by its wholly-owned subsidiary, First Community Bank (the “Bank”). The Bank is a commercial bank headquartered in Chatom, Alabama with its executive offices located in Mobile, Alabama. The Bank operates offices throughout the Southwest Alabama region. The Bank provides a full range of banking services in its primary market area of Southwest Alabama.
The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the periods reported have been included in the accompanying unaudited consolidated financial statements, and all such adjustments are of a normal recurring nature. Operating results for the three and nine months ended September 30, 2017, are not necessarily indicative of the results that may be expected for the full year ended December 31, 2017. It is suggested that these interim consolidated financial statements and notes be read in conjunction with the audited financial statements and notes included elsewhere in this Form S-4.
Critical Accounting Policies and Accounting Estimates
The most significant accounting policies are presented in the notes to the audited consolidated financial statements presented elsewhere in this joint proxy statement/prospectus. Certain accounting policies require management to make significant estimates and assumptions that have a material effect on the carrying value of certain assets and liabilities, and these are considered to be critical accounting policies. The estimates and assumptions used are based on historical experience and other factors that management believes to be reasonable under the circumstances. Actual results could differ significantly from these estimates and assumptions, which could have a material impact on the carrying value of assets and liabilities at the balance sheet dates and on the results of operations for the reporting periods.
Income Taxes
The Company has elected to be taxed as an S corporation for federal income tax purposes. Under the provisions of the Internal Revenue Code, an S corporation generally is not subject to federal income tax because its taxable income or loss accrues to the individual stockholder. Consequently, the Company does not recognize income tax expense or any deferred income taxes for federal purposes.
The Company continues to be subject to state income tax in the form of financial institution excise tax in the State of Alabama, as this state does not recognize financial institutions as S corporations for income tax purposes. As a result, income tax expense consists of state income taxes. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.
Earnings Per Share
Basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are computed by dividing net income by the sum of the weighted average number of shares of common stock outstanding and potential common shares using the treasury stock method. Potential common shares consist of unvested restricted stock. As of September 30, 2017, December 31, 2016 and September 30, 2016, there were 94, 48 and 79 shares of unvested restricted stock, respectively.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Earnings Per Share — (continued)

A reconciliation of the numerators and denominators of the earnings per common share and earnings per common share assuming dilution computations is presented below.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Weighted-average common shares outstanding	71,317	71,286	71,317	71,287
Net income	$1,194	$1,146	$2,994	$2,631
Basic earnings per share	$16.74	$16.08	$41.98	$36.91
Weighted-average common shares outstanding	71,317	71,286	71,317	71,287
Dilutive effects of assumed conversions of potential common shares	68	38	55	51
Weighted-average common and dilutive potential common shares outstanding	71,385	71,324	71,372	71,338
Net income	$1,194	$1,146	$2,994	$2,631
Diluted earnings per share	$16.73	$16.07	$41.95	$36.88

Securities
The amortized cost and fair value of securities with gross unrealized gains and losses are summarized as follows:
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities Available for Sale September 30, 2017:
U.S. Government sponsored agency securities	$19,629	$55	$(243)	$19,441
State and municipal securities	38,293	565	(296)	38,562
Mortgage-backed securities	20,989	62	(98)	20,953
	$78,911	$682	$(637)	$78,956
December 31, 2016:
U.S. Government sponsored agency securities	$17,880	$8	$(438)	$17,450
State and municipal securities	35,807	190	(854)	35,143
Mortgage-backed securities	15,452	48	(304)	15,196
	$69,139	$246	$(1,596)	$67,789

At September 30, 2017 and December 31, 2016, securities with carrying values of  $37,947 and $38,623, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Securities — (continued)

The amortized cost and fair value of securities as of September 30, 2017 by contractual maturity are shown below. Actual maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid with or without penalty. Therefore, these securities are not included by maturity class in the following summary:
	Securities Available for Sale
	Amortized Cost	Fair Value
Due in one year or less	$—	$—
Due from one to five years	8,138	8,169
Due from five to ten years	14,620	14,635
Due after ten years	35,164	35,199
Mortgage-backed securities	20,989	20,953
	$78,911	$78,956

The following table shows the gross unrealized losses and fair value of the Company’s securities with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by security category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2017 and December 31, 2016.
Securities that have been in a continuous unrealized loss position are as follows:
	Less Than Twelve Months		Twelve Months or More
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
September 30, 2017:
U.S Government sponsored agency securities	$(235)	$12,924	$(8)	$974	$(243)
State and municipal securities	(13)	2,550	(283)	5,907	(296)
Mortgage-backed securities	(46)	7,151	(52)	2,515	(98)
Total securities	$(294)	$22,625	$(343)	$9,396	$(637)
December 31, 2016:
U.S Government sponsored agency securities	$(415)	$15,654	$(23)	$992	$(438)
State and municipal securities	(854)	20,862	—	—	(854)
Mortgage-backed securities	(303)	10,823	(1)	1,724	(304)
Total securities	$(1,572)	$47,339	$(24)	$2,716	$(1,596)

The unrealized loss on the above thirty-seven securities as of September 30, 2017 was caused by interest rate changes and other temporary market influences. Because the Company does not intend to sell the securities and it is not more likely than not that the Company will be required to sell the securities before recovery of the amortized cost bases, which may be maturity, the Company does not consider these securities to be other-than-temporarily impaired at September 30, 2017.
Upon acquisition of a security, the Company evaluates for impairment under the accounting guidance for investments in debt and equity securities. The Company routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Securities — (continued)

occurred. Inputs included in the evaluation process may include geographic concentrations, credit ratings, and other performance indicators of the underlying asset. There were no impairment charges recognized on securities for the nine months ended September 30, 2017 and 2016, or during the year ended December 31, 2016.
Loans
Portfolio Segments and Classes
The composition of loans, excluding loans held for sale, is summarized as follows:
	September 30, 2017	December 31, 2016
Real estate mortgages:
Construction and land development	$33,936	$29,724
1 – 4 family	50,036	48,792
Home equity lines of credit	14,974	14,690
Commercial	105,714	104,459
Other	17,537	12,902
Commercial	50,058	53,615
Consumer and other	12,813	12,851
	285,068	277,033
Allowance for loan losses	(3,451)	(3,092)
Loans, net	$281,617	$273,941

For purposes of the disclosures required pursuant to ASC 310, the loan portfolio was disaggregated into segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for loan losses. There are three loan portfolio segments that include real estate, commercial, and consumer. A class is generally determined based on the initial measurement attribute, risk characteristic of the loan, and an entity’s method for monitoring and assessing credit risk. Classes within the real estate portfolio segment include construction and land development, 1-4 family, home equity lines of credit, commercial, and other. The portfolio segments of non-real estate commercial loans and consumer loans have not been further segregated by class.
The following describe risk characteristics relevant to each of the portfolio segments:
Real Estate — As discussed below, the Company offers various types of real estate loan products. All loans within this portfolio segment are particularly sensitive to the valuation of real estate:
•
Construction and land development loans are repaid through cash flow related to the operation, sale or refinance of the underlying property. This portfolio class includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral.

•
1 – 4 family loans and home equity lines of credit are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Loans — (continued)

•
Commercial loans include owner-occupied commercial real estate loans and loans secured by income producing properties. Owner-occupied commercial real estate loans to operating businesses are long-term financing of land and buildings. These loans are viewed primarily as cash flow loans and the repayment of these loans is largely dependent on the successful operation of the business. Real estate loans for income-producing properties such as apartment buildings, office and industrial buildings, and retail shopping centers are repaid from rent income derived from the properties.

•
Other real estate mortgage loans include real estate loans secured by farmland, multi-family housing and other real estate. These are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

Commercial — The non-real estate commercial loan portfolio segment includes commercial, financial, and agricultural loans. These loans include those loans to commercial customers for use in normal business operations to finance working capital needs, equipment purchases, or expansion projects. Loans are repaid by business cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly cash flows from the borrowers’ business operations.
Consumer — The consumer loan portfolio segment includes direct consumer installment loans, overdrafts and other revolving credit loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures.
Credit Risk Management
Credit Administration and the Special Assets Officer are both involved in the credit risk management process and assess the accuracy of risk ratings, the quality of the portfolio and the estimation of inherent credit losses in the loan portfolio. This comprehensive process also assists in the prompt identification of problem credits. The Company has taken a number of measures to manage the portfolios and reduce risk, particularly in the more problematic portfolios.
The Company employs a credit risk management process with defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit risk management is guided by credit policies that provide for a consistent and prudent approach to underwriting and approvals of credits. Within the Board approved Loan Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.
Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. For the consumer portfolio segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate portfolio segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit of the portfolios. Loan Review and Credit Administration establish a timely schedule and scope for loan reviews to include new and renewed loans, all loans that are 15 days or greater past due and all adversely classified and nonaccrual loans. These reviews ensure such loans have proper risk ratings and accrual status, and if necessary, ensure loans are transferred to the Special Assets Officer.
Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports by product, collateral, accrual status, etc., are reviewed by the Chief Credit Officer and the Directors Loan Committee.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Loans — (continued)

The following categories are utilized by management to analyze and manage the credit quality and risk of the loan portfolio:
•
Pass — includes obligations where the probability of default is considered low.

•
Special Mention — includes obligations that exhibit potential credit weaknesses or downward trends deserving management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects or credit position at a future date. These loans are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

•
Substandard — includes obligations with defined weaknesses that jeopardize the orderly liquidation of debt. A substandard loan is inadequately protected by the current sound worth and paying capacity of the borrower or by the collateral pledged, if any. Normal repayment from the borrower is in jeopardy although no loss of principal is envisioned. There is a distinct possibility that a partial loss of interest and/or principal will occur if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard loans, does not have to exist in individual loans classified substandard.

•
Doubtful — includes obligations with all the weaknesses found in substandard loans with the added provision that the weaknesses make collection of debt in full, based on currently existing facts, conditions, and values, highly questionable and improbable. Serious problems exist to the point where partial loss of principal is likely. The possibility of loss is extremely high, but because of certain important, reasonably specific pending factors that may work to strengthen the loan, the loans’ classification as loss is deferred until a more exact status may be determined.

•
Loss — includes obligations incapable of repayment or unsecured debt. Such loans are considered uncollectible and of such little value, that continuance as an active asset is not warranted. Loans determined to be a loss are charged-off at the date of loss determination. Consequently, there are no loans with a loss rating in the Company’s portfolio as of September 30, 2017 and December 31, 2016.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Loans — (continued)

The following tables present credit quality indicators as described above for the loan portfolio segments and classes as of September 30, 2017 and December 31, 2016.
	Pass	Special Mention	Substandard	Doubtful	Total
September 30, 2017
Real estate mortgages:
Construction and land development	$32,336	$727	$873	$—	$33,936
1 – 4 family	48,331	1,055	650	—	50,036
Home equity lines of credit	14,237	416	321	—	14,974
Commercial	101,985	811	2,918	—	105,714
Other	17,130	267	140	—	17,537
Commercial	43,941	3,393	2,724	—	50,058
Consumer and other	12,495	21	297	—	12,813
Total:	$270,455	$6,690	$7,923	$—	$285,068
December 31, 2016
Real estate mortgages:
Construction and land development	$28,388	$271	$1,065	$—	$29,724
1 – 4 family	46,155	1,547	1,090	—	48,792
Home equity lines of credit	13,755	473	402	60	14,690
Commercial	98,815	2,313	3,331	—	104,459
Other	12,834	—	68	—	12,902
Commercial	46,981	4,392	2,242	—	53,615
Consumer and other	12,521	8	322	—	12,851
Total:	$259,449	$9,004	$8,520	$60	$277,033

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Loans — (continued)

Past Due Loans
A loan is considered past due if any required principal and interest payments have not been received as of the date such payments were required to be made under the terms of the loan agreement. Generally, management places loans on non-accrual when there is a clear indication that the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. The following tables present the aging of the recorded investment in loans by portfolio segment and class as of September 30, 2017 and December 31, 2016:
		Past Due Status (Accruing Loans)
	Current	30 – 59 Days	60 – 89 Days	90+ Days	Total Past Due	Nonaccrual	Total
September 30, 2017
Real estate mortgages:
Construction and land development	$33,747	$189	$—	$—	$189	$—	$33,936
1 – 4 family	49,420	38	—	—	38	578	50,036
Home equity lines of credit	14,768	—	—	—	—	206	14,974
Commercial	104,236	54	—	34	88	1,390	105,714
Other	17,516	—	—	—	—	21	17,537
Commercial	47,957	96	—	—	96	2,005	50,058
Consumer and other	12,509	—	35	—	35	269	12,813
Total:	$280,153	$377	$35	$34	$446	$4,469	$285,068
December 31, 2016
Real estate mortgages:
Construction and land development	$29,724	$—	$—	$—	$—	$—	$29,724
1 – 4 family	47,739	159	28	—	187	866	48,792
Home equity lines of credit	14,345	—	—	—	—	345	14,690
Commercial	102,385	—	—	53	53	2,021	104,459
Other	12,863	—	—	—	—	39	12,902
Commercial	51,368	65	20	—	85	2,162	53,615
Consumer and other	12,526	27	—	6	33	292	12,851
Total:	$270,950	$251	$48	$59	$358	$5,725	$277,033

Allowance for Loan Losses
The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Confirmed losses are charged off immediately. Subsequent recoveries, if any, are credited to the allowance.
The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the uncollectibility of loans in light of historical experience, the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, current economic conditions that may affect the borrower’s ability to pay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. This evaluation

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Loans — (continued)

does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions.
The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For impaired loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. In support of collateral values, the Company obtains updated valuations on impaired loans generally on an annual basis. The general component covers non-impaired loans. In determining the appropriate level of allowance, management uses information to disaggregate the loan portfolio segments into loan pools with common risk characteristics.
The Company’s loan pools include construction and land development loans, commercial real estate loans, residential real estate loans, other real estate loans, commercial loans, and consumer loans. The general allocations to these loan pools are based on the historical loss rates for specific loan types and the internal risk grade, if applicable, adjusted for both internal and external qualitative risk factors. The qualitative factors considered by management include, among other factors, (1) changes in local and national economic conditions; (2) changes in asset quality; (3) changes in loan portfolio volume; (4) the composition and concentrations of credit; (5) the impact of competition on loan structuring and pricing; (6) changes in the experience of lending personnel; (7) effectiveness of the Company’s loan policies, procedures and internal controls and (8) the regulatory environment. The total allowance established for each loan pool represents the product of the historical loss ratio, adjusted for qualitative risk factors, and the total dollar amount of the loans in the pool.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Loans — (continued)

The following tables further detail the change in the allowance for loan losses for the nine months ended September 30, 2017 and the year ended December 31, 2016 by portfolio segment. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.
	Real Estate	Commercial	Consumer	Total
September 30, 2017
Allowance for loan losses:
Balance, beginning of year	$1,859	$1,036	$197	$3,092
Provision for loan losses	560	(139)	(38)	383
Loans charged off	(46)	—	(52)	(98)
Recoveries of loans previously charged off	54	—	20	74
Balance, end of year	$2,427	$897	$127	$3,451
Ending balance: individually evaluated for impairment	$1,012	$690	$59	$1,761
Ending balance: collectively evaluated for impairment	1,415	207	68	1,690
Total ending balance	$2,427	$897	$127	$3,451
Loans:
Ending balance: individually evaluated for impairment	$4,707	$2,022	$298	$7,027
Ending balance: collectively evaluated for impairment	217,490	48,036	12,515	278,041
Total ending balance	$222,197	$50,058	$12,813	$285,068
December 31, 2016
Allowance for loan losses:
Balance, beginning of year	$1,859	$1,023	$82	$2,964
Provision for loan losses	48	84	171	303
Loans charged off	(102)	(71)	(82)	(255)
Recoveries of loans previously charged off	54	—	26	80
Balance, end of year	$1,859	$1,036	$197	$3,092
Ending balance: individually evaluated for impairment	$751	$695	$31	$1,477
Ending balance: collectively evaluated for impairment	1,108	341	166	1,615
Total ending balance	$1,859	$1,036	$197	$3,092
Loans:
Ending balance: individually evaluated for impairment	$4,986	$2,716	$459	$8,161
Ending balance: collectively evaluated for impairment	205,581	50,899	12,392	268,872
Total ending balance	$210,567	$53,615	$12,851	$277,033

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Loans — (continued)

Impaired Loans
A loan held for investment is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due (both principal and interest) according to the terms of the loan agreement. The following tables detail the Company’s impaired loans, by portfolio segment and class as of September 30, 2017 and December 31, 2016:
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized in Year
September 30, 2017
With no related allowance recorded:
Real estate mortgages:
Construction and land development	$842	$842	$—	$857	$39
1 – 4 family	567	567	—	582	5
Home equity lines of credit	114	114	—	116	—
Commercial	1,748	1,748	—	1,805	33
Other	6	6	—	7	—
Commercial	—	—	—	—	—
Consumer and other	—	—	—	—	—
Total with no allowance recorded:	3,277	3,277	—	3,367	77
With an allowance recorded:
Real estate mortgages:
Construction and land development	31	31	23	114	8
1 – 4 family	83	83	26	84	—
Home equity lines of credit	—	—	—	—	—
Commercial	1,209	1,209	856	1,218	23
Other	107	107	107	114	—
Commercial	2,022	2,022	690	2,072	1
Consumer and other	298	298	59	305	—
Total with an allowance recorded:	3,750	3,750	1,761	3,907	32
Total Impaired Loans:	$7,027	$7,027	$1,761	$7,274	$109
December 31, 2016
With no related allowance recorded:
Real estate mortgages:
Construction and land development	$784	$784	$—	$794	$46
1 – 4 family	427	427	—	414	9
Home equity lines of credit	61	61	—	64	—
Commercial	1,459	1,459	—	1,442	18
Other	8	8	—	9	—
Commercial	467	467	—	455	19
Consumer and other	428	428	—	444	—
Total with no allowance recorded:	3,634	3,634	—	3,622	92
With an allowance recorded:

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Loans — (continued)

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized in Year
Real estate mortgages:
Construction and land development	281	281	26	299	19
1 – 4 family	526	526	81	549	2
Home equity lines of credit	285	285	40	190	2
Commercial	1,124	1,124	573	1,094	28
Other	31	31	31	36	—
Commercial	2,249	2,249	695	2,334	2
Consumer and other	31	31	31	33	—
Total with an allowance recorded:	4,527	4,527	1,477	4,535	53
Total Impaired Loans:	$8,161	$8,161	$1,477	$8,157	$145

Among other loans, the Bank individually evaluates for impairment all nonaccrual loans and troubled debt restructured loans. A loan is considered impaired when, based on current events and circumstances it is probable that all amounts due according to the contractual terms of the loan will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, at the loans’ observable market price, or the fair value of the collateral if the loan is collateral dependent. Management may also elect to apply an additional collective reserve to groups of impaired loans based on current economic or market factors. Interest payments received on impaired loans are generally applied as a reduction of the outstanding principal balance.
All other loans are deemed to be unimpaired and are grouped into various homogeneous risk pools utilizing regulatory reporting classifications. Southwest’s historical loss factors are calculated for each of these risk pools based on the net losses experienced as a percentage of the average loans outstanding. The time periods utilized in these historical loss factor calculations are subjective and vary according to management’s estimate of the impact of current economic cycles. As every loan has a risk of loss, minimum loss factors are estimated based on long term trends for Southwest, the banking industry, and the economy. The greater of the calculated historical loss factors or the minimum loss factors are applied to the unimpaired loan amounts currently outstanding for the risk pool and included in the analysis of the allowance for loan losses. In addition, certain qualitative adjustments may be included by management as additional loss factors applied to the unimpaired loan risk pools. The loss allocations for specifically impaired loans, smaller impaired loans not specifically measured for impairment, and unimpaired loans are totaled to determine the total required allowance for loan losses. This total is compared to the current allowance on the Southwest’s books and adjustments made accordingly by a charge or credit to the provision for loan losses.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Loans — (continued)

The following table presents impaired loans by class of loans as of September 30, 2017.
Nonaccruing Impaired Loans	Total Impaired Loans	Impaired Loans With No Allowance	Impaired Loans With Allowance	Allowance for Loan Losses
Real estate mortgages:
Construction and land development	—	$—	$—	$—
1 – 4 family	578	495	83	26
Home equity lines of credit	114	114	—	—
Commercial	1,391	935	456	338
Other	21	6	15	15
Commercial	2,005	—	2,005	672
Consumer and other	269	—	269	31
Total	4,378	$1,550	$2,828	$1,082

Accruing Impaired Loans	Total Impaired Loans	Impaired Loans With No Allowance	Impaired Loans With Allowance	Allowance for Loan Losses
Real estate mortgages:
Construction and land development	873	$842	$31	$23
1 – 4 family	72	72	—	—
Home equity lines of credit	—	—	—	—
Commercial	1,566	813	753	518
Other	92	—	92	92
Commercial	17	—	17	18
Consumer and other	29	—	29	28
Total	2,649	$1,727	$922	$679

Total Impaired Loans	Total Impaired Loans	Impaired Loans With No Allowance	Impaired Loans With Allowance	Allowance for Loan Losses
Real estate mortgages:
Construction and land development	873	$842	$31	$23
1 – 4 family	650	567	83	26
Home equity lines of credit	114	114	—	—
Commercial	2,957	1,748	1,209	856
Other	113	6	107	107
Commercial	2,022	—	2,022	690
Consumer and other	298	—	298	59
Total	7,027	$3,277	$3,750	$1,761

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Loans — (continued)

The following table presents impaired loans by class of loans as of December 31, 2016.
Nonaccruing Impaired Loans	Total Impaired Loans	Impaired Loans With No Allowance	Impaired Loans With Allowance	Allowance for Loan Losses
Real estate mortgages:
Construction and land development	—	$—	$—	$—
1 – 4 family	729	203	526	81
Home equity lines of credit	346	61	285	40
Commercial	1,941	1,228	713	238
Other	39	8	31	31
Commercial	2,317	88	2,229	674
Consumer and other	428	428	—	—
Total	5,800	$2,016	$3,784	$1,064

Accruing Impaired Loans	Total Impaired Loans	Impaired Loans With No Allowance	Impaired Loans With Allowance	Allowance for Loan Losses
Real estate mortgages:
Construction and land development	1,065	$784	$281	$26
1 – 4 family	224	224	—	—
Home equity lines of credit	—	—	—	—
Commercial	642	231	411	336
Other	—	—	—	—
Commercial	399	379	20	20
Consumer and other	31	—	31	31
Total	2,361	$1,618	$743	$413

Total Impaired Loans	Total Impaired Loans	Impaired Loans With No Allowance	Impaired Loans With Allowance	Allowance for Loan Losses
Real estate mortgages:
Construction and land development	1,065	$784	$281	$26
1 – 4 family	953	427	526	81
Home equity lines of credit	346	61	285	40
Commercial	2,583	1,459	1,124	574
Other	39	8	31	31
Commercial	2,716	467	2,249	694
Consumer and other	459	428	31	31
Total	8,161	$3,634	$4,527	$1,477

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Loans — (continued)

The following table presents the average recorded investment in impaired loans and the interest income recognized on impaired loans in the nine months ended September 30, 2017 and 2016 by loan category.
	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	Average Recorded Investment	Ending Recorded Investment	Interest Income	Average Recorded Investment	Ending Recorded Investment	Interest Income
Real estate mortgages
Construction and land development	$971	$873	$47	$1,102	$1,091	$46
1 – 4 family	666	650	5	1,164	1,143	7
Home equity lines of credit	116	114	—	123	122	—
Commercial	3,023	2,957	56	3,256	3,272	50
Other	121	113	—	47	44	—
Commercial	2,072	2,022	1	2,330	2,291	1
Consumer and other	305	298	—	340	334	—
Total	$7,274	$7,027	$109	$8,362	$8,297	$104

Troubled Debt Restructurings
At September 30, 2017 and December 31, 2016, impaired loans included loans that were classified as Troubled Debt Restructurings (TDRs). The restructuring of a loan is considered a TDR if both (i) the borrower is experiencing financial difficulties and (ii) the Company has granted a concession.
As of September 30, 2017 and December 31, 2016, the Company had $1,345 and $1,072, respectively, in loans considered TDRs that are not on nonaccrual status. Of the nonaccrual loans at September 30, 2017 and December 31, 2016, $1,969 and $2,126 were classified as TDRs, respectively. A loan is placed back on accrual status when both principal and interest are current and it is probable that the Company will be able to collect all amounts due (both principal and interest) according to the terms of the restructured loan agreement.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Loans — (continued)

The following tables summarize the loans that were modified as a TDR during the nine months ended September 30, 2017 and the year ended December 31, 2016 and were in compliance with the modified terms:
Troubled Debt Restructurings
	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification	Impact on the Allowance for Loan Losses
September 30, 2017
Real estate mortgages:
Construction and land development	—	$—	$—	$—
1 – 4 family	—	—	—	—
Home equity lines of credit	—	—	—	—
Commercial	2	562	562	—
Other	1	92	92	—
Commercial	—	—	—	—
Consumer and other	—	—	—	—
Total	3	$654	$654	$—
December 31, 2016
Real estate mortgages:
Construction and land development	—	$—	$—	$—
1 – 4 family	1	73	73	—
Home equity lines of credit	—	—	—	—
Commercial	—	—	—	—
Other	—	—	—	—
Commercial	—	—	—	—
Consumer and other	—	—	—	—
Total	1	$73	$73	$—

During 2017, one commercial real estate loan totaling $210 subsequently defaulted from its modified terms. During 2016, no troubled debt restructurings subsequently defaulted from their modified terms.
Regulatory Capital and Dividend Restrictions
Federal and state banking regulations place certain restrictions on the payment of dividends by the Bank to the Company. The total amount of dividends which may be paid by the Bank in any calendar year shall not exceed the total of its net earnings (as defined by state banking regulations) of that year combined with its retained net earnings of the preceding two years. For 2017, the Bank will have $4,947 of net retained earnings from the previous two years plus the current year to date available for dividend payments to the Company plus its net earnings for the remainder of 2017.
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies under the Basel III capital framework. Failure to meet minimum capital requirements can initiate

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Regulatory Capital and Dividend Restrictions — (continued)

certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
Regulatory capital rules include a capital conservation buffer designed to absorb losses during periods of economic stress. The capital conservation buffer must be composed entirely of Common Equity Tier 1 capital (CET1). When fully phased-in on January 1, 2019, the capital conservation buffer of 2.5% will be added on top of each of the minimum risk-based capital ratios. The implementation of the capital conservation buffer began phasing in on January 1, 2016 at the rate of 0.625% per year and will be phased-in over a four-year period (increasing by that amount on each subsequent January 1, until it reaches 2.5% on January 1, 2019) as presented in the chart below. Banking institutions with risk-based capital ratios above the minimum but below the capital conservation buffer will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall.
The minimum capital ratios (as established in 2015 under Basel III), including the phase-in of the capital conservation buffer through January 1, 2019, for capital adequacy purposes are as follows:
Year	Total Capital to Risk-Weighted Assets	Tier 1 Capital to Risk-Weighted Assets	CET1 Capital to Risk-Weighted Assets	Tier 1 Capital to Average Total Assets
2015	8.000%	6.000%	4.500%	4.000%
2016	8.625%	6.625%	5.125%	4.000%
2017	9.250%	7.250%	5.750%	4.000%
2018	9.875%	7.875%	6.375%	4.000%
2019	10.500%	8.500%	7.000%	4.000%
Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total, Tier 1 and CET1 capital to risk-weighted assets, as defined, and of Tier 1 capital to average total assets (leverage ratio), as defined. Management believes, as of September 30, 2017 and December 31, 2016, the Bank met all capital adequacy requirements to which it is subject.
As of September 30, 2017, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total, Tier 1 and CET1 risk-based capital ratios and Tier 1 leverage capital ratios as set forth in the following table and not be subject to any formal enforcement action. There are no conditions or event since that notification that management believes have changed the Bank’s category.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Regulatory Capital and Dividend Restrictions — (continued)

The Bank’s actual capital amounts and ratios are presented in the following table.
	Actual		For Capital Adequacy Purposes(1)		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of September 30, 2017:
Total Capital to Risk-Weighted Assets	$41,786	14.534%	$26,593	9.250%	$28,750	10.000%
Tier 1 Capital to Risk-Weighted Assets	$38,336	13.334%	$20,844	7.250%	$23,000	8.000%
CET1 Capital to Risk-Weighted Assets	$38,336	13.334%	$16,531	5.750%	$18,687	6.500%
Tier 1 Capital to Average Total Assets	$38,336	9.798%	$15,651	4.000%	$19,564	5.000%
As of December 31, 2016:
Total Capital to Risk-Weighted Assets	$40,234	14.159%	$24,509	8.625%	$28,416	10.000%
Tier 1 Capital to Risk-Weighted Assets	$37,143	13.071%	$18,826	6.625%	$22,733	8.000%
CET1 Capital to Risk-Weighted Assets	$37,143	13.071%	$14,563	5.125%	$18,470	6.500%
Tier 1 Capital to Average Total Assets	$37,143	10.080%	$14,739	4.000%	$18,424	5.000%

(1)
Includes the phase-in percentages for the capital conservation buffer.

Fair Value of Assets and Liabilities
Determination of Fair Value
The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic (FASB ASC 820), the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.
The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.
Fair Value Hierarchy
In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Fair Value of Assets and Liabilities — (continued)

Level 1 — Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.
Level 2 — Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.
Level 3 — Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.
A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.
The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:
Cash and Cash Equivalents:   The carrying amount of these short-term instruments approximates fair value.
Securities:   Where quoted prices are available in an active market, management classifies the securities within level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds and exchange-traded equities.
If quoted market prices are not available, management estimates fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within level 2 of the valuation hierarchy, include U.S. Government sponsored agency securities, state and municipal securities and corporate securities. Mortgage-backed securities are included in level 2 if observable inputs are available. In certain cases where there is limited activity or less transparency around inputs to the valuation, those securities are classified in level 3.
Restricted Equity Securities:   The carrying amount of restricted equity securities with no readily determinable fair value approximates fair value based on the redemption provisions of the issuers which is cost.
Loans Held for Sale:   The carrying amounts of loans held for sale approximates their fair value.
Loans:   The carrying amount of variable-rate loans that reprice frequently and have no significant change in credit risk approximates fair value. The fair values of fixed rate loans is estimated based on discounted contractual cash flows using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.
Deposits:   The carrying amounts of demand deposits, savings deposits, variable-rate certificates of deposit approximate their fair values. The fair value of fixed-rate certificates of deposit is based on discounted contractual cash flows using interest rates currently being offered for certificates of similar maturities.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Fair Value of Assets and Liabilities — (continued)

Other Borrowings:   The fair value of fixed-rate other borrowings is based on discounted contractual cash flows using interest rates currently being offered for borrowings of similar maturities. The fair values of the Company’s variable-rate other borrowings approximate their carrying values.
Interest Receivable and Interest Payable:   The carrying amounts of interest receivable and interest payable approximate their fair value.
Off-Balance Sheet Instruments:   The carrying amount of commitments to extend credit and standby letters of credit approximates fair value. The carrying amount of the off-balance sheet financial instruments is based on fees charged to enter into such agreements.
Assets Measured at Fair Value on a Recurring Basis
The following table presents the financial instruments carried on the consolidated balance sheet by caption and by level in the fair value hierarchy at September 30, 2017 and December 31, 2016, for which a recurring change in fair value has been recorded:
		Fair Value Measurements Using
	Assets Measured at Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
September 30, 2017:
Available for sale securities	$78,956	$—	$78,956	$—
December 31, 2016:
Available for sale securities	$67,789	$—	$67,789	$—
Assets Measured at Fair Value on a Nonrecurring Basis
Under certain circumstances management makes adjustments to fair value for assets and liabilities although they are not measured at fair value on an ongoing basis. The following table presents the financial instruments carried on the consolidated balance sheet by caption and by level in the fair value hierarchy at September 30, 2017 and December 31, 2016, for which a nonrecurring change in fair value has been recorded:
	Carrying Value at September 30, 2017
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$1,989	$—	$—	$1,989
Other real estate owned	111	—	—	111
	$2,100	$—	$—	$2,100

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Fair Value of Assets and Liabilities — (continued)

	Carrying Value at December 31, 2016
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$3,250	$—	$—	$3,250
Other real estate owned	160	—	—	160
	$3,410	$—	$—	$3,410

Impaired Loans
Loans considered impaired under ASC 310-10-35, Receivables, are loans for which, based on current information and events, it is probable that the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans can be measured based on the present value of expected payments using the loan’s original effective rate as the discount rate, the loan’s observable market price, or the fair value of the collateral less estimated selling costs if the loan is collateral dependent.
The fair value of impaired loans were primarily measured based on the value of the collateral securing these loans. Impaired loans are classified within Level 3 of the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory, and/or accounts receivable. The Company generally determines the value of real estate collateral based on independent appraisals performed by qualified licensed appraisers. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Appraised values are discounted for estimated costs to sell and may be discounted further based on management’s historical knowledge, changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts by management are subjective and are typically significant unobservable inputs for determining fair value. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors discussed above.
Other Real Estate Owned
Other real estate owned, consisting of properties obtained through foreclosure or in satisfaction of loans, are initially recorded at the lower of the loan’s carrying amount or the fair value less estimated costs to sell upon transfer of the loans to other real estate. Subsequently, other real estate is carried at the lower of carrying value or fair value less estimated costs to sell. Fair values are generally based on third party appraisals of the property and are classified within Level 3 of the fair value hierarchy. The appraisals are sometimes further discounted based on management’s historical knowledge, and/or changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts are typically significant unobservable inputs for determining fair value. In cases where the carrying amount exceeds the fair value, less estimated costs to sell, a loss is recognized in noninterest expense.
Quantitative Disclosures for Level 3 Fair Value Measurements
The Company had no Level 3 assets measured at fair value on a recurring basis at September 30, 2017 or December 31, 2016.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Fair Value of Assets and Liabilities — (continued)

For Level 3 assets measured at fair value on a non-recurring basis as of September 30, 2017, the significant unobservable inputs used in the fair value measurements are presented below.
	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input
Nonrecurring:
Impaired loans	$1,989	Appraisal	Appraisal discounts (%)	10 – 15%
Other real estate owned	111	Appraisal	Appraisal discounts (%)	5 – 10%
For Level 3 assets measured at fair value on a non-recurring basis as of December 31, 2016, the significant unobservable inputs used in the fair value measurements are presented below.
	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input
Nonrecurring:
Impaired loans	$3,250	Appraisal	Appraisal discounts (%)	15 – 20%
Other real estate owned	160	Appraisal	Appraisal discounts (%)	5 – 10%
Fair Value of Financial Instruments
The carrying amount and estimated fair value of the Company’s financial instruments, by level within the fair value hierarchy, were as follows:
	September 30, 2017			December 31, 2016
	Carrying Amount	Fair Value	Fair Value Hierarchy	Carrying Amount	Fair Value	Fair Value Hierarchy
Financial assets:
Cash and cash equivalents	$14,390	$14,390	Level 1	$16,320	$16,322	Level 1
Available for sale securities	78,956	78,956	Level 2	67,789	67,789	Level 2
Restricted equity securities	941	941	Level 3	1,123	1,123	Level 3
Loans held for sale	424	424	Level 3	1,299	1,299	Level 3
Loans, net	281,617	279,881	Level 3	273,941	272,696	Level 3
Interest receivable	1,159	1,159	Level 2	1,214	1,214	Level 2
Financial liabilities:
Deposits	$345,075	$344,743	Level 3	$327,679	$327,493	Level 3
Other borrowings	6,858	6,881	Level 3	12,558	12,667	Level 3
Interest payable	131	131	Level 2	163	163	Level 2

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

Business Combination
On October 24, 2017, the Company entered into a definitive agreement with The First Bancshares, Inc. and its subsidiary, The First, A National Banking Association, Hattiesburg, Mississippi (collectively “The First”), whereby the Company will merge with and into The First. Under the terms of the Agreement and Plan of Merger, The First will pay shareholders of the Company $60 million in transaction value with approximately 60% in stock and 40% in cash. The merger is subject to various terms and customary conditions, including stockholder and regulatory approvals and is expected to close by the end of the first quarter 2018.

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors
Southwest Banc Shares, Inc.
Chatom, Alabama
We have audited the accompanying consolidated financial statements of Southwest Banc Shares, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southwest Banc Shares, Inc. and Subsidiary as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.
Birmingham, Alabama
February 27, 2017
2000 SOUTHBRIDGE PARKWAY, SUITE 501 • BIRMINGHAM, AL 35209 • 205-445-2880 • 888-277-0020 • FAX 205-445-2940 • www.mjcpa.com
MEMBERS OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2016 AND 2015
	2016	2015
Assets
Cash and due from banks	$5,867,686	$3,971,717
Interest-bearing deposits in banks	680,318	563,319
Federal funds sold	9,773,453	3,982,988
Total cash and cash equivalents	16,321,457	8,518,024
Available for sale securities	67,789,254	74,091,445
Restricted equity securities	1,123,200	1,352,900
Loans held for sale	1,299,013	416,712
Loans	277,032,661	245,617,502
Less allowance for loan losses	3,092,153	2,964,262
Loans, net	273,940,508	242,653,240
Premises and equipment, net	7,466,416	7,429,956
Other real estate owned	485,100	972,452
Accrued interest receivable	1,214,380	1,181,448
Cash surrender value of life insurance	5,929,988	5,767,043
Other assets	958,560	776,384
Total assets	$376,527,876	$343,159,604
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing	$56,933,839	$53,821,221
Interest-bearing	270,745,523	235,898,481
Total deposits	327,679,362	289,719,702
Other borrowings	12,558,334	18,258,334
Accrued interest payable	163,015	151,257
Accrued expenses and other liabilities	2,502,639	2,187,679
Total liabilities	342,903,350	310,316,972
Commitments and contingencies
Stockholders’ equity:
Common stock, $.10 par value; 3,000,000 shares authorized; 71,317 and 71,288 shares issued and outstanding, respectively	7,132	7,129
Additional paid-in capital	2,075,032	2,061,907
Retained earnings	32,804,883	30,371,922
Accumulated other comprehensive income (loss)	(1,262,521)	401,674
Total stockholders’ equity	33,624,526	32,842,632
Total liabilities and stockholders’ equity	$376,527,876	$343,159,604

See Notes to Consolidated Financial Statements.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2016 AND 2015
	2016	2015
Interest and dividend income:
Loans, including fees	$13,166,807	$12,443,617
Taxable investment securities	1,009,709	1,194,907
Nontaxable investment securities	780,000	735,200
Federal funds sold	19,257	15,062
Deposits in banks	3,472	692
Total interest and dividend income	14,979,245	14,389,478
Interest expense:
Deposits	1,458,751	1,270,142
Other borrowings	363,744	381,554
Total interest expense	1,822,495	1,651,696
Net interest income	13,156,750	12,737,782
Provision for loan losses	303,342	396,000
Net interest income after provision for loan losses	12,853,408	12,341,782
Non-interest income:
Service charges on deposit accounts	1,305,390	1,333,672
Net realized gains on sales of securities	205,149	117,671
Mortgage loan origination income	488,092	277,956
Other income	1,160,787	1,031,350
Total non-interest income	3,159,418	2,760,649
Non-interest expenses:
Salaries and employee benefits	6,872,060	6,494,817
Occupancy and equipment expenses	1,657,718	1,692,961
Net other real estate owned losses and expenses	157,487	144,823
Other expenses	3,516,860	3,639,483
Total non-interest expenses	12,204,125	11,972,084
Income before income taxes	3,808,701	3,130,347
Income tax expense	163,862	97,205
Net income	$3,644,839	$3,033,142

See Notes to Consolidated Financial Statements.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2016 AND 2015
	2016	2015
Net income	$3,644,839	$3,033,142
Other comprehensive income (loss):
Unrealized holding gains (losses) on securities available for sale arising during the period, net of tax (benefit) of $(102,358) and $40,444, respectively	(1,472,381)	581,766
Reclassification adjustment for gains realized in net income, net of tax of $13,335 and $7,649, respectively	(191,814)	(110,022)
Other comprehensive income (loss)	(1,664,195)	471,744
Comprehensive income	$1,980,644	$3,504,886

See Notes to Consolidated Financial Statements.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2016 AND 2015
	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance, December 31, 2014	$7,129	$2,061,907	$28,213,484	$(70,070)	$30,212,450
Net income	—	—	3,033,142	—	3,033,142
Other comprehensive income	—	—	—	471,744	471,744
Distributions to stockholders	—	—	(874,704)	—	(874,704)
Balance, December 31, 2015	7,129	2,061,907	30,371,922	401,674	32,842,632
Net income	—	—	3,644,839	—	3,644,839
Issuance of common stock	3	13,135	—	—	13,138
Repurchase and retirement of common stock	—	(10)	—	—	(10)
Other comprehensive loss	—	—	—	(1,664,195)	(1,664,195)
Distributions to stockholders	—	—	(1,211,878)	—	(1,211,878)
Balance, December 31, 2016	$7,132	$2,075,032	$32,804,883	$(1,262,521)	$33,624,526

See Notes to Consolidated Financial Statements.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2016 AND 2015
	2016	2015
OPERATING ACTIVITIES
Net income	$3,644,839	$3,033,142
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	303,342	396,000
Net amortization of securities	539,659	366,520
Depreciation	589,974	531,253
Deferred income taxes	1,643	30,045
Net realized gains on sales of securities	(205,149)	(117,671)
Net loss on sales of other real estate owned	13,785	25,232
Write downs of other real estate owned	63,632	26,286
Net increase in loans held for sale	(882,301)	(416,712)
Increase in cash surrender value of life insurance	(162,945)	(158,532)
Increase in interest receivable	(32,932)	(83,591)
Increase (decrease) in interest payable	11,758	(12,947)
Net other operating activities	259,971	(160,995)
Net cash provided by operating activities	4,145,276	3,458,030
INVESTING ACTIVITIES
Purchase of available for sale securities	(18,697,699)	(20,196,493)
Proceeds from sales of available for sale securities	13,013,226	7,309,198
Proceeds from calls, prepayments and maturities of available for sale securities	9,872,267	7,302,814
Proceeds from calls, prepayments and maturities of held to maturity securities	—	349,399
Net (purchases) redemption of restricted equity securities	229,700	(8,300)
Net increase in loans	(31,966,110)	(15,965,878)
Purchase of premises and equipment	(626,434)	(490,871)
Capitalized improvements to other real estate owned	(2,193)	(192,193)
Proceeds from sale of other real estate owned	787,628	763,975
Net cash used in investing activities	(27,389,615)	(21,128,349)
FINANCING ACTIVITIES
Net increase in deposits	37,959,660	20,655,091
Proceeds from other borrowings	—	5,000,000
Repayment of other borrowings	(5,700,000)	(5,700,000)
Repurchase and retirement of common stock	(10)	—
Distributions to stockholders	(1,211,878)	(874,704)
Net cash provided by financing activities	31,047,772	19,080,387
Net increase in cash and cash equivalents	7,803,433	1,410,068
Cash and cash equivalents at beginning of year	8,518,024	7,107,956
Cash and cash equivalents at end of year	$16,321,457	$8,518,024
SUPPLEMENTAL DISCLOSURES
Cash paid during the year for:
Interest	$1,810,737	$1,664,643
Income taxes	$63,353	$118,349
NONCASH TRANSACTIONS
Loans transferred to other real estate owned	$375,500	$1,194,929
Common stock issued in connection with executive compensation plan	$13,138	$—
See Notes to Consolidated Financial Statements.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations
Southwest Banc Shares, Inc. (the “Company”) is a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiary, First Community Bank (the “Bank”). The Bank is a commercial bank headquartered in Chatom, Alabama with its executive offices located in Mobile, Alabama. The Bank operates branch offices throughout the Southwest Alabama region. The Bank provides a full range of banking services in its primary market area of Southwest Alabama.
Basis of Presentation and Accounting Estimates
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, First Community Bank, and its wholly-owned subsidiary, West Alabama Insurance Market, Inc. Significant intercompany transactions and balances are eliminated in consolidation.
In preparing the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of debt securities and financial instruments, impaired loans, other real estate owned, and deferred income tax assets.
The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.
The Company’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Company has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions.
While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.
The Company has evaluated all transactions, events, and circumstances for consideration or disclosure through February 27, 2017, the date these financial statements were available to be issued and has reflected or disclosed those items within the consolidated financial statements and related footnotes as deemed appropriate.
Cash, Cash Equivalents and Cash Flows
For purposes of reporting consolidated cash flows, cash and cash equivalents include cash and balances due from banks, interest-bearing deposits in banks and federal funds sold. Cash flows from loans held for sale, loans, deposits and restricted equity securities are reported net.
The Bank maintains amounts due from banks which, at times, may exceed federally insured limits. The Bank has not experienced any losses in such accounts.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

The Bank is required to maintain reserve balances in cash or on deposit with a correspondent bank for the Federal Reserve Bank, based on a percentage of deposits. The total of those reserve balances was approximately $2,777,000 and $2,713,000 at December 31, 2016 and 2015, respectively.
Securities
All debt securities are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss). Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the settlement date and are determined using the specific identification method.
The Company evaluates investment securities for other-than-temporary impairment using relevant accounting guidance specifying that (a) if the Company does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporary impaired unless there is a credit loss that has occurred in the security. If management does not intend to sell the security and it is more likely than not that they will not have to sell the security before recovery of the cost basis, management will recognize the credit component of an other-than-temporary impairment of a debt security, if any, in earnings and the remaining portion in other comprehensive income (loss).
Restricted Equity Securities
The Company as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the FHLB based upon its assets or outstanding advances. The Company has also purchased stock in First National Banker’s Bankshares, Inc. (FNBB), its primary correspondent bank, and Central Alabama Title Center, LLC. The securities are carried at cost as no readily available market exists. Management reviews for impairment based on the ultimate recoverability of the cost basis in these securities.
Loans Held For Sale
Loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value (LOCOM). For loans carried at LOCOM, gains and losses on loan sales (sales proceeds minus carrying value) are recorded in noninterest income upon sale of the loan. The estimated fair value of loans held for sale is based on independent third party quoted prices.
Loans
Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balances less the allowance for loan losses. Interest income is accrued on the outstanding principal balance. Loan origination fees and certain direct origination costs are recognized at the time the loan is placed on the books.
The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, or at the time the loan is 90 days past due, unless the loan is well-secured and in the process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal and interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income or charged to the allowance, unless management believes that the accrual of interest is recoverable through the liquidation of collateral. Interest

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

income on nonaccrual loans is recognized on the cash basis, until the loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and the loan has been performing according to the contractual terms generally for a period of not less than six months.
A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans, for which the terms have been modified at the borrower’s request, and is outside the normal terms of that type of credit, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.
Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest when due. Loans that experience insignificant payment delays and payment shortfalls are not generally classified as impaired. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual status. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.
Troubled Debt Restructurings
The Company designates loan modifications as troubled debt restructurings (TDRs) when for economic and legal reasons related to the borrower’s financial difficulties, it grants a concession to the borrower that it would not otherwise consider. The restructuring of a loan is considered a TDR if both (i) the borrower is experiencing financial difficulties and (ii) the Company has granted a concession.
In assessing whether or not a borrower is experiencing financial difficulties, the Company considers information currently available regarding the financial condition of the borrower. This information includes, but is not limited to, whether (i) the borrower is currently in payment default on any of its debt; (ii) a payment default is probable in the foreseeable future without the modification; (iii) the borrower has declared or is in the process of declaring bankruptcy and (iv) the borrower’s projected cash flow is sufficient to satisfy contractual payments due under the original terms of the loan without a modification.
The Company considers all aspects of the modification to loan terms to determine whether or not a concession has been granted to the borrower. Key factors considered by the Company include the borrower’s ability to access funds at a market rate for debt with similar risk characteristics, the significance of the modification relative to unpaid principal balance or collateral value of the debt, and the significance of a delay in the timing of payments relative to the original contractual terms of the loan. The most common concessions granted by the Company would generally include one or more modifications to the terms of the debt, such as (i) a reduction in the interest rate for the remaining life of the debt, (ii) an extension of the maturity date at an interest rate lower than the current market rate for new debt with similar risk, (iii) a temporary period of interest-only payments, and (iv) a reduction in the contractual payment amount for either a short period or remaining term of the loan.
TDRs can involve loans remaining on nonaccrual, moving to nonaccrual, or continuing on accrual status, depending on the individual facts and circumstances of the borrower. In circumstances where the TDR involves charging off a portion of the loan balance, the Company typically classifies these restructurings as nonaccrual.
In connection with restructurings, the decision to maintain a loan that has been restructured on accrual status is based on a current, well documented credit evaluation of the borrower’s financial condition and prospects for repayment under the modified terms. This evaluation includes consideration of the borrower’s

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

current and future capacity and willingness to pay. Restructured nonaccrual loans may be returned to accrual status based on a current, well-documented credit evaluation of the borrower’s financial condition and prospects for repayment under the modified terms. This evaluation must include consideration of the borrower’s sustained historical repayment for a reasonable period, generally a minimum of six months, prior to the date on which the loan is returned to accrual status.
Loans structured as a TDR are reported as such for financial reporting purposes until the loan has paid off or is renewed at market terms and the borrower proves financial strength.
Allowance for Loan Losses
The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Confirmed losses are charged off immediately. Subsequent recoveries, if any, are credited to the allowance.
The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the uncollectibility of loans in light of historical experience, the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, current economic conditions that may affect the borrower’s ability to pay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions.
The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For impaired loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. In support of collateral values, the Company obtains updated valuations on impaired loans generally on an annual basis. The general component covers non-impaired loans. In determining the appropriate level of allowance, management uses information to disaggregate the loan portfolio segments into loan pools with common risk characteristics.
The Company’s loan pools include construction and land development loans, commercial real estate loans, residential real estate loans, other real estate loans, commercial loans, and consumer loans. The general allocations to these loan pools are based on the historical loss rates for specific loan types and the internal risk grade, if applicable, adjusted for both internal and external qualitative risk factors. The qualitative factors considered by management include, among other factors, (1) changes in local and national economic conditions; (2) changes in asset quality; (3) changes in loan portfolio volume; (4) the composition and concentrations of credit; (5) the impact of competition on loan structuring and pricing; (6) changes in the experience of lending personnel and (7) effectiveness of the Company’s loan policies, procedures and internal controls. The total allowance established for each loan pool represents the product of the historical loss ratio, adjusted for qualitative risk factors, and the total dollar amount of the loans in the pool.
Other Real Estate Owned
Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

value less estimated cost to sell. Costs of improvements are capitalized, whereas costs relating to holding other real estate owned and any subsequent adjustments to the carrying value are expensed. Any gains and losses realized at the time of disposal are reflected in income.
Premises and Equipment
Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases, if shorter as shown in the table below. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are reflected in income.
Years
Buildings	15 – 40
Furniture and equipment	3 – 10
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company — put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.
Income Taxes
The Company has elected to be taxed as an S corporation for federal income tax purposes. Under the provisions of the Internal Revenue Code, an S corporation generally is not subject to federal income tax because its taxable income or loss accrues to the individual stockholder. Consequently, the Company does not recognize income tax expense or any deferred income taxes for federal purposes. At December 31, 2016 and 2015, the Company’s federal tax basis exceeded its net assets by approximately $3,457,000 and $3,482,000, respectively.
The Company continues to be subject to state income tax in the form of financial institution excise tax in the State of Alabama, as this state does not recognize financial institutions as S corporations for income tax purposes. Consequently, income tax expense consists of state income taxes. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.
Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by deferred tax liabilities and a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.
Comprehensive Income
Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.
Fair Value of Financial Instruments
Fair values of financial instruments are estimates using relevant market information and other assumptions, as more fully disclosed in Note 13. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.
NOTE 2.   SECURITIES
The amortized cost and fair value of securities are summarized as follows:
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities Available for Sale December 31, 2016:
U.S. Government sponsored agency securities	$17,880,182	$7,310	$(437,761)	$17,449,731
State and municipal securities	35,807,068	190,766	(854,526)	35,143,308
Mortgage-backed securities	15,452,294	47,898	(303,977)	15,196,215
	$69,139,544	$245,974	$(1,596,264)	$67,789,254
December 31, 2015:
U.S. Government sponsored agency securities	$22,318,493	$58,104	$(251,374)	$22,125,223
State and municipal securities	32,671,501	766,752	(7,208)	33,431,045
Corporate securities	1,000,000	—	(13,181)	986,819
Mortgage-backed securities	17,671,853	72,919	(196,414)	17,548,358
	$73,661,847	$897,775	$(468,177)	$74,091,445

At December 31, 2016 and 2015, securities with carrying values of approximately $38,623,000 and $24,580,000, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.   SECURITIES — (continued)

The amortized cost and fair value of securities as of December 31, 2016 by contractual maturity are shown below. Actual maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid with or without penalty. Therefore, these securities are not included by maturity class in the following summary:
	Securities Available for Sale
	Amortized Cost	Fair Value
Due in one year or less	$90,000	$90,002
Due from one to five years	1,414,271	1,408,190
Due from five to ten years	14,258,390	14,042,217
Due after ten years	37,924,589	37,052,630
Mortgage-backed securities	15,452,294	15,196,215
	$69,139,544	$67,789,254

Gains and losses on sales of securities available for sale consist of the following:
	Years Ended December 31,
	2016	2015
Gross gains on sales	$205,149	$149,690
Gross losses on sales	—	(32,019)
Net realized gains	$205,149	$117,671

Restricted equity securities are reported at cost and consist of the following:
	December 31,
	2016	2015
Federal Home Loan Bank of Atlanta	$733,900	$963,600
First National Banker’s Bankshares, Inc.	364,300	364,300
Central Alabama Title Center, LLC	25,000	25,000
	$1,123,200	$1,352,900

Temporarily Impaired Securities
The following table shows the gross unrealized losses and fair value of the Company’s securities with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by security category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2016 and 2015.
Securities that have been in a continuous unrealized loss position are as follows:
	Less Than Twelve Months		Twelve Months or More		Total Unrealized Losses
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
December 31, 2016:
U.S Government sponsored agency securities	$(414,549)	$15,653,824	$(23,212)	$991,971	$(437,761)
State and municipal securities	(854,526)	20,862,260	—	—	(854,526)
Mortgage-backed securities	(302,694)	10,823,361	(1,283)	1,723,609	(303,977)
Total securities	$(1,571,769)	$47,339,445	$(24,495)	$2,715,580	$(1,596,264)

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AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.   SECURITIES — (continued)

	Less Than Twelve Months		Twelve Months or More		Total Unrealized Losses
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
December 31, 2015:
U.S Government sponsored agency securities	$(76,011)	$4,418,165	$(175,363)	$10,747,659	$(251,374)
State and municipal securities	(7,208)	496,575	—	—	(7,208)
Corporate securities	(13,181)	986,819	—	—	(13,181)
Mortgage-backed securities	(96,762)	10,422,269	(99,652)	3,678,808	(196,414)
Total securities	$(193,162)	$16,323,828	$(275,015)	$14,426,467	$(468,177)

The unrealized loss on the above sixty-three securities as of December 31, 2016 was caused by interest rate changes and other temporary market influences. Because the Company does not intend to sell the securities and it is not more likely than not that the Company will be required to sell the securities before recovery of the amortized cost bases, which may be maturity, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2016.
Other-Than-Temporary Impairment
Upon acquisition of a security, the Company evaluates for impairment under the accounting guidance for investments in debt and equity securities. The Company routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. Inputs included in the evaluation process may include geographic concentrations, credit ratings, and other performance indicators of the underlying asset. There were no impairment charges recognized on securities for the years ended December 31, 2016 and 2015.
NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES
Portfolio Segments and Classes
The composition of loans, excluding loans held for sale, is summarized as follows:
	December 31,
	2016	2015
Real estate mortgages:
Construction and land development	$29,723,564	$24,031,789
1 – 4 family	48,792,278	47,227,873
Home equity lines of credit	14,689,869	13,607,309
Commercial	104,458,852	96,585,696
Other	12,902,056	13,748,909
Commercial	53,614,585	39,227,075
Consumer and other	12,851,457	11,188,851
	277,032,661	245,617,502
Allowance for loan losses	(3,092,153)	(2,964,262)
Loans, net	$273,940,508	$242,653,240

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES — (continued)

For purposes of the disclosures required pursuant to ASC 310, the loan portfolio was disaggregated into segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for loan losses. There are three loan portfolio segments that include real estate, commercial, and consumer. A class is generally determined based on the initial measurement attribute, risk characteristic of the loan, and an entity’s method for monitoring and assessing credit risk. Classes within the real estate portfolio segment include construction and land development, 1 – 4 family, home equity lines of credit, commercial, and other. The portfolio segments of non-real estate commercial loans and consumer loans have not been further segregated by class.
The following describe risk characteristics relevant to each of the portfolio segments:
Real Estate — As discussed below, the Company offers various types of real estate loan products. All loans within this portfolio segment are particularly sensitive to the valuation of real estate:
•
Construction and land development loans are repaid through cash flow related to the operation, sale or refinance of the underlying property. This portfolio class includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral.

•
1 – 4 family loans and home equity lines of credit are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

•
Commercial loans include owner-occupied commercial real estate loans and loans secured by income producing properties. Owner-occupied commercial real estate loans to operating businesses are long-term financing of land and buildings. These loans are viewed primarily as cash flow loans and the repayment of these loans is largely dependent on the successful operation of the business. Real estate loans for income-producing properties such as apartment buildings, office and industrial buildings, and retail shopping centers are repaid from rent income derived from the properties.

•
Other real estate mortgage loans include real estate loans secured by farmland, multi-family housing and other real estate. These are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

Commercial — The non-real estate commercial loan portfolio segment includes commercial, financial, and agricultural loans. These loans include those loans to commercial customers for use in normal business operations to finance working capital needs, equipment purchases, or expansion projects. Loans are repaid by business cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly cash flows from the borrowers’ business operations.
Consumer — The consumer loan portfolio segment includes direct consumer installment loans, overdrafts and other revolving credit loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures.
Credit Risk Management
Credit Administration and the Special Assets Officer are both involved in the credit risk management process and assess the accuracy of risk ratings, the quality of the portfolio and the estimation of inherent credit losses in the loan portfolio. This comprehensive process also assists in the prompt identification of problem credits. The Company has taken a number of measures to manage the portfolios and reduce risk, particularly in the more problematic portfolios.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES — (continued)

The Company employs a credit risk management process with defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit risk management is guided by credit policies that provide for a consistent and prudent approach to underwriting and approvals of credits. Within the Board approved Loan Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.
Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. For the consumer portfolio segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate portfolio segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit of the portfolios. Loan Review and Credit Administration establish a timely schedule and scope for loan reviews to include new and renewed loans, all loans that are 15 days or greater past due and all adversely classified and nonaccrual loans. These reviews ensure such loans have proper risk ratings and accrual status, and if necessary, ensure loans are transferred to the Special Assets Officer.
Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports by product, collateral, accrual status, etc., are reviewed by the Chief Credit Officer and the Directors Loan Committee.
The following categories are utilized by management to analyze and manage the credit quality and risk of the loan portfolio:
•
Pass — includes obligations where the probability of default is considered low.

•
Special Mention — includes obligations that exhibit potential credit weaknesses or downward trends deserving management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects or credit position at a future date. These loans are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

•
Substandard — includes obligations with defined weaknesses that jeopardize the orderly liquidation of debt. A substandard loan is inadequately protected by the current sound worth and paying capacity of the borrower or by the collateral pledged, if any. Normal repayment from the borrower is in jeopardy although no loss of principal is envisioned. There is a distinct possibility that a partial loss of interest and/or principal will occur if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard loans, does not have to exist in individual loans classified substandard.

•
Doubtful — includes obligations with all the weaknesses found in substandard loans with the added provision that the weaknesses make collection of debt in full, based on currently existing facts, conditions, and values, highly questionable and improbable. Serious problems exist to the point where partial loss of principal is likely. The possibility of loss is extremely high, but because of certain important, reasonably specific pending factors that may work to strengthen the loan, the loans’ classification as loss is deferred until a more exact status may be determined.

•
Loss — includes obligations incapable of repayment or unsecured debt. Such loans are considered uncollectible and of such little value, that continuance as an active asset is not warranted. Loans determined to be a loss are charged-off at the date of loss determination. Consequently, there are no loans with a loss rating in the Company’s portfolio as of December 31, 2016 and 2015.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES — (continued)

The following tables present credit quality indicators as described above for the loan portfolio segments and classes as of December 31, 2016 and 2015.
	Pass	Special Mention	Substandard	Doubtful	Total
	(Dollars in Thousands)
December 31, 2016
Real estate mortgages:
Construction and land development	$28,388	$271	$1,065	$—	$29,724
1 – 4 family	46,155	1,547	1,090	—	48,792
Home equity lines of credit	13,755	473	402	60	14,690
Commercial	98,815	2,313	3,331	—	104,459
Other	12,834	—	68	—	12,902
Commercial	46,981	4,392	2,242	—	53,615
Consumer and other	12,521	8	322	—	12,851
Total:	$259,449	$9,004	$8,520	$60	$277,033
December 31, 2015
Real estate mortgages:
Construction and land development	$22,439	$92	$1,501	$—	$24,032
1 – 4 family	44,245	1,573	1,410	—	47,228
Home equity lines of credit	12,938	327	279	63	13,607
Commercial	90,473	2,994	3,118	—	96,585
Other	13,506	156	87	—	13,749
Commercial	33,682	33	5,512	—	39,227
Consumer and other	10,778	49	362	—	11,189
Total:	$228,061	$5,224	$12,269	$63	$245,617

Past Due Loans
A loan is considered past due if any required principal and interest payments have not been received as of the date such payments were required to be made under the terms of the loan agreement. Generally, management places loans on non-accrual when there is a clear indication that the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. The following tables present the aging of the recorded investment in loans by portfolio segment and class as of December 31, 2016 and 2015:
		Past Due Status (Accruing Loans)
	Current	30 – 59 Days	60 – 89 Days	90+ Days	Total Past Due	Nonaccrual	Total
	(Dollars in Thousands)
December 31, 2016
Real estate mortgages:
Construction and land development	$29,724	$—	$—	$—	$—	$—	$29,724
1 – 4 family	47,739	159	28	—	187	866	48,792
Home equity lines of credit	14,345	—	—	—	—	345	14,690
Commercial	102,385	—	—	53	53	2,021	104,459
Other	12,863	—	—	—	—	39	12,902
Commercial	51,368	65	20	—	85	2,162	53,615
Consumer and other	12,526	27	—	6	33	292	12,851
Total:	$270,950	$251	$48	$59	$358	$5,725	$277,033

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES — (continued)

		Past Due Status (Accruing Loans)
	Current	30 – 59 Days	60 – 89 Days	90+ Days	Total Past Due	Nonaccrual	Total
	(Dollars in Thousands)
December 31, 2015
Real estate mortgages:
Construction and land development	$23,661	$111	$—	$33	$144	$227	$24,032
1 – 4 family	45,705	433	153	37	623	900	47,228
Home equity lines of credit	13,318	37	—	—	37	252	13,607
Commercial	94,845	—	47	—	47	1,693	96,585
Other	13,662	—	31	—	31	56	13,749
Commercial	36,661	24	—	53	77	2,489	39,227
Consumer and other	10,743	110	3	—	113	333	11,189
Total:	$238,595	$715	$234	$123	$1,072	$5,950	$245,617

Allowance for Loan Losses
Activity in the allowance for loan losses is summarized below:
	Years Ended December 31,
	2016	2015
Balance, beginning of year	$2,964,262	$2,871,961
Provision for loan loss	303,342	396,000
Loans charged off	(255,317)	(442,726)
Recoveries of loans previously charged off	79,866	139,027
Balance, end of year	$3,092,153	$2,964,262

The following tables further detail the change in the allowance for loan losses for the years ended December 31, 2016 and 2015 by portfolio segment. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.
	Real Estate	Commercial	Consumer	Total
	(Dollars in Thousands)
December 31, 2016
Allowance for loan losses:
Balance, beginning of year	$1,859	$1,023	$82	$2,964
Provision for loan losses	48	84	171	303
Loans charged off	(102)	(71)	(82)	(255)
Recoveries of loans previously charged off	54	—	26	80
Balance, end of year	$1,859	$1,036	$197	$3,092
Ending balance: individually evaluated for impairment	$751	$695	$31	$1,477
Ending balance: collectively evaluated for impairment	1,108	341	166	1,615
Total ending balance	$1,859	$1,036	$197	$3,092

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES — (continued)

	Real Estate	Commercial	Consumer	Total
	(Dollars in Thousands)
Loans:
Ending balance: individually evaluated for impairment	$4,986	$2,716	$459	$8,161
Ending balance: collectively evaluated for impairment	205,581	50,899	12,392	268,872
Total ending balance	$210,567	$53,615	$12,851	$277,033
December 31, 2015
Allowance for loan losses:
Balance, beginning of year	$1,969	$794	$109	$2,872
Provision for loan losses	191	182	23	396
Loans charged off	(352)	(12)	(79)	(443)
Recoveries of loans previously charged off	51	59	29	139
Balance, end of year	$1,859	$1,023	$82	$2,964
Ending balance: individually evaluated for impairment	$795	$761	$40	$1,596
Ending balance: collectively evaluated for impairment	1,064	262	42	1,368
Total ending balance	$1,859	$1,023	$82	$2,964
Loans:
Ending balance: individually evaluated for impairment	$6,052	$2,489	$354	$8,895
Ending balance: collectively evaluated for impairment	189,149	36,738	10,835	236,722
Total ending balance	$195,201	$39,227	$11,189	$245,617

Impaired Loans
A loan held for investment is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due (both principal and interest) according to the terms of the loan agreement. The following tables detail the Company’s impaired loans, by portfolio segment and class as of December 31, 2016 and 2015:
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized in Year
	(Dollars in Thousands)
December 31, 2016
With no related allowance recorded:
Real estate mortgages:
Construction and land development	$784	$784	$—	$794	$46
1 – 4 family	427	427	—	414	9
Home equity lines of credit	61	61	—	64	—
Commercial	1,459	1,459	—	1,442	18
Other	8	8	—	9	—
Commercial	467	467	—	455	19
Consumer and other	428	428	—	444	—
Total with no allowance recorded:	3,634	3,634	—	3,622	92

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES — (continued)

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized in Year
	(Dollars in Thousands)
With an allowance recorded:
Real estate mortgages:
Construction and land development	281	281	26	299	19
1 – 4 family	526	526	81	549	2
Home equity lines of credit	285	285	40	190	2
Commercial	1,124	1,124	573	1,094	28
Other	31	31	31	36	—
Commercial	2,249	2,249	695	2,334	2
Consumer and other	31	31	31	33	—
Total with an allowance recorded:	4,527	4,527	1,477	4,535	53
Total Impaired Loans:	$8,161	$8,161	$1,477	$8,157	$145
December 31, 2015
With no related allowance recorded:
Real estate mortgages:
Construction and land development	$813	$813	$—	$1,702	$10
1 – 4 family	772	772	—	670	6
Home equity lines of credit	—	—	—	30	—
Commercial	1,815	1,815	—	1,238	29
Other	—	—	—	151	—
Commercial	—	—	—	101	—
Consumer and other	33	33	—	25	—
Total with no allowance recorded:	3,433	3,433	—	3,917	45
With an allowance recorded:
Real estate mortgages:
Construction and land development	655	655	297	664	33
1 – 4 family	626	626	132	902	30
Home equity lines of credit	184	184	73	160	7
Commercial	1,187	1,187	293	1,274	30
Other	—	—	—	86	—
Commercial	2,489	2,489	761	2,877	—
Consumer and other	321	321	40	333	—
Total with an allowance recorded:	5,462	5,462	1,596	6,296	100
Total Impaired Loans:	$8,895	$8,895	$1,596	$10,213	$145

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES — (continued)

Troubled Debt Restructurings
At December 31, 2016 and 2015, impaired loans included loans that were classified as Troubled Debt Restructurings (TDRs). The restructuring of a loan is considered a TDR if both (i) the borrower is experiencing financial difficulties and (ii) the Company has granted a concession.
As of December 31, 2016 and 2015, the Company had $1,092,537 and $1,188,156, respectively, in loans considered TDRs that are not already on nonaccrual status. Of the nonaccrual loans at December 31, 2016 and 2015, $2,105,164 and $2,402,495 met the criteria for TDRs, respectively. A loan is placed back on accrual status when both principal and interest are current and it is probable that the Company will be able to collect all amounts due (both principal and interest) according to the terms of the restructured loan agreement.
The following tables summarize the loans that were modified as a TDR during the years ended December 31, 2016 and 2015 and were in compliance with the modified terms:
	Troubled Debt Restructurings
	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification	Impact on the Allowance for Loan Losses
	(Dollars in Thousands)
December 31, 2016
Real estate mortgages:
Construction and land development	—	$—	$—	$—
1 – 4 family	1	73	73	—
Home equity lines of credit	—	—	—	—
Commercial	—	—	—	—
Other	—	—	—	—
Commercial	—	—	—	—
Consumer and other		—	—	—
Total	1	$73	$73	$—
December 31, 2015
Real estate mortgages:
Construction and land development	1	$115	$115	$48
1 – 4 family	—	—	—	—
Home equity lines of credit	—	—	—	—
Commercial	1	336	336	47
Other	—	—	—	—
Commercial	—	—	—	—
Consumer and other	1	5	5	2
Total	3	$456	$456	$97

During 2016 and 2015, no troubled debt restructurings subsequently defaulted from their modified terms.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES — (continued)

Related Party Loans
In the ordinary course of business, the Company has granted loans to certain related parties, including directors, executive officers, and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans for the year ended December 31, 2016 is as follows:
Balance, beginning of year	$2,630,285
Advances	1,475,332
Repayments	(2,270,150)
Balance, end of year	$1,835,467

NOTE 4.   OTHER REAL ESTATE OWNED
A summary of other real estate owned is presented as follows:
	Years Ended December 31,
	2016	2015
Balance, beginning of year	$972,452	$400,823
Transfers in from loans	375,500	1,194,929
Capitalized improvements	2,193	192,193
Sales proceeds	(787,628)	(763,975)
Net loss on sales of other real estate	(13,785)	(25,232)
Direct write-down for valuation losses	(63,632)	(26,286)
Balance, end of year	$485,100	$972,452

Other real estate owned by type is as follows:
	December 31,
	2016	2015
Construction and land development real estate	$115,500	$249,543
Residential real estate	209,600	233,877
Commercial real estate	160,000	489,032
	$485,100	$972,452

Expenses related to other real estate owned include the following:
	Years Ended December 31,
	2016	2015
Net loss on sales of other real estate	$13,785	$25,232
Direct write down for valuation losses	63,632	26,286
Operating expenses, net of rental income	80,070	93,305
	$157,487	$144,823

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5.   PREMISES AND EQUIPMENT
A summary of premises and equipment is as follows:
	December 31,
	2016	2015
Land	$2,136,642	$2,136,642
Buildings and improvements	8,993,094	8,907,049
Furniture, fixtures, and equipment	4,554,551	3,993,662
Automobiles	114,091	114,091
Construction in process	—	198,370
	15,798,378	15,349,814
Accumulated depreciation	(8,331,962)	(7,919,858)
	$7,466,416	$7,429,956

Depreciation expense for the years ended December 31, 2016 and 2015 amounted to $589,974 and $531,253, respectively.
Leases
The Company leases two banking facilities under an operating lease with one expiring in March 2019 and the other expiring in April 2026. Management has reviewed the terms of the leases and determined that the leases qualify as operating leases. Lease expense, net of rental income, as well as other month-to-month leases, totaled $208,157 and $203,663 for the years ended December 31, 2016 and 2015, respectively.
Future minimum rental payments required under operating leases, as adjusted for the accretion of deferred rent, as of December 31, 2016 are as follows:
2017	$214,674
2018	214,674
2019	200,461
2020	195,724
2021	195,724
Thereafter	842,701
$1,863,958

NOTE 6.   DEPOSITS
The aggregate amount of time deposits in denominations of  $250,000 or more at December 31, 2016 and 2015 was $20,117,522 and $11,607,928, respectively. Brokered deposits totaled $5,812,980 and $5,033,064 as of December 31, 2016 and 2015 respectively. The scheduled maturities of time deposits at December 31, 2016 are as follows:
2017	$45,968,765
2018	22,078,935
2019	16,163,071
2020	4,819,982
2021	10,432,763
$99,463,516

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.   DEPOSITS — (continued)

At December 31, 2016 and 2015, overdraft demand and savings deposits reclassified to loans totaled $68,021 and $48,089, respectively.
NOTE 7.   OTHER BORROWINGS
Other borrowings consist of the following:
	December 31,
	2016	2015
Advances from Federal Home Loan Bank with interest at 9 variable rates (ranging from 2.34% to 3.04% at December 31, 2016) due at various dates during 2017 to 2018	$10,000,000	$15,000,000
Note payable to a commercial bank with a variable rate of interest; interest is payable quarterly and principal is paid annually	2,558,334	3,258,334
	$12,558,334	$18,258,334

The advances from the Federal Home Loan Bank of Atlanta are secured by a blanket floating lien on qualifying residential first mortgages of approximately $29,392,000 as of December 31, 2016. The Company has total available advances of approximately $19,392,000 as a result of the excess collateral position under the above arrangements as of December 31, 2016.
The note payable has been advanced under two separate lines of credit both of which mature on September 9, 2020. The first line in the original amount of  $2,500,000 is to be repaid in ten equal annual installments beginning in September 2011 and bears interest at the 30-day LIBOR plus 170 basis points (2.42% as of December 31, 2016). The second line in the original amount of  $4,500,000 is to be repaid in ten equal annual installments beginning in September 2011 and bears interest at the Prime rate less 50 basis points (3.25% as of December 31, 2016). The note payable is secured by 80,000 shares of the Bank’s common stock and all real and personal property of the Company and its subsidiary. The Company is subject to financial covenants, of which they were in compliance at December 31, 2016.
At December 31, 2016, the scheduled maturities of other borrowings are as follows:
2017	$5,700,000
2018	5,700,000
2019	700,000
2020	458,334
$12,558,334

At December 31, 2016, the Company has accommodations which allow the purchase of federal funds from several correspondent banks on an overnight basis at prevailing overnight market rates. These accommodations are subject to various restrictions as to their term and availability, and in most cases, must be repaid in less than a month. At December 31, 2016 and 2015, the Company had no amounts outstanding under these arrangements. The Company may borrow up to $23,600,000 under these arrangements as of December 31, 2016.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.   INCOME TAXES
Income tax expense consists of the following:
	Years Ended December 31,
	2016	2015
Current	$162,219	$67,160
Deferred	1,643	30,045
Income tax expense	$163,862	$97,205

Income tax differs from the amounts computed by applying the State of Alabama financial institutions excise tax statutory rate to income before income taxes. A reconciliation of the differences is as follows:
	Years Ended December 31,
	2016	2015
Income tax expense at state statutory rate	$247,566	$203,473
Nondeductible expenses, sales tax credits and other	(83,704)	(106,268)
Income tax expense	$163,862	$97,205

Components of deferred tax assets and liabilities included in the consolidated balance sheets are as follows:
	December 31,
	2016	2015
Deferred tax assets:
Allowance for loan losses	$200,990	$192,678
Other real estate owned	—	372
Deferred retirement plan	73,565	69,859
Deferred rent	10,004	10,358
Available for sale securities	87,769	—
	372,328	273,267
Deferred tax liabilities:
Depreciation	(59,856)	(46,920)
Available for sale securities	—	(27,924)
	(59,856)	(74,844)
Net deferred tax assets	$312,472	$198,423

The federal and state income tax returns of the Company for 2013, 2014, and 2015 are subject to examination, generally for three years after they were filed.
NOTE 9.   COMMITMENTS AND CONTINGENCIES
Loan Commitments
The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, commitments under credit card arrangements, commercial letters of credit, and standby letters of credit.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.   COMMITMENTS AND CONTINGENCIES — (continued)

The Company’s exposure to credit loss is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments. A summary of the Company’s commitments is as follows:
	December 31,
	2016	2015
Commitments to extend credit	$40,280,000	$38,503,000
Standby letters of credit	1,270,000	749,000
	$41,550,000	$39,252,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.
Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.
At December 31, 2016, the carrying amount of liabilities related to the Company’s obligation to perform under financial standby letters of credit was insignificant. The Company has not been required to perform on any financial standby letters of credit, and the Company has not incurred any losses on standby letters of credit for the years ended December 31, 2016 and 2015.
Contingencies
In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company’s financial statements.
NOTE 10.   EMPLOYEE AND DIRECTOR BENEFIT PLANS
401(k) Profit Sharing Plan
The Company has a 401(k) profit sharing plan with two components. The first is the 401(k) component whereby substantially all employees participate in the plan, subject to certain eligibility requirements. Employees may contribute up to 15% of their compensation subject to certain limits based on federal tax laws. The Company matches 100% of the first 3% contributed and 50% of the next 2% contributed by the employee to the Plan. The second is the profit sharing component in which the Company may make discretionary contributions that are set prior to the end of the plan year. Charges to operations for the Plan totaled $168,176 and $152,515 for the years ended December 31, 2016 and 2015, respectively.
Supplemental Executive Benefits and Retirement Agreements
The Company has an Supplemental Executive Retirement Plan (the SERP) that is a nonqualified, executive benefit plan, which provides certain designated directors and former officers additional benefits in

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.   EMPLOYEE AND DIRECTOR BENEFIT PLANS — (continued)

the future, usually at retirement, in return for continued satisfactory performance. The plan is funded through life insurance policies which are more fully described below. The Company has recorded a liability as of December 31, 2016 and 2015, amounting to $1,003,035 and $957,594, respectively, for the present value of the future benefits to be paid under the SERP. The expense charged to operations related to the SERP totaled $62,620 and $62,174 in 2016 and 2015, respectively.
Cash Surrender Value of Life Insurance
Investments in bank-owned life insurance programs are recorded at their respective cash surrender values. These life insurance programs include endorsement split-dollar life insurance arrangements wherein the Company owns and controls the insurance policies. The Company has an agreement with the insured to split the policy benefits between the Bank and the insured designated beneficiary. The Company recognizes a liability and related compensation costs for endorsement split-dollar arrangements that provide a benefit to an employee that extends to postretirement periods. Future benefits are recognized as expense when incurred. The Company has accrued a liability of  $103,801 and $106,631, which is included in other liabilities on the consolidated balance sheets at December 31, 2016 and 2015, respectively, for the split-dollar arrangements. The cash surrender value and net interest earned on the related policies amounted to $5,929,988 and $162,945, respectively, as of and for the year ended December 31, 2016, and $5,767,043 and $158,532, respectively, as of and for the year ended December 31, 2015.
Incentive Plans
The Company provides various incentive plans to its employees at all levels of the organization. Under the Company’s employee plan, all employees, with the exception of executive and senior officers, mortgage loan originators and commercial lenders, are eligible to receive a certain percentage of their base compensation in the form of a short-term cash incentive. Quarterly cash payouts under this plan are based upon the Bank’s overall annual profitability for the quarter as compared to quarterly budget projections. The expense recognized by the Company for this plan was $209,493 and $187,648, respectively, for the years ended December 31, 2016 and 2015.
In 2016, the Company implemented a new cash incentive plan for its commercial lending officers. These officers are eligible to receive short-term cash incentives based on their individual lending performance. Payouts under this plan are tied to the volume and timing of achieving certain levels of their annual loan production goals and are calculated using tiered percentages of the non-interest loan fee revenues generated. With the exception of certain recognition payments for superior performance at mid-year and at the end of the third quarter, payouts under this plan are made on an annual basis. This plan also provides for reductions in the payouts to the commercial lenders if certain credit quality standards are not maintained within their portfolio during the year. In 2015, commercial lending officers received short-term cash incentives based solely on a certain percentage of the non-interest loan fee revenues generated with payouts made on a quarterly basis. The expense recognized by the Company for this plan was $133,422 and $55,076, respectively, for the years ended December 31, 2016 and 2015.
In 2016, the Company implemented a new short-term cash incentive plan for its senior officers. Under this plan, senior officers are eligible to receive a certain percentage of their base salary that is determined annually based upon achieving certain key performance metrics for the year. This plan also provides for reductions in payouts to the senior officers if certain performance standards are not met during the year. In 2015, the Senior Officers participated in the employee plan described above. Annual short-term cash incentive payouts to the senior officers under that plan were based solely on the actual annual profitability as compared to the year-to-date budget projections. The expense recognized by the Company for this plan was $74,237 and $60,750, respectively, for the years ended December 31, 2016 and 2015.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.   EMPLOYEE AND DIRECTOR BENEFIT PLANS — (continued)

The Company also provides a short-term and long-term incentive plan for its chief executive officer. The short-term incentive component is a cash bonus plan and is determined annually based upon whether certain key performance metrics were met for that year. For the years ended December 31, 2016 and 2015, $20,684 and $64,897, respectively, was expensed to operations related to the short-term incentive plan. The long-term incentive component is a combination of stock appreciation rights in the form of  “phantom” stock and equity-based awards in the form of restricted stock whereby the executive may receive such awards based upon whether certain key performance metrics were met for that year. For the year ended December 31, 2016, $21,688 and $10,536 was awarded in restricted stock and phantom stock, respectively, related to the long-term incentives. For the year ended December 31, 2015, $22,114 and $10,870 was awarded in restricted stock and phantom stock, respectively, related to the long-term incentives. These awards vest at the end of the two-year period following the year (also known as the “performance period”) for which the awards were granted and are being expensed over the vesting period. The expense recognized by the Company for the long-term incentive plan was $27,547 and $10,536, respectively, for the years ended December 31, 2016 and 2015.
NOTE 11.   CONCENTRATIONS OF CREDIT RISK
The Company originates primarily commercial, residential, and consumer loans to customers in its primary market areas. The ability of the majority of the Company’s customers to honor their contractual loan obligations is dependent on the economy in these areas. Seventy-six percent of the Company’s loan portfolio is secured by real estate, of which a substantial portion is secured by real estate in the Company’s market areas. The other significant concentrations of credit by type of loan are set forth in Note 3.
The Company, according to regulatory restrictions, may not generally extend credit to any single borrower or group of related borrowers on a secured basis in excess of 20% of capital, as defined by banking regulations, or approximately $8,047,000 or on an unsecured basis in excess of 10% of capital, as defined by banking regulations, or approximately $4,024,000.
NOTE 12.   REGULATORY MATTERS
State banking regulations place certain restrictions on the payment of dividends by the Bank to the Company. The total amount of dividends which may be paid by the Bank in any calendar year shall not exceed the total of its net earnings (as defined by banking regulations) of that year combined with its retained net earnings of the preceding two years. For 2017, the Bank will have approximately $3,394,000 of net retained earnings from the previous two years available for dividend payments to the Company plus its net earnings for 2017.
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies under the Basel III capital framework. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
Regulatory capital rules include a capital conservation buffer designed to absorb losses during periods of economic stress. The capital conservation buffer must be composed entirely of Common Equity Tier 1 capital (CET1). When fully phased-in on January 1, 2019, the capital conservation buffer of 2.5% will be added on top of each of the minimum risk-based capital ratios. The implementation of the capital conservation buffer began phasing in on January 1, 2016 at the rate of 0.625% per year and will be

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.   REGULATORY MATTERS — (continued)

phased-in over a three-year period (increasing by that amount on each subsequent January 1, until it reaches 2.5% on January 1, 2019) as presented in the chart below. Banking institutions with risk-based capital ratios above the minimum but below the capital conservation buffer will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall.
The minimum capital ratios (as established in 2015 under Basel III), including the phase-in of the capital conservation buffer through January 1, 2019, for capital adequacy purposes are as follows:
Year	Total Capital to Risk-Weighted Assets	Tier 1 Capital to Risk-Weighted Assets	CET1 Capital to Risk-Weighted Assets	Tier 1 Capital to Average Total Assets
2015	8.000%	6.000%	4.500%	4.000%
2016	8.625%	6.625%	5.125%	4.000%
2017	9.250%	7.250%	5.750%	4.000%
2018	9.875%	7.875%	6.375%	4.000%
2019	10.500%	8.500%	7.000%	4.000%
Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total, Tier 1 and CET1 capital to risk-weighted assets, as defined, and of Tier 1 capital to average total assets (leverage ratio), as defined. Management believes, as of December 31, 2016 and 2015, the Bank met all capital adequacy requirements to which it is subject.
As of December 31, 2016, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total, Tier 1 and CET1 risk-based capital ratios and Tier 1 leverage capital ratios as set forth in the following table and not be subject to any formal enforcement action. There are no conditions or event since that notification that management believes have changed the Bank’s category.
The Bank’s actual capital amounts and ratios are presented in the following table.
	Actual		For Capital Adequacy Purposes(1)		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of December 31, 2016:
Total Capital to Risk-Weighted Assets	$40,234	14.159%	$24,509	8.625%	$28,416	10.000%
Tier 1 Capital to Risk-Weighted Assets	$37,143	13.071%	$18,826	6.625%	$22,733	8.000%
CET1 Capital to Risk-Weighted Assets	$37,143	13.071%	$14,563	5.125%	$18,470	6.500%
Tier 1 Capital to Average Total Assets	$37,143	10.080%	$14,739	4.000%	$18,424	5.000%
As of December 31, 2015:
Total Capital to Risk-Weighted Assets	$38,389	15.360%	$19,991	8.000%	$24,988	10.000%
Tier 1 Capital to Risk-Weighted Assets	$35,426	14.180%	$14,993	6.000%	$19,991	8.000%
CET1 Capital to Risk-Weighted Assets	$35,426	14.180%	$11,245	4.500%	$16,242	6.500%
Tier 1 Capital to Average Total Assets	$35,426	10.390%	$13,643	4.000%	$17,054	5.000%

(1)
Includes the phase-in percentages for the capital conservation buffer.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.   FAIR VALUE OF ASSETS AND LIABILITIES
Determination of Fair Value
The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic (FASB ASC 820), the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.
The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.
Fair Value Hierarchy
In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.
Level 1 — Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.
Level 2 — Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.
Level 3 — Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.
A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.
The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:
Cash and Cash Equivalents:   The carrying amount of these short-term instruments approximates fair value.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.   FAIR VALUE OF ASSETS AND LIABILITIES — (continued)

Securities:   Where quoted prices are available in an active market, management classifies the securities within level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds and exchange-traded equities.
If quoted market prices are not available, management estimates fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within level 2 of the valuation hierarchy, include U.S. Government sponsored agency securities, state and municipal securities and corporate securities. Mortgage-backed securities are included in level 2 if observable inputs are available. In certain cases where there is limited activity or less transparency around inputs to the valuation, those securities are classified in level 3.
Restricted Equity Securities:   The carrying amount of restricted equity securities with no readily determinable fair value approximates fair value based on the redemption provisions of the issuers which is cost.
Loans Held for Sale:   The carrying amounts of loans held for sale approximates their fair value.
Loans:   The carrying amount of variable-rate loans that reprice frequently and have no significant change in credit risk approximates fair value. The fair values of fixed rate loans is estimated based on discounted contractual cash flows using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.
Deposits:   The carrying amounts of demand deposits, savings deposits, variable-rate certificates of deposit approximate their fair values. The fair value of fixed-rate certificates of deposit is based on discounted contractual cash flows using interest rates currently being offered for certificates of similar maturities.
Other Borrowings:   The fair value of fixed-rate other borrowings is based on discounted contractual cash flows using interest rates currently being offered for borrowings of similar maturities. The fair values of the Company’s variable-rate other borrowings approximate their carrying values.
Interest Receivable and Interest Payable:   The carrying amounts of interest receivable and interest payable approximate their fair value.
Off-Balance Sheet Instruments:   The carrying amount of commitments to extend credit and standby letters of credit approximates fair value. The carrying amount of the off-balance sheet financial instruments is based on fees charged to enter into such agreements.
Assets Measured at Fair Value on a Recurring Basis
Assets and liabilities measured at fair value on a recurring basis are summarized below:
	Assets Measured at Fair Value	Fair Value Measurements at December 31, 2016 Using
		Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Available for sale securities	$67,789,254	$—	$67,789,254	$—

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.   FAIR VALUE OF ASSETS AND LIABILITIES — (continued)

	Assets Measured at Fair Value	Fair Value Measurements at December 31, 2015 Using
		Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Available for sale securities	$74,091,445	$—	$74,091,445	$—

Assets Measured at Fair Value on a Nonrecurring Basis
Under certain circumstances management makes adjustments to fair value for assets and liabilities although they are not measured at fair value on an ongoing basis. The following table presents the financial instruments carried on the consolidated balance sheet by caption and by level in the fair value hierarchy at December 31, 2016 and 2015, for which a nonrecurring change in fair value has been recorded:
	Carrying Value at December 31, 2016
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$3,249,653	$—	$—	$3,249,653
Other real estate owned	160,000	—	—	160,000
	$3,409,653	$—	$—	$3,409,653

	Carrying Value at December 31, 2015
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$4,678,836	$—	$—	$4,678,836
Other real estate owned	223,100	—	—	223,100
	$4,901,936	$—	$—	$4,901,936

Impaired Loans
Loans considered impaired under ASC 310-10-35, Receivables, are loans for which, based on current information and events, it is probable that the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans can be measured based on the present value of expected payments using the loan’s original effective rate as the discount rate, the loan’s observable market price, or the fair value of the collateral less estimated selling costs if the loan is collateral dependent.
The fair value of impaired loans were primarily measured based on the value of the collateral securing these loans. Impaired loans are classified within Level 3 of the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory, and/or accounts receivable. The Company generally determines the value of real estate collateral based on independent appraisals performed by qualified licensed appraisers. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Appraised values are discounted for estimated costs to sell and may be discounted further based on management’s historical knowledge, changes

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.   FAIR VALUE OF ASSETS AND LIABILITIES — (continued)

in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts by management are subjective and are typically significant unobservable inputs for determining fair value. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors discussed above.
As of December 31, 2016 and 2015, impaired loans had a carrying amount of  $8,161,257 and $8,894,739, respectively, with a specific valuation allowance of  $1,476,987 and $1,595,742. Of the $8,161,257 and $8,894,739 impaired loan portfolio at December 31, 2016 and 2015, respectively, $4,726,640 and $6,274,578 was carried at fair value as a result of charge-offs and specific valuation allowances that resulted in a net carrying value of  $3,249,653 and $4,678,836. The remaining $3,434,617 and $2,620,161 was carried at cost, as the fair value of the collateral on these impaired loans exceeded the book value for each individual credit at December 31, 2016 and 2015, respectively. Charge-offs and changes in specific valuation allowances during 2016 and 2015 on impaired loans carried at fair value resulted in additional provision for loan losses of  $237,239 and $256,898, respectively.
Other Real Estate Owned
Other real estate owned, consisting of properties obtained through foreclosure or in satisfaction of loans, are initially recorded at the lower of the loan’s carrying amount or the fair value less estimated costs to sell upon transfer of the loans to other real estate. Subsequently, other real estate is carried at the lower of carrying value or fair value less estimated costs to sell. Fair values are generally based on third party appraisals of the property and are classified within Level 3 of the fair value hierarchy. The appraisals are sometimes further discounted based on management’s historical knowledge, and/or changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts are typically significant unobservable inputs for determining fair value. In cases where the carrying amount exceeds the fair value, less estimated costs to sell, a loss is recognized in noninterest expense.
Quantitative Disclosures for Level 3 Fair Value Measurements
The Company had no Level 3 assets measured at fair value on a recurring basis at December 31, 2016 or 2015.
For Level 3 assets measured at fair value on a non-recurring basis as of December 31, 2016, the significant unobservable inputs used in the fair value measurements are presented below.
	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input
Nonrecurring:
Impaired loans	$3,249,653	Appraisal	Appraisal discounts (%)	15 – 20%
Other real estate owned	160,000	Appraisal	Appraisal discounts (%)	5 – 10%
For Level 3 assets measured at fair value on a non-recurring basis as of December 31, 2015, the significant unobservable inputs used in the fair value measurements are presented below.
	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input
Nonrecurring:
Impaired loans	$4,678,836	Appraisal	Appraisal discounts (%)	15 – 20%
Other real estate owned	223,100	Appraisal	Appraisal discounts (%)	5 – 10%

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.   FAIR VALUE OF ASSETS AND LIABILITIES — (continued)

Fair Value of Financial Instruments
The carrying amount and estimated fair value of the Company’s financial instruments were as follows:
	December 31, 2016		December 31, 2015
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(Dollars in Thousands)
Financial assets:
Cash and cash equivalents	$16,321	$16,321	$8,518	$8,518
Available for sale securities	67,789	67,789	74,091	74,091
Restricted equity securities	1,123	1,123	1,353	1,353
Loans held for sale	1,299	1,299	417	417
Loans, net	273,941	272,696	242,653	242,759
Interest receivable	1,214	1,214	1,181	1,181
Financial liabilities:
Deposits	327,679	327,493	289,720	289,940
Other borrowings	12,558	12,667	18,258	18,258
Interest payable	163	163	151	151
NOTE 14.   PARENT COMPANY ONLY FINANCIAL INFORMATION
The following information presents the condensed balance sheets and statements of income and cash flows of Southwest Banc Shares, Inc. as of December 31, 2016 and 2015, and for the years then ended:
CONDENSED BALANCE SHEETS
	2016	2015
Assets
Cash	$299,933	$271,501
Investment in subsidiary	35,880,455	35,827,285
Income tax receivable	8,272	8,680
Total assets	$36,188,660	$36,107,466
Liabilities and stockholders’ equity
Note payable	$2,558,334	$3,258,334
Interest payable	5,800	6,500
Stockholders’ equity	33,624,526	32,842,632
Total liabilities and stockholders’ equity	$36,188,660	$36,107,466

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.   PARENT COMPANY ONLY FINANCIAL INFORMATION — (continued)

CONDENSED STATEMENTS OF INCOME
	2016	2015
Income
Dividends from subsidiary	$2,059,595	1,688,176
Interest income	15	61
	2,059,610	1,688,237
Expenses
Interest expense	82,984	85,162
Salaries and benefits	1,079	380
Other operating expenses	43,207	48,065
	127,270	133,607
Income before income tax benefit and equity in undistributed income of subsidiary	1,932,340	1,554,630
Income tax benefit	8,272	8,680
Income before equity in undistributed income of subsidiary	1,940,612	1,563,310
Equity in undistributed income of subsidiary	1,704,227	1,469,832
Net income	$3,644,839	$3,033,142

CONDENSED STATEMENTS OF CASH FLOWS
	2016	2015
OPERATING ACTIVITIES
Net income	$3,644,839	$3,033,142
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed income of subsidiary	(1,704,227)	(1,469,832)
Net other operating activities	(292)	4,603
Net cash provided by operating activities	1,940,320	1,567,913
FINANCING ACTIVITIES
Repayment of note payable	(700,000)	(700,000)
Repurchase and retirement of common stock	(10)	—
Distributions to stockholders	(1,211,878)	(874,704)
Net cash used in financing activities	(1,911,888)	(1,574,704)
Net increase (decrease) in cash	28,432	(6,791)
Cash at beginning of year	271,501	278,292
Cash at end of year	$299,933	$271,501

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors
Southwest Banc Shares, Inc.
Chatom, Alabama
We have audited the accompanying consolidated financial statements of Southwest Banc Shares, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southwest Banc Shares, Inc. and Subsidiary as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.
Birmingham, Alabama
February 22, 2016
2000 SOUTHBRIDGE PARKWAY, SUITE 501 • BIRMINGHAM, AL 35209 • 205-445-2880 • 888-277-0020 • FAX 205-445-2940 • www.mjcpa.com
MEMBERS OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2015 AND 2014
	2015	2014
Assets
Cash and due from banks	$3,971,717	$5,485,232
Interest-bearing deposits in banks	563,319	168,724
Federal funds sold	3,982,988	1,454,000
Total cash and cash equivalents	8,518,024	7,107,956
Available for sale securities	74,091,445	68,251,274
Held to maturity securities	—	349,399
Restricted equity securities	1,352,900	1,344,600
Loans held for sale	416,712	—
Loans	245,617,502	231,150,252
Less allowance for loan losses	2,964,262	2,871,961
Loans, net	242,653,240	228,278,291
Premises and equipment, net	7,429,956	7,470,338
Other real estate owned	972,452	400,823
Accrued interest receivable	1,181,448	1,097,857
Cash surrender value of life insurance	5,767,043	5,608,511
Other assets	776,384	694,909
Total assets	$343,159,604	$320,603,958
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing	$53,821,221	$52,204,114
Interest-bearing	235,898,481	216,860,497
Total deposits	289,719,702	269,064,611
Other borrowings	18,258,334	18,958,334
Accrued interest payable	151,257	164,204
Accrued expenses and other liabilities	2,187,679	2,204,359
Total liabilities	310,316,972	290,391,508
Commitments and contingencies
Stockholders’ equity:
Common stock, $.10 par value; 3,000,000 shares authorized; 71,288 and 71,288 shares issued and outstanding, respectively	7,129	7,129
Additional paid-in capital	2,061,907	2,061,907
Retained earnings	30,371,922	28,213,484
Accumulated other comprehensive income (loss)	401,674	(70,070)
Total stockholders’ equity	32,842,632	30,212,450
Total liabilities and stockholders’ equity	$343,159,604	$320,603,958

See Notes to Consolidated Financial Statements.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2015 AND 2014
	2015	2014
Interest and dividend income:
Loans, including fees	$12,443,617	$11,924,484
Taxable investment securities	1,194,907	1,388,581
Nontaxable investment securities	735,200	690,955
Federal funds sold	15,062	7,124
Deposits in banks	692	183
Total interest income	14,389,478	14,011,327
Interest expense:
Deposits	1,270,142	1,183,171
Other borrowings	381,554	406,757
Total interest expense	1,651,696	1,589,928
Net interest income	12,737,782	12,421,399
Provision for loan losses	396,000	100,000
Net interest income after provision for loan losses	12,341,782	12,321,399
Non-interest income:
Service charges on deposit accounts	1,333,672	1,349,063
Net realized gains on sales of securities	117,671	23,339
Mortgage loan origination income	277,956	—
Other income	1,031,350	953,392
Total non-interest income	2,760,649	2,325,794
Non-interest expenses:
Salaries and employee benefits	6,494,817	6,254,648
Occupancy and equipment expenses	1,692,961	1,508,216
Net other real estate owned losses and expenses	144,823	221,525
Other expenses	3,639,483	3,663,952
Total non-interest expenses	11,972,084	11,648,341
Income before income taxes	3,130,347	2,998,852
Income tax expense	97,205	128,213
Net income	$3,033,142	$2,870,639

See Notes to Consolidated Financial Statements.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2015 AND 2014
	2015	2014
Net income	$3,033,142	$2,870,639
Other comprehensive income:
Unrealized holding gains on securities available for sale arising during the period, net of tax of $40,444 and $236,546, respectively	581,766	3,402,619
Reclassification adjustment for gains realized in net income, net of tax of $7,649 and $1,517, respectively	(110,022)	(21,822)
Other comprehensive income	471,744	3,380,797
Comprehensive income	$3,504,886	$6,251,436

See Notes to Consolidated Financial Statements.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2015 AND 2014
	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity
Balance, December 31, 2013	$7,129	$2,061,887	$25,841,851	$(3,450,867)	$24,460,000
Net income	—	—	2,870,639	—	2,870,639
Common stock issuance	—	20	—	—	20
Other comprehensive income	—	—	—	3,380,797	3,380,797
Distributions to stockholders	—	—	(499,006)	—	(499,006)
Balance, December 31, 2014	7,129	2,061,907	28,213,484	(70,070)	30,212,450
Net income	—	—	3,033,142	—	3,033,142
Other comprehensive income	—	—	—	471,744	471,744
Distributions to stockholders	—	—	(874,704)	—	(874,704)
Balance, December 31, 2015	$7,129	$2,061,907	$30,371,922	$401,674	$32,842,632

See Notes to Consolidated Financial Statements.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2015 AND 2014
	2015	2014
OPERATING ACTIVITIES
Net income	$3,033,142	$2,870,639
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	396,000	100,000
Net amortization of securities	366,520	336,932
Depreciation	531,253	486,799
Deferred income taxes	30,045	9,484
Net realized gains on sales of securities	(117,671)	(23,339)
Gain on disposal of premise and equipment	—	(74,605)
Net (gain) loss on sales of other real estate owned	25,232	(69,948)
Write downs of other real estate owned	26,286	215,746
Net (increase) decrease in loans held for sale	(416,712)	119,387
Increase in cash surrender value of life insurance	(158,532)	(159,602)
(Increase) decrease in interest receivable	(83,591)	13,068
Increase (decrease) in interest payable	(12,947)	7,745
Net other operating activities	(160,995)	329,073
Net cash provided by operating activities	3,458,030	4,161,379
INVESTING ACTIVITIES
Purchase of available for sale securities	(20,196,493)	(13,245,193)
Proceeds from sales of available for sale securities	7,309,198	19,641,793
Proceeds from calls, prepayments and maturities of available for sale securities	7,302,814	4,541,942
Proceeds from calls, prepayments and maturities of held to maturity securities	349,399	21,855
Net purchases of restricted equity securities	(8,300)	(125,400)
Net increase in loans	(15,965,878)	(18,668,475)
Purchase of premises and equipment	(490,871)	(450,665)
Proceeds from sale of premises and equipment	—	683,958
Capitalized improvements to other real estate owned	(192,193)	—
Proceeds from sale of other real estate owned	763,975	926,111
Net cash used in investing activities	(21,128,349)	(6,674,074)
FINANCING ACTIVITIES
Net increase in deposits	20,655,091	5,340,368
Net decrease in federal funds purchased	—	(6,150,000)
Proceeds from other borrowings	5,000,000	5,000,000
Repayment of other borrowings	(5,700,000)	(941,666)
Proceeds from issuance of common stock	—	20
Distributions to stockholders	(874,704)	(499,006)
Net cash provided by financing activities	19,080,387	2,749,716
Net increase in cash and cash equivalents	1,410,068	237,021
Cash and cash equivalents at beginning of year	7,107,956	6,870,935
Cash and cash equivalents at end of year	$8,518,024	$7,107,956
SUPPLEMENTAL DISCLOSURES
Cash paid (received) during the year for:
Interest	$1,664,643	$1,582,183
Income taxes	$118,349	$(71,068)
NONCASH TRANSACTIONS
Loans transferred to other real estate owned	$1,194,929	$239,436
Internally financed sales of other real estate owned	$—	$114,986
See Notes to Consolidated Financial Statements.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations
Southwest Banc Shares, Inc. (the “Company”) is a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiary, First Community Bank (the “Bank”). The Bank is a commercial bank headquartered in Chatom, Alabama with its executive offices located in Mobile, Alabama. The Bank operates branch offices throughout the Southwest Alabama region. The Bank provides a full range of banking services in its primary market area of Southwest Alabama.
Basis of Presentation and Accounting Estimates
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, First Community Bank, and its wholly-owned subsidiary, West Alabama Insurance Market, Inc. Significant intercompany transactions and balances are eliminated in consolidation.
In preparing the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of debt securities, impaired loans, other real estate owned, and deferred income tax assets.
The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.
The Company’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Company has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions.
While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.
The Company has evaluated all transactions, events, and circumstances for consideration or disclosure through February 22, 2016, the date these financial statements were available to be issued and has reflected or disclosed those items within the consolidated financial statements and related footnotes as deemed appropriate.
Cash, Cash Equivalents and Cash Flows
For purposes of reporting consolidated cash flows, cash and cash equivalents include cash and balances due from banks, interest-bearing deposits in banks and federal funds sold. Cash flows from loans held for sale, loans, deposits and federal funds purchased are reported net.
The Bank maintains amounts due from banks which, at times, may exceed federally insured limits. The Bank has not experienced any losses in such accounts.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

The Bank is required to maintain reserve balances in cash or on deposit with a correspondent bank for the Federal Reserve Bank, based on a percentage of deposits. The total of those reserve balances was approximately $2,713,000 and $3,191,000 at December 31, 2015 and 2014, respectively.
Securities
Certain debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the settlement date and are determined using the specific identification method.
The Company evaluates investment securities for other-than-temporary impairment using relevant accounting guidance specifying that (a) if the Company does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporary impaired unless there is a credit loss that has occurred in the security. If management does not intend to sell the security and it is more likely than not that they will not have to sell the security before recovery of the cost basis, management will recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.
Restricted Equity Securities
The Company as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the FHLB based upon its assets or outstanding advances. The Company has also purchased stock in First National Bankers Bankshares, Inc (FNBB), its primary correspondent bank, and Central Alabama Title Center, LLC. The securities are carried at cost as no readily available market exists. Management reviews for impairment based on the ultimate recoverability of the cost basis in these securities.
Loans Held For Sale
Loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value (LOCOM). For loans carried at LOCOM, gains and losses on loan sales (sales proceeds minus carrying value) are recorded in noninterest income upon sale of the loan. The estimated fair value of loans held for sale is based on independent third party quoted prices.
Loans
Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balances less the allowance for loan losses. Interest income is accrued on the outstanding principal balance. Loan origination fees and certain direct origination costs are recognized at the time the loan is placed on the books.
The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, or at the time the loan is 90 days past due, unless the loan is well-secured and in the process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal and interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income or charged to the allowance, unless

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

management believes that the accrual of interest is recoverable through the liquidation of collateral. Interest income on nonaccrual loans is recognized on the cash basis, until the loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and the loan has been performing according to the contractual terms generally for a period of not less than six months.
A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans, for which the terms have been modified at the borrower’s request, and is outside the normal terms of that type of credit, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.
Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest when due. Loans that experience insignificant payment delays and payment shortfalls are not generally classified as impaired. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual status. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.
Troubled Debt Restructurings
The Company designates loan modifications as troubled debt restructurings (TDRs) when for economic and legal reasons related to the borrower’s financial difficulties, it grants a concession to the borrower that it would not otherwise consider. The restructuring of a loan is considered a TDR if both (i) the borrower is experiencing financial difficulties and (ii) the Company has granted a concession.
In assessing whether or not a borrower is experiencing financial difficulties, the Company considers information currently available regarding the financial condition of the borrower. This information includes, but is not limited to, whether (i) the borrower is currently in payment default on any of its debt; (ii) a payment default is probable in the foreseeable future without the modification; (iii) the borrower has declared or is in the process of declaring bankruptcy and (iv) the borrower’s projected cash flow is sufficient to satisfy contractual payments due under the original terms of the loan without a modification.
The Company considers all aspects of the modification to loan terms to determine whether or not a concession has been granted to the borrower. Key factors considered by the Company include the borrower’s ability to access funds at a market rate for debt with similar risk characteristics, the significance of the modification relative to unpaid principal balance or collateral value of the debt, and the significance of a delay in the timing of payments relative to the original contractual terms of the loan. The most common concessions granted by the Company would generally include one or more modifications to the terms of the debt, such as (i) a reduction in the interest rate for the remaining life of the debt, (ii) an extension of the maturity date at an interest rate lower than the current market rate for new debt with similar risk, (iii) a temporary period of interest-only payments, and (iv) a reduction in the contractual payment amount for either a short period or remaining term of the loan.
TDRs can involve loans remaining on nonaccrual, moving to nonaccrual, or continuing on accrual status, depending on the individual facts and circumstances of the borrower. In circumstances where the TDR involves charging off a portion of the loan balance, the Company typically classifies these restructurings as nonaccrual.
In connection with restructurings, the decision to maintain a loan that has been restructured on accrual status is based on a current, well documented credit evaluation of the borrower’s financial condition and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

prospects for repayment under the modified terms. This evaluation includes consideration of the borrower’s current and future capacity and willingness to pay. Restructured nonaccrual loans may be returned to accrual status based on a current, well-documented credit evaluation of the borrower’s financial condition and prospects for repayment under the modified terms. This evaluation must include consideration of the borrower’s sustained historical repayment for a reasonable period, generally a minimum of six months, prior to the date on which the loan is returned to accrual status.
Loans structured as a TDR are reported as such for financial reporting purposes until the loan has paid off or is renewed at market terms and the borrower proves financial strength.
Allowance for Loan Losses
The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Confirmed losses are charged off immediately. Subsequent recoveries, if any, are credited to the allowance.
The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the uncollectibility of loans in light of historical experience, the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, current economic conditions that may affect the borrower’s ability to pay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions.
The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For impaired loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. In support of collateral values, the Company obtains updated valuations on impaired loans generally on an annual basis. The general component covers non-impaired loans. In determining the appropriate level of allowance, management uses information to disaggregate the loan portfolio segments into loan pools with common risk characteristics.
The Company’s loan pools include construction and land development loans, commercial real estate loans, residential real estate loans, other real estate loans, commercial loans, and consumer loans. The general allocations to these loan pools are based on the historical loss rates for specific loan types and the internal risk grade, if applicable, adjusted for both internal and external qualitative risk factors. The qualitative factors considered by management include, among other factors, (1) changes in local and national economic conditions; (2) changes in asset quality; (3) changes in loan portfolio volume; (4) the composition and concentrations of credit; (5) the impact of competition on loan structuring and pricing; (6) changes in the experience of lending personnel and (7) effectiveness of the Company’s loan policies, procedures and internal controls. The total allowance established for each loan pool represents the product of the historical loss ratio, adjusted for qualitative risk factors, and the total dollar amount of the loans in the pool.
Other Real Estate Owned
Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

value less cost to sell. Costs of improvements are capitalized, whereas costs relating to holding other real estate owned and any subsequent adjustments to the carrying value are expensed. Any gains and losses realized at the time of disposal are reflected in income.
Premises and Equipment
Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases, if shorter as shown in the table below. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are reflected in income.
Years
Buildings	15 – 40
Furniture and equipment	3 – 10
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company — put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.
Income Taxes
The Company has elected to be taxed as an S corporation for federal income tax purposes. Under the provisions of the Internal Revenue Code, an S corporation generally is not subject to federal income tax because its taxable income or loss accrues to the individual stockholder. Consequently, the Company does not recognize income tax expense or any deferred income taxes for federal purposes. At December 31, 2015 and 2014, the Company’s federal tax basis exceeded its net assets by approximately $3,482,000 and $3,944,000, respectively.
The Company continues to be subject to state income tax in the form of financial institution excise tax in the State of Alabama, as this state does not recognize financial institutions as S corporations for income tax purposes. Consequently, income tax expense consists of state income taxes. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.
Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by deferred tax liabilities and a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.
Comprehensive Income
Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.
Fair Value of Financial Instruments
Fair values of financial instruments are estimates using relevant market information and other assumptions, as more fully disclosed in Note 13. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.
NOTE 2.   SECURITIES
The amortized cost and fair value of securities are summarized as follows:
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities Available for Sale
December 31, 2015:
U.S. Government sponsored agency securities	$22,318,493	$58,104	$(251,374)	$22,125,223
State and municipal securities	32,671,501	766,752	(7,208)	33,431,045
Corporate securities	1,000,000	—	(13,181)	986,819
Mortgage-backed securities	17,671,853	72,919	(196,414)	17,548,358
	$73,661,847	$897,775	$(468,177)	$74,091,445
December 31, 2014:
U.S. Government sponsored agency securities	$23,802,493	$58,412	$(490,768)	$23,370,137
State and municipal securities	29,753,547	527,937	(225,571)	30,055,913
Corporate securities	1,000,000	19	—	1,000,019
Mortgage-backed securities	13,770,175	158,055	(103,025)	13,825,205
	$68,326,215	$744,423	$(819,364)	$68,251,274
Securities Held to Maturity
December 31, 2014:
State and municipal securities	$349,399	$—	$—	$349,399

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.   SECURITIES — (continued)

At December 31, 2015 and 2014, securities with carrying values of approximately $24,580,000 and $18,950,000, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.
The amortized cost and fair value of securities as of December 31, 2015 by contractual maturity are shown below. Actual maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid with or without penalty. Therefore, these securities are not included by maturity class in the following summary:
	Securities Available for Sale
	Amortized Cost	Fair Value
Due in one year or less	$180,000	$180,196
Due from one to five years	636,908	638,184
Due from five to ten years	17,440,173	17,506,189
Due after ten years	37,732,913	38,218,518
Mortgage-backed securities	17,671,853	17,548,358
	$73,661,847	$74,091,445

Gains and losses on sales of securities available for sale consist of the following:
	Years Ended December 31,
	2015	2014
Gross gains on sales	$149,690	$224,587
Gross losses on sales	(32,019)	(201,248)
Net realized gains	$117,671	$23,339

Restricted equity securities are reported at cost and consist of the following:
	December 31,
	2015	2014
Federal Home Loan Bank of Atlanta	$963,600	$955,300
First National Banker’s Bankshares, Inc.	364,300	364,300
Central Alabama Title Center, LLC	25,000	25,000
	$1,352,900	$1,344,600

Temporarily Impaired Securities
The following table shows the gross unrealized losses and fair value of the Company’s securities with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by security category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2015 and 2014.

SOUTHWEST BANC SHARES, INC.
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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.   SECURITIES — (continued)

Securities that have been in a continuous unrealized loss position are as follows:
	Less Than Twelve Months		Twelve Months or More
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
December 31, 2015:
U.S Government sponsored agency securities	$(76,011)	$4,418,165	$(175,363)	$10,747,659	$(251,374)
State and municipal securities	(7,208)	496,575	—	—	(7,208)
Corporate securities	(13,181)	986,819	—	—	(13,181)
Mortgage-backed securities	(96,762)	10,422,269	(99,652)	3,678,808	(196,414)
Total securities	$(193,162)	$16,323,828	$(275,015)	$14,426,467	$(468,177)
December 31, 2014:
U.S Government sponsored agency securities	$—	$—	$(490,768)	$19,910,039	$(490,768)
State and municipal securities	(68,208)	3,998,405	(157,363)	4,553,947	(225,571)
Mortgage-backed securities	—	—	(103,025)	4,258,554	(103,025)
Total securities	$(68,208)	$3,998,405	$(751,156)	$28,722,540	$(819,364)

The unrealized loss on the above twenty securities as of December 31, 2015 was caused by interest rate changes and other temporary market influences. Because the Company does not intend to sell the securities and it is not more likely than not that the Company will be required to sell the securities before recovery of the amortized cost bases, which may be maturity, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2015.
Other-Than-Temporary Impairment
Upon acquisition of a security, the Company evaluates for impairment under the accounting guidance for investments in debt and equity securities. The Company routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. Inputs included in the evaluation process may include geographic concentrations, credit ratings, and other performance indicators of the underlying asset. There were no impairment charges recognized on securities for the years ended December 31, 2015 and 2014.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES
Portfolio Segments and Classes
The composition of loans, excluding loans held for sale, is summarized as follows:
	December 31,
	2015	2014
Real estate mortgages:
Construction and land development	$24,031,789	$22,729,873
1 – 4 family	47,227,873	48,180,961
Home equity lines of credit	13,607,309	13,790,605
Commercial	96,585,696	88,641,453
Other	13,748,909	13,501,726
Commercial	39,227,075	30,203,169
Consumer and other	11,188,851	14,102,465
	245,617,502	231,150,252
Allowance for loan losses	(2,964,262)	(2,871,961)
Loans, net	$242,653,240	$228,278,291

For purposes of the disclosures required pursuant to ASC 310, the loan portfolio was disaggregated into segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for loan losses. There are three loan portfolio segments that include real estate, commercial, and consumer. A class is generally determined based on the initial measurement attribute, risk characteristic of the loan, and an entity’s method for monitoring and assessing credit risk. Classes within the real estate portfolio segment include construction and land development, 1 – 4 family, home equity lines of credit, commercial, and other. The portfolio segments of non-real estate commercial loans and consumer loans have not been further segregated by class.
The following describe risk characteristics relevant to each of the portfolio segments:
Real Estate — As discussed below, the Company offers various types of real estate loan products. All loans within this portfolio segment are particularly sensitive to the valuation of real estate:
•
Construction and land development loans are repaid through cash flow related to the operation, sale or refinance of the underlying property. This portfolio class includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral.

•
1 – 4 family loans and home equity lines of credit are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

•
Commercial loans include owner-occupied commercial real estate loans and loans secured by income producing properties. Owner-occupied commercial real estate loans to operating businesses are long-term financing of land and buildings. These loans are viewed primarily as cash flow loans and the repayment of these loans is largely dependent on the successful operation of the business. Real estate loans for income-producing properties such as apartment buildings, office and industrial buildings, and retail shopping centers are repaid from rent income derived from the properties.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES — (continued)

•
Other real estate mortgage loans include real estate loans secured by farmland, multi-family housing and other. These are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

Commercial — The non-real estate commercial loan portfolio segment includes commercial, financial, and agricultural loans. These loans include those loans to commercial customers for use in normal business operations to finance working capital needs, equipment purchases, or expansion projects. Loans are repaid by business cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly cash flows from the borrowers’ business operations.
Consumer — The consumer loan portfolio segment includes direct consumer installment loans, overdrafts and other revolving credit loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures.
Credit Risk Management
Credit Administration and the Special Assets Officer are both involved in the credit risk management process and assess the accuracy of risk ratings, the quality of the portfolio and the estimation of inherent credit losses in the loan portfolio. This comprehensive process also assists in the prompt identification of problem credits. The Company has taken a number of measures to manage the portfolios and reduce risk, particularly in the more problematic portfolios.
The Company employs a credit risk management process with defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit risk management is guided by credit policies that provide for a consistent and prudent approach to underwriting and approvals of credits. Within the Board approved Loan Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.
Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. For the consumer portfolio segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate portfolio segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit of the portfolios. Loan Review and Credit Administration establish a timely schedule and scope for loan reviews to include new and renewed loans, all loans that are 15 days or greater past due and all adversely classified and nonaccrual loans. These reviews ensure such loans have proper risk ratings and accrual status, and if necessary, ensure loans are transferred to the Special Assets Officer.
Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports by product, collateral, accrual status, etc, are reviewed by the Chief Credit Officer and the Directors Loan Committee.
The following categories are utilized by management to analyze and manage the credit quality and risk of the loan portfolio:
•
Pass — includes obligations where the probability of default is considered low.

•
Special Mention — includes obligations that exhibit potential credit weaknesses or downward trends deserving management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects or credit position at a future date. These loans are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

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AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES — (continued)

•
Substandard — includes obligations with defined weaknesses that jeopardize the orderly liquidation of debt. A substandard loan is inadequately protected by the current sound worth and paying capacity of the borrower or by the collateral pledged, if any. Normal repayment from the borrower is in jeopardy although no loss of principal is envisioned. There is a distinct possibility that a partial loss of interest and/or principal will occur if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard loans, does not have to exist in individual loans classified substandard.

•
Doubtful — includes obligations with all the weaknesses found in substandard loans with the added provision that the weaknesses make collection of debt in full, based on currently existing facts, conditions, and values, highly questionable and improbable. Serious problems exist to the point where partial loss of principal is likely. The possibility of loss is extremely high, but because of certain important, reasonably specific pending factors that may work to strengthen the loan, the loans’ classification as loss is deferred until a more exact status may be determined.

•
Loss — includes obligations incapable of repayment or unsecured debt. Such loans are considered uncollectible and of such little value, that continuance as an active asset is not warranted. Loans determined to be a loss are charged-off at the date of loss determination. Consequently, there are no loans with a loss rating in the Company’s portfolio as of December 31, 2015 and 2014.

The following tables present credit quality indicators as described above for the loan portfolio segments and classes as of December 31, 2015 and 2014.
	Pass	Special Mention	Substandard	Doubtful	Total
	(Dollars in Thousands)
December 31, 2015
Real estate mortgages:
Construction and land development	$22,439	$92	$1,501	$—	$24,032
1 – 4 family	44,245	1,573	1,410	—	47,228
Home equity lines of credit	12,938	327	279	63	13,607
Commercial	90,473	2,994	3,118	—	96,585
Other	13,506	156	87	—	13,749
Commercial	33,682	33	5,512	—	39,227
Consumer and other	10,778	49	362	—	11,189
Total:	$228,061	$5,224	$12,269	$63	$245,617
December 31, 2014
Real estate mortgages:
Construction and land development	$18,626	$212	$3,892	$—	$22,730
1 – 4 family	43,579	2,631	1,971	—	48,181
Home equity lines of credit	12,796	435	494	66	13,791
Commercial	82,609	3,390	2,642	—	88,641
Other	12,154	327	1,021	—	13,502
Commercial	23,735	3,236	3,232	—	30,203
Consumer and other	13,608	55	439	—	14,102
Total:	$207,107	$10,286	$13,691	$66	$231,150

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AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES — (continued)

Past Due Loans
A loan is considered past due if any required principal and interest payments have not been received as of the date such payments were required to be made under the terms of the loan agreement. Generally, management places loans on non-accrual when there is a clear indication that the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. The following tables present the aging of the recorded investment in loans by portfolio segment and class as of December 31, 2015 and 2014:
		Past Due Status (Accruing Loans)
	Current	30 – 59 Days	60 – 89 Days	90+ Days	Total Past Due	Nonaccrual	Total
	(Dollars in Thousands)
December 31, 2015
Real estate mortgages:
Construction and land development	$23,661	$111	$—	$33	$144	$227	$24,032
1 – 4 family	45,705	433	153	37	623	900	47,228
Home equity lines of credit	13,318	37	—	—	37	252	13,607
Commercial	94,845	—	47	—	47	1,693	96,585
Other	13,662	—	31	—	31	56	13,749
Commercial	36,661	24	—	53	77	2,489	39,227
Consumer and other	10,743	110	3	—	113	333	11,189
Total:	$238,595	$715	$234	$123	$1,072	$5,950	$245,617
December 31, 2014
Real estate mortgages:
Construction and land development	$20,535	$40	$—	$—	$40	$2,155	$22,730
1 – 4 family	46,591	438	—	—	438	1,152	48,181
Home equity lines of credit	13,631	—	—	—	—	160	13,791
Commercial	87,010	—	60	—	60	1,571	88,641
Other	12,481	76	33	—	109	912	13,502
Commercial	30,040	15	—	14	29	134	30,203
Consumer and other	13,680	35	29	—	64	358	14,102
Total:	$223,968	$604	$122	$14	$740	$6,442	$231,150

Allowance for Loan Losses
Activity in the allowance for loan losses is summarized below:
	Years Ended December 31,
	2015	2014
Balance, beginning of year	$2,871,961	$2,838,735
Provision for loan loss	396,000	100,000
Loans charged off	(442,726)	(123,776)
Recoveries of loans previously charged off	139,027	57,002
Balance, end of year	$2,964,262	$2,871,961

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES — (continued)

The following tables further detail the change in the allowance for loan losses for the years ended December 31, 2015 and 2014 by portfolio segment. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.
	Real Estate	Commercial	Consumer	Total
	(Dollars in Thousands)
December 31, 2015
Allowance for loan losses:
Balance, beginning of year	$1,969	$794	$109	$2,872
Provision for loan losses	191	182	23	396
Loans charged off	(352)	(12)	(79)	(443)
Recoveries of loans previously charged off	51	59	29	139
Balance, end of year	$1,859	$1,023	$82	$2,964
Ending balance: individually evaluated for impairment	$795	$761	$40	$1,596
Ending balance: collectively evaluated for impairment	1,064	262	42	1,368
Total ending balance	$1,859	$1,023	$82	$2,964
Loans:
Ending balance: individually evaluated for impairment	$6,052	$2,489	$354	$8,895
Ending balance: collectively evaluated for impairment	189,149	36,738	10,835	236,722
Total ending balance	$195,201	$39,227	$11,189	$245,617
December 31, 2014
Allowance for loan losses:
Balance, beginning of year	$2,281	$450	$108	$2,839
Provision (credit) for loan losses	(260)	344	16	100
Loans charged off	(98)	—	(26)	(124)
Recoveries of loans previously charged off	46	—	11	57
Balance, end of year	$1,969	$794	$109	$2,872
Ending balance: individually evaluated for impairment	$869	$606	$87	$1,562
Ending balance: collectively evaluated for impairment	1,100	188	22	1,310
Total ending balance	$1,969	$794	$109	$2,872
Loans:
Ending balance: individually evaluated for impairment	$8,479	$3,293	$393	$12,165
Ending balance: collectively evaluated for impairment	178,366	26,910	13,709	218,985
Total ending balance	$186,845	$30,203	$14,102	$231,150

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES — (continued)

Impaired Loans
A loan held for investment is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due (both principal and interest) according to the terms of the loan agreement. The following tables detail the Company’s impaired loans, by portfolio segment and class as of December 31, 2015 and 2014:
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized in Year
	(Dollars in Thousands)
December 31, 2015
With no related allowance recorded:
Real estate mortgages:
Construction and land development	$813	$813	$—	$1,702	$10
1 – 4 family	772	772	—	670	6
Home equity lines of credit	—	—	—	30	—
Commercial	1,815	1,815	—	1,238	29
Other	—	—	—	151	—
Commercial	—	—	—	101	—
Consumer and other	33	33	—	25	—
Total with no allowance recorded:	3,433	3,433	—	3,917	45
With allowance recorded:
Real estate mortgages:
Construction and land development	655	655	297	664	33
1 – 4 family	626	626	132	902	30
Home equity lines of credit	184	184	73	160	7
Commercial	1,187	1,187	293	1,274	30
Other	—	—	—	86	—
Commercial	2,489	2,489	761	2,877	—
Consumer and other	321	321	40	333	—
Total with an allowance recorded:	5,462	5,462	1,596	6,296	100
Total Impaired Loans:	$8,895	$8,895	$1,596	$10,213	$145
December 31, 2014
With no related allowance recorded:
Real estate mortgages:
Construction and land development	$2,381	$2,381	$—	$2,451	$45
1 – 4 family	1,198	1,198	—	636	33
Home equity lines of credit	20	20	—	20	—
Commercial	1,386	1,386	—	1,209	47
Other	—	—	—	—	—
Commercial	100	100	—	1	8
Consumer and other	44	44	—	44	—
Total with no allowance recorded:	5,129	5,129	—	4,361	133

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES — (continued)

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized in Year
	(Dollars in Thousands)
With allowance recorded:
Real estate mortgages:
Construction and land development	869	869	217	692	35
1 – 4 family	529	529	130	720	21
Home equity lines of credit	271	271	106	233	9
Commercial	836	836	189	771	30
Other	989	989	227	683	32
Commercial	3,193	3,193	606	1,048	212
Consumer and other	349	349	87	421	—
Total with an allowance recorded:	7,036	7,036	1,562	4,568	339
Total Impaired Loans:	$12,165	$12,165	$1,562	$8,929	$472

Troubled Debt Restructurings
At December 31, 2015 and 2014, impaired loans included loans that were classified as Troubled Debt Restructurings (TDRs). The restructuring of a loan is considered a TDR if both (i) the borrower is experiencing financial difficulties and (ii) the Company has granted a concession.
The following tables summarize the loans that were modified as a TDR during the years ended December 31, 2015 and 2014 and were in compliance with the modified terms:
	Troubled Debt Restructurings
	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification	Impact on the Allowance for Loan Losses
	(Dollars in Thousands)
December 31, 2015
Real estate mortgages:
Construction and land development	1	$115	$115	$48
1 – 4 family	—	—	—	—
Home equity lines of credit	—	—	—	—
Commercial	1	336	336	47
Other	—	—	—
Commercial	—	—	—	—
Consumer and other	1	5	5	2
Total	3	$456	$456	$97
December 31, 2014
Real estate mortgages:
Construction and land development	1	$88	$88	$—
1 – 4 family	1	210	210	—
Home equity lines of credit	—	—	—	—
Commercial	3	881	881	90
Other	1	854	854	150
Commercial	1	22	22	—
Consumer and other	—	—	—	—
Total	7	$2,055	$2,055	$240

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.   LOANS AND ALLOWANCE FOR LOAN LOSSES — (continued)

During 2015 and 2014, no troubled debt restructurings subsequently defaulted from their modified terms.
Related Party Loans
In the ordinary course of business, the Company has granted loans to certain related parties, including directors, executive officers, and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans for the year ended December 31, 2015 is as follows:
Balance, beginning of year	$2,659,384
Advances	4,143,647
Repayments	(4,172,746)
Balance, end of year	$2,630,285

NOTE 4.   OTHER REAL ESTATE OWNED
A summary of other real estate owned is presented as follows:
	Years Ended December 31,
	2015	2014
Balance, beginning of year	$400,823	$1,348,282
Transfers in from loans	1,194,929	239,436
Capitalized improvements	192,193	—
Internally financed sales	—	(114,986)
Sales proceeds	(763,975)	(926,111)
Net gain (loss) on sales of other real estate	(25,232)	69,948
Direct write-down for valuation losses	(26,286)	(215,746)
Balance, end of year	$972,452	$400,823

Other real estate owned by type is as follows:
	December 31,
	2015	2014
Construction and land development real estate	$249,543	$141,524
Residential real estate	233,877	259,299
Commercial real estate	489,032	—
	$972,452	$400,823

Expenses related to other real estate owned include the following:
	Years Ended December 31,
	2015	2014
Net (gain) loss on sales of other real estate	$25,232	$(69,948)
Direct write down for valuation losses	26,286	215,746
Operating expenses, net of rental income	93,305	75,727
	$144,823	$221,525

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5.   PREMISES AND EQUIPMENT
A summary of premises and equipment is as follows:
	December 31,
	2015	2014
Land	$2,136,642	$2,136,642
Buildings and improvements	8,907,049	8,946,651
Furniture, fixtures, and equipment	3,993,662	4,323,933
Automobiles	114,091	114,091
Construction in process (substantially complete)	198,370	15,082
	15,349,814	15,536,399
Accumulated depreciation	(7,919,858)	(8,066,061)
	$7,429,956	$7,470,338

Depreciation expense for the years ended December 31, 2015 and 2014 amounted to $531,253 and $486,799, respectively.
Leases
The Company leases a banking facility under an operating lease expiring in April 2026. Management has reviewed the terms of the lease and determined that the lease qualifies as an operating lease. Lease expense, net of rental income, as well as other month-to-month leases, totaled $195,724 and $185,085 for the years ended December 31, 2015 and 2014, respectively.
Future minimum rental payments required under operating leases as of December 31, 2015 are as follows:
2016	$195,724
2017	195,724
2018	195,724
2019	195,724
2020	195,724
Thereafter	1,040,451
$2,019,071

NOTE 6.   DEPOSITS
The aggregate amount of time deposits in denominations of  $250,000 or more at December 31, 2015 and 2014 was $11,607,928 and $9,125,894, respectively. Brokered deposits totaled $5,033,064 and $4,002,879 as of December 31, 2015 and 2014 respectively. The scheduled maturities of time deposits at December 31, 2015 are as follows:
2016	$51,345,533
2017	13,263,969
2018	3,844,594
2019	13,274,849
2020	4,715,753
$86,444,698

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.   DEPOSITS — (continued)

At December 31, 2015 and 2014, overdraft demand and savings deposits reclassified to loans totaled $48,089 and $78,191, respectively.
NOTE 7.   OTHER BORROWINGS
Other borrowings consist of the following:
	December 31,
	2015	2014
Advances from Federal Home Loan Bank with interest at fixed and variable rates (ranging from 0.45% to 3.05% at December 31, 2015) due at various dates during 2016 to 2018.	$15,000,000	$15,000,000
Note payable to a commercial bank with a variable rate of interest; interest is payable quarterly and principal is paid annually.	3,258,334	3,958,334
	$18,258,334	$18,958,334

The advances from the Federal Home Loan Bank of Atlanta are secured by a blanket floating lien on qualifying residential first mortgages of approximately $30,936,000 as of December 31, 2015. The Company has total available advances of approximately $15,936,000 as a result of the excess collateral position under the above arrangements as of December 31, 2015.
The note payable has been advanced under two separate lines of credit both of which mature on September 9, 2020. The first line in the original amount of  $2,500,000 is to be repaid in ten equal annual installments beginning in September 2011 and bears interest at the 30-day LIBOR plus 170 basis points (1.94% as of December 31, 2015). The second line in the original amount of  $4,500,000 is to be repaid in ten equal annual installments beginning in September 2011 and bears interest at the Prime rate less 50 basis points (3.00% as of December 31, 2015). The note payable is secured by 80,000 shares of the Bank’s common stock and all real and personal property of the Company and its subsidiary. The Company is subject to financial covenants, of which they were in compliance at December 31, 2015.
At December 31, 2015, the scheduled maturities of other borrowings are as follows:
2016	$5,700,000
2017	5,700,000
2018	5,700,000
2019	700,000
2020	458,334
$18,258,334

At December 31, 2015, the Company has accommodations which allow the purchase of federal funds from several correspondent banks on an overnight basis at prevailing overnight market rates. These accommodations are subject to various restrictions as to their term and availability, and in most cases, must be repaid in less than a month. At December 31, 2015 and 2014, the Company had no amounts outstanding under these arrangements. The Company may borrow up to $23,600,000 under these arrangements as of December 31, 2015.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.   INCOME TAXES
Income tax expense consists of the following:
	Years Ended December 31,
	2015	2014
Current	$67,160	$118,729
Deferred	30,045	9,484
Income tax expense	$97,205	$128,213

Income tax differs from the amounts computed by applying the State of Alabama financial institutions excise tax statutory rate to income before income taxes. A reconciliation of the differences is as follows:
	Years Ended December 31,
	2015	2014
Income tax expense at state statutory rate	$203,473	$194,925
Nondeductible expenses, sales tax credits and other	(106,268)	(66,712)
Income tax expense	$97,205	$128,213

Components of deferred tax assets and liabilities included in the consolidated balance sheets are as follows:
	December 31,
	2015	2014
Deferred tax assets:
Allowance for loan losses	$192,678	$186,677
Other real estate owned	372	44,315
Deferred retirement plan	69,859	66,089
Deferred rent	10,358	9,864
Available for sale securities	—	4,871
	273,267	311,816
Deferred tax liabilities:
Depreciation	(46,920)	(50,553)
Available for sale securities	(27,924)	—
	(74,844)	(50,553)
Net deferred tax assets	$198,423	$261,263

The federal and state income tax returns of the Company for 2012, 2013, and 2014 are subject to examination, generally for three years after they were filed.
NOTE 9.   COMMITMENTS AND CONTINGENCIES
Loan Commitments
The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, commitments under credit card arrangements, commercial letters of credit, and standby letters of credit.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.   COMMITMENTS AND CONTINGENCIES — (continued)

The Company’s exposure to credit loss is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments. A summary of the Company’s commitments is as follows:
	December 31,
	2015	2014
Commitments to extend credit	$38,503,000	$29,961,000
Standby letters of credit	749,000	694,000
	$39,252,000	$30,655,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.
Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.
At December 31, 2015, the carrying amount of liabilities related to the Company’s obligation to perform under financial standby letters of credit was insignificant. The Company has not been required to perform on any financial standby letters of credit, and the Company has not incurred any losses on standby letters of credit for the years ended December 31, 2015 and 2014.
Contingencies
In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company’s financial statements.
NOTE 10.   EMPLOYEE AND DIRECTOR BENEFIT PLANS
401(k) Profit Sharing Plan
The Company has a 401(k) profit sharing plan with two components. The first is the 401(k) component whereby substantially all employees participate in the plan, subject to certain eligibility requirements. Employees may contribute up to 15% of their compensation subject to certain limits based on federal tax laws. The Company matches 100% of the first 3% contributed and 50% of the next 2% contributed by the employee to the Plan. The second is the profit sharing component in which the Company may make discretionary contributions that are set prior to the end of the plan year. Charges to operations for the Plan totaled $152,515 and $147,032 for the years ended December 31, 2015 and 2014, respectively.
Supplemental Executive Benefits and Retirement Agreements
The Company has an Supplemental Executive Retirement Plan (the SERP) that is a nonqualified, executive benefit plan, which provides certain designated directors and former officers additional benefits in

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.   EMPLOYEE AND DIRECTOR BENEFIT PLANS — (continued)

the future, usually at retirement, in return for continued satisfactory performance. The plan is funded through life insurance policies which are more fully described below. The Company has recorded a liability as of December 31, 2015 and 2014, amounting to $957,594 and $912,621, respectively, for the present value of the future benefits to be paid under the SERP. The expense charged to operations related to the SERP totaled $62,174 and $60,884 in 2015 and 2014, respectively.
Cash Surrender Value of Life Insurance
Investments in bank-owned life insurance programs are recorded at their respective cash surrender values. These life insurance programs include endorsement split-dollar life insurance arrangements wherein the Company owns and controls the insurance policies. The Company has an agreement with the insured to split the policy benefits between the Bank and the insured designated beneficiary. The Company recognizes a liability and related compensation costs for endorsement split-dollar arrangements that provide a benefit to an employee that extends to postretirement periods. Future benefits are recognized as expense when incurred. The Company has accrued a liability of  $106,631 and $104,128, which is included in other liabilities on the consolidated balance sheets at December 31, 2015 and 2014, respectively, for the split-dollar arrangements. The cash surrender value and net interest earned on the related policies amounted to $5,767,043 and $158,532, respectively, as of and for the year ended December 31, 2015 and $5,608,511 and $159,602, respectively, as of and for the year ended December 31, 2014.
Short-term and Long-term Incentive Plan
The Company provides a short-term and long-term incentive plan for its chief executive officer. The short-term incentive component is a cash bonus plan and is determined annually based upon whether certain key performance metrics were met for that year. For the years ended December 31, 2015 and 2014, $64,897 and $30,765, respectively, was expensed to operations related to the short-term incentive plan. The long-term incentive component is a combination of stock appreciation rights in the form of  “phantom” stock and equity-based awards in the form of restricted stock whereby the executive may receive such awards based upon whether certain key performance metrics were met for that year. For the year ended December 31, 2015, $22,114 and $10,870 was awarded in restricted stock and phantom stock, respectively, related to the long-term incentives. For the year ended December 31, 2014, $13,138 and $6,805 was awarded in restricted stock and phantom stock, respectively, related to the long-term incentives. These awards vest at the end of the two-year period following the year (also known as the “performance period”) for which the awards were granted and are being expensed over the vesting period. The expense recognized by the Company for the above Plan was $10,536 and $0, respectively, for the years ended December 31, 2015 and 2014.
NOTE 11.   CONCENTRATIONS OF CREDIT RISK
The Company originates primarily commercial, residential, and consumer loans to customers in its primary market areas. The ability of the majority of the Company’s customers to honor their contractual loan obligations is dependent on the economy in these areas. Seventy-nine percent of the Company’s loan portfolio is secured by real estate, of which a substantial portion is secured by real estate in the Company’s market areas. The other significant concentrations of credit by type of loan are set forth in Note 3.
The Company, according to regulatory restrictions, may not generally extend credit to any single borrower or group of related borrowers on a secured basis in excess of 20% of capital, as defined by banking regulations, or approximately $7,678,000 or on an unsecured basis in excess of 10% of capital, as defined by banking regulations, or approximately $3,839,000.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.   REGULATORY MATTERS
State banking regulations place certain restrictions on the payment of dividends by the Bank to the Company. The total amount of dividends which may be paid by the Bank in any calendar year shall not exceed the total of its net earnings (as defined by banking regulations) of that year combined with its retained net earnings of the preceding two years. For 2016, the Bank will have approximately $3,146,000 of net retained earnings from the previous two years available for dividend payments to the Company plus its net earnings for 2016.
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
In December 2010, the Basel Committee on Bank Supervision (BCBS) finalized a set of international guidelines for determining regulatory capital known as “Basel III.” In July 2013, the federal bank regulators approved final regulatory capital rules implementing BCBS’s December 2010 capital framework as well as certain provisions of the Dodd-Frank Act. The new capital rules under Basel III substantially revised the risk-based capital requirements applicable to banking institutions as well as the components of capital, general risk-weighting of assets approach and addressed other issues affecting regulatory capital ratios. Basel III, among other things, introduced a new narrowly defined capital measure called “Common Equity Tier 1” (CET1). Basel III became effective for the Bank on January 1, 2015 (subject to a phase-in period for various components).
Basel III also introduced a capital conservation buffer designed to absorb losses during periods of economic stress. When fully phased-in on January 1, 2019, the capital conservation buffer of 2.5% will be added on top of each of the minimum risk-based capital ratios in effect for 2015. The implementation of the capital conservation buffer will begin on January 1, 2016 at the 0.625% level and will be phased-in over a three-year period (increasing by that amount on each subsequent January 1, until it reaches 2.5% on January 1, 2019) as presented in the chart below. Banking institutions with a ratio of CET1 to risk-weighted assets above the minimum but below the capital conservation buffer will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall.
Under Basel III, the minimum capital ratios, including the phase-in of the capital conservation buffer, for capital adequacy purposes are as follows:
Year	Total Capital to Risk-Weighted Assets	Tier 1 Capital to Risk-Weighted Assets	CET1 Capital to Risk-Weighted Assets	Tier 1 Capital to Average Total Assets
2015	8.000%	6.000%	4.500%	4.000%
2016	8.625%	6.625%	5.125%	4.000%
2017	9.250%	7.250%	5.750%	4.000%
2018	9.875%	7.875%	6.375%	4.000%
2019	10.500%	8.500%	7.000%	4.000%
In addition, Basel III changed the minimum regulatory capital ratios to be considered well capitalized under the regulatory framework for prompt corrective action. These new requirements are presented in the regulatory capital table below and were fully effective on January 1, 2015.
As discussed above, quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total, Tier 1 and CET1 capital to risk-weighted

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.   REGULATORY MATTERS — (continued)

assets, as defined, and of Tier 1 capital to average total assets (leverage ratio), as defined. Management believes, as of December 31, 2015 and 2014, the Bank met all capital adequacy requirements to which it is subject.
As of December 31, 2015, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total, Tier 1 and CET1 risk-based capital ratios and Tier 1 leverage capital ratios as set forth in the following table and not be subject to any formal enforcement action. There are no conditions or event since that notification that management believes have changed the Bank’s category.
The Bank’s actual capital amounts and ratios are presented in the following table.
	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of December 31, 2015 (under Basel III):
Total Capital to Risk-Weighted Assets	$38,389	15.36%	$19,991	8.00%	$24,988	10.00%
Tier 1 Capital to Risk-Weighted Assets	$35,426	14.18%	$14,993	6.00%	$19,991	8.00%
CET1 Capital to Risk-Weighted Assets	$35,426	14.18%	$11,245	4.50%	$16,242	6.50%
Tier 1 Capital to Average Total Assets	$35,426	10.39%	$13,643	4.00%	$17,054	5.00%
As of December 31, 2014 (under Basel I):
Total Capital to Risk-Weighted Assets	$36,822	16.05%	$18,348	8.00%	$22,935	10.00%
Tier 1 Capital to Risk-Weighted Assets	$33,956	14.81%	$9,174	4.00%	$13,761	6.00%
Tier 1 Capital to Average Total Assets	$33,956	10.48%	$12,957	4.00%	$16,196	5.00%
NOTE 13.   FAIR VALUE OF ASSETS AND LIABILITIES
Determination of Fair Value
The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic (FASB ASC 820), the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.
The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.   FAIR VALUE OF ASSETS AND LIABILITIES — (continued)

Fair Value Hierarchy
In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.
Level 1 — Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.
Level 2 — Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.
Level 3 — Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.
A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.
The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:
Cash and Cash Equivalents:   The carrying amount of these short-term instruments approximates fair value.
Securities:   Where quoted prices are available in an active market, management classifies the securities within level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds and exchange-traded equities.
If quoted market prices are not available, management estimates fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within level 2 of the valuation hierarchy, include U.S. Government sponsored agency securities, state and municipal securities and corporate securities. Mortgage-backed securities are included in level 2 if observable inputs are available. In certain cases where there is limited activity or less transparency around inputs to the valuation, we classify those securities in level 3.
Restricted Equity Securities:   The carrying amount of restricted equity securities with no readily determinable fair value approximates fair value based on the redemption provisions of the issuers which is cost.
Loans Held for Sale:   The carrying amounts of loans held for sale approximates their fair value.
Loans:   The carrying amount of variable-rate loans that reprice frequently and have no significant change in credit risk approximates fair value. The fair values of fixed rate loans is estimated based on discounted contractual cash flows using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. The fair value of impaired loans is based on discounted contractual cash flows or underlying collateral values, where applicable.

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.   FAIR VALUE OF ASSETS AND LIABILITIES — (continued)

Deposits:   The carrying amounts of demand deposits, savings deposits, variable-rate certificates of deposit approximate their fair values. The fair value of fixed-rate certificates of deposit is based on discounted contractual cash flows using interest rates currently being offered for certificates of similar maturities.
Other Borrowings:   The fair values of the Company’s other borrowings approximate their carrying values.
Interest Receivable and Interest Payable:   The carrying amounts of interest receivable and interest payable approximate their fair value.
Off-Balance Sheet Instruments:   The carrying amount of commitments to extend credit and standby letters of credit approximates fair value. The carrying amount of the off-balance sheet financial instruments is based on fees charged to enter into such agreements.
Assets Measured at Fair Value on a Recurring Basis
Assets and liabilities measured at fair value on a recurring basis are summarized below:
	Assets Measured at Fair Value	Fair Value Measurements at December 31, 2015 Using
		Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Available for sale securities	$74,091,445	$—	$74,091,445	$—

	Assets Measured at Fair Value	Fair Value Measurements at December 31, 2014 Using
		Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Available for sale securities	$68,251,274	$—	$68,251,274	$—

Assets Measured at Fair Value on a Nonrecurring Basis
Under certain circumstances management makes adjustments to fair value for assets and liabilities although they are not measured at fair value on an ongoing basis. The following table presents the financial instruments carried on the consolidated balance sheet by caption and by level in the fair value hierarchy at December 31, 2015 and 2014, for which a nonrecurring change in fair value has been recorded:
	Carrying Value at December 31, 2015
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$4,678,836	$—	$—	$4,678,836
Other real estate owned	223,100	—	—	223,100
	$4,901,936	$—	$—	$4,901,936

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.   FAIR VALUE OF ASSETS AND LIABILITIES — (continued)

	Carrying Value at December 31, 2014
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$5,473,509	$—	$—	$5,473,509
Other real estate owned	213,804	—	—	213,804
	$5,687,313	$—	$—	$5,687,313

Impaired Loans
Loans considered impaired under ASC 310-10-35, Receivables, are loans for which, based on current information and events, it is probable that the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans can be measured based on the present value of expected payments using the loan’s original effective rate as the discount rate, the loan’s observable market price, or the fair value of the collateral less selling costs if the loan is collateral dependent.
The fair value of impaired loans were primarily measured based on the value of the collateral securing these loans. Impaired loans are classified within Level 3 of the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory, and/or accounts receivable. The Company generally determines the value of real estate collateral based on independent appraisals performed by qualified licensed appraisers. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Appraised values are discounted for costs to sell and may be discounted further based on management’s historical knowledge, changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts by management are subjective and are typically significant unobservable inputs for determining fair value. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors discussed above.
As of December 31, 2015 and 2014, impaired loans had a carrying amount of  $8,894,739 and $12,164,916, respectively, with a specific valuation allowance of  $1,595,742 and $1,562,773. Of the $8,894,739 and $12,164,916 impaired loan portfolio at December 31, 2015 and 2014, respectively, $6,274,578 and $7,036,282 was carried at fair value as a result of charge-offs and specific valuation allowances that resulted in a net carrying value of  $4,678,836 and $5,473,509. The remaining $2,620,161 and $5,128,634 was carried at cost, as the fair value of the collateral on these impaired loans exceeded the book value for each individual credit at December 31, 2015 and 2014, respectively. Charge-offs and changes in specific valuation allowances during 2015 and 2014 on impaired loans carried at fair value resulted in additional provision for loan losses of  $256,898 and $769,884, respectively.
Other Real Estate Owned
Other real estate owned, consisting of properties obtained through foreclosure or in satisfaction of loans, are initially recorded at the lower of the loan’s carrying amount or the fair value less estimated costs to sell upon transfer of the loans to other real estate. Subsequently, other real estate is carried at the lower of carrying value or fair value less costs to sell. Fair values are generally based on third party appraisals of the property and are classified within Level 3 of the fair value hierarchy. The appraisals are sometimes further discounted based on management’s historical knowledge, and/or changes in market conditions from the

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.   FAIR VALUE OF ASSETS AND LIABILITIES — (continued)

date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts are typically significant unobservable inputs for determining fair value. In cases where the carrying amount exceeds the fair value, less estimated costs to sell, a loss is recognized in noninterest expense.
Quantitative Disclosures for Level 3 Fair Value Measurements
The Company had no Level 3 assets measured at fair value on a recurring basis at December 31, 2015 or 2014.
For Level 3 assets measured at fair value on a non-recurring basis as of December 31, 2015, the significant unobservable inputs used in the fair value measurements are presented below.
	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input
Nonrecurring:
Impaired loans	$4,678,836	Appraisal	Appraisal discounts (%)	15 – 20%
Other real estate owned	223,100	Appraisal	Appraisal discounts (%)	5 – 10%
For Level 3 assets measured at fair value on a non-recurring basis as of December 31, 2014, the significant unobservable inputs used in the fair value measurements are presented below.
	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input
Nonrecurring:
Impaired loans	$5,473,509	Appraisal	Appraisal discounts (%)	15 – 20%
Other real estate owned	213,804	Appraisal	Appraisal discounts (%)	10 – 20%
Fair Value of Financial Instruments
The carrying amount and estimated fair value of the Company’s financial instruments were as follows:
	December 31, 2015		December 31, 2014
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(Dollars in Thousands)
Financial assets:
Cash and cash equivalents	$8,518	$8,518	$7,108	$7,108
Available for sale securities	74,091	74,091	68,251	68,251
Held to maturity securities	—	—	349	349
Restricted equity securities	1,353	1,353	1,345	1,345
Loans held for sale	417	417	—	—
Loans, net	242,653	242,759	228,278	227,427
Interest receivable	1,181	1,181	1,098	1,098
Financial liabilities:
Deposits	289,720	289,940	269,065	269,498
Other borrowings	18,258	18,258	18,958	18,958
Interest payable	151	151	164	164

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.   PARENT COMPANY ONLY FINANCIAL INFORMATION
The following information presents the condensed balance sheets and statements of income and cash flows of Southwest Banc Shares, Inc. as of December 31, 2015 and 2014, and for the years then ended:
CONDENSED BALANCE SHEETS
	2015	2014
Assets
Cash	$271,501	$278,292
Investment in subsidiary	35,827,285	33,885,708
Income tax receivable	8,680	15,923
Total assets	$36,107,466	$34,179,923
Liabilities and stockholders’ equity
Note payable	$3,258,334	$3,958,334
Interest payable	6,500	9,139
Stockholders’ equity	32,842,632	30,212,450
Total liabilities and stockholders’ equity	$36,107,466	$34,179,923

CONDENSED STATEMENTS OF INCOME
	2015	2014
Income
Dividends from subsidiary	$1,688,176	$1,549,136
Interest income	61	399
	1,688,237	1,549,535
Expenses
Interest expense	85,162	109,507
Salaries and benefits	380	—
Other operating expenses	48,065	135,855
	133,607	245,362
Income before income tax benefit and equity in undistributed income of subsidiary	1,554,630	1,304,173
Income tax benefit	8,680	15,923
Income before equity in undistributed income of subsidiary	1,563,310	1,320,096
Equity in undistributed income of subsidiary	1,469,832	1,550,543
Net income	$3,033,142	$2,870,639

SOUTHWEST BANC SHARES, INC.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.   PARENT COMPANY ONLY FINANCIAL INFORMATION — (continued)

CONDENSED STATEMENTS OF CASH FLOWS
	2015	2014
OPERATING ACTIVITIES
Net income	$3,033,142	$2,870,639
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed income of subsidiary	(1,469,832)	(1,550,543)
Net other operating activities	4,603	(6,518)
Net cash provided by operating activities	1,567,913	1,313,578
FINANCING ACTIVITIES
Repayment of note payable	(700,000)	(941,666)
Proceeds from issuance of common stock	—	20
Distributions to stockholders	(874,704)	(499,006)
Net cash used in financing activities	(1,574,704)	(1,440,652)
Net decrease in cash	(6,791)	(127,074)
Cash at beginning of year	278,292	405,366
Cash at end of year	$271,501	$278,292

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
($in thousands)
	At September 30, 2017	At December 31, 2016
	(Unaudited)
Assets
Cash and due from banks	$1,869	2,705
Interest-bearing deposits with banks	7,272	8,608
Cash and cash equivalents	9,141	11,313
Securities held to maturity (fair value of $13,774 and $16,294)	13,873	16,512
Loans, net of allowance for loan losses of $1,098 and $924	159,541	134,077
Premises and equipment, net	3,519	3,662
Bank owned life insurance	3,239	3,172
Federal Home Loan Bank stock, at cost	1,346	684
Deferred income taxes	2,287	2,550
Accrued interest receivable	506	449
Foreclosed real estate	137	141
Other assets	501	649
Total assets	$194,090	173,209
Liabilities and Stockholders’ Equity
Liabilities:
Noninterest-bearing deposit accounts	$34,793	31,247
Money-market deposit accounts	41,403	39,633
Savings accounts	47,188	46,989
Time deposits	18,284	20,033
Total deposits	141,668	137,902
Federal home loan bank advances	28,000	12,750
Official checks	747	541
Other liabilities	1,446	360
Total liabilities	171,861	151,553
Stockholders' equity:
Preferred stock, $0.01 par value, 1,000,000 authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 6,000,000 shares authorized, 1,030,039 shares issued and outstanding	10	10
Additional paid in capital	7,440	7,374
Retained earnings	15,173	14,743
Unearned Employee Stock Ownership Plan shares	(394)	(471)
Total stockholders' equity	22,229	21,656
Total liabilities and stockholders’ equity	$194,090	173,209

See accompanying Notes to Condensed Consolidated Financial Statements.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share information)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Interest income:
Loans	$1,805	$1,492	5,183	4,389
Securities	72	88	229	286
Other	26	13	59	38
Total interest income	1,903	1,593	5,471	4,713
Interest expense:
Deposits	94	95	279	278
Borrowings	73	6	138	15
Total interest expense	167	101	417	293
Net interest income	1,736	1,492	5,054	4,420
Provision for loan losses	50	45	155	135
Net interest income after provision for loan losses	1,686	1,447	4,899	4,285
Noninterest income:
Fees and service charges on deposits	346	357	1,041	1,064
Gain on sale of loans	2	15	13	39
Gain on sale of foreclosed real estate	—	14	30	14
Fees and charges on loans	44	39	151	115
Income from bank owned life insurance	22	24	67	73
Other	5	37	20	83
Total noninterest income	419	486	1,322	1,388
Noninterest expenses:
Salaries and employee benefits	813	829	2,422	2,590
Occupancy and equipment	238	262	751	820
Data processing services	316	307	941	916
Professional fees	157	172	537	533
Deposit insurance	28	31	60	94
Stationery and supplies	14	17	60	55
Telephone and postage	23	26	74	78
Credit card expense	30	41	132	124
Other	148	197	551	521
Total noninterest expenses	1,767	1,882	5,528	5,731
Earnings (loss) before income taxes (benefit)	338	51	693	(58)
Income taxes (benefit)	123	16	263	(8)
Net earnings (loss)	$215	$35	430	(50)
Basic earnings (loss) per common share	$0.22	$0.04	0.45	(0.05)
Diluted earnings (loss) per common share	$0.22	$0.04	0.43	(0.05)
Dividends per common share	$—	$—	—	—

See accompanying Notes to Condensed Consolidated Financial Statements.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Stockholders' Equity
Nine Months Ended September 30, 2017 and 2016
($in thousands)
	Common Stock		Additional Paid In Capital	Retained Earnings	Unearned Employee Stock Ownership Plan Shares	Total Stockholders' Equity
	Shares	Amount
Balance, December 31, 2015	1,030,898	$10	7,285	14,633	(570)	21,358
Net loss (unaudited)	—	—	—	(50)	—	(50)
Stock based compensation expense (unaudited)	—	—	152	—	—	152
Stock issued for options exercised (unaudited)	1,000	—	11	—	—	11
Common stock allocated to ESOP participants (unaudited)	—	—	(69)	—	74	5
Balance, September 30, 2016 (unaudited)	1,031,898	$10	7,379	14,583	(496)	21,476
Balance, December 31, 2016	1,030,039	$10	7,374	14,743	(471)	21,656
Net earnings (unaudited)	—	—	—	430	—	430
Stock based compensation expense (unaudited)	—	—	148	—	—	148
Common stock allocated to ESOP participants (unaudited)	—	—	(82)	—	77	(5)
Balance, September 30, 2017 (unaudited)	1,030,039	$10	7,440	15,173	(394)	22,229

See accompanying Notes to Condensed Consolidated Financial Statements.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)
	Nine-Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net earnings (loss)	$430	(50)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation	234	271
Provision for loan losses	155	135
Deferred income taxes	263	10
Net amortization of premiums on securities	18	34
Net amortization of deferred loan fees and costs	122	90
Income from bank owned life insurance	(67)	(73)
Loans originated for sale	(541)	(1,085)
Proceeds from loans sold	554	1,124
Gain on sale of loans	(13)	(39)
ESOP compensation expense	(5)	5
Stock-based compensation expense	148	152
Increase in accrued interest receivable	(57)	(45)
Decrease in other assets	148	116
Gain on sale of foreclosed real estate	(30)	(14)
Write-down of foreclosed real estate	—	27
Increase in official checks	206	39
Increase in other liabilities	1,086	691
Net cash provided by operating activities	2,651	1,388
Cash flows from investing activities:
Principal pay-downs on securities held-to-maturity	2,621	3,331
Net increase in loans	(25,741)	(10,340)
Net purchases of premises and equipment	(91)	(168)
Purchase of Federal Home Loan Bank stock	(662)	(28)
Proceeds from sale of foreclosed real estate	34	106
Capital expenditures to foreclosed real estate	—	(14)
Net cash used in investing activities	(23,839)	(7,113)
Cash flows from financing activities:
Net increase in deposits	3,766	8,149
Cash proceeds from stock options exercised	—	11
Repayments of Federal Home Loan Bank advances	(158,250)	(42,500)
Proceeds from Federal Home Loan Bank advances	173,500	43,000
Net cash provided by financing activities	19,016	8,660
(Decrease) increase in cash and cash equivalents	(2,172)	2,935
Cash and cash equivalents at beginning of period	11,313	10,862
Cash and cash equivalents at end of period	$9,141	13,797
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$—	—
Interest	$417	293
Noncash transaction –
Transfer from loans to foreclosed real estate	$—	98

See accompanying Notes to Condensed Consolidated Financial Statements.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
1.   Organization and Basis of Presentation
Sunshine Financial, Inc. (“Sunshine Financial” or the “Holding Company”), a Maryland corporation, is the holding company for Sunshine Community Bank (the “Bank”) and owns all the outstanding common stock of the Bank.
The Holding Company’s only business is the operation of the Bank. The Bank through its five banking offices provides a variety of retail community banking services to individuals and businesses primarily in Leon County, Florida. The Bank’s deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation. The Bank’s subsidiary is Sunshine Member Insurance Services, Inc. (“SMSI”), which was established to sell automobile warranty, credit life and disability insurance products associated with loan products. Collectively the entities are referred to as the “Company.”
These condensed consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and Article 8-03 of Regulation S-X and do not include all disclosures required by accounting principles generally accepted in the United States of America (“GAAP”) for a complete presentation of the Company’s consolidated financial condition and consolidated results of operations.
In the opinion of management, the accompanying condensed consolidated financial statements of the Company reflect all adjustments (consisting only of normal recurring accruals) which are necessary in order to present fairly the consolidated financial position at September 30, 2017 and the results of operations for the three- and nine-month periods ended September 30, 2017 and 2016. It is recommended that these unaudited condensed consolidated financial statements be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2016 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 30, 2017 (“2016 Form 10-K”). The results of operations for the three- and nine-month periods ended September 30, 2017, are not necessarily indicative of the results to be expected for the full year or for any other period.
2.   Recent Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customer (Topic 606). In August 2015, FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606) which postponed the effective date. Subsequently, in March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations. This amendment clarifies that an entity should determine if it is the principal or the agent for each specified good or service promised in a contract with a customer. In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The core principle of Topic 606 is that an entity must recognize revenue when it has satisfied a performance obligation of transferring promised goods or services to a customer. The standard is effective for public entities for interim and annual periods beginning after December 15, 2017; early adoption is not permitted. The standard allows for full retrospective adoption for all periods presented or modified retrospective adoption to only the most current period presented in the financial statements. The cumulative effect of initially applying the standard is recognized at the date of the initial application. The Company’s primary source of revenue is interest income from financial instruments which is scoped out of this ASU. The Company does not expect implementation of this standard to have a material impact on our consolidated financial statements.
In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall (Subtopic 825-10), Recognition and Measurement of Financial Assets and Financial Liabilities. The new guidance is intended to improve the recognition and measurement of financial instruments. This ASU requires equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. In addition, the ASU requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes and requires separate presentation of

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

2.   Recent Accounting Pronouncements — (continued)

financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements. This ASU also eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet. The ASU also requires a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. ASU No. 2016-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted for certain provisions. The adoption of ASU No. 2016-01 is not expected to have a material impact on our consolidated financial statements. Management is in the planning stages of developing processes and procedures to comply with the disclosure requirements of this ASU, which could impact the disclosures we make related to the fair value of its financial instruments.
In February 2016, the FASB issued ASU 2016-2, Leases (Topic 842) which will require lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with term of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. The new ASU will require both types of leases to be recognized on the balance sheet. The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted.
The Company is in the process of determining the effect of the ASU on its consolidated financial statements. Once adopted, the Company expects to report higher assets and liabilities.
In June 2016, FASB issued Accounting Standards Update (“ASU”) No. 2016-13 Financial Instruments-Credit Losses (Topic 326). The ASU requires the Company to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. The Company will continue to use judgment to determine which loss estimation method is appropriate for their circumstances. The ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an organization’s portfolio.
These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. Additionally, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The ASU will take effect for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. The Company is in the process of determining the effect of the ASU on its consolidated financial statements. Once adopted, we expect our allowance for loan losses to increase; however, until our evaluation is complete the magnitude of the increase will be unknown.
In August 2016, FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This ASU addresses the appropriate classification of eight specific cash flow issues on the cash flow statement. Debt prepayment costs should be classified as an outflow for financing activities. Settlement of zero-coupon debt instruments divides the interest portion as an outflow for operating activities and the principal portion as an outflow for financing activities.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

2.   Recent Accounting Pronouncements — (continued)

Contingent consideration payments made after a business combination should be classified as outflows for financing and operating activities. Proceeds from the settlement of bank-owned life insurance policies should be classified as inflows from investing activities. Other specific areas are identified in the ASU as to the appropriate classification of the cash inflows or outflows. The amendments in this ASU are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted and must be applied using a retrospective transition method to each period presented. We do not expect this ASU to have a material impact on our consolidated financial statements.
In March 2017, the FASB issued ASU No. 2017-08, Receivables — Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities. The ASU shortens the amortization period for certain callable debt securities held at a premium, the amendments require the premium to be amortized to the earliest call date. The ASU will take effect for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The adoption of ASU No. 2017-08 is not expected to have a material impact on the Company’s consolidated financial statements.
In May 2017, the FASB issued ASU No. 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting. The ASU was issued to provide clarity as to when to apply modification accounting when there is a change in the terms or conditions of a share-based payment award. According to this ASU, an entity should account for the effects of a modification unless the fair value, vesting conditions, and balance sheet classification of the award is the same after the modification as compared to the original award prior to the modification. The standard is effective for reporting periods beginning after December 15, 2017, with early adoption permitted. The adoption of ASU No. 2017-09 is not expected to have a material impact on the Company’s consolidated financial statements.
In August 2017, the FASB issued ASU No. 2017-12, which amends the hedge accounting recognition and presentation requirements in ASC 815. The Board’s objectives in issuing the ASU are to improve the transparency and understandability of information conveyed to financial statement users about an entity’s risk management activities by better aligning the entity’s financial reporting for hedging relationships with those risk management activities and to reduce the complexity of and simplify the application of hedge accounting by preparers. For public business entities, the ASU is effective for fiscal years beginning after December 15, 2018, early adoption is permitted. The Company currently has no hedging relationships. As a result, the adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

3.   Earnings (Loss) Per Share
Earnings (loss) per share (“EPS”) has been computed on the basis of the weighted-average number of shares of common stock outstanding. For the three- and nine-months ended September 30, 2017, and the three-months ended September 30, 2016, the outstanding stock options are considered dilutive securities for purposes of calculating diluted EPS which was computed using the treasury stock method. For the nine-months September 30, 2016, the outstanding stock options were not considered dilutive securities due to the net loss incurred by the Company. The shares purchased by the ESOP are included in the weighted-average shares when they are committed to be released ($ in thousands, except per share amounts):
	2017			2016
	Earnings	Weighted- Average Shares	Per Share Amount	Earnings	Weighted- Average Shares	Per Share Amount
Three Months Ended September 30:
Basic EPS:
Net earnings	$215	956,861	$0.22	$35	945,606	$0.04
Effect of dilutive securities:
Incremental shares from assumed conversion of options		40,047			34,309
Diluted EPS:
Net earnings	$215	996,908	$0.22	$35	979,915	$0.04

	2017			2016
	Earnings	Weighted- Average Shares	Per Share Amount	Loss	Weighted- Average Shares	Per Share Amount
Nine Months Ended September 30:
Basic EPS:
Net earnings (loss)	$430	954,392	$0.45	$(50)	943,137	$(0.05)
Effect of dilutive securities:
Incremental shares from assumed conversion of options		39,067			—
Diluted EPS:
Net earnings (loss)	$430	993,459	$0.43	$(50)	943,137	$(0.05)

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

4.   Securities Held to Maturity
Securities have been classified as held to maturity according to management intent. The carrying amount of securities and their fair values are as follows (in thousands):
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
At September 30, 2017:
Agency mortgage-backed securities	$471	16	—	487
Agency collateralized mortgage obligations	13,402	34	(149)	13,287
Total	$13,873	50	(149)	13,774
At December 31, 2016:
Agency mortgage-backed securities	697	24	—	721
Agency collateralized mortgage obligations	15,815	15	(257)	15,573
Total	$16,512	39	(257)	16,294

There were no securities pledged at September 30, 2017 or December 31, 2016.
Securities with gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous loss position at the date indicated, are as follows (in thousands):
	Less than Twelve Months		Twelve Months or Longer
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
At September 30, 2017:
Agency collateralized mortgage obligations	$(40)	3,202	(109)	4,210
At December 31, 2016:
Agency collateralized mortgage obligations	$(102)	10,523	(155)	3,941

At September 30, 2017 and December 31, 2016, the unrealized losses on sixteen securities and twenty one securities, respectively are considered by management to be attributable to changes in market interest rates and not attributable to credit risk on the part of the issuer. Accordingly, if market rates were to decline, much or all of the decline in market value would likely be recovered through market appreciation. As management has the ability and intent to hold debt securities until maturity, or for the foreseeable future, no declines in the fair value below amortized cost are deemed to be other than temporary.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

5.   Loans
The loan portfolio segments and classes as of the dates indicated are as follows (in thousands):
	September 30, 2017	December 31, 2016
Real estate mortgage loans:
One-to four-family	$62,905	56,601
Commercial real estate	71,379	52,960
Construction and lot	4,922	4,247
Total real estate mortgage loans	139,206	113,808
Commercial loans	4,325	4,217
Consumer loans:
Home equity	6,811	7,166
Automobile and other	4,473	4,498
Credit cards and unsecured	5,580	5,796
Total consumer loans	16,864	17,460
Total loans	160,395	135,485
Add (deduct):
Loans in process	83	(522)
Deferred costs, fees and discounts, net	161	38
Allowance for loan losses	(1,098)	(924)
Total loans, net	$159,541	134,077

The Company has divided the loan portfolio into three portfolio segments and seven classes, each with different risk characteristics and methodologies for assessing risk. The portfolio segments identified by the Company are as follows:
Real Estate Mortgage Loans.   Real estate mortgage loans are loans comprised of three classes: One- to four-family, Commercial real estate and Construction and lot loans. The Company generally originates one- to four-family mortgage loans in amounts up to 80% of the lesser of the appraised value or purchase price of a mortgaged property, but will also permit loan-to-value ratios of up to 95%. For one- to four-family loans exceeding an 80% loan-to-value ratio, the Company generally requires the borrower to obtain private mortgage insurance covering any loss on the amount of the loan in excess of 80% in the event of foreclosure. Commercial real estate loans are generally originated at 75% or less loan-to-value ratio and have amortization terms of up to 20 years and maturities of up to ten years. Construction loans to borrowers are to finance the construction of one- to four-family and owner occupied properties. These loans are categorized as construction loans during the construction period, later converting to one-to four-family real estate loans after the construction is complete and amortization of the loan begins. Real estate construction loan funds are disbursed periodically based on the percentage of construction completed. If the estimate of construction cost proves to be inaccurate, the Company may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower to repay the loan. The Company carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. Construction loans are typically secured by the properties under construction. The Company also makes loans for the purchase of developed lots for future construction of the borrower’s primary residence. The

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

5.   Loans — (continued)

Company will generally originate lot loans in an amount up to 75% of the lower of the purchase price or appraisal and have a maximum amortization of up to 20 years and maturities up to 20 years. Construction and lot loan lending is generally considered to involve a higher degree of credit risk than long-term permanent financing of residential properties.
Commercial Loans.   Commercial loans are comprised of non-real estate secured and unsecured loans. The Company offers these commercial loans generally to its commercial real estate borrowers.
Consumer Loans.   Consumer loans are comprised of three classes: Home Equity, Automobile and Other, and Credit cards and unsecured. The Company offers a variety of secured consumer loans, including home equity, new and used automobile, boat and other recreational vehicle loans, and loans secured by deposit accounts. The Company also offers unsecured consumer loans including a credit card product. The Company originates its consumer loans primarily in its market area. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates and may be made on terms of up to twenty years. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.
An analysis of the change in the allowance for loan losses for the periods indicated, is as follows (in thousands):
	Real Estate Mortgage Loans	Commercial Loans	Consumer Loans	Unallocated	Total
Three Months Ended September 30, 2017:
Beginning balance	$514	68	338	157	1,077
Provision (credit) for loan loss	27	14	35	(26)	50
Charge-offs	—	—	(46)	—	(46)
Recoveries	5	—	12	—	17
Ending balance	$546	82	339	131	1,098
Three Months Ended September 30, 2016:
Beginning balance	$481	27	356	61	925
Provision (credit) for loan loss	59	14	33	(61)	45
Charge-offs	(53)	—	(42)	—	(95)
Recoveries	9	—	8	—	17
Ending balance	$496	41	355	—	892
Nine Months Ended September 30, 2017:
Beginning balance	$558	74	292	—	924
Provision (credit) for loan loss	(101)	8	117	131	155
Charge-offs	—	—	(100)	—	(100)
Recoveries	89	—	30	—	119
Ending balance	$546	82	339	131	1,098
Nine Months Ended September 30, 2016:
Beginning balance	$503	10	381	1	895
Provision (credit) for loan loss	46	31	59	(1)	135
Charge-offs	(67)	—	(132)	—	(199)
Recoveries	14	—	47	—	61
Ending balance	$496	41	355	—	892

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

5.   Loans — (continued)

	Real Estate Mortgage Loans	Commercial Loans	Consumer Loans	Unallocated	Total
At September 30, 2017:
Individually evaluated for impairment:
Recorded investment	$2,017	—	151	—	2,168
Balance in allowance for loan losses	$44	—	28	—	72
Collectively evaluated for impairment:
Recorded investment	$137,189	4,325	16,713	—	158,227
Balance in allowance for loan losses	$502	82	311	131	1,026
At December 31, 2016:
Individually evaluated for impairment:
Recorded investment	$2,559	—	162	—	2,721
Balance in allowance for loan losses	$44	—	28	—	72
Collectively evaluated for impairment:
Recorded investment	$111,249	4,217	17,298	—	132,764
Balance in allowance for loan losses	$514	74	264	—	852

The following summarizes the loan credit quality by loan grade and class at the dates indicated (in thousands):
Credit Risk Profile by Internally Assigned Grade:	One-to Four-Family	Commercial Real Estate	Construction and Lot	Commercial	Home Equity	Automobile and Other	Credit Cards and Unsecured	Total
At September 30, 2017:
Grade:
Pass	$60,231	71,379	4,884	4,325	6,415	4,335	5,486	157,055
Special mention	756	—	—	—	172	7	—	935
Substandard	1,918	—	38	—	224	131	94	2,405
Total	$62,905	71,379	4,922	4,325	6,811	4,473	5,580	160,395
At December 31, 2016:
Grade:
Pass	$53,573	52,960	4,218	4,217	6,843	4,393	5,760	131,964
Special mention	807	—	—	—	—	—	4	811
Substandard	2,221	—	29	—	323	105	32	2,710
Total	$56,601	52,960	4,247	4,217	7,166	4,498	5,796	135,485

Internally assigned loan grades are defined as follows:
Pass — A Pass loan’s primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary.
Special Mention — A Special Mention loan has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company’s credit position at some future date. Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.
Substandard — A Substandard loan is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

5.   Loans — (continued)

Doubtful — A loan classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.
Loss — A loan classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.
Age analysis of past-due loans at the dates indicated is as follows (in thousands):
	Accruing Loans
	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days and Greater Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
At September 30, 2017:
Real estate mortgage loans:
One-to four-family	$834	233	—	1,067	59,920	1,918	62,905
Commercial real estate	532	—	—	532	70,847	—	71,379
Construction and lot	50	—	—	50	4,834	38	4,922
Commercial loans	50	—	—	50	4,275	—	4,325
Consumer loans:
Home equity	18	170	—	188	6,318	305	6,811
Automobile and other	104	17	—	121	4,221	131	4,473
Credit cards and unsecured	30	20	26	76	5,410	94	5,580
Total	$1,618	440	26	2,084	155,825	2,486	160,395
At December 31, 2016:
Real estate mortgage loans:
One-to four-family	$772	277	—	1,049	53,465	2,087	56,601
Commercial real estate	—	—	—	—	52,960	—	52,960
Construction and lot	85	—	—	85	4,162	—	4,247
Commercial loans	17	—	—	17	4,200	—	4,217
Consumer loans:
Home equity	60	—	—	60	6,786	320	7,166
Automobile and other	21	—	—	21	4,373	104	4,498
Credit cards and unsecured	138	4	7	149	5,614	33	5,796
Total	$1,093	281	7	1,381	131,560	2,544	135,485

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

5.   Loans — (continued)

The following summarizes the amount of impaired loans at the dates indicated (in thousands):
	With No Related Allowance Recorded		With an Allowance Recorded			Total
	Recorded Investment	Unpaid Principal Balance	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
At September 30, 2017:
Real estate mortgage loans:
One-to four-family	$1,449	1,493	568	584	44	2,017	2,077	44
Consumer loans:
Home equity	117	127	34	43	28	151	170	28
	$1,566	1,620	602	627	72	2,168	2,247	72
At December 31, 2016:
Real estate mortgage loans:
One-to four-family	$1,985	2,037	574	591	44	2,559	2,628	44
Consumer loans:
Home equity	126	137	36	45	28	162	182	28
	$2,111	2,174	610	636	72	2,721	2,810	72

The average net investment in impaired loans and interest income recognized and received on impaired loans for the periods shown are as follows (in thousands):
	Three Months Ended September 30,
	2017			2016
	Average Recorded Investment	Interest Income Recognized	Interest Income Received	Average Recorded Investment	Interest Income Recognized	Interest Income Received
Real estate mortgage loans:
One-to-four family	$1,973	44	42	2,578	34	36
Consumer loans:
Home equity	123	4	4	181	3	2
Total	$2,096	48	46	$2,759	37	38

	Nine Months Ended September 30,
	2017			2016
	Average Recorded Investment	Interest Income Recognized	Interest Income Received	Average Recorded Investment	Interest Income Recognized	Interest Income Received
Real estate mortgage loans:
One-to-four family	$1,984	92	92	2,587	110	113
Consumer loans:
Home equity	126	7	7	184	10	10
Total	$2,110	99	99	$2,771	120	123

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

5.   Loans — (continued)

The Company had no troubled debt restructurings (TDR) entered into during the three and nine months ended September 30, 2017 or 2016. The Company had no commitments to extend additional credit to borrowers whose terms have been modified in TDRs.
6.   Lines of Credit
The Company has an unsecured federal funds line of credit for $6.0 million with a correspondent bank and a $46.0 million line with the Federal Home Loan Bank of Atlanta collateralized by a blanket lien on qualifying loans. At September 30, 2017, the Company had $28.0 million outstanding in FHLB advances that mature in 2017 at a weighted average fixed rate of 1.17%. At December 31, 2016, the Company had $12.8 million outstanding in FHLB advances that mature in 2017 at a weighted average fixed rate of 0.63%. At September 30, 2017 and December 31, 2016, the Company had no outstanding balances on the federal funds line of credit.
7.   Off-Balance-Sheet Financial Instruments
The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are unused lines of credit and commitments to extend credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheets. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.
The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for unused lines of credit and commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed-expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management’s credit evaluation of the counterparty.
Unused lines of credit and commitments to extend credit typically result in loans with a market interest rate when funded. A summary of the amounts of the Company’s financial instruments, with off-balance-sheet risk at September 30, 2017, as follows (in thousands):
Contract Amount
Unused lines of credit	$19,908
Commitments to extend credit	$—

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

8.   Fair Value of Financial Instruments
The estimated fair values of the Company’s financial instruments are as follows (in thousands):
	At September 30, 2017			At December 31, 2016
	Carrying Amount	Fair Value	Level	Carrying Amount	Fair Value	Level
Financial assets:
Cash and cash equivalents	$9,141	9,141	1	11,313	11,313	1
Securities held to maturity	13,873	13,774	2	16,512	16,294	2
Loans	159,541	166,613	3	134,077	132,454	3
Federal Home Loan Bank stock	1,346	1,346	3	684	684	3
Accrued interest receivable	506	506	3	449	449	3
Financial liabilities:
Deposits	141,668	135,271	3	137,902	132,280	3
Federal Home Loan Bank advances	28,000	28,001	3	12,750	12,750	3
Off-balance-sheet financial instruments	—	—	3	—	—	3
Discussion regarding the assumptions used to compute the estimated fair values of financial instruments can be found in Note 1 to the consolidated financial statements included in the 2016 Form 10-K.
9.   Employee Stock Ownership Plan
The Holding Company has established an ESOP which acquired 98,756 shares of common stock in exchange for a $988,000 note payable from the Bank to the Holding Company. The note bears interest at a fixed rate of 4.25%, is payable in annual installments and is due in 2021. The ESOP expense was $1,000 for the three-months ended September 30, 2017 and $7,000 for the three-months ended September 30, 2016. The ESOP expense was $10,000 for the nine-months ended September 30, 2017 and $23,000 for the nine-months ended September 30, 2016. At September 30, 2017 and December 31, 2016, there were 32,096 and 41,971 shares, respectively, that had not been allocated under the ESOP.
10.   Equity Incentive Plan
On May 23, 2012, the Holding Company’s stockholders approved the 2012 Equity Incentive Plan (“Plan”). The Plan authorizes the grant of options for up to 123,445 shares of the Holding Company’s common stock of which 41,945 shares were available for grant at September 30, 2017. The options granted have ten year terms and vest from one to five years. A summary of the activity in stock options under the Plan is as follows:
	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2015	81,500	$11.62
Exercised	(1,000)	10.75
Outstanding at September 30, 2016	80,500	$11.63	6.38 years
Outstanding at December 31, 2016	80,500	11.63
Exercised	—	—
Outstanding at September 30, 2017	80,500	$11.63	5.38 years	$875,375
Exercisable at September 30, 2017	10,500	$10.75	5.20 years	$123,375

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

10.   Equity Incentive Plan — (continued)

At September 30, 2017, there was approximately $18,000 of unrecognized compensation expense related to non-vested stock options granted under the Plan. The cost is expected to be recognized over a weighted average period of twenty-two months. The total fair value of shares vesting and recognized as compensation expense was $11,000 and $12,000 for the three-months ended September 30, 2017 and 2016, respectively. The total fair value of shares vesting and recognized as compensation expense was $34,000 for both the nine-months ended September 30, 2017 and 2016.
The Plan also authorizes the grant of up to 49,378 shares of restricted stock of which 4,078 shares remain available for grant at September 30, 2017. The restricted stock awarded under the Plan vests equally over five years from the date of grant. Restricted stock awards are forfeited if employment is terminated before the restriction period expires. The record holder of the Holding Company’s restricted stock possesses all the rights of a holder of the Holding Company common stock, including the right to receive dividends on and to vote the restricted stock. The restricted stock may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until they become fully vested and transferable in accordance with the agreements. Compensation expense for restricted stock totaled $38,000 for the three-months ended September 30, 2017 and $39,000 for the three-months ended September 30, 2016. Compensation expense for restricted stock totaled $114,000 for the nine-months ended September 30, 2017 and $118,000 for the nine-months ended September 30, 2016. The income tax benefit recognized was $15,000 and $15,000 for the three months ended September 30, 2017 and September 30, 2016, respectively, and $43,000 and $45,000 for the nine-months ended September 30, 2017 and September 30, 2016, respectively.
A summary of the status of the Company’s restricted stock and changes during the periods then ended are presented below:
	Number of Shares	Weighted-Average Grant-Date Fair Value
Outstanding at December 31, 2015	28,700	$16.92
Vested shares	(800)	18.25
Outstanding at September 30, 2016	27,900	16.88
Outstanding at December 31, 2016	19,400	16.94
Forfeited	(1,200)	18.25
Vested shares	(400)	18.25
Outstanding at September 30, 2017	17,800	$16.82

Total unrecognized compensation cost related to these non-vested shares of restricted stock amounted to approximately $168,000 at September 30, 2017. This cost is expected to be recognized monthly over the related vesting period using the straight-line method through 2019.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

11.   Fair Value Measurements
Impaired collateral-dependent loans are carried at fair value when the current collateral value is lower than the carrying value of the loan. Those impaired collateral-dependent loans which are measured at fair value on a nonrecurring basis are as follows (in thousands):
	Fair Value	Level 1	Level 2	Level 3	Total Losses	Losses Recorded During the Period
At September 30, 2017:
One-to four-family	$568	—	—	568	44	—
Home equity	34	—	—	34	28	—
Total	$602	—	—	602	72	—
At December 31, 2016:
One-to four-family	$574	—	—	574	44	—
Home equity	36	—	—	36	28	—
Total	$610	—	—	610	72	—

Foreclosed real estate is recorded at fair value less estimated costs to sell. Foreclosed real estate which is measured at fair value on a nonrecurring basis is summarized below (in thousands):
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Losses	Losses Recorded During the Period
At September 30, 2017:
Foreclosed real estate	$137	—	—	137	—	—
At December 31, 2016:
Foreclosed real estate	$141	—	—	141	32	27

12.   Regulatory Matters
The Bank’s actual regulatory capital amounts and percentages are presented in the table ($ in thousands).
	Actual		Minimum For Capital Adequacy Purposes		Minimum To Be Well Capitalized Under Prompt and Corrective Action Provisions
	Amount	%	Amount	%	Amount	%
At September 30, 2017:
Total Capital to Risk-Weighted Assets	$18,563	12.53%	$11,849	8.00%	$14,811	10.00%
Tier I Capital to Risk-Weighted Assets	17,465	11.79	8,887	6.00	11,849	8.00
Tier I Capital to Total Assets	17,465	9.70	7,204	4.00	9,005	5.00
Common equity Tier 1 Capital to Risk-Weighted Assets	17,465	11.79	6,665	4.50	9,627	6.50
At December 31, 2016:
Total Capital to Risk-Weighted Assets	19,539	15.34	10,191	8.00	12,739	10.00
Tier I Capital to Risk-Weighted Assets	18,615	14.61	7,643	6.00	10,191	8.00
Tier I Capital to Total Assets	18,615	11.42	6,519	4.00	8,148	5.00
Common equity Tier 1 Capital to Risk-Weighted Assets	18,615	14.61	5,733	4.50	8,280	6.50

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)

12.   Regulatory Matters — (continued)

Pursuant to the capital regulations of the FDIC and the other federal banking agencies, the Bank must maintain a capital conservation buffer consisting of additional common equity tier 1 (“CET1”) capital greater than 2.5% of risk-weighted assets above the required minimum levels of risk-based CET1 capital, tier 1 capital and total capital in order to avoid limitations on paying dividends, repurchasing shares, and paying discretionary bonuses. For our fiscal year ending December 31, 2017, the capital conservation buffer rule requires a buffer of greater than 1.25% of risk-weighted assets, which amount will increase by 0.625% yearly until the requirement is fully phased-in on January 1, 2019, when the buffer must exceed 2.5% of risk-weighted assets. As September 30, 2017, the Bank’s CET1 capital exceeded the required capital conservation buffer.

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Sunshine Financial, Inc.
Tallahassee, Florida:
We have audited the accompanying consolidated balance sheets of Sunshine Financial, Inc. and Subsidiaries (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 30, 2017

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets
($ in thousands, except per share data)
	At December 31,
	2016	2015
Assets
Cash and due from banks	$2,705	$1,773
Interest-bearing deposits with banks	8,608	9,089
Cash and cash equivalents	11,313	10,862
Securities held to maturity (fair value $16,294 in 2016 and $20,854 in 2015)	16,512	21,063
Loans, net of allowance for loan losses of $924 and $895	134,077	113,422
Premises and equipment, net	3,662	4,591
Bank owned life insurance	3,172	3,075
Federal Home Loan Bank stock, at cost	684	348
Deferred income taxes	2,550	2,613
Accrued interest receivable	449	322
Foreclosed real estate	141	433
Other assets	649	1,099
Total assets	$173,209	$157,828
Liabilities and Stockholders’ Equity
Liabilities:
Noninterest-bearing deposit accounts	31,247	28,211
Money-market deposit accounts	39,633	36,524
Savings accounts	46,989	41,717
Time deposits	20,033	24,018
Total deposits	137,902	130,470
Federal home loan bank advances	12,750	5,000
Official checks	541	526
Other liabilities	360	474
Total liabilities	151,553	136,470
Commitments and contingencies (Notes 5, 9 and 12)
Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 6,000,000 shares authorized, 1,030,039 and 1,030,898 shares issued and outstanding at December 31, 2016 and 2015, respectively	10	10
Additional paid in capital	7,374	7,285
Retained earnings	14,743	14,633
Unearned Employee Stock Ownership Plan shares	(471)	(570)
Total stockholders’ equity	21,656	21,358
Total liabilities and stockholders’ equity	$173,209	$157,828

See accompanying Notes to Consolidated Financial Statements.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Operations
(In thousands, except per share data)
	Year Ended December 31,
	2016	2015
Interest income:
Loans	$5,995	$5,510
Securities	369	473
Other	52	22
Total interest income	6,416	6,005
Interest expense:
Deposit accounts	374	374
Federal home loan bank borrowings	27	1
Total interest expense	401	375
Net interest income	6,015	5,630
Provision for loan losses	180	180
Net interest income after provision for loan losses	5,835	5,450
Noninterest income:
Fees and service charges on deposit accounts	1,419	1,461
Gain on loan sales	36	134
Gain on sale of land	—	451
Gain on sale of foreclosed real estate	12	39
Fees and charges on loans	154	138
Income from bank owned life insurance	97	75
Other	180	42
Total noninterest income	1,898	2,340
Noninterest expenses:
Salaries and employee benefits	3,393	3,673
Occupancy and equipment	1,103	1,123
Data processing services	1,232	1,285
Professional fees	695	638
Deposit insurance	87	125
Advertising and promotion	86	58
Stationery and supplies	75	67
Telephone communications	103	132
Foreclosed real estate	46	83
Credit card expense	154	135
Other	603	599
Total noninterest expenses	7,577	7,918
Earnings before income tax expense (benefit)	156	(128)
Income tax expense (benefit)	46	(52)
Net earnings (loss)	$110	$(76)
Basic earnings (loss) per common share	$0.12	$(0.08)
Diluted earnings (loss) per common share	$0.11	$(0.08)

See accompanying Notes to Consolidated Financial Statements.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2016 and 2015
($ In thousands)
	Common Stock		Additional Paid In Capital	Retained Earnings	Unearned Employee Stock Ownership Plan Shares	Total Stockholders’ Equity
	Shares	Amount
Balance, December 31, 2014	1,094,110	$10	8,334	14,709	(665)	22,388
Net loss	—	—	—	(76)	—	(76)
Repurchase of common stock	(63,212)	—	(1,144)	—	—	(1,144)
Stock based compensation expense	—	—	176	—	—	176
Common stock allocated to ESOP participants	—	—	(81)	—	95	14
Balance, December 31, 2015	1,030,898	$10	7,285	14,633	(570)	21,358
Net earnings	—	—	—	110	—	110
Repurchase of common stock	(1,859)	—	(33)	—	—	(33)
Stock based compensation expense	—	—	202	—	—	202
Stock options exercised	1,000	—	11	—	—	11
Common stock allocated to Employee Stock Ownership Plan (“ESOP”) participants	—	—	(91)	—	99	8
Balance, December 31, 2016	1,030,039	$10	7,374	14,743	(471)	21,656

See accompanying Notes to Consolidated Financial Statements.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(In thousands)
	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net earnings (loss)	$110	$(76)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation	359	389
Gain on sale of land	—	(451)
Provision for loan losses	180	180
Deferred income tax benefit	63	(52)
Net amortization of premiums on securities	46	49
Net change in deferred loan fees (costs)	(170)	19
Income from bank owned life insurance	(97)	(75)
Loans originated for sale	(1,237)	(6,102)
Proceeds from loans sold	1,273	6,485
Gain on sale of loans	(36)	(134)
ESOP compensation expense	8	14
Share-based compensation expense	202	176
(Increase) decrease in accrued interest receivable	(127)	28
Decrease (increase) in other assets	450	(100)
Gain on sale of foreclosed real estate	(12)	(39)
Write-down of foreclosed real estate	27	5
Increase in official checks	15	201
(Decrease) increase in other liabilities	(114)	86
Net cash provided by operating activities	940	603
Cash flows from investing activities:
Principal pay-downs on held-to-maturity securities	4,505	4,923
Purchase of bank owned life insurance	—	(3,000)
Net increase in loans	(20,765)	(11,544)
Net sales of premises and equipment	570	378
Purchase of Federal Home Loan Bank stock	(336)	(218)
Proceeds from sale of foreclosed real estate	391	298
Capital expenditures for foreclosed real estate	(14)	(31)
Net cash used in investing activities	(15,649)	(9,194)
Cash flows from financing activities:
Net increase in deposits	7,432	2,565
Net proceeds from FHLB borrowings	7,750	5,000
Cash proceeds from stock options exercised	11	—
Repurchase of common stock	(33)	(1,144)
Net cash provided by financing activities	15,160	6,421
Increase (decrease) in cash and cash equivalents	451	(2,170)
Cash and cash equivalents at beginning of year	10,862	13,032
Cash and cash equivalents at end of year	$11,313	$10,862
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$—	$—
Interest	$401	$375
Noncash transactions:
Transfer from loans to foreclosed real estate	$100	$460

See accompanying Notes to Consolidated Financial Statements.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended
(1)   Organization and Significant Accounting Policies
Organization.   Sunshine Financial, Inc. (“Sunshine Financial” or the “Holding Company”), a Maryland corporation, is the holding company for Sunshine Community Bank (the “Bank”) and owns all the outstanding common stock of the Bank.
The Bank completed its conversion from a federal savings bank charter to a Florida state bank charter effective July 1, 2016. As a result of the charter conversion, the Bank’s legal name changed to Sunshine Community Bank.
The Holding Company’s only business is the operation of the Bank. The Bank through its five banking offices provides a variety of retail community banking services to individuals and businesses primarily in Leon County, Florida. The Bank’s deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation. The Bank’s subsidiary is Sunshine Member Insurance Services, Inc. (“SMSI”), which was established to sell automobile warranty and credit life and disability insurance products associated with loan products. Collectively the entities are referred to as the “Company.”
The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and to prevailing practices within the banking industry. The following summarizes the more significant of these policies and practices.
Principles of Consolidation.   The consolidated financial statements include the accounts of Sunshine Financial and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates.   In preparing consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, and the valuation of foreclosed real estate and deferred tax assets.
Cash and Cash Equivalents.   For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks and interest-bearing deposits with banks, all of which mature within ninety days.
Banks are required to maintain cash reserves in the form of vault cash, in a noninterest-earning account with the Federal Reserve Bank or in noninterest-earning accounts with other qualified banks. This requirement is based on the amount of the Bank’s transaction deposit accounts.
Securities.   Securities may be classified as either trading, held-to-maturity or available-for-sale. Trading securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading securities are included immediately in operations. Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale securities consist of securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses on available-for-sale securities are excluded from operations and reported in comprehensive income. Gains and losses on the sale of available-for-sale securities are recorded on the trade date and are determined using the specific-identification method. Premiums and discounts on securities available for sale are recognized in interest income using the interest method over the period to maturity.
Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(1)   Organization and Significant Accounting Policies — (continued)

Loans Held for Sale.    The Bank originates loans for sale in the secondary market. These loans are carried at the lower of cost or estimated fair value in the aggregate. At December 31, 2016 and 2015, there were no loans held for sale.
Loans.    Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.
Loan origination fees are deferred and certain direct origination costs are capitalized. The net amount is recognized as an adjustment of the yield over the contractual life of the related loan.
Loans, Continued.   The accrual of interest on loans is discontinued at the time the loan is more than ninety-days delinquent unless the loan is well collateralized and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered unlikely.
All interest accrued but not collected for loans placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and remain current for a period of six months.
Allowance for Loan Losses.   The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to operations. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. There were no changes in the Bank’s accounting policies or methodology during the years ended December 31, 2016 or 2015.
The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.
The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For such loans, an allowance is established when the discounted cash flows, collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers all other loans and is based on historical industry loss experience adjusted for qualitative factors.
The historical loss component of the allowance is determined by losses recognized by portfolio segment over the preceding two years. This is supplemented by the risks for each portfolio segment. Risk factors impacting loans in each of the portfolio segments include changes in lending policies and procedures, economic conditions, volume and nature of loans, lending management experience, volume of troubled loans, quality of loan review system, value of collateral-dependent loans, credit concentrations and competition and regulatory change. The historical experience is adjusted for qualitative factors such as economic conditions and other trends or uncertainties that could affect management’s estimate of probable losses.
A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(1)   Organization and Significant Accounting Policies — (continued)

insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for all mortgage loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral-dependent.
Income Taxes.   There are two components of income taxes: current and deferred. Current income taxes reflect taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.
Deferred income taxes result from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized. As of December 31, 2016, management is not aware of any uncertain tax positions that would have a material effect on the Company’s consolidated financial statements.
The Company files consolidated income tax returns. Income taxes are allocated to the Holding Company and the Bank as if separate income tax returns were filed. Interest and penalties on income taxes are recognized as a component of income taxes.
Loan Servicing.   Servicing assets are recognized as separate assets when rights are retained or acquired through purchase or through sale of financial assets. Capitalized servicing rights are amortized in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets. Servicing assets are evaluated for impairment based upon the fair value of the rights compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum. At December 31, 2016 and 2015, the amount of loan servicing assets was immaterial.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(1)   Organization and Significant Accounting Policies — (continued)

Premises and Equipment.   Land is stated at cost. Buildings and improvements and furniture and equipment are stated at cost, less accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives for buildings and improvements range from ten to forty years; for furniture and fixtures from five to seven years.
Foreclosed Real Estate.    Real estate acquired through, or in lieu of, loan foreclosure is held for sale and are initially recorded at fair value less costs to sell at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of the new cost basis or fair value less costs to sell. Revenue and expenses from operations are included in the consolidated statements of operations.
Off-Balance Sheet Financial Instruments.   In the ordinary course of business the Company has entered into off-balance sheet financial instruments consist of unused lines of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded.
Transfer of Financial Assets.   Transfers of financial assets or a participating interest in an entire financial asset are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. A participating interest is a portion of an entire financial asset that (1) conveys proportionate ownership rights with equal priority to each participating interest holder (2) involves no recourse (other than standard representations and warranties) to, or subordination by, any participating interest holder, and (3) does not entitle any participating interest holder to receive cash before any other participating interest holder.
Fair Value Measurements.    Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. GAAP also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy describes three levels of inputs that may be used to measure fair value:
Level 1:   Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2:   Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.
Level 3:   Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.
The following describes valuation methodologies used for assets measured at fair value:
Impaired Loans.   The Company’s impaired loans are normally collateral dependent and, as such, are carried at the lower of the Company’s net recorded investment in the loan or the estimated fair value of the collateral less estimated selling costs. Estimates of fair value are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company’s management related to values

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(1)   Organization and Significant Accounting Policies — (continued)

of properties in the Company’s market areas. These officers take into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, fair value estimates for impaired loans is classified as Level 3.
Foreclosed Real Estate.    Estimates of fair values are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company’s management related to values of properties in the Company’s market areas. These officers taken into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, the fair values estimates for foreclosed real estate are classified as Level 3.
Fair Values of Financial Instruments.   The following methods and assumptions were used by the Company in estimating fair values of financial instruments:
Cash and Cash Equivalents.   The carrying amounts of cash and cash equivalents approximate their fair value.
Securities Held to Maturity.    Fair values for securities are based on the framework for measuring fair value.
Loans.   For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate mortgage and consumer loans are estimated using discounted cash flow analyses, using a third party pricing model. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.
Federal Home Loan Bank Stock.   Fair value of the Company’s investment in Federal Home Loan Bank stock is its redemption value of  $100 per share.
Accrued Interest Receivable.   The carrying amounts of accrued interest approximate their fair values.
Deposit Liabilities.   The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate time deposits are estimated using the Company’s interest-rate risk management model.
Federal Home Loan Bank Advances.   Due to the short term nature as of December 31, 2016 and 2015, the carrying amount of Federal Home Loan Bank advances approximate their fair value.
Off-Balance Sheet Financial Instruments.   Fair values for off balance sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.
Recent Pronouncements.    In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customer (Topic 606). In August 2015, FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606) which postponed the effective date of 2014-09. Subsequently, in March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations. This amendment clarifies that an entity should determine if it is the principal or the agent for each specified good or service promised in a contract with a customer. In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The core principle of Topic 606 is that an entity must recognize revenue when it has satisfied a performance obligation of transferring promised goods or services to a customer. The standard is effective for public entities for interim and annual periods beginning after December 15, 2017; early adoption is not permitted. The standard allows for full retrospective adoption for all periods presented or modified retrospective

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(1)   Organization and Significant Accounting Policies — (continued)

adoption to only the most current period presented in the financial statements. The cumulative effect of initially applying the standard is recognized at the date of the initial application. Our primary source of revenue is interest income, which is recognized as it is earned and is deemed to be in compliance with this ASU. The Company does not expect implementation of this standard to have a material impact on our consolidated financial statements.
In January 2016, the FASB issued ASU 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The ASU requires equity investments to be measured at fair value with changes in fair values recognized in net earnings, simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment and eliminates the requirement to disclose fair values, the methods and significant assumptions used to estimate the fair value of financial instruments measured at amortized cost. The ASU also clarifies that the Company should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale debt securities in combination with the Company’s other deferred tax assets. These amendments are effective for the Company beginning January 1, 2017. The ASU did not have a material impact on the Company’s consolidated financial statements.
In February 2016, the FASB issued ASU 2016-2, Leases (Topic 842) which will require lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with term of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. The new ASU will require both types of leases to be recognized on the balance sheet. The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is be permitted for all organizations. Once adopted, we expect to report higher assets and liabilities as a result of including additional lease information on the consolidated balance sheet. The Company is in the process of determining the effect of the ASU on its consolidated financial statements.
In March 2016 the FASB issued ASU No. 2016-09 Compensation-Stock Compensation (Topic 718). The ASU simplifies several aspects of the accounting for share-based payment award transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Early adoption is permitted. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The ASU is not expected to have a material impact on the Company’s financial statements.
In June 2016, FASB issued Accounting Standards Update (“ASU”) No. 2016-13 Financial Instruments-Credit Losses (Topic 326). The ASU requires the Company to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. The Company will continue to use judgment to determine which loss estimation method is appropriate for their circumstances. The ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an organization’s portfolio. These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. Additionally, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The ASU

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(1)   Organization and Significant Accounting Policies — (continued)

will take effect for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. The Company is in the process of determining the effect of the ASU on its consolidated financial statements. Once adopted, we expect our allowance for loan losses to increase; however, until our evaluation is complete the magnitude of the increase will be unknown.
In August 2016, FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This ASU addresses the appropriate classification of eight specific cash flow issues on the cash flow statement. Debt prepayment costs should be classified as an outflow for financing activities. Settlement of zero-coupon debt instruments divides the interest portion as an outflow for operating activities and the principal portion as an outflow for financing activities. Contingent consideration payments made after a business combination should be classified as outflows for financing and operating activities. Proceeds from the settlement of bank-owned life insurance policies should be classified as inflows from investing activities. Other specific areas are identified in the ASU as to the appropriate classification of the cash inflows or outflows. The amendments in this ASU are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The Company does not expect this ASU to have a material impact on the Company’s consolidated financial statements.
Reclassifications.   Certain amounts in the 2015 consolidated financial statements have been reclassified to conform with the 2016 presentation.
(2)   Earnings (loss) Per Share
Earnings (loss) per share (“EPS”) has been computed on the basis of the weighted-average number of shares of common stock outstanding. For the year ended December 31, 2016 the outstanding stock options were considered dilutive securities for purposes of calculating diluted EPS which was computed using the treasury stock method. For the year ended December 31, 2015 the outstanding stock options were are not considered dilutive securities due to the net loss incurred by the Company. The shares purchased by the ESOP are included in the weighted-average shares when they are committed to be released (dollars in thousands, except per share amounts):
	2016			2015
	Earnings	Weighted- Average Shares	Per Share Amount	Loss	Weighted- Average Shares	Per Share Amount
Year Ended December 31:
Basic EPS:
Net earnings (loss)	$110	944,372	$0.12	$(76)	979,579	$(0.08)
Effect of dilutive securities –
Incremental shares from assumed conversion of options and restricted stock awards		33,374			—
Diluted EPS:
Net (loss) earnings	$110	977,746	$0.11	$(76)	979,579	$(0.08)

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(3)   Securities Held to Maturity
Management has classified all securities as held to maturity. The carrying amount of securities and their fair values at the dates indicated are as follows (in thousands):
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
At December 31, 2016:
Agency mortgage-backed securities	$697	24	—	721
Agency collateralized mortgage obligations	15,815	15	(257)	15,573
	$16,512	39	(257)	16,294
At December 31, 2015:
Agency mortgage-backed securities	$1,086	42	—	1,128
Agency collateralized mortgage obligations	19,977	27	(278)	19,726
	$21,063	69	(278)	20,854

There were no securities pledged as of December 31, 2016 and 2015.
Securities with gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous loss position at the date indicated, are as follows (in thousands):
	Less than Twelve Months		Twelve Months or Longer
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
At December 31, 2016 –
Agency collateralized mortgage obligations	$(102)	10,523	(155)	3,941
At December 31, 2015 –
Agency collateralized mortgage obligations	$(94)	8,332	(184)	5,839

At December 31, 2016 and 2015, the unrealized losses on twenty-one and nineteen securities, respectively, are considered by management to be attributable to changes in market interest rates, and not attributable to credit risk on the part of the issuer. Accordingly, if market rates were to decline, much or the entire decline in market value would likely be recovered through market appreciation. As management has the ability and intent to hold debt securities until maturity, or for the foreseeable future, no declines in the fair value below amortized cost are deemed to be other than temporary.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(4)   Loans
The loan portfolio segments and classes at the dates indicated are as follows (in thousands):
	December 31,
	2016	2015
Real estate mortgage loans:
One-to-four family	$56,601	$46,293
Commercial real estate	52,960	43,419
Construction and lot	4,247	5,175
Total real estate mortgage loans	113,808	94,887
Commercial	4,217	1,177
Consumer loans:
Home equity	7,166	7,609
Automobile	3,221	3,321
Credit cards and unsecured	5,796	6,100
Other	1,277	1,312
Total consumer loans	17,460	18,342
Total loans	135,485	114,406
Add (deduct):
Loans in process	(522)	43
Deferred loan fees (costs)	38	(132)
Allowance for losses	(924)	(895)
Total loans, net	$134,077	$113,422

The Company has divided the loan portfolio into three portfolio segments and eight classes, each with different risk characteristics and methodologies for assessing risk. The portfolio segments identified by the Company are as follows:
Real Estate Mortgage Loans.   Real estate mortgage loans are loans comprised of three classes: One- to four-family, Commercial real estate and Construction and lot loans. The Company generally originates one- to four-family mortgage loans in amounts up to 80% of the lesser of the appraised value or purchase price of a mortgaged property, but will also permit loan-to-value ratios of up to 95%. For one- to four-family loans exceeding an 80% loan-to-value ratio, the Company generally requires the borrower to obtain private mortgage insurance covering any loss on the amount of the loan in excess of 80% in the event of foreclosure. Commercial real estate loans are generally originated at 75% or less loan-to-value ratio and have amortization terms of up to 20 years and maturities of up to ten years. Construction loans to borrowers are to finance the construction of one- to four-family, owner occupied properties. These loans are categorized as construction loans during the construction period, later converting to residential real estate loans after the construction is complete and amortization of the loan begins. Real estate construction loan funds are disbursed periodically based on the percentage of construction completed. If the estimate of construction cost proves to be inaccurate, the Company may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower to repay the loan. The Company carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. Construction loans are typically secured by the properties under construction. The Company also makes loans for the purchase of developed lots for future construction of the borrower’s primary residence. The Company will generally originate lot

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(4)   Loans — (continued)

loans in an amount up to 75% of the lower of the purchase price or appraisal and have a maximum amortization of up to 20 years and maturities up to 20 years. Construction and lot loan lending is generally considered to involve a higher degree of credit risk than long-term permanent financing of residential properties.
Commercial.   Commercial loans are primarily underwritten on the basis of the borrowers’ ability to service such debt from income. The cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. As a general practice, the Company takes as collateral a security interest in any available real estate, equipment, or other chattel, although loans may also be made on an unsecured basis. Collateralized working capital loans typically are secured by short-term assets whereas long-term loans are primarily secured by long-term assets.
Consumer Loans.   Consumer loans are comprised of four classes: Home equity, Automobile, Credit cards and unsecured, and Other. The Company offers a variety of secured consumer loans, including home equity, new and used automobile, boat and other recreational vehicle loans, and loans secured by savings deposits. The Company also offers unsecured consumer loans including a credit card product. The Company originates its consumer loans primarily in its market area. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates and may be made on terms of up to twenty years. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.
The activity in the allowance for loan losses for the periods shown was as follows (in thousands):
	Real Estate Mortgage Loans	Commercial Loans	Consumer Loans	Unallocated	Total
Year Ended December 31, 2016:
Beginning balance	$503	10	381	1	895
Provision (credit) for loan loss	108	64	9	(1)	180
Charge-offs	(69)	—	(152)	—	(221)
Recoveries	16	—	54	—	70
Ending balance	$558	74	292	—	924
Individually evaluated for impairment:
Recorded investment	$2,559	—	162	—	2,721
Balance in allowance for loan losses	$44	—	28	—	72
Collectively evaluated for impairment:
Recorded investment	$111,249	4,217	17,298	—	132,764
Balance in allowance for loan losses	$514	74	264	—	852

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(4)   Loans — (continued)

	Real Estate Mortgage Loans	Commercial Loans	Consumer Loans	Unallocated	Total
Year Ended December 31, 2015:
Beginning balance	$708	10	296	73	1,087
Provision (credit) for loan loss	(232)	—	484	(72)	180
Charge-offs	(6)	—	(495)	—	(501)
Recoveries	33	—	96	—	129
Ending balance	$503	10	381	1	895
Individually evaluated for impairment:
Recorded investment	$2,728	—	221	—	2,949
Balance in allowance for loan losses	$73	—	33	—	106
Collectively evaluated for impairment:
Recorded investment	$92,159	1,178	18,120	—	111,457
Balance in allowance for loan losses	$430	10	348	1	789

The following summarizes the loan credit quality at the dates indicated (in thousands):
Credit Risk Profile by Internally Assigned Grade:	One-to- Four Family	Commercial Real Estate	Construction/ lot	Commercial	Home Equity	Automobile	Credit Cards and Unsecured	Other	Total
At December 31, 2016:
Grade:
Pass	$53,573	52,960	4,218	4,217	6,843	3,198	5,760	1,195	131,964
Special mention	807	—	—	—	—	—	4	—	811
Substandard	2,221	—	29	—	323	23	32	82	2,710
Total	$56,601	52,960	4,247	4,217	7,166	3.221	5,796	1,277	135,485
At December 31, 2015:
Grade:
Pass	$41,995	43,419	5,154	1,177	7,221	3,311	6,068	1,228	109,573
Special mention	419	—	21	—	23	—	—	1	464
Substandard	3,879	—	—	—	365	10	32	83	4,369
Total	$46,293	43,419	5,175	1,177	7,609	3.321	6,100	1,312	114,406

Internally assigned loan grades are defined as follows:
Pass — A Pass loan’s primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary.
Special Mention — A Special Mention loan has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company’s credit position at some future date. Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(4)   Loans — (continued)

Substandard — A Substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.
Doubtful — A loan classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.
Loss — A loan classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.
Age analysis of past-due loans at the dates indicated is as follows (in thousands):
	Accruing Loans					Nonaccrual Loans	Total Loans
	30 – 59 Days Past Due	60 – 89 Days Past Due	90 Days and Greater Past Due	Total Past Due	Current
At December 31, 2016:
Real estate loans:
One-to-four family	$772	277	—	1,049	53,465	2,087	56,601
Commercial	—	—	—	—	52,960	—	52,960
Construction and lot	85	—	—	85	4,162	—	4,247
Commercial loans	17	—	—	17	4,200	—	4,217
Consumer loans:
Home equity	60	—	—	60	6,786	320	7,166
Automobile	21	—	—	21	3,178	22	3,221
Credit cards and unsecured	138	4	7	149	5,614	33	5,796
Other	—	—	—	—	1,195	82	1,277
Total	$1,093	281	7	1,381	131,560	2,544	135,485
At December 31, 2015:
Real estate loans:
One-to-four family	$698	419	—	1,117	43,832	1,344	46,293
Commercial	—	—	—	—	43,419	—	43,419
Construction and lot	—	21	—	21	5,154	—	5,175
Commercial loans	—	—	—	—	1,177	—	1,177
Consumer loans:
Home equity	77	51	—	128	7,192	289	7,609
Automobile	22	—	—	22	3,289	10	3,321
Credit cards and unsecured	54	—	7	61	6,007	32	6,100
Other	4	1	—	5	1,224	83	1,312
Total	$855	492	7	1,354	111,294	1,758	114,406

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(4)   Loans — (continued)

The following summarizes the amount of impaired loans at the dates indicated (in thousands):
	With No Related Allowance Recorded		With an Allowance Recorded			Total
	Recorded Investment	Unpaid Principal Balance	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
At December 31, 2016:
Real estate loans –
One-to-four family	$1,985	2,037	574	591	44	2,559	2,628	44
Consumer loans –
Home equity	126	137	36	45	28	162	182	28
	$2,111	2,174	610	636	72	2,721	2,810	72
At December 31, 2015:
Real estate loans –
One-to-four family	$1,552	1,604	1,176	1,193	73	2,728	2,797	73
Consumer loans –
Home equity	56	71	165	174	33	221	245	33
	$1,608	1,675	1,341	1,367	106	2,949	3,042	106

The average net investment in impaired loans and interest income recognized and received on impaired loans are as follows (in thousands):
	Average Recorded Investment	Interest Income Recognized	Interest Income Received
For the Year Ended December 31, 2016:
Real estate loans:
One-to-four family	$2,571	138	139
Consumer loans:
Home equity	162	11	11
Total	$2,733	149	150
For the Year Ended December 31, 2015:
Real estate loans:
One-to-four family	$2,686	125	127
Consumer loans:
Home equity	219	12	13
Total	$2,905	137	140

There were no loans entered into as troubled debt restructures during the years ended December 31, 2016 or 2015

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(5)   Premises and Equipment
Premises and equipment are summarized as follows (in thousands):
	At December 31,
	2016	2015
Land	$791	921
Buildings and improvements	5,077	5,624
Furniture and equipment	4,632	4,616
Total, at cost	10,500	11,161
Less accumulated depreciation	6,838	6,570
Premises and equipment, net	$3,662	4,591

Certain facilities are leased under operating leases. Rental expense was $224,000 and $215,000 for the years ended December 31, 2016 and 2015, respectively. The operating leases generally contain escalation clauses. The future minimum lease payments are as follows (in thousands):
Year Ending December 31,	Amount
2017	$188
2018	171
2019	121
2020	97
2021	100
Thereafter	217
$894

(6)   Foreclosed Real Estate
Expenses applicable to foreclosed real estate at the dates indicated are as follows (in thousands):
Year Ended December 31,	2016	2015
Write-down of foreclosed real estate	$27	5
Operating expenses	19	78
	$46	83

(7)   Deposits
The aggregate amount of time deposits with a minimum denomination of  $100,000 was approximately $6.0 million and $7.7 million at December 31, 2016 and 2015, respectively. Deposits in excess of  $250,000 are not insured by FDIC. The scheduled maturities of time deposits are as follows (in thousands):
Year Ending December 31,	Amount
2017	$14,407
2018	3,715
2019	1,028
2020	711
2021	172
$20,033

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(8)   Federal Home Loan Bank Advances and Line of Credit
The Company also has an unsecured federal funds line of credit for $6.0 million with a correspondent bank and a $41.8 million line with the Federal Home Loan Bank of Atlanta collateralized by a blanket lien on qualifying loans. At December 31, 2016, the Company had $12.75 million outstanding in FHLB advances that mature in 2017 at a weighted average fixed rate of 0.63%. At December 31, 2015 the Company had $5.0 million outstanding in FHLB advances that mature in 2016 at a weighted average fixed rate of 0.39%. At December 31, 2016 and 2015, the Company had no outstanding balances on the federal funds line of credit.
(9)   Off-Balance Sheet Financial Instruments
The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are unused lines of credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheets. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.
The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for unused lines of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments.
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed-expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management’s credit evaluation of the counterparty.
Unused lines of credit typically result in loans with a market interest rate when funded. A summary of the amounts of the Company’s financial instruments, with off-balance-sheet risk at the dates indicated follows (in thousands):
At December 31,	2016
Unused lines of credit	$17,905

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(10)   Fair Value of Financial Instruments
The estimated fair values of the Company’s financial instruments at the dates indicated are as follows (in thousands):
	At December 31, 2016		At December 31, 2015
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents (Level 1)	$11,313	11,313	10,862	10,862
Securities held to maturity (Level 2)	16,512	16,294	21,063	20,854
Loans (Level 3)	134,077	132,454	113,422	113,558
Federal Home Loan Bank stock (Level 3)	684	684	348	348
Accrued interest receivable (Level 3)	449	449	322	322
Financial liabilities:
Deposits (Level 3)	137,902	132,280	130,470	126,230
Federal Home Loan Bank advances (Level 3)	12,750	12,750	5,000	5,000
Off-balance-sheet financial instruments (Level 3)	—	—	—	—
(11)   Income Taxes
The components of the income tax benefit for the years ended December 31, 2016 and 2015 are as follows (in thousands):
	Year Ended December 31,
	2016	2015
Current:
Federal	$(17)	—
State	—	—
Total current	(17)	—
Deferred:
Federal	55	(45)
State	8	(7)
Total deferred	63	(52)
Income taxes (benefit)	$46	(52)

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(11)   Income Taxes — (continued)

The reasons for the differences between the statutory Federal income tax rate and the effective tax rate at the dates indicated are as follows (dollars in thousands):
	Year Ended December 31,
	2016		2015
	Amount	% of Pretax Earnings	Amount	% of Pretax Loss
Income taxes (benefit) at Federal statutory rate	$53	34.0%	$(44)	34.0%
Increase (decrease) in income tax (benefit) resulting from State taxes, net of Federal tax	5	3.2	(4)	(3.0)
Other	(12)	(7.7)	(4)	(3.0)
Total	$46	29.5%	$(52)	(40.6)%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at the dates indicated are presented below (in thousands):
	At December 31,
	2016	2015
Deferred tax assets:
Allowance for loan losses	$353	337
Net operating loss carryforwards	1,382	1,505
Other	54	156
Nonaccrual interest	565	412
Foreclosed property expenses	—	13
Premises and equipment	61	81
Stock based compensation	196	183
Total deferred tax assets	2,611	2,687
Deferred tax liabilities:
Mortgage service rights	(61)	(74)
Total deferred tax liabilities	(61)	(74)
Net deferred tax asset	$2,550	2,613

At December 31, 2016, the Company has Federal net operating loss carryforwards of approximately $3.7 million, available to offset future taxable income. These carryforwards will begin to expire in 2028.
The Company files consolidated U.S. and Florida income tax returns. With few exceptions, the Company is no longer subject to U.S. federal or state and local income tax examinations by taxing authorities for years before 2013.
The Company performs periodic evaluations on the deferred tax asset to determine if a valuation allowance is necessary. The analysis weighs positive evidence against negative evidence to determine if it is more likely than not to recognize the future benefit of the deferred tax asset. The Company’s analysis includes internal forecasts that demonstrate the Company’s ability to fully utilize the deferred tax asset prior to the expiration of the related net operating loss periods discussed above. The Company’s internal forecasts

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(11)   Income Taxes — (continued)

include growth assumptions relating to loans, noninterest income and noninterest expense, as well as estimating loan losses and other nonrecurring items. Management determined that a valuation allowance against the deferred tax asset was not necessary at December 31, 2016 or 2015.
(12)   Contingencies
Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s consolidated financial statements.
(13)   Related Parties
The Company makes loans to and accepts deposits from its executive officers and directors and their related entities. The activity for the periods shown is as follows (in thousands):
	Year Ended December 31,
	2015	2014
Loans at beginning of year	$2	6
Repayments	(1)	(4)
Loans at end of year	$1	2
Deposits at end of year	$144	400

(14)   Employee Benefit Plans
The Company has a 401(k) plan for its employees who meet certain age and length-of-service requirements. For the tax year 2016, eligible employees could contribute up to $18,000 of their compensation to the plan on a pre-tax basis. Employer matching contributions were made at 100 percent of the employee contribution up to five percent. Employer contributions to the 401(k) plan were approximately $106,000 and $97,000 for 2016 and 2015, respectively.
(15)   Employee Stock Ownership Plan (“ESOP”)
The Holding Company has established an ESOP which acquired 98,756 shares in exchange for a $988,000 note payable to the Holding Company. The loan is being repaid principally by the Bank through contributions to the ESOP over a period of 10 years. The note bears interest at a fixed rate of 4.25% and is payable in annual installments and is due in 2021. The ESOP expense was $8,000 and $14,000 for the years ended December 31, 2016 and 2015, respectively.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(16)   2012 Equity Incentive Plan
The Company’s 2012 Equity Incentive Plan authorizes the grant of options or stock appreciation rights for up to 123,445 shares of the Holding Company’s common stock. At December 31, 2016 and 2015, no stock appreciation rights had been granted. The options granted have ten year terms and vest from one to five years. At December 31, 2016, 41,945 shares remain available for grant. A summary of the activity in the Company’s stock options is as follows:
	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2014	84,000	11.23
Forfeited	(2,500)	10.75
Outstanding at December 31, 2015	81,500	$11.62	7.12 years
Exercised	(1,000)	$10.75
Outstanding at December 31, 2016	80,500	$11.63	6.14 years
Exercisable at December 31, 2016	10,000	$10.75	5.95 years	$91,500

At December 31, 2016, there was approximately $51,000 of unrecognized compensation expense related to non-vested stock options granted under the Plan. The cost is expected to be recognized over a period of thirty-two months. The total fair value of shares vesting and recognized as compensation expense was $45,000 and $29,000 for the years ended December 31, 2016 and 2015, respectively. The Company recognized a tax benefit of  $17,000 for each of the years ended December 31, 2016 and 2015.
The Company’s 2012 Equity Incentive Plan also authorized the grant of up to 49,378 restricted common shares. The restricted shares granted vest in five equal annual installments, with the first installment vesting one year after the date of grant. Restricted shares generally are forfeited if employment is terminated before the restriction period expires. The record holder of the Company’s restricted shares of common stock possesses all the rights of a holder of the Company common stock, including the right to receive dividends on and to vote the restricted shares. The restricted shares may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until they become fully vested and transferable in accordance with the agreements. Compensation expense for restricted stock totaled $157,000 for 2016 and $147,000 for 2015. The income tax benefit recognized was $59,000 and $55,000 in the years ended December 31, 2016 and 2015, respectively.
A summary of the status of the Company’s restricted stock and changes during the years then ended are presented below:
	Number of Shares	Weighted-Average Grant-Date Fair Value
Outstanding at December 31, 2014	38,000	$16.91
Vested	(9,300)	16.88
Outstanding at December 31, 2015	28,700	16.92
Vested	(9,300)	16.88
Outstanding at December 31, 2016	19,400	$16.94

Total unrecognized compensation cost related to these nonvested restricted stock amounted to approximately $300,000 at December 31, 2016. This cost is expected to be recognized monthly over the related vesting period using the straight-line method through 2019.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(17)   Fair Value Measurements
Impaired collateral-dependent loans are carried at fair value when the current collateral value is lower than the carrying value of the loan. Those impaired collateral-dependent loans which are measured at fair value on a nonrecurring basis at December 31, 2016 and 2015 are as follows (in thousands):
	Fair Value	Quoted Prices In Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total Losses	Losses (Gains) Recorded During the Year
At December 31, 2016:
One-to four-family	$574	—	—	574	44	(25)
Home equity	36	—	—	36	28	23
Total	$610	—	—	610	72	(2)
At December 31, 2015:
One-to four-family	$754	—	—	754	69	—
Home equity	16	—	—	16	5	—
Total	$770	—	—	770	74	—

Foreclosed real estate is recorded at fair value less estimated costs to sell. Foreclosed real estate is measured at fair value on a nonrecurring basis at December 31, 2016 and 2015 is summarized below (in thousands):
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Losses	Losses Recorded During the Year
At December 31, 2016 –
Foreclosed real estate	$141	—	—	141	32	27
At December 31, 2015 –
Foreclosed real estate	$433	—	—	433	103	5

(18)   Regulatory Matters
On December 31, 2016, the Bank was subject to minimum capital requirements imposed by the Federal Deposit Insurance Corporation. Capital adequacy requirements are quantitative measures established by regulation that require the Bank to maintain minimum amounts and ratios of capital.
At December 31, 2016, the Bank exceeded all regulatory capital requirements. Consistent with its goals to operate a sound and profitable organization, the Bank’s policy is to maintain a “well-capitalized” status under the capital categories. Based on capital levels at December 31, 2016, the Bank was considered to be well-capitalized.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(18)   Regulatory Matters — (continued)

The Bank’s actual regulatory capital amounts and percentages at December 31, 2016 and 2015 are presented in the table (dollars in thousands):
	Actual		Minimum For Capital Adequacy Purposes		Minimum To Be Well Capitalized Under Prompt and Corrective Action Provisions
	Amount	%	Amount	%	Amount	%
At December 31, 2016:
Total Capital to Risk-Weighted Assets	$19,539	15.34%	$10,191	8.00%	$12,739	10.00%
Tier I Capital to Risk-Weighted Assets	18,615	14.61	7,643	6.00	10,191	8.00
Tier I Capital to Total Assets	18,615	11.42	6,519	4.00	8,148	5.00
Common equity Tier 1 Capital to Risk-Weighted Assets	18,615	14.61	5,733	4.50	8,280	6.50
At December 31, 2015:
Total Capital to Risk-Weighted Assets	$19,117	17.03%	$8,978	8.00%	$11,222	10.00%
Tier I Capital to Risk-Weighted Assets	18,222	16.24	6,733	6.00	8,978	8.00
Tier I Capital to Total Assets	18,222	12.56	5,803	4.00	7,253	5.00
Common equity Tier 1 Capital to Risk-Weighted Assets	18,222	16.24	5,050	4.50	7,295	6.50
In addition to the minimum Common Equity Tier 1 (“CET-1”), Tier 1 and Total Capital ratios, the Bank has to maintain a capital conservation buffer consisting of additional CET-1 capital equal above the required minimum levels in order to avoid limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses based on percentages of eligible retained earnings that could be utilized for such actions. This new capital conservation buffer requirement began to be phased in starting in January 2016 at 0.625% of risk-weighted assets and will increase each year to an amount equal to 2.5% of risk-weighted assets when fully implemented in January 2019.
Bank holding companies are subject to capital adequacy requirements of the Federal Reserve under the Bank Holding Company Act of 1956, as amended, and the regulations of the Federal Reserve. For a Bank holding company with less than $1.0 billion in assets, the capital guidelines apply on a bank only basis and the Federal Reserve expects the holding company’s subsidiary banks to be well-capitalized under the prompt corrective action regulations.

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(19)   Parent Company Only Financial Information
The Holding Company’s financial information follows (in thousands):
Condensed Balance Sheets
	At December 31,
	2016	2015
Assets
Cash	$311	517
Investment in subsidiary	21,119	20,756
Other assets	229	122
Total assets	$21,659	21,395
Liabilities and Stockholders’ Equity
Other liabilities	3	37
Stockholders’ equity	21,656	21,358
Total liabilities and stockholders’ equity	$21,659	21,395

Condensed Statements of Operations
	Year Ended December 31,
	2016	2015
Revenues	$25	30
Expenses	(150)	(135)
Loss before earnings (loss) of subsidiary	(125)	(105)
Net earnings (loss) of subsidiary	229	(12)
Earnings (loss) before income tax benefit	104	(117)
Income tax benefit	(6)	(41)
Net earnings (loss)	$110	(76)

SUNSHINE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2016 and 2015 and the Years Then Ended

(19)   Parent Company Only Financial Information — (continued)

Condensed Statements of Cash Flows
	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net earnings (loss)	$110	(76)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
ESOP compensation expense	8	14
Decrease in investment in subsidiary due to ESOP compensation	68	78
Increase in other assets	(107)	(65)
(Decrease) increase in other liabilities	(34)	36
Equity in undistributed (earnings) loss of subsidiary	(229)	12
Net cash used in operating activities	(184)	(1)
Cash flows from financing activities:
Cash proceeds from stock options exercised	11	—
Repurchase of common stock	(33)	(1,144)
Net cash used in financing activities	(22)	(1,144)
Net decrease in cash	(206)	(1,145)
Cash at beginning of the year	517	1,662
Cash at end of year	$311	517
Supplemental disclosure of cash flow information:
Noncash transaction-Stock-based compensation expense of subsidiary	$202	176

Annex A
AGREEMENT AND PLAN OF MERGER

by and between

THE FIRST BANCSHARES, INC.

and

SOUTHWEST BANC SHARES, INC.

Dated as of October 24, 2017

ARTICLE I

THE MERGER
ARTICLE II

MERGER CONSIDERATION; EXCHANGE PROCEDURES
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SWBS
A-i

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FBMS
A-ii

ARTICLE V

COVENANTS
ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER
ARTICLE VII

TERMINATION
A-iii

ARTICLE VIII

DEFINITIONS
Section 8.01 Definitions	A-45
ARTICLE IX

MISCELLANEOUS

*
Intentionally omitted. The First Bancshares, Inc. will provide a copy supplementally to the Commission upon request.

A-iv

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”) is dated as of October 24, 2017, 2017, by and between The First Bancshares, Inc., a Mississippi corporation (“FBMS”), and Southwest Banc Shares, Inc., an Alabama corporation (“SWBS”) and, together with FBMS, the “Parties” and each a “Party”).
W I T N E S S E T H
WHEREAS, the boards of directors of the Parties have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the business combination transaction provided for in this Agreement in which SWBS will, on the terms and subject to the conditions set forth in this Agreement, merge with and into FBMS (the “Merger”), with FBMS as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Entity”);
WHEREAS, as a condition to the willingness of FBMS to enter into this Agreement, certain directors of SWBS have entered into voting agreements (each a “SWBS Voting Agreement” and collectively, the “SWBS Voting Agreements”), substantially in the form attached hereto as Exhibit A, dated as of the date hereof, with FBMS, pursuant to which each such director has agreed, among other things, to vote certain of the SWBS Common Stock owned by such director in favor of the approval of this Agreement and the transactions contemplated hereby, subject to the terms of the SWBS Voting Agreement;
WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and
WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.
NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I

THE MERGER
Section 1.01 The Merger.   Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Business Corporation Act (the “MBCA”) and the Alabama Business Corporation Law (the “ABCL”), at the Effective Time, SWBS shall merge with and into FBMS pursuant to the terms of this Agreement. FBMS shall be the Surviving Entity in the Merger and shall continue its existence as a corporation under the laws of the State of Mississippi. As of the Effective Time, the separate corporate existence of SWBS shall cease.
Section 1.02 Articles of Incorporation and Bylaws.   At the Effective Time, the articles of incorporation of FBMS in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Entity until thereafter amended in accordance with applicable Law. The bylaws of FBMS in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable Law and the terms of such bylaws.
Section 1.03 Bank Merger.   Except as provided below, immediately following the Effective Time and sequentially but in effect simultaneously on the Closing Date, First Community Bank, an Alabama state-chartered bank and a direct wholly owned subsidiary of SWBS (“First Community Bank”), shall be merged (the “Bank Merger”) with and into The First, A National Banking Association, a national banking association and a direct wholly owned subsidiary of FBMS (“The First”), in accordance with the provisions of applicable federal and state banking laws and regulations, and The First shall be the surviving bank (the “Surviving Bank”). The Bank Merger shall have the effects as set forth under applicable federal and state banking laws and regulations, and the board of directors of the Parties shall cause the board of directors of The First and First Community Bank, respectively, to approve a separate merger agreement (the “Bank Plan of Merger”) in substantially the form attached hereto as Exhibit B, and cause the Bank Plan of Merger to be executed and delivered as soon as practicable following the date of execution of this Agreement. Each of FBMS and SWBS shall also approve the Bank Plan of Merger in their capacities as sole shareholders of The First and First Community Bank, respectively. As provided in the Bank Plan of Merger, the Bank Merger may be abandoned at the election of The First at any time, whether before or after filings are made for regulatory approval of the Bank Merger, but if the Bank Merger is abandoned for any reason, First Community Bank shall continue to operate under its name; provided that prior to any such election, FBMS shall (a) reasonably consult with SWBS and its regulatory counsel and (b) reasonably determine in good faith that such election will not, and would not reasonably be expected to, prevent, delay or impair any Party’s ability to consummate the Merger or the other transactions contemplated by this Agreement.
Section 1.04 Effective Time; Closing.
(a) Subject to the terms and conditions of this Agreement, the Parties will make all such filings as may be required to consummate the Merger and the Bank Merger by applicable Laws. The Merger shall become effective as set forth in the articles of merger (the “Articles of Merger”) related to the Merger that shall be filed with the Secretary of State of the State of Mississippi and the Secretary of State of the State of Alabama, as provided in the MBCA and ABCL, on the Closing Date. The “Effective Time” of the Merger shall be the later of  (i) the date and time of filing of the Articles of Merger, or (ii) the date and time when the Merger becomes effective as set forth in the Articles of Merger, which shall be no later than three (3) Business Days after all of the conditions to the Closing set forth in Article VI (other than conditions to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof.
(b) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place beginning immediately prior to the Effective Time (such date, the “Closing Date”) at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30309, or such other place as the Parties may mutually agree. At the Closing, there shall be delivered to FBMS and SWBS the Articles of Merger and such other certificates and other documents required to be delivered under Article VI.
Section 1.05 Additional Actions.   If, at any time after the Effective Time, any Party shall consider or be advised that any further deeds, documents, assignments or assurances in Law or any other acts are necessary or desirable to carry out the purposes of this Agreement (such Party, the “Requesting Party”), the other Party and its Subsidiaries and their respective officers and directors shall be deemed to have granted to the Requesting Party and its Subsidiaries, and each or any of them, an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in Law or any other acts as are necessary or desirable to carry out the purposes of this Agreement, and the officers and directors of the Requesting Party and its Subsidiaries, as applicable, are authorized in the name of the other Party and its Subsidiaries or otherwise to take any and all such action.
Section 1.06 Officers and Directors.   The officers and directors of FBMS immediately prior to the Effective Time shall remain the officers and directors of FBMS, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of FBMS.
Section 1.07 Reservation of Right to Revise Structure.   FBMS may at any time and without the approval of SWBS change the method of effecting the business combination contemplated by this Agreement if and to the extent that it reasonably deems such a change to be necessary; provided, however, that no such change shall (i) alter or change the amount or form of the consideration to be issued to Holders as Merger Consideration as currently contemplated in this Agreement, (ii) reasonably be expected to materially impede or delay consummation of the Merger, (iii) adversely affect the federal or state income tax treatment of Holders in connection with the Merger, (iv) require submission to or approval of SWBS’s shareholders after the plan of merger set forth in this Agreement has been approved by SWBS’s shareholders, or (v) result in the Merger or other method of effecting the business combination failing to be a reorganization described in Section 368(a) of the Code or FBMS and SWBS failing to be parties to such reorganization. In the event that FBMS elects to make such a change, the Parties agree to cooperate to execute appropriate documents to reflect the change.

ARTICLE II

MERGER CONSIDERATION; EXCHANGE PROCEDURES
Section 2.01 Merger Consideration.   Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of the Parties or any shareholder of SWBS:
(a) Each share of FBMS Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.
(b) Each share of SWBS Common Stock owned directly by FBMS, SWBS or any of their respective Subsidiaries (other than shares in trust accounts, managed accounts and the like for the benefit of customers or shares held as collateral for outstanding debt previously contracted) immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto.
(c) Each share of SWBS Common Stock outstanding immediately prior to the Effective Time (other than Dissenting Shares, treasury stock and shares described in Section 2.01(b)), shall be converted, in accordance with the procedures set forth in this Article II, into the right to receive (i) the Per Share Cash Consideration, and (ii) the Per Share Stock Consideration.
For purposes of this Agreement:
“Cash Consideration” means an amount equal to $24 million, provided that if SWBS’s Adjusted Tangible Common Equity as of the Closing is less than $32 million, the Cash Consideration shall be reduced by an amount equal to (x) $32 million minus (y) SWBS’s actual Adjusted Tangible Common Equity as of the Closing.
“Actual Closing Price” means the average closing price of the FBMS Common Stock as reported on the Nasdaq Stock Market for the ten Trading Days preceding the date that is the fifth business day preceding the Closing Date.
“Adjusted Closing Price” means (i) if the Actual Closing Price is at least 20% higher than the Signing Price (as defined below), then an amount equal to 120% of the Signing Price; or (ii) if the Actual Closing Price is at least 20% lower than the Signing Price, an amount equal to 80% of the Signing Price; or (iii) if the Actual Closing Price is neither 20% higher than the Signing Price nor 20% lower than the Signing Price, then an amount equal to the Actual Closing Price.
“Merger Consideration” means the Per Share Stock Consideration together with the Per Share Cash Consideration.
“Per Share Cash Consideration” means Pro Rata Share of the Cash Consideration.
“Per Share Stock Consideration” means a Pro Rata Share of the Stock Consideration.
“Signing Price” means $30.45.
“Stock Consideration” shall mean a number of shares of FBMS Common Stock calculated by dividing $36 million by the Adjusted Closing Price.
“Pro Rata Share” shall mean the quotient obtained by dividing (i) the number one by (ii) the total number of shares of SWBS Common Stock outstanding as of the Effective Time.
(d) Notwithstanding anything in this Agreement to the contrary, shares of SWBS Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands the fair value of such shares pursuant to, and who complies in all respects with, the provisions of Article 13 of the ABCL (the “Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but instead the holder of such Dissenting Shares (hereinafter called a “Dissenting Shareholder”) shall be entitled to payment of the fair value of such shares in accordance with the provisions of Article 13 of the ABCL (and at the Effective Time, such

Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist), unless and until such Dissenting Shareholder shall have failed to perfect such holder’s right to receive, or shall have effectively withdrawn or lost rights to demand or receive, the fair value of such shares of SWBS Common Stock under such provisions of the ABCL. If any Dissenting Shareholder shall effectively withdraw or lose such Holder’s dissenter’s rights under the applicable provisions of the ABCL, each such Dissenting Share shall be deemed to have been converted into and to have become exchangeable for, the right to receive the Merger Consideration, without any interest thereon, in accordance with the applicable provisions of this Agreement. SWBS shall give FBMS (i) prompt notice of any written notices to exercise dissenters’ rights in respect of any shares of SWBS Common Stock, attempted withdrawals of such notices and any other instruments served pursuant to the ABCL and received by SWBS relating to dissenters’ rights and (ii) the opportunity to participate in negotiations and proceedings with respect to demands for fair value under the ABCL. SWBS shall not, except with the prior written consent of FBMS, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Article II to pay for shares of SWBS Common Stock for which dissenters’ rights have been perfected shall be returned to FBMS upon demand. If the amount paid to a Dissenting Shareholder exceeds such Dissenting Shareholder’s Merger Consideration, such excess amount shall not reduce the amount of Merger Consideration paid to other Holders.
Section 2.02 SWBS Stock-Based Awards.
(a) Immediately prior to the Effective Time, each share of SWBS Common Stock subject to vesting restrictions granted under the SWBS Stock Plans (a “SWBS Restricted Share”) that is outstanding immediately prior to the Effective Time shall become fully vested and nonforfeitable and shall be converted automatically into and shall thereafter represent the right to receive the Per Share Cash Consideration and the Per Share Stock Consideration, less the amount of any required withholding Tax, pursuant to Section 2.01(c).
(b) Prior to the Effective Time, the board of directors of SWBS (or, if appropriate, any committee thereof administering the SWBS Stock Plans) shall adopt such resolutions or take such other actions, including obtaining any necessary consents or amendments to the applicable award agreements and equity plans, as may be required to effectuate the provisions of this Section 2.02.
Section 2.03 Rights as Shareholders; Stock Transfers.   At the Effective Time, all shares of SWBS Common Stock, when converted in accordance with Section 2.01, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate or Book-Entry Share previously evidencing such shares shall thereafter represent only the right to receive for each such share of SWBS Common Stock, the Merger Consideration and any cash in lieu of fractional shares of FBMS Common Stock in accordance with this Article II. At the Effective Time, holders of SWBS Common Stock shall cease to be, and shall have no rights as, shareholders of SWBS, other than the right to receive the Merger Consideration and cash in lieu of fractional shares of FBMS Common Stock as provided under this Article II. After the Effective Time, there shall be no registration of transfers on the stock transfer books of SWBS of shares of SWBS Common Stock.
Section 2.04 Fractional Shares.   Notwithstanding any other provision hereof, no fractional shares of FBMS Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, FBMS shall pay or cause to be paid to each holder of a fractional share of FBMS Common Stock, rounded to the nearest one hundredth of a share, an amount of cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in FBMS Common Stock to which such holder would otherwise be entitled by the Adjusted Closing Price.
Section 2.05 Plan of Reorganization.   It is intended that the Merger and the Bank Merger shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code.
Section 2.06 Exchange Procedures.   As promptly as practicable after the Effective Time but in no event later than three (3) Business Days after the Closing Date, and provided that SWBS has delivered, or caused to be delivered, to the Exchange Agent all information that is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall mail or otherwise cause to be delivered to each Holder appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent, as well as instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration as provided for in this Agreement (the “Letter of Transmittal”). The form of the Letter of Transmittal is attached hereto at Exhibit F.
Section 2.07 Deposit of Merger Consideration.
(a) Prior to the Effective Time, FBMS shall (i) deposit, or shall cause to be deposited, with the Exchange Agent stock certificates representing the number of shares of FBMS Common Stock and cash sufficient to deliver the Merger Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.04, and if applicable, cash in an aggregate amount sufficient to make the appropriate payment to the holders of Dissenting Shares) (collectively, the “Exchange Fund”), and (ii) instruct the Exchange Agent to promptly pay such Merger Consideration and cash in lieu of fractional shares upon receipt of a properly completed Letter of Transmittal in accordance with this Agreement.
(b) Any portion of the Exchange Fund that remains unclaimed by the shareholders of SWBS for one (1) year after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to FBMS. Any shareholders of SWBS who have not theretofore complied with this Section 2.07 and Section 2.08(a) shall thereafter look only to FBMS for the Merger Consideration deliverable in respect of each share of SWBS Common Stock such shareholder held as of immediately prior to the Effective Time, as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates or Book-Entry Shares for shares of SWBS Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of FBMS Common Stock or cash escheat to or become the property of any governmental unit or agency according to the relevant abandoned property laws, such unclaimed items shall escheat to the appropriate governmental unit or agency. Neither the Exchange Agent nor any Party shall be liable to any Holder represented by any Certificate or Book-Entry Share for any Merger Consideration (or any dividends or distributions with respect thereto) paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. FBMS and the Exchange Agent shall be entitled to rely upon the stock transfer books of SWBS to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of SWBS Common Stock represented by any Certificate or Book-Entry Share, FBMS and the Exchange Agent shall be entitled to tender to the custody of any court of competent jurisdiction any Merger Consideration represented by such Certificate or Book-Entry Share and file legal proceedings interpleading all parties to such dispute, and will thereafter be relieved with respect to any claims thereto.
Section 2.08 Delivery of Merger Consideration.
(a) Upon surrender to the Exchange Agent of its Certificate(s) or Book-Entry Share(s), accompanied by a properly completed Letter of Transmittal timely delivered to the Exchange Agent, a Holder will be entitled to receive such Holder’s pro rata portion of the Aggregate Merger Consideration and any cash in lieu of fractional shares of FBMS Common Stock to be issued or paid in consideration therefor (with such cash rounded to the nearest whole cent) in respect of the shares of SWBS Common Stock represented by such Holder’s Certificates or Book-Entry Shares. FBMS shall use commercially reasonable efforts to cause the Exchange Agent to provide to each such Holder their pro rata portion of the Aggregate Merger Consideration and any cash in lieu of fractional shares of SWBS Common Stock to be issued or paid in consideration therefor (with such cash rounded to the nearest whole cent) in respect of the shares of SWBS Common Stock represented by such Holder’s Certificates or Book-Entry Shares promptly after the Effective Time. The Exchange Agent and FBMS, as the case may be, shall not be obligated to deliver cash and/or shares of FBMS Common Stock to a Holder to which such Holder would otherwise be entitled as a result of the Merger until such Holder surrenders the Certificates or Book-Entry Shares representing the shares of SWBS Common Stock for exchange as provided in this Article II, or, an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be reasonably required in each case by FBMS or the Exchange Agent.

(b) All shares of FBMS Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and if ever a dividend or other distribution is declared by FBMS in respect of the FBMS Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of FBMS Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the FBMS Common Stock shall be paid to any holder of any unsurrendered Certificate or Book-Entry Share until such Certificate or Book-Entry Share is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable Laws, following surrender of any such Certificate or Book-Entry Share, there shall be issued and/or paid to the holder of the certificates representing whole shares of FBMS Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date at or after the Effective Time and with a payment date prior to surrender with respect to such whole shares of FBMS Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of FBMS Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender.
(c) FBMS or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Holder such amounts as FBMS is required to deduct and withhold under applicable Law. Any amounts so deducted and withheld shall be remitted to the appropriate Governmental Authority and upon such remittance shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made by FBMS or the Exchange Agent, as applicable.
Section 2.09 Anti-Dilution Provisions.   If the number of shares of FBMS Common Stock or SWBS Common Stock issued and outstanding prior to the Effective Time shall be increased or decreased, or changed into or exchanged for a different number of kind of shares or securities, in any such case as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, reorganization or similar transaction, or there shall be any extraordinary dividend or distribution with respect to such stock, and the record date therefor shall be prior to the Effective Time, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give holders of SWBS Common Stock the same economic effect as contemplated by this Agreement prior to such event.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SWBS
Except as set forth in the disclosure schedule delivered by SWBS to FBMS prior to or concurrently with the execution of this Agreement with respect to each such Section below (the “SWBS Disclosure Schedule”), SWBS hereby represents and warrants to FBMS as follows:
Section 3.01 Organization and Standing.   Each of SWBS and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to SWBS. A complete and accurate list of all such jurisdictions described in (a) and (b) is set forth in SWBS Disclosure Schedule 3.01.
Section 3.02 Capital Stock.
(a) The authorized capital stock of SWBS consists of 3,000,000 shares of SWBS Common Stock. As of the date hereof, there are 71,317 shares of SWBS Common Stock issued and outstanding. As of the date hereof, there were no exercisable options to acquire shares of SWBS Common Stock outstanding. There are no shares of SWBS Common Stock held by any of SWBS’s Subsidiaries. SWBS Disclosure Schedule 3.02(a) sets forth, as of the date hereof, the name and address, as reflected on the books and records of SWBS, of each Holder, and the number of shares of SWBS Common Stock held by each such Holder. The issued and outstanding shares of SWBS Common Stock are duly authorized, validly issued, fully paid, non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any SWBS shareholder. All shares of SWBS’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.
(b) SWBS Disclosure Schedule 3.02(b) sets forth, as of the date hereof, for each grant or award of SWBS Restricted Shares or other outstanding Rights of SWBS the (i) name of the grantee, (ii) date of the grant, (iii) expiration date, (iv) vesting schedule, (v) number of shares of SWBS Common Stock, or any other security of SWBS, subject to such award, (vi) number of shares subject to such award that are exercisable or have vested as of the date of this Agreement, and (vii) name of the SWBS Stock Plan under which such award was granted, if applicable. Each SWBS Restricted Share and all other outstanding SWBS Rights complies with or is exempt from Section 409A of the Code and qualifies for the tax treatment afforded thereto in SWBS’s Tax Returns. Each grant of SWBS Restricted Shares or other outstanding SWBS Rights was appropriately authorized by the board of directors of SWBS or the compensation committee thereof, was made in accordance, with the terms of the SWBS Stock Plans and any applicable Law and regulatory rules or requirements and has a grant date identical to (or later than) the date on which it was actually granted or awarded by the board of directors of SWBS or the compensation committee thereof. There are no outstanding shares of capital stock of any class, or any options, warrants or other similar rights, convertible or exchangeable securities, “phantom stock” rights, stock appreciation rights, stock based performance units, agreements, arrangements, commitments or understandings to which SWBS or any of its Subsidiaries is a party, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of SWBS or any of SWBS’s Subsidiaries or obligating SWBS or any of SWBS’s Subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, SWBS or any of SWBS’s Subsidiaries other than those listed in SWBS Disclosure Schedule 3.02(b). Except as set forth in SWBS Disclosure Schedule 3.02(b), there are no obligations, contingent or otherwise, of SWBS or any of SWBS’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of SWBS Common Stock or capital stock of any of SWBS’s Subsidiaries or any other securities of SWBS or any of SWBS’s Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Except for the Shareholders’ Agreement and the SWBS Voting Agreements, there are no agreements, arrangements or other understandings with respect to the voting of SWBS’s capital stock and there are no agreements or arrangements under which SWBS is obligated to register the sale of any of its securities under the Securities Act.
(c) All of the issued and outstanding shares of capital stock of each of SWBS’s Subsidiaries are duly authorized, validly issued, fully paid, non-assessable and not subject to preemptive rights, and, except as set forth in SWBS Disclosure Schedule 3.02(c), all such shares are owned by SWBS or a Subsidiary of SWBS free and clear of all security interests, liens, claims, pledges, taking actions, agreements, limitations in SWBS’s voting rights, charges or other Liens of any nature whatsoever, except as set forth in the Shareholders’ Agreement. Neither SWBS nor any of its Subsidiaries has any trust preferred securities or other similar securities outstanding.
Section 3.03 Subsidiaries.
(a) SWBS Disclosure Schedule 3.03(a) sets forth a complete and accurate list of all Subsidiaries of SWBS, including the jurisdiction of organization and all jurisdictions in which any such entity is qualified to do business. Except as set forth in SWBS Disclosure Schedule 3.03(a), (i) SWBS owns, directly or indirectly, all of the issued and outstanding equity securities of each SWBS Subsidiary, (ii) no equity securities of any of SWBS’s Subsidiaries are or may become required to be issued (other than to SWBS) by reason of any contractual right or otherwise, (iii) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to SWBS or a wholly-owned Subsidiary of SWBS), (iv) there are no contracts, commitments, understandings or arrangements relating to SWBS’s rights to vote or to dispose of such securities, (v) all of the equity securities of each such Subsidiary held by SWBS, directly or indirectly, are validly issued, fully paid, non-assessable and are not subject to preemptive or similar rights, and (vi) all of the equity securities of each Subsidiary that is owned, directly or indirectly, by SWBS or any Subsidiary thereof, are free and clear of all Liens, other than restrictions on transfer under applicable securities Laws.

(b) Except as set forth in SWBS Disclosure Schedule 3.03, neither SWBS nor any of SWBS’s Subsidiaries owns any stock or equity interest in any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)) other than First Community Bank. Except as set forth in SWBS Disclosure Schedule 3.03(b), neither SWBS nor any of SWBS’s Subsidiaries beneficially owns, directly or indirectly (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted), any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.
Section 3.04 Corporate Power; Minute Books.
(a) SWBS and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and SWBS has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities, the Regulatory Approvals and the Requisite SWBS Shareholder Approval.
(b) SWBS has made available to FBMS a complete and correct copy of its articles of incorporation and bylaws or equivalent organizational documents, each as amended to date, of SWBS and each of its Subsidiaries, the minute books of SWBS and each of its Subsidiaries, and the stock ledgers and stock transfer books of SWBS and each of its Subsidiaries. Neither SWBS nor any of its Subsidiaries is in violation of any of the terms of its articles of incorporation, bylaws or equivalent organizational documents. The minute books of SWBS and each of its Subsidiaries contain records of all meetings held by, and all other corporate or similar actions of, their respective shareholders and boards of directors (including committees of their respective boards of directors) or other governing bodies, which records are complete and accurate in all material respects. The stock ledgers and the stock transfer books of SWBS and each of its Subsidiaries contain complete and accurate records of the ownership of the equity securities of SWBS and each of its Subsidiaries.
Section 3.05 Corporate Authority.   Subject only to the receipt of the Requisite SWBS Shareholder Approval at the SWBS Meeting, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of SWBS and the board of directors of SWBS on or prior to the date hereof. The board of directors of SWBS has directed that this Agreement be submitted to SWBS’s shareholders for approval at a meeting of the shareholders and, except for the receipt of the Requisite SWBS Shareholder Approval in accordance with the ABCL and SWBS’s articles of incorporation and bylaws, no other vote or action of the shareholders of SWBS is required by Law, the articles of incorporation or bylaws of SWBS or otherwise to approve this Agreement and the transactions contemplated hereby. SWBS has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by FBMS, this Agreement is a valid and legally binding obligation of SWBS, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
Section 3.06 Regulatory Approvals; No Defaults.
(a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by SWBS or any of its Subsidiaries in connection with the execution, delivery or performance by SWBS of this Agreement or to consummate the transactions contemplated by this Agreement, except as may be required for (i) filings of applications and notices with, and receipt of consents, authorizations, approvals, exemptions or nonobjections from, the SEC, NASDAQ, state securities authorities, the Financial Industry Regulatory Authority, Inc., applicable securities, commodities and futures exchanges, and other industry self-regulatory organizations (each, an “SRO”), (ii) filings of applications or notices with, and consents, approvals or waivers by the FRB, the FDIC and applicable state banking agencies, the Office of the Comptroller of the Currency (the “OCC”), the Alabama State Banking Department (the “ASBD”) and other banking, regulatory, self-regulatory or enforcement authorities or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings and notices (taken together with the items listed in clause (i), the “Regulatory Approvals”), (iii) the filing with the SEC of the Proxy Statement-Prospectus and the Registration Statement and declaration of effectiveness of the Registration Statement, (iv) the filing of the Articles of Merger and the filing of documents with the OCC, applicable Governmental Authorities, and the Secretary of State of the State of Alabama to cause the Bank Merger to become effective and (v) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of FBMS Common Stock pursuant to this Agreement and approval of listing of such FBMS Common Stock on the NASDAQ. Subject to the receipt of the approvals referred to in the preceding sentence and the Requisite SWBS Shareholder Approval, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by SWBS do not and will not (1) constitute a breach or violation of, or a default under, the articles of incorporation, bylaws or similar governing documents of SWBS or any of its respective Subsidiaries, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SWBS or any of its Subsidiaries, or any of their respective properties or assets, (3) except as set forth in SWBS Disclosure Schedule 3.06(a), conflict with, result in a breach or violation of any provision of, or the loss of any benefit under, or a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the creation of any Lien under, result in a right of termination or the acceleration of any right or obligation under any permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation of SWBS or any of its Subsidiaries or to which SWBS or any of its Subsidiaries, or their respective properties or assets is subject or bound, or (4) require the consent or approval of any third party or Governmental Authority under any such Law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation.
(b) As of the date hereof, SWBS has no Knowledge of any reason (i) why the Regulatory Approvals referred to in Section 6.01(b) will not be received in customary time frames from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition would be imposed.
Section 3.07 Financial Statements; Internal Controls.
(a) SWBS has previously delivered or made available to FBMS copies of SWBS’s (i) audited consolidated financial statements (including the related notes and schedules thereto) for the years ended December 31, 2016, 2015 and 2014, accompanied by the unqualified audit reports of Mauldin and Jenkins, LLC, independent registered accountants (collectively, the “Audited Financial Statements”) and (ii) unaudited interim consolidated financial statements (including the related notes and schedules thereto) for the six months ended June 30, 2017 (the “Unaudited Financial Statements” and collectively with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (including any related notes and schedules thereto) are accurate and complete in all material respects and fairly present in all material respects the financial condition and the results of operations, changes in shareholders’ equity, and cash flows of SWBS and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied, subject, in the case of the Unaudited Financial Statements, to normal, recurring year-end adjustments (the effect of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to SWBS) and the absence of notes and schedules (that, if presented, would not differ materially from those included in the Audited Financial Statements). No financial statements of any entity or enterprise other than the SWBS’s Subsidiaries are required by GAAP to be included in the consolidated financial statements of SWBS. The audits of SWBS have been conducted in accordance with GAAP. Since December 31, 2016, neither SWBS nor any of its Subsidiaries has any liabilities or obligations of a nature that would be required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto except for liabilities reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since December 31, 2016. True, correct and complete copies of the Financial Statements are set forth in SWBS Disclosure Schedule 3.07(a).
(b) The records, systems, controls, data and information of SWBS and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of SWBS or its Subsidiaries or accountants (including all means of access thereto and therefrom). SWBS and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. SWBS has disclosed based on its most recent evaluations, to its outside auditors and the audit committee of the board of directors of SWBS (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect SWBS’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in SWBS’s internal control over financial reporting.
(c) Except as set forth in SWBS Disclosure Schedule 3.07, since January 1, 2014, neither SWBS nor any of its Subsidiaries nor, to SWBS’s Knowledge, any director, officer, employee, auditor, accountant or representative of SWBS or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of SWBS or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that SWBS or any of its Subsidiaries has engaged in questionable accounting or auditing practices.
Section 3.08 Regulatory Reports.   Since January 1, 2014, SWBS and its Subsidiaries have duly filed with the FRB, the FDIC, and any other applicable Governmental Authority, in correct form, the material reports and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws and regulations. Other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business, no Governmental Authority has notified SWBS or any of its Subsidiaries that it has initiated any proceeding or, to the Knowledge of SWBS, threatened an investigation into the business or operations of SWBS or any of its Subsidiaries since January 1, 2014. There is no unresolved material violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of SWBS or any of its Subsidiaries. There have been no formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority with respect to the business, operations, policies or procedures of SWBS or any of its Subsidiaries since January 1, 2014.
Section 3.09 Absence of Certain Changes or Events.   Except as set forth in SWBS Disclosure Schedule 3.09, or as otherwise contemplated by this Agreement, since December 31, 2016, (a) SWBS and its Subsidiaries have carried on their respective businesses in all material respects in the Ordinary Course of Business, (b) there have been no events, changes or circumstances which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect with respect to SWBS, and (c) neither SWBS nor any of its Subsidiaries has taken any action or failed to take any action prior to the date of this Agreement which action or failure, if taken after the date of this Agreement, would constitute a material breach or violation of any of the covenants and agreements set forth in Section 5.01(a), Section 5.01(b), Section 5.01(c), Section 5.01(e), Section 5.01(g), Section 5.01(h), Section 5.01(j), Section 5.01(k), Section 5.01(u) or Section 5.01(w).
Section 3.10 Legal Proceedings.
(a) Other than as set forth in SWBS Disclosure Schedule 3.10(a), there are no material civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature pending or, to the Knowledge of SWBS, threatened against SWBS or any of its Subsidiaries or to which SWBS or any of its Subsidiaries is a party, including without limitation, any such actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature that would challenge the validity or propriety of the transactions contemplated by this Agreement.
(b) Other than as set forth on SWBS Disclosure Schedule 3.10(b), there is no material injunction, order, judgment or decree imposed upon SWBS or any of its Subsidiaries, or the assets of SWBS or any of its Subsidiaries, and neither SWBS nor any of its Subsidiaries has been advised of the threat of any such action, other than any such injunction, order, judgement or decree that is generally applicable to all Persons in businesses similar to that of SWBS or any of SWBS’s Subsidiaries.

Section 3.11 Compliance With Laws.
(a) SWBS and each of its Subsidiaries is, and have been since January 1, 2014, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Neither SWBS nor any of its Subsidiaries has been advised of any material supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.
(b) SWBS and each of its Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to SWBS’s Knowledge, no suspension or cancellation of any of them is threatened.
(c) Neither SWBS nor any of its Subsidiaries has received, since January 1, 2014, written or, to SWBS’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is not in compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization.
Section 3.12 SWBS Material Contracts; Defaults.
(a) Except as set forth in SWBS Disclosure Schedule 3.12(a), other than the SWBS Benefit Plans, neither SWBS nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) which would entitle any present or former director, officer, employee, consultant or agent of SWBS or any of its Subsidiaries to indemnification from SWBS or any of its Subsidiaries; (ii) which grants any right of first refusal, right of first offer or similar right with respect to any assets or properties of SWBS or its respective Subsidiaries; (iii) related to the borrowing by SWBS or any of its Subsidiaries of money other than those entered into in the Ordinary Course of Business and any guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the Ordinary Course of Business; (iv) which provides for payments to be made by SWBS or any of its Subsidiaries upon a change in control thereof; (v) relating to the lease of personal property having a value in excess of  $50,000 individually or $100,000 in the aggregate; (vi) relating to any joint venture, partnership, limited liability company agreement or other similar agreement or arrangement; (vii) which relates to capital expenditures and involves future payments in excess of  $100,000 individually or $250,000 in the aggregate; (viii) which relates to the disposition or acquisition of assets or any interest in any business enterprise outside the Ordinary Course of Business; (ix) which is not terminable on sixty (60) days or less notice and involving the payment of more than $100,000 per annum; (x) which contains a non-compete or client or customer non-solicit requirement or any other provision that materially restricts the conduct of any line of business by SWBS or any of its Affiliates or upon consummation of the Merger will materially restrict the ability of the Surviving Entity or any of its Affiliates to engage in any line of business or which grants any right of first refusal, right of first offer or similar right or that limits or purports to limit the ability of SWBS or any of its Subsidiaries (or, following consummation of the transactions contemplated hereby, FBMS or any of its Subsidiaries) to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business; or (xi) pursuant to which SWBS or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity. Each contract, arrangement, commitment or understanding of the type described in this Section 3.12(a), is set forth in SWBS Disclosure Schedule 3.12(a), and is referred to herein as a “SWBS Material Contract.” SWBS has previously made available to FBMS true, complete and correct copies of each such SWBS Material Contract, including any and all amendments and modifications thereto.
(b) Each SWBS Material Contract is valid and binding on SWBS and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and, to the Knowledge of SWBS, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except to the extent that validity and enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity or by principles of public policy and except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, has not had, a Material Adverse Effect with respect to SWBS; and neither SWBS nor any of its Subsidiaries is in default under any SWBS Material Contract or other material agreement, commitment, arrangement, Lease, Insurance Policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by SWBS or any of its Subsidiaries is currently outstanding.
(c) SWBS Disclosure Schedule 3.12(c) sets forth a true and complete list of all SWBS Material Contracts pursuant to which consents, waivers or notices are or may be required to be given thereunder, in each case, prior to the performance by SWBS of this Agreement and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby.
Section 3.13 Agreements with Regulatory Agencies.   Except as set forth in SWBS Disclosure Schedule 3.13, neither SWBS nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of any Governmental Authority (each, whether or not set forth in SWBS Disclosure Schedule 3.13, a “SWBS Regulatory Agreement”) that restricts, or by its terms will in the future restrict, the conduct of SWBS’s or any of its Subsidiaries’ business or that in any manner relates to their capital adequacy, credit or risk management policies, dividend policies, management, business or operations, nor has SWBS or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing or requesting (or is considering the appropriateness of issuing or requesting) any SWBS Regulatory Agreement. To SWBS’s Knowledge, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to SWBS or any of its Subsidiaries, other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business.
Section 3.14 Brokers; Fairness Opinion.   Neither SWBS nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that SWBS has engaged, and will pay a fee or commission to Hovde Group, LLC (“SWBS Financial Advisor”), in accordance with the terms of a letter agreement between SWBS Financial Advisor and SWBS. SWBS has received the opinion of the SWBS Financial Advisor (and, when it is delivered in writing, a copy of such opinion will be promptly provided to FBMS) to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of SWBS Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.
Section 3.15 Employee Benefit Plans.
(a) SWBS Disclosure Schedule 3.15(a) sets forth a true and complete list of each SWBS Benefit Plan. For purposes of this Agreement, “SWBS Benefit Plan” means all benefit and compensation plans, contracts, policies or arrangements (i) covering current or former employees of SWBS, any of its Subsidiaries or any of SWBS’s related organizations described in Code Sections 414(b), (c) or (m), or any entity which is considered one employer with SWBS, any of its Subsidiaries or Controlled Group Members under Section 4001 of ERISA or Section 414 of the Code (“ERISA Affiliates”) (such current employees collectively, the “SWBS Employees”), (ii) covering current or former directors of SWBS, any of its Subsidiaries, or ERISA Affiliates, or (iii) with respect to which SWBS or any of its Subsidiaries has or may have any liability or contingent liability (including liability arising from ERISA Affiliates) including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, health/welfare, change-of-control, fringe benefit, deferred compensation, defined benefit plan, defined contribution plan, stock option, stock purchase, stock appreciation rights, stock based, incentive, bonus plans, retirement plans and other policies, plans or arrangements whether or not subject to ERISA.
(b) With respect to each SWBS Benefit Plan, SWBS has provided or made available to FBMS true and complete copies of such SWBS Benefit Plan, any trust instruments and insurance contracts forming a part of any SWBS Benefit Plans and all amendments thereto, summary plan descriptions and summary of material modifications, IRS Form 5500 (for the three (3) most recently completed plan years), the most recent IRS determination, opinion, notification and advisory letters, with respect thereto and any correspondence from any regulatory agency. In addition, with respect to the SWBS Benefit Plans for the three most recently completed plan years, any plan financial statements and accompanying accounting reports, service contracts, fidelity bonds and employee and participant annual QDIA notice, safe harbor notice, or fee disclosures notices under ERISA 404(a)(5) have been made available to FBMS.
(c) All SWBS Benefit Plans are in compliance in all material respects in form and operation with all applicable Laws, including ERISA and the Code. Each SWBS Benefit Plan which is intended to be qualified under Section 401(a) of the Code (“SWBS 401(a) Plan”), has received a favorable opinion, determination or advisory letter from the IRS, and SWBS is not aware of any circumstance that could reasonably be expected to result in revocation of any such favorable determination, opinion, or advisory letter or the loss of the qualification of such SWBS 401(a) Plan under Section 401(a) of the Code, and nothing has occurred that would reasonably be expected to result in the SWBS 401(a) Plan ceasing to be qualified under Section 401(a) of the Code. All SWBS Benefit Plans have been administered in all material respects in accordance with their terms. There is no pending or, to SWBS’s Knowledge, threatened litigation or regulatory action relating to the SWBS Benefit Plans. Neither SWBS nor any of its Subsidiaries has engaged in a transaction with respect to any SWBS Benefit Plan, including a SWBS 401(a) Plan that could subject SWBS or any of its Subsidiaries to a tax or penalty under any Law including, but not limited to, Section 4975 of the Code or Section 502(i) of ERISA. No SWBS 401(a) Plan has been submitted under or been the subject of an IRS voluntary compliance program submission that is still outstanding or that has not been fully corrected in accordance with a compliance statement issued by the IRS with respect to any applicable failures. There are no audits, inquiries or proceedings pending or, to SWBS’s Knowledge threatened by the IRS or the Department of Labor with respect to any SWBS Benefit Plan. To SWBS’s Knowledge, there are no current, pending, or threatened investigations by the IRS or the Department of Labor with respect to any SWBS Benefit Plan.
(d) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by SWBS, any of its Subsidiaries or any ERISA Affiliates with respect to any ongoing, frozen or terminated “single employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by SWBS, any of its Subsidiaries or any ERISA Affiliates. Neither SWBS nor any ERISA Affiliate has ever maintained a plan subject to Title IV of ERISA or Section 412 of the Code. None of SWBS or any ERISA Affiliate has contributed to (or been obligated to contribute to) a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of ERISA Sections 4063 or 4064 or Code Section 413(c) at any time. Neither SWBS, nor any of its Subsidiaries or ERISA Affiliates have incurred, and there are no circumstances under which they could reasonably be expected to incur, liability under Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA has been required to be filed for any SWBS Benefit Plan or by any ERISA Affiliate or will be required to be filed, in either case, in connection with the transactions contemplated by this Agreement.
(e) All contributions required to be made with respect to all SWBS Benefit Plans have been timely made. No SWBS Benefit Plan or single employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 3012 of ERISA and no ERISA Affiliate has an outstanding funding waiver.
(f) Except as set forth in SWBS Disclosure Schedule 3.15(f), no SWBS Benefit Plan provides life insurance, medical or other employee welfare benefits to any SWBS Employee, or any of their affiliates, upon his or her retirement or termination of employment for any reason, except as may be required by Law.

(g) All SWBS Benefit Plans that are group health plans have been operated in all material respects in compliance with the group health plan continuation requirements of Section 4980B of the Code and all other applicable sections of ERISA and the Code. SWBS may amend or terminate any such SWBS Benefit Plan at any time without incurring any liability thereunder for future benefits coverage at any time after such termination.
(h) Except as set forth in SWBS Disclosure Schedule 3.15(h) and except as otherwise provided for in this Agreement, neither the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement (individually or in conjunction with any other event) will (i) entitle any SWBS Employee to severance pay or any increase in severance pay upon any termination of employment, (ii) accelerate the time of payment or vesting (except as required by Law) or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the SWBS Benefit Plans, (iii) result in any breach or violation of, or a default under, any of the SWBS Benefit Plans, (iv) result in any payment that would be an excess “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, or (v) limit or restrict the right of SWBS or, after the consummation of the transactions contemplated hereby, FBMS or any of its Subsidiaries, to merge, amend or terminate any of the SWBS Benefit Plans.
(i) Each SWBS Benefit Plan that is a non-qualified deferred compensation plan or arrangement within the meaning of Section 409A of the Code, and any underlying award, is in compliance in all material respects with Section 409A of the Code. Except as disclosed in SWBS Disclosure Schedule 3.15(i), no payment or award that has been made to any participant under a SWBS Benefit Plan is subject to the interest and penalties specified in Section 409A(a)(1)(B) of the Code. Neither SWBS nor any of its Subsidiaries (i) has agreed to reimburse or indemnify any participant in a SWBS Benefit Plan for any of the interest and the penalties specified in Section 409A(a)(1)(B) of the Code that may be currently due or triggered in the future, or (ii) has been required to report to any Government Authority any correction or taxes due as a result of a failure to comply with Section 409A of the Code.
(j) No SWBS Benefit Plan provides for the gross-up or reimbursement of any Taxes imposed by Section 4999 of the Code or otherwise.
(k) SWBS Disclosure Schedule 3.15(k) contains a schedule showing the monetary amounts payable as of the date specified in such schedule, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement) under any employment, change-in-control, severance or similar contract, plan or arrangement with or which covers any present or former director, officer, employee or consultant of SWBS or any of its Subsidiaries who may be entitled to any such amount and identifying the types and estimated amounts of the in-kind benefits due under any SWBS Benefit Plans (other than a plan qualified under Section 401(a) of the Code) for each such Person, specifying the assumptions in such schedule and providing estimates of other required contributions to any trusts for any related fees or expenses.
(l) SWBS and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for SWBS or any of its Subsidiaries for purposes of each SWBS Benefit Plan, ERISA and the Code.
Section 3.16 Labor Matters.   Neither SWBS nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is there any proceeding pending or, to SWBS’s Knowledge threatened, asserting that SWBS or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel SWBS or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute against SWBS pending or, to SWBS’s Knowledge, threatened, nor to SWBS’s Knowledge is there any activity involving SWBS Employees seeking to certify a collective bargaining unit or engaging in other organizational activity. SWBS and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for SWBS or any of its Subsidiaries for purposes of federal and state unemployment compensation Laws, workers’ compensation Laws and the rules and regulations of the U.S. Department of Labor. To SWBS’s Knowledge, no officer of SWBS or any of its Subsidiaries is in material violation of any employment contract, confidentiality, non-competition agreement or any other restrictive covenant.
Section 3.17 Environmental Matters.
(a) To its Knowledge, SWBS and its Subsidiaries have been and are in material compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all permits required under Environmental Laws for the operation of their respective businesses, (b) there is no action or investigation by or before any Governmental Authority relating to or arising under any Environmental Laws that is pending or, to the Knowledge of SWBS threatened against SWBS or any of its Subsidiaries or any real property or facility presently owned, operated or leased by SWBS or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity), (c) neither SWBS nor any of its Subsidiaries has received any notice of or is subject to any liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Environmental Laws, (d) to its Knowledge, there have been no releases of Hazardous Substances at, on, under, or affecting any of the real properties or facilities presently owned, operated or leased by SWBS or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity) in amount or condition that has resulted in or would reasonably be expected to result in liability to SWBS or any of its Subsidiaries relating to or arising under any Environmental Laws, and (e) to its Knowledge, there are no underground storage tanks on, in or under any property currently owned, operated or leased by SWBS or any of its Subsidiaries.
Section 3.18 Tax Matters.
(a) Each of SWBS and its Subsidiaries has filed all material Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Laws. All material Taxes due and owing by SWBS or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Except as set forth in SWBS Disclosure Schedule 3.18(a), neither SWBS nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return. Neither SWBS nor any of its Subsidiaries has ever received written notice of any claim by any Governmental Authority in a jurisdiction where SWBS or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of SWBS or any of its Subsidiaries.
(b) SWBS and each of its Subsidiaries have properly withheld and paid over to the appropriate Governmental Authority all material Taxes required to have been withheld and paid over in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person, and have complied in all material respects with all applicable reporting requirements related to Taxes.
(c) No foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or threatened in writing, in each case, with respect to a material amount of Taxes of SWBS or any of its Subsidiaries. Neither SWBS nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where SWBS or any of its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review with respect to Taxes or (ii) notice of deficiency or proposed adjustment for any amount of material Tax proposed, asserted, or assessed by any taxing authority against SWBS or any of its Subsidiaries which, in either case (i) or (ii), have not been fully paid or settled.
(d) SWBS has delivered or made available to FBMS true and complete copies of the material foreign, federal, state or local Tax Returns filed with respect to SWBS or any of its Subsidiaries, and of all material examination reports and statements of deficiencies assessed against or agreed to by SWBS, in each case with respect to income Taxes, for taxable periods ended on or after December 31, 2014.

(e) With respect to tax years open for audit as of the date hereof, neither SWBS nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
(f) Neither SWBS nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither SWBS nor any of its Subsidiaries is a party to or is otherwise bound by any material Tax allocation or sharing agreement (other than such an agreement (i) exclusively between or among SWBS and its Subsidiaries, (ii) with customers, vendors, lessors or similar third parties entered into in the Ordinary Course of Business and not primarily related to Taxes or (iii) that will terminate as of the Closing Date without any further material payments being required to be made). SWBS (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was SWBS), and (ii) has no liability for the Taxes of any Person (other than SWBS and its Subsidiaries) under Regulations Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract, or otherwise.
(g) The most recent Financial Statements as of the date hereof reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by SWBS and its Subsidiaries for all taxable periods through the date of such Financial Statements. Since December 31, 2016, neither SWBS nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business.
(h) Neither SWBS nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting pursuant to Section 481 of the Code or any comparable provision under foreign, state or local Law for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of foreign, state or local Law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Regulations under Code Section 1502 (or any corresponding or similar provision of foreign, state or local Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.
(i) Since January 1, 2014, neither SWBS nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.
(j) Neither SWBS nor any of its Subsidiaries has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Regulations in any tax year for which the statute of limitations has not expired.
(k) Neither SWBS nor any of its Subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(l) Since January 1, 2001, SWBS has been a validly electing “S corporation” (Subchapter S corporation) under Sections 1361 and 1362 of the Code for federal income Tax purposes, and an “S corporation” in all states that permit comparable flow-through income Tax treatment for state purposes (whether or not the state requires a separate state election). No actions or omissions have been committed by SWBS, holders of SWBS Common Stock or otherwise to cause SWBS to cease to so qualify as an “S corporation.” At no time has SWBS had, within the meaning of Code Section 1361(b) and the Treasury Regulations thereunder: (i) more than 100 shareholders (taking into account the special rules regarding family members in Code Section 1361(c)(1)); (ii) any shareholder who is a person (other than an estate, a trust described in Code Section 1361(c)(2), or an organization described in Code Section 1361(c)(6)) who is not an individual; (iii) any shareholder that is a nonresident alien; or (iv) more than one class of stock. Neither SWBS nor any of its Subsidiaries is a financial institution which uses the reserve method of accounting for bad debts described in Code 585. Any “trust preferred securities” issued by SWBS or any of its Subsidiaries are properly treated as debt, rather than equity, for federal income Tax purposes. Neither SWBS nor any of its Subsidiaries has, in the past ten years, acquired assets from a C corporation in a transaction in which the Tax basis of SWBS or any of its Subsidiaries for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets in the hands of the transferor.
(m) Since January 1, 2001, each Subsidiary of SWBS that otherwise would be taxed as a domestic corporation as that term is defined in Section 7701(a)(3) and the Treasury Regulations thereunder, is and always has been, within the meaning of Section 1361(b)(3) and the Treasury Regulations thereunder, a domestic corporation, a 100% subsidiary of SWBS, a properly electing “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code.
(n) Neither SWBS nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would be reasonably likely to prevent the Merger or the Bank Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 3.19 Investment Securities.   SWBS Disclosure Schedule 3.19(a) sets forth as of December 31, 2016, the SWBS Investment Securities, as well as any purchases or sales of SWBS Investment Securities between December 31, 2016 to and including July 31, 2017, reflecting with respect to all such securities, whenever purchased or sold, descriptions thereof, CUSIP numbers, designations as securities “available for sale” or securities “held to maturity” (as those terms are used in ASC 320), book values, fair values and coupon rates, and any gain or loss with respect to any SWBS Investment Securities sold during such time period between December 31, 2016 and July 31, 2017. Except as set forth on SWBS Disclosure Schedule 3.19(b), beither SWBS nor any of its Subsidiaries owns any of the outstanding equity of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company, mortgage or loan broker or any other financial institution other than First Community Bank.
Section 3.20 Derivative Transactions.
(a) All Derivative Transactions entered into by SWBS or any of its Subsidiaries or for the account of any of its customers were entered into in accordance in all material respects with applicable Laws and regulatory policies of any Governmental Authority, and in accordance in all material respects with the investment, securities, commodities, risk management and other policies, practices and procedures employed by SWBS or any of its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with its advisers) and to bear the risks of such Derivative Transactions. SWBS and each of its Subsidiaries have duly performed, in all material respects, all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.
(b) Each Derivative Transaction is listed in SWBS Disclosure Schedule 3.20(b), and the financial position of SWBS or its Subsidiaries under or with respect to each has been reflected in the books and records of SWBS or its Subsidiaries in accordance with GAAP, and no material open exposure of SWBS or its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exists, except as set forth in SWBS Disclosure Schedule 3.20(b).
(c) No Derivative Transaction, were it to be a Loan held by SWBS or any of its Subsidiaries, would be classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List,” as such terms are defined by the FDIC’s uniform loan classification standards, or words of similar import.
Section 3.21 Regulatory Capitalization.   SWBS and its Subsidiaries are “well-capitalized,” as such term is defined in the applicable state and federal rules and regulations.
Section 3.22 Loans; Nonperforming and Classified Assets.
(a) SWBS Disclosure Schedule 3.22(a) identifies any written loan, loan agreement, note or borrowing arrangement and other extensions of credit (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) to which SWBS or any of its respective Subsidiaries is a party (collectively, “Loans”), under the terms of which the obligor was over sixty (60) days delinquent in payment of principal or interest as of August 31, 2017.
(b) SWBS Disclosure Schedule 3.22(b) identifies each Loan that was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by SWBS or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder as of August 31, 2017.
(c) SWBS Disclosure Schedule 3.22(c) identifies each asset of SWBS or any of its Subsidiaries that as of December 31, 2016 was classified as other real estate owned (“OREO”) and the book value thereof as of August 31, 2017 as well as any assets classified as OREO between December 31, 2016 and August 31, 2017 and any sales of OREO between December 31, 2016 and August 31, 2017, reflecting any gain or loss with respect to any OREO sold.
(d) Each Loan held in SWBS’s or any of its Subsidiaries’ loan portfolio (each a “SWBS Loan”) (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, is and has been secured by valid Liens which have been perfected and (iii) is a legal, valid and binding obligation of the SWBS and the obligor named therein, and, assuming due authorization, execution and delivery thereof by such obligor or obligors, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(e) All currently outstanding SWBS Loans were solicited, originated and, currently exist in material compliance with all applicable requirements of Law and the notes or other credit or security documents with respect to each such outstanding SWBS Loan are materially complete and correct. There are no oral modifications or amendments or additional agreements related to the SWBS Loans that are not reflected in the written records of SWBS or its Subsidiary, as applicable. All such SWBS Loans are owned by SWBS or its Subsidiary free and clear of any Liens. No claims of defense as to the enforcement of any SWBS Loan have been asserted in writing against SWBS or any of its Subsidiaries for which there is a reasonable possibility of a material adverse determination, and SWBS has no Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of a material adverse determination to its Subsidiaries. Except as set forth in SWBS Disclosure Schedule 3.22(e), no SWBS Loans are presently serviced by third parties, and there is no obligation which could result in any SWBS Loan becoming subject to any third party servicing.
(f) Neither SWBS nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates SWBS or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of SWBS or any of its Subsidiaries, unless there is a material breach of a representation or covenant by SWBS or any of its Subsidiaries, and none of the agreements pursuant to which SWBS or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(g) Neither SWBS nor any of its Subsidiaries is now nor has it ever been since January 1, 2014, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans.
Section 3.23 Allowance for Loan and Lease Losses.   SWBS’s allowance for loan and lease losses as reflected in each of  (a) the latest balance sheet included in the Audited Financial Statements and (b) in the balance sheet as of August 31, 2017 included in the Unaudited Financial Statements, were, in the opinion of management, as of each of the dates thereof, in compliance with SWBS’s existing methodology for determining the adequacy of its allowance for loan and lease losses as well as the standards established by applicable Governmental Authority, the Financial Accounting Standards Board and GAAP.
Section 3.24 Trust Business; Administration of Fiduciary Accounts.   Except as set forth on SWBS Disclosure Schedule 3.24, neither SWBS nor any of its Subsidiaries has offered or engaged in providing any individual or corporate trust services or administers any accounts for which it acts as a fiduciary, including, but not limited to, any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

Section 3.25 Investment Management and Related Activities.   None of SWBS, any SWBS Subsidiary or any of their respective directors, officers or employees is required to be registered, licensed or authorized under the Laws of any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.
Section 3.26 Repurchase Agreements.   With respect to all agreements pursuant to which SWBS or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, SWBS or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.
Section 3.27 Deposit Insurance.   The deposits of First Community Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“FDIA”) to the fullest extent permitted by Law, and First Community Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to SWBS’s Knowledge, threatened.
Section 3.28 Community Reinvestment Act, Anti-money Laundering and Customer Information Security.   Neither SWBS nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters and neither SWBS nor any of its Subsidiaries is aware of or has Knowledge, that any facts or circumstances exist, which would cause SWBS or any of its Subsidiaries: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder. Furthermore, the boards of directors of SWBS and its Subsidiaries has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act.
Section 3.29 Transactions with Affiliates.   Except as set forth in SWBS Disclosure Schedule 3.29, there are no outstanding amounts payable to or receivable from, or advances by SWBS or any of its Subsidiaries to, and neither SWBS nor any of its Subsidiaries is otherwise a creditor or debtor to (a) any director, executive officer, five percent (5%) or greater shareholder of SWBS or any of its Subsidiaries or to any of their respective Affiliates or Associates, other than part of the normal and customary terms of such persons’ employment or service as a director with SWBS or any of its Subsidiaries and other than deposits held by First Community Bank in the Ordinary Course of Business, or (b) any other Affiliate of SWBS or any of its Subsidiaries. Except as set forth in SWBS Disclosure Schedule 3.29, neither SWBS nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective directors, executive officers or other Affiliates. All agreements between First Community Bank and any of its Affiliates (or any company treated as an affiliate for purposes of such Law) comply, to the extent applicable, with Sections 23A and 23B of the Federal Reserve Act and Regulation W of the FRB.
Section 3.30 Tangible Properties and Assets.
(a) SWBS Disclosure Schedule 3.30(a) sets forth a true, correct and complete list of all real property owned by SWBS and each of its Subsidiaries. Except as set forth in SWBS Disclosure Schedule 3.30(a), SWBS or its Subsidiaries has good, valid and marketable title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent, and (ii) easements, rights of way, and other similar Liens that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. Except as set forth on SWBS Disclosure Schedule 3.30(a), there is no pending or, to SWBS’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature with respect to the real property that SWBS or any of its Subsidiaries owns, uses or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain. True and complete copies of all deeds or other documentation evidencing ownership of the real properties set forth in SWBS Disclosure Schedule 3.30(a), and complete copies of the title insurance policies and surveys for each property, together with any mortgages, deeds of trust and security agreements to which such property is subject have been furnished or made available to FBMS.
(b) SWBS Disclosure Schedule 3.30(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which SWBS or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and neither SWBS nor any of its Subsidiaries has received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. There has not occurred any event and no condition exists that would constitute a termination event or a breach by SWBS or any of its Subsidiaries of, or default by SWBS or any of its Subsidiaries in, the performance of any covenant, agreement or condition contained in any Lease. To SWBS’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. SWBS and each of its Subsidiaries have paid all rents and other charges to the extent due under the Leases. True and complete copies of all leases for, or other documentation evidencing ownership of or a leasehold interest in, the properties listed in SWBS Disclosure Schedule 3.30(b), have been furnished or made available to FBMS.
(c) All buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring and cable installations, included in the owned real property or the subject of the Leases are in good condition and repair (normal wear and tear excepted) and sufficient for the operation of the business of SWBS and its Subsidiaries.
Section 3.31 Intellectual Property.   SWBS Disclosure Schedule 3.31 sets forth a true, complete and correct list of all SWBS Intellectual Property. To its Knowledge, SWBS or its Subsidiaries owns or has a valid license to use all SWBS Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). To its Knowledge, the SWBS Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of SWBS and its Subsidiaries as currently conducted. The SWBS Intellectual Property is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and neither SWBS nor any of its Subsidiaries has received notice challenging the validity or enforceability of SWBS Intellectual Property. None of SWBS or any of its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance by SWBS of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which SWBS or any of its Subsidiaries is a party and pursuant to which SWBS or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software, and neither SWBS nor any of its Subsidiaries has received notice challenging SWBS’s or any of its Subsidiaries’ license or legally enforceable right to use any such third-party intellectual property rights. The consummation of the transactions contemplated hereby will not result in the material loss or impairment of the right of SWBS or any of its Subsidiaries to own or use any of SWBS Intellectual Property.

Section 3.32 Insurance.
(a) SWBS Disclosure Schedule 3.32(a) identifies all of the insurance policies, binders, or bonds currently maintained by SWBS and its Subsidiaries (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving more than $10,000. SWBS and each of its Subsidiaries is insured with reputable insurers against such risks and in such amounts as the management of SWBS reasonably has determined to be prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect, neither SWBS nor any Subsidiary has received notice of cancellation of any of the Insurance Policies or is otherwise aware that any insurer under any of the Insurance Policies has expressed an intent to cancel any such Insurance Policies, and neither SWBS nor any of its Subsidiaries is in default thereunder, and all claims thereunder have been filed in due and timely fashion in all material respects.
(b) SWBS Disclosure Schedule 3.32(b)(i) sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by SWBS or its Subsidiaries, including the value of its BOLI as of the end of the month prior to the date hereof. The value of such BOLI is and has been fairly and accurately reflected in the most recent balance sheet included in the Financial Statements in accordance with GAAP. Except as set forth on SWBS Disclosure Schedule 3.32(b)(ii), all BOLI is owned solely by First Community Bank, no other Person has any ownership claims with respect to such BOLI or proceeds of insurance derived therefrom and there is no split dollar or similar benefit under SWBS’s BOLI. Neither SWBS nor any of SWBS’s Subsidiaries has any outstanding borrowings secured in whole or part by its BOLI.
Section 3.33 Antitakeover Provisions.   No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby and thereby.
Section 3.34 SWBS Information.   The information relating to SWBS and its Subsidiaries that is provided by or on behalf of SWBS for inclusion in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to SWBS’s shareholders, and as of the date of the SWBS Meeting, with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement-Prospectus relating to SWBS and SWBS’s Subsidiaries and other portions thereof within the reasonable control of SWBS and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder.
Section 3.35 Transaction Costs.   SWBS Disclosure Schedule 3.35 sets forth an estimate of attorneys’ fees, investment banking fees, accounting fees and other costs or fees of SWBS and its Subsidiaries that, based upon reasonable inquiry, are expected to be paid or accrued through the Closing Date in connection with the Merger and the other transactions contemplated by this Agreement.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FBMS
Except as set forth in the disclosure schedule delivered by FBMS to SWBS prior to or concurrently with the execution of this Agreement with respect to each such Section below (the “FBMS Disclosure Schedule”), FBMS hereby represents and warrants to SWBS as follows:
Section 4.01 Organization and Standing.   Each of FBMS and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to FBMS.

Section 4.02 Capital Stock.   The authorized capital stock of FBMS consists of 20,000,000 shares of FBMS Common Stock, and 10,000,000 shares of preferred stock. As of the date hereof, 9,179,151 shares of FBMS Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding. The outstanding shares of FBMS Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any FBMS shareholder. The shares of FBMS Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive rights. All shares of FBMS’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.
Section 4.03 Corporate Power.   FBMS and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and FBMS has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the Regulatory Approvals.
Section 4.04 Corporate Authority.   This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of FBMS on or prior to the date hereof. FBMS has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by SWBS, this Agreement is a valid and legally binding obligation of FBMS, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
Section 4.05 SEC Documents; Financial Statements.
(a) FBMS has filed all required reports, forms, schedules, registration statements and other documents with the SEC that it has been required to file since December 31, 2014 (the “FBMS Reports”), and has paid all fees and assessments due and payable in connection therewith. As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the FBMS Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such FBMS Reports, and none of the FBMS Reports when filed with the SEC, or if amended prior to the date hereof, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The consolidated financial statements of FBMS (including any related notes and schedules thereto) included in the FBMS Reports complied as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by the rules of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of FBMS and its Subsidiaries and the consolidated results of operations, changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown.
(c) FBMS (x) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (y) has disclosed, based on its most recent evaluation, to its outside auditors and the audit committee of FBMS’s board of directors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect FBMS’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in FBMS’s internal control over financial reporting.

Section 4.06 Regulatory Reports.   Since January 1, 2014, FBMS and each of its Subsidiaries has timely filed with the OCC, the FRB and any other applicable Governmental Authority, all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2014 under applicable Law (other than FBMS Reports) and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect with respect to FBMS. Except for normal examinations conducted by a Governmental Authority in the regular course of the business of FBMS and its Subsidiaries, no Governmental Authority has notified FBMS that it has initiated or has pending any proceeding or, to the Knowledge of FBMS threatened an investigation into the business or operations of FBMS or any of its Subsidiaries since January 1, 2014, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report filed by, or relating to any examinations or inspections by any such Governmental Authority of FBMS or any of its Subsidiaries which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS.
Section 4.07 Regulatory Approvals; No Defaults.   No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by FBMS or any of its Subsidiaries in connection with the execution, delivery or performance by FBMS of this Agreement or to consummate the transactions contemplated by this Agreement, including the Bank Merger, except for (i) the Regulatory Approvals, (ii) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the Form S-4, (iii) the filing of the Articles of Merger contemplated by Section 1.05(a) and the filing of documents with the FDIC, the OCC, applicable state banking agencies, and the Secretary of State of Alabama to cause the Bank Merger to become effective, (iv) such other filings and reports as required pursuant to the Exchange Act and the rules and regulations promulgated thereunder, or applicable stock exchange requirements, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of any applicable SRO and the rules of the NASDAQ and (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of FBMS Common Stock pursuant to this Agreement and approval of listing of such FBMS Common Stock on the NASDAQ. Subject to the receipt of the approvals referred to in the preceding sentence, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by FBMS do not and will not, (1) constitute a breach or violation of, or a default under, the articles of incorporation and bylaws of FBMS, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FBMS or any of its Subsidiaries, or any of their respective properties or assets, (3) violate, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of FBMS or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which FBMS or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound. As of the date hereof, FBMS is not aware of any reason (i) why the Regulatory Approvals and other necessary consents and approvals will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis, and (ii) why any Burdensome Condition would be imposed.
Section 4.08 FBMS Information.   The information relating to FBMS and its Subsidiaries that is supplied by or on behalf of FBMS for inclusion or incorporation by reference in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to SWBS shareholders, and as of the date of the SWBS Meeting, with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities

Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that any information contained in any FBMS Report as of a later date shall be deemed to modify information as of an earlier date.
Section 4.09 Absence of Certain Changes or Events.   There has been no change or development with respect to FBMS and its assets and business or combination of such changes or developments since December 31, 2016, which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to FBMS.
Section 4.10 Compliance with Laws.
(a) FBMS and each of its Subsidiaries is, and have been since January 1, 2014, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Neither FBMS nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.
(b) FBMS and each of its Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings and applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to FBMS’s Knowledge, no suspension or cancellation of any of them is threatened.
(c) Neither FBMS nor any of its Subsidiaries has received, since January 1, 2014, written or, to FBMS’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is not in compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization.
Section 4.11 FBMS Regulatory Matters.
(a) FBMS is regulated as a financial holding company under the Bank Holding Company Act of 1956.
(b) The deposit accounts of The First are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to FBMS’s Knowledge, threatened. The First received a rating of  “satisfactory” in its most recent examination under the Community Reinvestment Act.
(c) Since January 1, 2014, neither FBMS nor any of its Subsidiaries is party to, or the subject of, any cease-and-desist order, consent order, written agreement, order for civil money penalty, refund, restitution, prompt corrective action directive, memorandum of understanding, supervisory letter, individual minimum capital requirement, operating agreement, or any other formal or informal enforcement action issued or required by, or entered into with, any Governmental Authority. Neither FBMS nor any of its Subsidiaries has made, adopted, or implemented any commitment, board resolution, policy, or procedure at the request or recommendation of any Governmental Authority that limits in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its payment of dividends or distribution of capital, its credit or risk management, its compliance program, its management, its growth, or its business. Neither FBMS nor any of its Subsidiaries has Knowledge that any Governmental Authority is considering issuing, initiating, ordering, requesting, recommending, or otherwise proceeding with any of the items referenced in this paragraph.

(d) Except for examinations of FBMS and its Subsidiaries conducted by their respective primary functional regulators in the Ordinary Course of Business, no Governmental Authority has initiated, threatened, or has pending any proceeding or, to the Knowledge of FBMS, any inquiry or investigation into the business or operations of FBMS or any of its Subsidiaries, except where such proceeding, inquiry, or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS or to prevent or materially delay receipt of the Regulatory Approvals.
(e) There is no unresolved violation, apparent violation, criticism, matter requiring attention, recommendation, or exception cited, made, or threatened by any Governmental Authority in any report of examination, report of inspection, supervisory letter or other communication with FBMS or any of its Subsidiaries that (i) would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS or (ii) would reasonably be likely to prevent or materially delay the receipt of the Regulatory Approvals.
Section 4.12 Brokers.   Neither FBMS nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that FBMS has engaged, and will pay a fee or commission to Performance Trust Capital Partners, LLC.
Section 4.13 Tax Matters.
(a) Each of FBMS and its Subsidiaries has filed all material Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Laws. All material Taxes due and owing by FBMS or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Since January 1, 2014, neither FBMS nor any of its Subsidiaries has received written notice of any claim by any Governmental Authority in a jurisdiction where FBMS or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of FBMS or any of its Subsidiaries.
(b) No foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or threatened in writing, in each case, with respect to a material amount of Taxes of FBMS or any of its Subsidiaries. Neither FBMS nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where FBMS or any of its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review with respect to Taxes or (ii) notice of deficiency or proposed adjustment for any amount of material Tax proposed, asserted, or assessed by any taxing authority against FBMS or any of its Subsidiaries which, in either case (i) or (ii), have not been fully paid or settled.
(c) Since December 31, 2016, neither FBMS nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business.
(d) Neither FBMS nor any of its Subsidiaries has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Regulations in any tax year for which the statute of limitations has not expired.
(e) Neither FBMS nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would be reasonably likely to prevent the Merger or the Bank Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.
(f) Neither FBMS nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

(g) Neither FBMS nor any of its Subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
Section 4.14 Regulatory Capitalization.   FBMS and its Subsidiaries are “well-capitalized,” as such term is defined in the applicable state and federal rules and regulations.
Section 4.15 No Financing.   FBMS has and will have as of the Effective Time, without having to resort to external sources, sufficient capital to effect the transactions contemplated by this Agreement.
Section 4.16 Legal Proceedings.
(a) Other than as set forth in FBMS Disclosure Schedule 4.16(a), there are no material civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature pending or, to the Knowledge of FBMS, threatened against FBMS or any of its Subsidiaries or to which FBMS or any of its Subsidiaries is a party, including without limitation, any such actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature that would challenge the validity or propriety of the transactions contemplated by this Agreement.
(b) Other than as set forth on FBMS Disclosure Schedule 4.16(b), there is no material injunction, order, judgment or decree imposed upon FBMS or any of its Subsidiaries, or the assets of FBMS or any of its Subsidiaries, and neither FBMS nor any of its Subsidiaries has been advised of the threat of any such action, other than any such injunction, order, judgement or decree that is generally applicable to all Persons in businesses similar to that of FBMS or any of FBMS’s Subsidiaries
Section 4.17 Loans; Nonperforming and Classified Assets.
(a) FBMS Disclosure Schedule 4.17(a) identifies any written loan, loan agreement, note or borrowing arrangement and other extensions of credit (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) to which FBMS or any of its respective Subsidiaries is a party (collectively, “Loans”), under the terms of which the obligor was over sixty (60) days delinquent in payment of principal or interest as of August 31, 2017.
(b) FBMS Disclosure Schedule 4.17(b) identifies each Loan that was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized” or words of similar import by FBMS or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder as of August 31, 2017.
(c) FBMS Disclosure Schedule 4.17(c) identifies each asset of FBMS or any of its Subsidiaries that as of December 31, 2016 was classified as other real estate owned (“OREO”) and the book value thereof as of August 31, 2017 as well as any assets classified as OREO between December 31, 2016 and August 31, 2017 and any sales of OREO between December 31, 2016 and August 31, 2017.
(d) To its Knowledge, each Loan held in FBMS’s or any of its Subsidiaries’ loan portfolio (each a “FBMS Loan”), in all material respects, (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, is and has been secured by valid Liens which have been perfected and (iii) is a legal, valid and binding obligation of the FBMS and the obligor named therein, and, assuming due authorization, execution and delivery thereof by such obligor or obligors, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(e) All currently outstanding FBMS Loans were solicited, originated and, currently exist in material compliance with all applicable requirements of Law and the notes or other credit or security documents with respect to each such outstanding FBMS Loan are materially complete and correct. There are no oral modifications or amendments or additional agreements related to the FBMS Loans that are not reflected in the written records of FBMS or its Subsidiary, as applicable. All such FBMS Loans are owned by FBMS or its Subsidiary free and clear of any Liens. No claims of defense as to the enforcement of any FBMS Loan have been asserted in writing against FBMS or any of its Subsidiaries for which there is a reasonable possibility of a material adverse determination, and FBMS has no Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of a material adverse determination to its Subsidiaries. Except as set forth in FBMS Disclosure Schedule 4.17(e), no FBMS Loans are presently serviced by third parties, and there is no obligation which could result in any FBMS Loan becoming subject to any third party servicing.
(f) Neither FBMS nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates FBMS or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of FBMS or any of its Subsidiaries, unless there is a material breach of a representation or covenant by FBMS or any of its Subsidiaries, and none of the agreements pursuant to which FBMS or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(g) Neither FBMS nor any of its Subsidiaries is now nor has it ever been since January 1, 2014, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans.
ARTICLE V

COVENANTS
Section 5.01 Covenants of SWBS.   During the period from the date of this Agreement and continuing until the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as expressly contemplated or permitted by this Agreement (including as set forth in the SWBS Disclosure Schedule), required by Law or with the prior written consent of FBMS (which consent shall not be unreasonably withheld, conditioned or delayed), SWBS shall carry on its business, including the business of each of its Subsidiaries, in the Ordinary Course of Business in all material respects and consistent with prudent banking practice. Without limiting the generality of the foregoing, SWBS will use commercially reasonable efforts to (i) preserve its business organizations and assets intact, (ii) keep available to itself the present services of the current officers and employees of SWBS and its Subsidiaries, (iii) preserve for itself the goodwill of its customers, employees, lessors and others with whom business relationships exist, (iv) continue diligent collection efforts with respect to any delinquent loans and, to the extent within its control, not allow any material increase in delinquent loans. Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the Effective Time, except (x) as set forth in SWBS Disclosure Schedule 5.01, (y) as otherwise expressly required or permitted by this Agreement, or (z) consented to in writing by FBMS (which consent shall not be unreasonably withheld, conditioned or delayed, and the Company shall, when considering the reasonableness of any such request, take into account the preservation of the franchise value of SWBS and First Community Bank as independent enterprises on a going-forward basis), SWBS shall not and shall not permit its Subsidiaries to:
(a) Stock.   Except as set forth in SWBS Disclosure Schedule 5.01(a), (i) issue, sell, grant, pledge, dispose of, encumber, or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any Rights, any new award or grant under the SWBS Stock Plans or otherwise, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) except as expressly permitted by this Agreement, accelerate the vesting of any existing Rights, or (iii) except as expressly permitted by this Agreement, directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any Rights issued and outstanding prior to the Effective Time.

(b) Dividends; Other Distributions.   Make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except for (i) dividends from wholly owned Subsidiaries to SWBS, (ii) dividends paid to SWBS shareholders in accordance with SWBS’s dividend policy (which provides for a quarterly dividend to shareholders to cover such shareholders’ tax liability and an additional per share dividend of  $1.00 per quarter), and (iii) only if SWBS’s Adjusted Tangible Common Equity as of the Closing is greater than $32.5 million, SWBS may pay a dividend to its shareholders immediately prior to Closing in the amount of the excess of SWBS’S Adjusted Tangible Common Equity over $32.5 million.
(c) Compensation; Employment Agreements, Etc.   Enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of SWBS or any of its Subsidiaries, or grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, except (i) normal increases in base salary to employees in the Ordinary Course of Business and pursuant to policies currently in effect, provided that, such increases shall not result in an annual adjustment in base compensation (which includes base salary and any other compensation other than bonus payments) of more than 5% for any individual or 3% in the aggregate for all employees of SWBS or any of its Subsidiaries other than as disclosed in SWBS Disclosure Schedule 5.01(c), (ii) as may be required by Law, (iii) to satisfy contractual obligations existing or contemplated as of the date hereof, as previously disclosed to FBMS and set forth in SWBS Disclosure Schedule 5.01(c) or (iv) as set forth on SWBS Disclosure Schedule 5.01(c).
(d) Hiring.   Hire any person as an employee of SWBS or any of its Subsidiaries, except for: (i) at-will employees at an annual rate of base salary not to exceed $120,000, or (ii) at-will senior executive officers, in each case to fill vacancies that currently exist or may arise from time to time in the Ordinary Course of Business.
(e) Benefit Plans.   Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable Law, subject to the provision of prior written notice to and consultation with respect thereto with FBMS, (ii) to satisfy contractual obligations existing as of the date hereof and set forth in SWBS Disclosure Schedule 5.01(e), (iii) as previously disclosed to FBMS and set forth in SWBS Disclosure Schedule 5.01(e), or (iv) as may be required pursuant to the terms of this Agreement) any SWBS Benefit Plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of SWBS or any of its Subsidiaries.
(f) Transactions with Affiliates.   Except pursuant to agreements or arrangements in effect on the date hereof and set forth in SWBS Disclosure Schedule 5.01(f), pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or Associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the Ordinary Course of Business. This subsection shall not restrict First Community Bank from making or renewing loans to directors, officers, and their immediate family members, Affiliates, or Associates that are below the thresholds set forth in Section 5.01(s) and which are in compliance with Regulation O.
(g) Dispositions.   Except as set forth on SWBS Disclosure Schedule 5.01(g) or in the Ordinary Course of Business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to SWBS or any of its Subsidiaries.
(h) Acquisitions.   Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, debt, business, deposits or properties of any other entity or Person, except for purchases specifically approved by FBMS pursuant to any other applicable paragraph of this Section 5.01.
(i) Capital Expenditures.   Make any capital expenditures in amounts exceeding $50,000 individually, or $250,000 in the aggregate.

(j) Governing Documents.   Amend SWBS’s articles of incorporation or bylaws or any equivalent documents of SWBS’s Subsidiaries.
(k) Accounting Methods.   Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable Laws or GAAP or applicable accounting requirements of any Governmental Authority, in each case, including changes in the interpretation or enforcement thereof.
(l) Contracts.   Except as set forth in SWBS Disclosure Schedule 5.01(l), enter into, amend, modify, terminate, extend, or waive any material provision of, any SWBS Material Contract, Lease or Insurance Policy, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms with respect to SWBS or any of its Subsidiaries, or enter into any contract that would constitute a SWBS Material Contract if it were in effect on the date of this Agreement, except for any amendments, modifications or terminations reasonably requested by FBMS.
(m) Claims.   Other than settlement of foreclosure actions in the Ordinary Course of Business, (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which SWBS or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement or agreement involves payment by SWBS or any of its Subsidiaries of an amount which exceeds $100,000 individually or $200,000 in the aggregate and/or would impose any material restriction on the business of SWBS or any of its Subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations.
(n) Banking Operations.   (i) Enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (ii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Law, regulation or policies imposed by any Governmental Authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, its hedging practices and policies; and (iv) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the Ordinary Course of Business.
(o) Derivative Transactions.   Enter into any Derivative Transaction.
(p) Indebtedness.   Except as set forth on SWBS Disclosure Schedule 5.01(p), incur any indebtedness for borrowed money other than in the Ordinary Course of Business consistent with past practice with a term not in excess of twelve (12) months (other than creation of deposit liabilities or sales of certificates of deposit in the Ordinary Course of Business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other Person, other than the issuance of letters of credit in the Ordinary Course of Business and in accordance with the restrictions set forth in Section 5.01(s).
(q) Investment Securities.   (i) Other than in accordance with SWBS’s investment guidelines, acquire, sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, nor (ii) change the classification method for any of the SWBS Investment Securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320.
(r) Deposits.   Other than in the Ordinary Course of Business, make any changes to deposit pricing.
(s) Loans.   Except for loans or extensions of credit approved and/or committed as of the date hereof that are listed in SWBS Disclosure Schedule 5.01(s), (i) make or increase any (A) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by SWBS or any of its Subsidiaries to such borrower or its Affiliates, would be in excess of  $250,000, in the aggregate, (B) loan secured by other than a first lien in excess of  $500,000, (C) loan in excess of FFIEC regulatory guidelines relating to loan to value ratios in excess of  $500,000, (D) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of  $750,000, (E) secured loan over $1,750,000, (F) any loan that is not made in conformity with SWBS’s ordinary course lending policies and guidelines in effect as of the date hereof in excess of  $500,000, or (G) loan, whether secured or unsecured, if the amount of such loan, together with any other outstanding loans (without regard to whether such other loans have been advanced or remain to be advanced), would result in the aggregate outstanding loans to any borrower of SWBS or any of its Subsidiaries (without regard to whether such other loans have been advanced or remain to be advanced) to exceed $1,750,000, (ii) renew, renegotiate, extend or modify any existing loan in which the aggregate amount of all loans to the borrower exceeds $1,750,000 (other than credits in which the total outstanding loans to the borrower is no more than $3,500,000 and no new money is extended and which do not have any material deteriorating change in the credit relationship, including, but not limited to, a downgrade in the risk rating of the credit, declining financial trends, or any other change that would substantially alter the facts supporting the original approval), (iii) sell any loan or loan pools in excess of $1,000,000 in principal amount or sale price (other than residential mortgage loan pools sold in the Ordinary Course of Business), or (iv) acquire any servicing rights, or sell or otherwise transfer any loan where SWBS or any of its Subsidiaries retains any servicing rights. Any loan in excess of the limits set forth in this Section 5.01(s) shall require the prior written approval of the President or Chief Credit Officer or Credit Administrator of The First, which approval shall not be unreasonably withheld, conditioned or delayed. First Community Bank will provide an information package on any such loan to The First at the time it provides such information to its Officer Loan Committee or Director Loan Committee. The First shall provide its position with respect to any such loan to First Community Bank no later than 10:00 a.m. CT on the day prior to the Officer Loan Committee meeting or Director Loan Committee meeting. Notwithstanding the foregoing, The First shall be given at least 24 hours from receipt of the loan package to provide its position to First Community Bank. If The First denies an approval of a loan to a borrower under this Section 5.01(s), it shall not thereafter make a loan to such borrower for the same purpose and on substantially similar terms.
(t) Investments or Developments in Real Estate.   Except as set forth in SWBS Disclosure Schedule 5.01(t), make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by SWBS or its Subsidiaries.
(u) Taxes.   Except as required by applicable Law or in the Ordinary Course of Business, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement with respect to Taxes, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, provided that, for purposes of this Section 5.01(u), “material” means affecting or relating to $100,000 or more in Taxes or $200,000 or more of taxable income.
(v) Adverse Actions.   Take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair SWBS’s ability to consummate the Merger or the transactions contemplated by this Agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.01.
(w) Capital Stock Purchase.   Except as set forth in SWBS Disclosure Schedule 5.01(w), directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.
(x) Facilities.   Except as set forth in SWBS Disclosure Schedule 5.01(x) or as required by Law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be reasonably requested by FBMS.
(y) Restructure.   Merge or consolidate itself or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries.
(z) Commitments.   (i) Enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (ii) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied, in any material respect, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law.
Section 5.02 Covenants of FBMS.
(a) Affirmative Covenants.   From the date hereof until the Effective Time, FBMS will carry on its business consistent with prudent banking practices and in compliance in all material respects with all applicable Laws.
(b) Negative Covenants.   From the date hereof until the Effective Time, FBMS shall not and shall not permit any of its Subsidiaries to take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair FBMS’s ability to consummate the Merger or the transactions contemplated by this Agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.02.
Section 5.03 Commercially Reasonable Efforts.   Subject to the terms and conditions of this Agreement, each of the Parties agrees to use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article VI, and shall reasonably cooperate with the other Party to that end.
Section 5.04 SWBS Shareholder Approval.
(i) Following the execution of this Agreement, SWBS shall take, in accordance with applicable Law and the articles of incorporation and bylaws of SWBS, all action necessary to convene a special meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by SWBS’s shareholders in order to permit consummation of the Merger and the transactions contemplated hereby (including any adjournment or postponement thereof, the “SWBS Meeting”) and shall take all lawful action to solicit such approval by such shareholders. SWBS shall use its reasonable best efforts to obtain the Requisite SWBS Shareholder Approval to consummate the Merger and the other transactions contemplated hereby, and shall ensure that the SWBS Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by SWBS in connection with the SWBS Meeting are solicited in material compliance with the ABCL, the articles of incorporation and bylaws of SWBS, and all other applicable legal requirements. Except with the prior approval of FBMS, no other matters shall be submitted for the approval of SWBS shareholders at the SWBS Meeting.
(ii) Except to the extent provided otherwise in Section 5.09(a), the board of directors of SWBS shall at all times prior to and during the SWBS Meeting recommend approval of this Agreement by the shareholders of SWBS and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by SWBS’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “SWBS Recommendation”) and shall not withhold, withdraw, amend, modify, change or qualify such recommendation in a manner adverse in any respect to the interests of FBMS or take any other action or make any other public statement inconsistent with such recommendation and the Proxy Statement-Prospectus shall include the SWBS Recommendation. In the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite SWBS Shareholder Approval, SWBS will not adjourn or postpone the SWBS Meeting unless SWBS is advised by counsel that failure to do so would result in a breach of the fiduciary duties of the board of directors of SWBS. SWBS shall keep FBMS updated with respect to the proxy solicitation results in connection with the SWBS Meeting as reasonably requested by FBMS.
Section 5.05 Registration Statement; Proxy Statement-Prospectus; NASDAQ Listing.
(a) FBMS and SWBS agree to cooperate in the preparation of the Registration Statement to be filed by FBMS with the SEC in connection with the issuance of FBMS Common Stock in the transactions contemplated by this Agreement (including the Proxy Statement-Prospectus and all related documents). SWBS shall use its reasonable best efforts to deliver to FBMS such financial statements and related analysis of SWBS, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of SWBS, as may be required in order to file the Registration Statement, and any other report required to be filed by FBMS with the SEC, in each case, in compliance with applicable Laws, and shall, as promptly as practicable following execution of this Agreement, prepare and deliver drafts of such information to FBMS to review. Each of FBMS and SWBS agree to use their respective commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof. FBMS also agrees to use commercially reasonable efforts to obtain any necessary state securities Law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. SWBS agrees to cooperate with FBMS and FBMS’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from SWBS’s independent auditors in connection with the Registration Statement and the Proxy Statement-Prospectus. After the Registration Statement is declared effective under the Securities Act, SWBS, at its own expense, shall promptly mail or cause to be mailed the Proxy Statement-Prospectus to its shareholders.
(b) FBMS will advise SWBS, promptly after FBMS receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of FBMS Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or upon the receipt of any comments (whether written or oral) from the SEC or its staff. FBMS will provide SWBS and its counsel with a reasonable opportunity to review and comment on the Registration Statement and the Proxy Statement-Prospectus, and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC, and FBMS will provide SWBS and its counsel with a copy of all such filings made with the SEC. If at any time prior to the SWBS Meeting there shall occur any event that should be disclosed in an amendment or supplement to the Proxy Statement-Prospectus or the Registration Statement, FBMS shall use its commercially reasonable efforts to promptly prepare and file such amendment or supplement with the SEC (if required under applicable Law) and cooperate with SWBS to mail such amendment or supplement to SWBS shareholders (if required under applicable Law).
(c) FBMS will use its commercially reasonable efforts to cause the shares of FBMS Common Stock to be issued in connection with the transactions contemplated by this Agreement to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Effective Time.
Section 5.06 Regulatory Filings; Consents.
(a) Each of FBMS and SWBS and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts (i) to prepare all documentation (including the Registration Statement and the Proxy Statement-Prospectus), to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, the Regulatory Approvals and all other consents and approvals of a Governmental Authority required to consummate the Merger in the manner contemplated herein, and, specifically, to file all applications for the required Regulatory Approvals within twenty one (21) days of the date of this Agreement, (ii) to comply with the terms and conditions of such permits, consents, approvals and authorizations and (iii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as practicable; provided, however, notwithstanding the foregoing or anything to the contrary in this Agreement, nothing contained herein shall be deemed to require FBMS or any of its Subsidiaries or SWBS or any of its Subsidiaries to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of any Governmental Authority that would reasonably be likely to have a material and adverse effect (measured on a scale relative to SWBS) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of FBMS, SWBS, the Surviving Entity or the Surviving Bank, after giving effect to the Merger (“Burdensome Condition”); provided, further, that any capital raise requirement or minimum capital requirement as well as those actions set forth on FBMS Disclosure Schedule 5.06 shall not constitute a “Burdensome Condition.” FBMS and SWBS will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, trustees, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of FBMS or SWBS to any Governmental Authority in connection with the transactions contemplated by this Agreement. Each Party shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, FBMS and SWBS shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing.
(b) SWBS will use its commercially reasonable efforts, and FBMS shall reasonably cooperate with SWBS at SWBS’s request, to obtain all consents, approvals, authorizations, waivers or similar affirmations described on SWBS Disclosure Schedule 3.12(c). Each Party will notify the other Party promptly and shall promptly furnish the other Party with copies of notices or other communications received by such Party or any of its Subsidiaries of any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from such Party, its Subsidiaries or its representatives). SWBS will consult with FBMS and its representatives as often as practicable under the circumstances so as to permit SWBS and FBMS and their respective representatives to cooperate to take appropriate measures to obtain such consents and avoid or mitigate any adverse consequences that may result from the foregoing.
Section 5.07 Publicity.   FBMS and SWBS shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which shall not be unreasonably delayed or withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of counsel be required by Law or the rules and regulations of any stock exchanges. It is understood that FBMS shall assume primary responsibility for the preparation of joint press releases relating to this Agreement, the Merger and the other transactions contemplated hereby.
Section 5.08 Access; Current Information.
(a) For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, upon reasonable notice and subject to applicable Laws, SWBS agrees to afford FBMS and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours at any time and from time to time throughout the period prior to the Effective Time to SWBS’s and its Subsidiaries’ books, records (including, without limitation, Tax Returns and work papers of independent auditors), information technology systems, business, properties and personnel and to such other information relating to them as FBMS may reasonably request and SWBS shall use its commercially reasonable efforts to provide any appropriate notices to employees and/or customers in accordance with applicable Law and SWBS’s privacy policy and, during such period, SWBS shall furnish to FBMS, FBMS’s reasonable request, all such other information concerning the business, properties and personnel of SWBS and its Subsidiaries that is substantially similar in scope to the information provided to FBMS in connection with its diligence review prior to the date of this Agreement.
(b) For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, during the period of time from the date of this Agreement to the Effective Time, upon reasonable notice and subject to applicable Laws, FBMS agrees to furnish to SWBS such information as SWBS may reasonably request concerning the business of FBMS and its Subsidiaries that is substantially similar in scope to the information provided to SWBS in connection with its diligence review prior to the date of this Agreement.
(c) As promptly as reasonably practicable after they become available, SWBS will furnish to FBMS copies of the board packages distributed to its or any of its Subsidiaries’ board of directors, and minutes from the meetings thereof, copies of any internal management financial control reports showing actual financial performance against plan and previous period, and copies of any reports provided to the board of directors or any committee thereof relating to the financial performance and risk management.

(d) During the period from the date of this Agreement to the Effective Time, at the reasonable request of FBMS, SWBS will cause one or more of its designated representatives to confer with representatives of FBMS and to report the general status of the ongoing operations of FBMS and its Subsidiaries. Without limiting the foregoing, SWBS agrees to provide FBMS (i) a copy of each report filed by SWBS or any of its Subsidiaries with a Governmental Authority, (ii) a copy of its monthly loan trial balance, and (iii) a copy of its monthly statement of condition and profit and loss statement and, if requested, a copy of its daily statement of condition and daily profit and loss statement, in each case, which shall be provided as promptly as reasonably practicable after it is filed or prepared, as applicable
(e) No investigation by either Party or their representatives shall be deemed to modify or waive any representation, warranty, covenant or agreement of such Party set forth in this Agreement, or the conditions to the respective obligations of the Parties to consummate the transactions contemplated hereby.
(f) Notwithstanding anything to the contrary in this Section 5.08, neither Party shall not be required to copy the other Party on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby, that contain competitively sensitive business or other proprietary information filed under a claim of confidentiality (including any confidential supervisory information) or any other matter that either Party’s board of directors has been advised by counsel that such distribution to the other Party may violate a confidentiality obligation or fiduciary duty or any Law or regulation, or may result in a waiver of the attorney-client privilege. In the event any of the restrictions in this Section 5.08(f) shall apply, each Party shall use its commercially reasonable efforts to provide appropriate consents, waivers, decrees and approvals necessary to satisfy any confidentiality issues relating to documents prepared or held by third parties (including work papers), the Parties will make appropriate alternate disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with applicable Laws.
Section 5.09 No Solicitation by SWBS; Superior Proposals.
(a) SWBS shall not, and shall cause its Subsidiaries and each of their respective officers, directors and employees not to, and will not authorize any investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of SWBS or any of SWBS’s Subsidiaries (collectively, the “SWBS Representatives”) to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than FBMS) any information or data with respect to SWBS or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which SWBS is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by any of the SWBS Representatives, whether or not such SWBS Representative is so authorized and whether or not such SWBS Representative is purporting to act on behalf of SWBS or otherwise, shall be deemed to be a breach of this Agreement by SWBS. SWBS and its Subsidiaries shall, and shall cause each of the SWBS Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.
For purposes of this Agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from FBMS), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction.
For purposes of this Agreement, “Acquisition Transaction” means (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving SWBS or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of SWBS or any of its Subsidiaries; (C) any issuance, sale or other disposition of  (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities)

representing 20% or more of the votes attached to the outstanding securities of SWBS or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of SWBS or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.
For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited Acquisition Proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and SWBS or any of its Subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding SWBS Common Stock or more than 50% of the assets of SWBS and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of SWBS reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Acquisition Proposal, and (B) taking into account any changes to this Agreement proposed by FBMS in response to such Acquisition Proposal, as contemplated by Section 5.09(c), and all financial, legal, regulatory and other aspects of such takeover proposal, including all conditions contained therein and the person making such proposal, is more favorable to the shareholders of SWBS from a financial point of view than the Merger.
(b) Notwithstanding Section 5.09(a) or any other provision of this Agreement, prior to the date of the SWBS Meeting, SWBS may take any of the actions described in Section 5.09(a) if, but only if, (i) SWBS has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of Section 5.09(a); (ii) the board of directors of SWBS reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) it is reasonably necessary to take such actions to comply with its fiduciary duties to SWBS’s shareholders under applicable Law; (iii) SWBS has provided FBMS with at least three (3) Business Days’ prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to SWBS or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, SWBS receives from such Person a confidentiality agreement with terms no less favorable to SWBS than those contained in the confidentiality agreement with FBMS. SWBS shall promptly provide to FBMS any non-public information regarding SWBS or its Subsidiaries provided to any other Person which was not previously provided to FBMS, such additional information to be provided no later than the date of provision of such information to such other party.
(c) SWBS shall promptly (and in any event within twenty-four (24) hours) notify FBMS in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, SWBS or the SWBS Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) except to the extent that such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement). SWBS agrees that it shall keep FBMS informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).
(d) Neither the board of directors of SWBS nor any committee thereof shall (i) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to FBMS in connection with the transactions contemplated by this Agreement (including the Merger), the SWBS Recommendation, fail to reaffirm the SWBS Recommendation within three (3) Business Days following a request by FBMS, or make any statement, filing or release, in connection with the SWBS Meeting or otherwise, inconsistent with the SWBS Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the SWBS Recommendation); (ii) approve or recommend, or propose to approve or recommend, any

Acquisition Proposal; or (iii) enter into (or cause SWBS or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 5.09(b)) or (B) requiring SWBS to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.
(e) Notwithstanding Section 5.09(d), prior to the date of the SWBS Meeting, the board of directors of SWBS may withdraw, qualify, amend or modify the SWBS Recommendation (a “SWBS Subsequent Determination”) after the fifth (5th) Business Day following FBMS’s receipt of a notice (the “Notice of Superior Proposal”) from SWBS advising FBMS that the board of directors of SWBS has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of Section 5.09(a)) constitutes a Superior Proposal if, but only if, (i) the board of directors of SWBS has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that it is reasonably necessary to take such actions to comply with its fiduciary duties to SWBS’s shareholders under applicable Law, (ii) during the five (5) Business Day period after receipt of the Notice of Superior Proposal by FBMS (the “Notice Period”), SWBS and the board of directors of SWBS shall have cooperated and negotiated in good faith with FBMS to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable SWBS to proceed with the SWBS Recommendation without a SWBS Subsequent Determination; provided, however, that FBMS shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified or amended terms as may have been proposed by FBMS since its receipt of such Notice of Superior Proposal, the board of directors of SWBS has again in good faith made the determination (A) in clause (i) of this Section 5.09(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, SWBS shall be required to deliver a new Notice of Superior Proposal to FBMS and again comply with the requirements of this Section 5.09(e), except that the Notice Period shall be reduced to three (3) Business Days.
(f) Notwithstanding any SWBS Subsequent Determination, this Agreement shall be submitted to SWBS’s shareholders at the SWBS Meeting for the purpose of voting on the approval of this Agreement and the transactions contemplated hereby (including the Merger) and nothing contained herein shall be deemed to relieve SWBS of such obligation; provided, however, that if the board of directors of SWBS shall have made a SWBS Subsequent Determination with respect to a Superior Proposal, then the board of directors of SWBS may recommend approval of such Superior Proposal by the shareholders of SWBS and may submit this Agreement to SWBS’s shareholders without recommendation, in which event the board of directors of SWBS shall communicate the basis for its recommendation of such Superior Proposal and the basis for its lack of a recommendation with respect to this Agreement and the transactions contemplated hereby to SWBS’s shareholders in the Proxy Statement-Prospectus or an appropriate amendment or supplement thereto.
(g) Nothing contained in this Section 5.09 shall prohibit SWBS or the board of directors of SWBS from complying with SWBS’s obligations required under Rule 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal (other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed a change in the SWBS Recommendation unless the board of directors of SWBS reaffirms the SWBS Recommendation in such disclosure.
Section 5.10 Indemnification.
(a) For a period of six (6) years from and after the Effective Time, and in any event subject to the provisions of Section 5.10(b)(iv), FBMS shall indemnify and hold harmless the present and former directors and officers of SWBS and its Subsidiaries (the “Indemnified Parties”), against all costs or expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages, or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of actions or omissions of such persons in the course of performing their duties for SWBS or such Subsidiary occurring at or before the Effective Time (including the transactions contemplated by this Agreement) (each a “Claim”), to the same extent as such persons have the right to be indemnified pursuant to the Indemnification Agreements set forth in SWBS Disclosure Schedule 5.10 or, if not subject to such an agreement, to the fullest extent permitted by applicable Law.

(b) Any Indemnified Party wishing to claim indemnification under this Section 5.10 shall promptly notify FBMS upon learning of any Claim, provided that, failure to so notify shall not affect the obligation of FBMS under this Section 5.10, unless, and only to the extent that, FBMS is materially prejudiced in the defense of such Claim as a consequence. In the event of any such Claim (whether asserted or claimed prior to, at or after the Effective Time), (i) FBMS shall have the right to assume the defense thereof and FBMS shall not be liable to such Indemnified Parties for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) FBMS shall not be liable for any settlement effected without its prior written consent and (iv) FBMS shall have no obligation hereunder to any Indemnified Party if such indemnification would be in violation of any applicable federal or state banking Laws or regulations, or in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Laws and regulations, whether or not related to banking Laws.
(c) For a period of six (6) years following the Effective Time, FBMS will provide director’s and officer’s liability insurance (herein, “D&O Insurance”) that serves to reimburse the present and former officers and directors of SWBS or its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated hereby), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Party, as that coverage currently provided by SWBS; provided that, if FBMS is unable to maintain the insurance called for by this Section 5.10, FBMS will provide as much comparable insurance as is reasonably available; and provided, further, that officers and directors of SWBS or its Subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the D&O Insurance for the purpose of obtaining such insurance.
(d) If FBMS or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of FBMS and its Subsidiaries shall assume the obligations set forth in this Section 5.10.
Section 5.11 Employees; Benefit Plans.
(a) Following the Effective Time, FBMS shall maintain or cause to be maintained employee benefit plans and compensation opportunities for the benefit of employees who are full time employees of SWBS or any of its Subsidiaries on the Closing Date (“Covered Employees”) that provide employee benefits and compensation opportunities which, in the aggregate, are substantially comparable to the employee benefits and compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of FBMS or its Subsidiaries, as applicable; provided, however, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of FBMS or its Subsidiaries. FBMS shall give the Covered Employees full credit for their prior service with SWBS and its Subsidiaries (i) for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any qualified or non-qualified employee benefit plan maintained by FBMS and in which Covered Employees may be eligible to participate and (ii) for all purposes under any welfare benefit plans, vacation plans, severance plans and similar arrangements maintained by FBMS.
(b) With respect to any employee benefit plan of FBMS that is a health, dental, vision or other welfare plan in which any Covered Employee is eligible to participate, for the plan year in which such Covered Employee is first eligible to participate, FBMS or its applicable Subsidiary shall use its commercially reasonable efforts to (i) cause any pre-existing condition limitations or eligibility waiting periods under such FBMS or Subsidiary plan to be waived with respect to such Covered Employee and his or her covered dependents to the extent such condition was or would have been covered under the SWBS Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time, and (ii) recognize any health, dental, vision or other welfare expenses incurred by such Covered Employee and his or her covered dependents in the year that includes the Closing Date (or, if later, the year in which such Covered Employee is first eligible to participate) for purposes of any applicable copayment, deductibles and annual out-of-pocket expense requirements under any such health, dental, vision or other welfare plan.

(c) Prior to the Effective Time, SWBS shall take, and shall cause its Subsidiaries to take, all actions requested by FBMS that may be necessary or appropriate to, conditioned on the occurrence of the Effective Time, (i) cause one or more SWBS Benefits Plans to terminate as of the Effective Time, or as of the date immediately preceding the Effective Time, (ii) cause benefit accruals and entitlements under any SWBS Benefit Plan to cease as of the Effective Time, or as of the date immediately preceding the Effective Time, (iii) cause the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any SWBS Benefit Plan for such period as may be requested by FBMS, or (iv) facilitate the merger of any SWBS Benefit Plan into any employee benefit plan maintained by FBMS or an FBMS Subsidiary, provided in all cases that FBMS shall give SWBS at least five (5) Business Days’ notice of such requested actions, and provided further that in the case of any such actions not within the sole control of SWBS, SWBS shall only be requested to use its commercially reasonable efforts to complete such actions. Notwithstanding the immediately preceding sentence, the SWBS Benefit Plans listed on SWBS Disclosure Schedule 5.11(c) shall not be terminated prior to or as of the Effective Time. SWBS Disclosure Schedule 5.11(c) furthermore sets forth the estimated liabilities under such plans as of the date hereof. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of this Section 5.11(c) shall be subject to FBMS’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.
(d) Nothing in this Section 5.11 shall be construed to limit the right of FBMS or any of its Subsidiaries (including, following the Closing Date, SWBS and its Subsidiaries) to amend or terminate any SWBS Benefit Plan or other employee benefit plan, to the extent such amendment or termination is permitted by the terms of the applicable plan, nor shall anything in this Section 5.11 be construed to require FBMS or any of its Subsidiaries (including, following the Closing Date, SWBS and its Subsidiaries) to retain the employment of any particular Covered Employee for any fixed period of time following the Closing Date, and the continued retention (or termination) by FBMS or any of its Subsidiaries of any Covered Employee subsequent to the Effective Time shall be subject in all events to FBMS’s or its applicable Subsidiary’s normal and customary employment procedures and practices, including customary background screening and evaluation procedures, and satisfactory employment performance.
(e) Any employee of SWBS or First Community Bank that becomes an employee of FBMS or The First at the Effective Time who is terminated within one year following the Effective Time (other than for cause, death, disability, normal retirement or voluntarily resignation) shall receive a severance payment equal to one week of base salary (up to a maximum of 12 weeks) for each year of employment, including such employee’s years of employment with SWBS or First Community Bank.
Section 5.12 Notification of Certain Changes.   FBMS and SWBS shall promptly advise the other Party of any change or event having, or which could reasonably be expected to have, a Material Adverse Effect or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its or its respective Subsidiaries’ representations, warranties or covenants contained herein and each Party shall provide on a periodic basis written notice to the other Party of any matters that it becomes aware of that should be disclosed on a supplement or amendment to such Party’s Disclosure Schedule; provided, that any failure to give notice in accordance with the foregoing shall not be deemed to constitute a violation of this Section 5.12 or the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 6.01, Section 6.02 or Section 6.03 to be satisfied.
Section 5.13 Transition; Informational Systems Conversion.   From and after the date hereof, FBMS and SWBS will use their commercially reasonable efforts to facilitate the integration of SWBS with the business of FBMS following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of SWBS and each of its Subsidiaries (the “Informational Systems Conversion”) to those used by FBMS, which planning shall include, but not be limited to, (a) discussion of third-party service provider arrangements of SWBS and each of its Subsidiaries; (b) non-renewal or changeover, after the Effective Time, of personal property leases and software licenses used by SWBS and each of its Subsidiaries in connection with the systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate after the Effective Time, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. FBMS shall promptly reimburse SWBS on request for any reasonable and documented out-of-pocket fees, expenses or charges that SWBS may incur as a result of taking, at the request of FBMS, any action prior to the Effective Time to facilitate the Informational Systems Conversion.
Section 5.14 No Control of Other Party’s Business.   Nothing contained in this Agreement shall give FBMS, directly or indirectly, the right to control or direct the operations of SWBS or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give SWBS, directly or indirectly, the right to control or direct the operations of FBMS or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of SWBS and FBMS shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and its Subsidiaries’ respective operations.
Section 5.15 Certain Litigation.   Each Party shall promptly advise the other Party orally and in writing of any actual or threatened shareholder litigation against such Party and/or the members of the board of directors of SWBS or the board of directors of FBMS related to this Agreement or the Merger and the other transactions contemplated by this Agreement. SWBS shall: (i) permit FBMS to review and discuss in advance, and consider in good faith the views of FBMS in connection with, any proposed written or oral response to such shareholder litigation; (ii) furnish FBMS’s outside legal counsel with all non-privileged information and documents which outside counsel may reasonably request in connection with such shareholder litigation; (iii) consult with FBMS regarding the defense or settlement of any such shareholder litigation, shall give due consideration to FBMS’s advice with respect to such shareholder litigation and shall not settle any such litigation prior to such consultation and consideration; provided, however, that SWBS shall not settle any such shareholder litigation if such settlement requires the payment of money damages, without the written consent of FBMS (such consent not to be unreasonably withheld, conditioned or delayed) unless the payment of any such damages by SWBS is reasonably expected by SWBS, following consultation with outside counsel, to be fully covered (disregarding any deductible to be paid by SWBS) under SWBS’s existing director and officer insurance policies, including any tail policy.
Section 5.16 Director Resignations.   SWBS will use commercially reasonable efforts to cause to be delivered to FBMS resignations of all the directors of SWBS and its Subsidiaries, such resignations to be effective as of the Effective Time.
Section 5.17 Non-Competition and Non-Disclosure Agreement.   Concurrently with the execution and delivery of this Agreement and effective upon Closing, SWBS has caused each director of SWBS and First Community Bank to execute and deliver the Non-Competition and Non-Disclosure Agreement in the forms attached hereto as Exhibit C (with respect to William E. Blackmon, Bill Granade, Fred K. Granade, and Stanley Moore) and Exhibit D (with respect to Lindsey C. Boney III, Paul Bullington, Marietta Urquhart, Carl Craig, Susan Turner, and James Massey) (collectively, the “Director Restrictive Covenant Agreements”).
Section 5.18 Claims Letters.   Concurrently with the execution and delivery of this Agreement and effective upon the Closing, SWBS has caused each director of SWBS and First Community Bank to execute and deliver the Claims Letter in the form attached hereto as Exhibit E.
Section 5.19 Coordination.
(a) Prior to the Effective Time, subject to applicable Laws, SWBS and its Subsidiaries shall take any actions FBMS may reasonably request from time to time to better prepare the parties for integration of the operations of SWBS and its Subsidiaries with FBMS and its Subsidiaries, respectively. Without limiting the foregoing, senior officers of SWBS and FBMS shall meet from time to time as FBMS may reasonably request, and in any event not less frequently than monthly, to review the financial and operational affairs of SWBS and its Subsidiaries, and SWBS shall give due consideration to FBMS’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither FBMS nor The First shall under any circumstance be permitted to exercise control of SWBS or any of its Subsidiaries prior to the Effective Time. SWBS shall permit representatives of The First to be onsite at SWBS to facilitate integration of operations and assist with any other coordination efforts as necessary.
(b) Prior to the Effective Time, subject to applicable Laws, SWBS and its Subsidiaries shall take any actions FBMS may reasonably request in connection with negotiating any amendments, modifications or terminations of any Leases or SWBS Material Contracts that FBMS may request, including, but not limited to, actions necessary to cause any such amendments, modifications or terminations to become effective immediately prior to, or immediately upon, the Closing, and shall cooperate with FBMS and will use its commercially reasonable efforts to negotiate specific provisions that may be requested by FBMS in connection with any such amendment, modification or termination.
(c) From and after the date hereof, subject to applicable Laws, the parties shall reasonably cooperate with the other in preparing for the prompt conversion or consolidation of systems and business operations promptly after the Effective Time (including by entering into customary confidentiality, non-disclosure and similar agreements with the other party and appropriate service providers) and SWBS shall, upon FBMS’s reasonable request, introduce FBMS and its representatives to suppliers of SWBS and its Subsidiaries for the purpose of facilitating the integration of SWBS and its business into that of FBMS. In addition, after satisfaction of the conditions set forth in Section 6.01(a) and Section 6.01(b), subject to applicable Laws, SWB shall, upon FBMS’s reasonable request, introduce FBMS and its representatives to customers of SWB and its Subsidiaries for the purpose of facilitating the integration of SWB and its business into that of FBMS. Any interaction between FBMS and SWBS’s and any of its Subsidiaries’ customers and suppliers shall be coordinated by SWBS. SWBS shall have the right to participate in any discussions between FBMS and SWBS’s customers and suppliers.
(d) FBMS and SWBS agree to take all action necessary and appropriate to cause First Community Bank to merge with The First in accordance with applicable Laws and the terms of the Plan of Bank Merger immediately following the Effective Time or as promptly as practicable thereafter.
Section 5.20 Transactional Expenses.   SWBS has provided in SWBS Disclosure Schedule 3.35 a reasonable good faith estimate of costs and fees that SWBS and its Subsidiaries expect to pay to retained representatives in connection with the transactions contemplated by this Agreement (collectively, “SWBS Expenses”). SWBS shall use its commercially reasonable efforts to cause the aggregate amount of all SWBS Expenses to not exceed the total expenses disclosed in SWBS Disclosure Schedule 3.35. SWBS shall promptly notify FBMS if or when it determines that it expects to exceed its budget for SWBS Expenses. Notwithstanding anything to the contrary in this Section 5.20, SWBS shall not incur any investment banking, brokerage, finders or other similar financial advisory fees in connection with the transactions contemplated by this Agreement other than those expressly set forth in SWBS Disclosure Schedule 3.35.
Section 5.21 Confidentiality.   Prior to the execution of this Agreement and prior to the consummation of the Merger, subject to applicable Laws, each of FBMS and SWBS, and their respective Subsidiaries, affiliates, officers, directors, agents, employees, consultants and advisors have provided, and will continue to provide one another with information which may be deemed by the party providing the information to be non-public, proprietary and/or confidential, including, but not limited to, trade secrets of the disclosing party. Each Party agrees that it will, and will cause its representatives to, hold any information obtained pursuant to this Article V in accordance with the terms of the confidentiality and non-disclosure agreement, dated as of April 14, 2017 between FBMS and SWBS.
Section 5.22 Tax Matters.
(a) The Parties intend that the Merger and the Bank Merger shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Regulations. Except as expressly contemplated or permitted by this Agreement, from and after the date of this Agreement, each of FBMS and SWBS shall use their respective reasonable best efforts to cause each of the Merger and the Bank Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act is intended or is reasonably likely to prevent either the Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
(b) FBMS will prepare or caused to be prepared and timely file or cause to be timely filed all Tax returns for SWBS and its Subsidiaries for all periods ending before the Effective Time which are filed after the Effective Time; but such Tax returns will be subject to the review and approval of one or more representatives of SWBS’s shareholders to be appointed by SWBS’s Board of Directors prior to the Effective Time. FBMS agrees to engage Mauldin and Jenkins, LLP to prepare such Tax returns.

Section 5.23 Board Representation.   FBMS agrees to consider appointing a representative proposed by SWBS and mutually agreed upon by SWBS and FBMS to the Board of Directors of The First (the “Bank Board”) after the Effective Time. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that in no event will FBMS or The First be required by the terms of this Agreement to appoint any director to the Bank Board.
Section 5.24 Termination and Conversion Costs.   SWBS shall contact the counterparty to each of the agreements set forth on Schedule 8.01 prior to the Closing Date and obtain a written statement from such Person setting forth the amount of any fees that would be payable by FBMS (as successor to SWBS) to (a) terminate each such agreement following the Closing (the “Termination Costs”) and (b) to convert the services contemplated thereby to FBMS’s preferred vendors (the “Conversion Costs”). The Termination Costs, as determined in accordance with this Section 5.24, shall be used to calculate the SWBS Transaction Expenses.
ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER
Section 6.01 Conditions to Obligations of the Parties to Effect the Merger.   The respective obligations of the Parties to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable Law, written waiver by the Parties prior to the Closing Date of each of the following conditions:
(a) Shareholder Vote. This Agreement and the transactions contemplated hereby, as applicable, shall have received the Requisite SWBS Shareholder Approval at the SWBS Meeting.
(b) Regulatory Approvals; No Burdensome Condition. All Regulatory Approvals required to consummate the Merger and the Bank Merger in the manner contemplated herein shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof, if any, shall have expired or been terminated, and no such Regulatory Approval includes or contains, or shall have resulted in the imposition of, any Burdensome Condition.
(c) No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the transactions contemplated hereby.
(d) Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority.
(e) Tax Opinions Relating to the Merger. FBMS and SWBS, respectively, shall have received opinions from Alston & Bird LLP and Jones Walker LLP, respectively, each dated as of the Closing Date, in substance and form reasonably satisfactory to FBMS and SWBS, respectively, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering their opinions, Alston & Bird LLP and Jones Walker LLP may require and rely upon representations as to certain factual matters contained in certificates of officers of each of FBMS and SWBS, in form and substance reasonably acceptable to such counsel.
Section 6.02 Conditions to Obligations of SWBS.   The obligations of SWBS to consummate the Merger also are subject to the fulfillment or written waiver by SWBS prior to the Closing Date of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of FBMS (i) set forth in Section 4.09 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, (ii) Section 4.01, Section 4.02, Section 4.03, Section 4.04, Section 4.08, and Section 4.12 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FBMS. SWBS shall have received a certificate signed on behalf of FBMS by the Chief Executive Officer or the Chief Financial Officer of FBMS to the foregoing effect.
(b) Performance of Obligations of FBMS.   FBMS shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and SWBS shall have received a certificate, dated the Closing Date, signed on behalf of FBMS by its Chief Executive Officer and the Chief Financial Officer to such effect.
(c) No Material Adverse Effect.   Since the date of this Agreement (i) no change or event has occurred which has resulted in FBMS or The First being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.
Section 6.03 Conditions to Obligations of FBMS.   The obligations of FBMS to consummate the Merger also are subject to the fulfillment or written waiver by FBMS prior to the Closing Date of each of the following conditions:
(a) Representations and Warranties.   The representations and warranties of SWBS (i) set forth in Section 3.02(a) and Section 3.09(b) shall be true and correct in all respects (with respect to Section 3.02(a), other than de minimis inaccuracies, it being agreed that for purposes of Section 3.02(a), any inaccuracy in which the applicable amounts as of a date of determination exceed the amounts set forth in Section 3.02(a) by no more than 1% shall be deemed de minimis) as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, (ii) the first sentence of Section 3.01, Section 3.04(a), Section 3.05, Section 3.14 and Section 3.34 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.03(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to SWBS. FBMS shall have received a certificate signed on behalf of SWBS by the Chief Executive Officer or the Chief Financial Officer of SWBS to the foregoing effect.
(b) Performance of Obligations of SWBS.   SWBS shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and FBMS shall have received a certificate, dated the Closing Date, signed on behalf of SWBS by SWBS’s Chief Executive Officer and Chief Financial Officer, to such effect.
(c) No Material Adverse Effect.   Since the date of this Agreement (i) no change or event has occurred which has resulted in SWBS or any of its Subsidiaries being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.
(d) Plan of Bank Merger.   Except as otherwise contemplated by Section 1.03, the Plan of Bank Merger shall have been executed and delivered.
(e) Dissenting Shares.   Dissenting Shares shall be less than five percent (5%) of the issued and outstanding shares of SWBS Common Stock.

(f) Certification of Non-USRPI Status. FBMS shall have received from SWBS, under penalties of perjury, a certificate conforming to the requirements of Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) and otherwise reasonably acceptable to FBMS, dated as of the Closing Date, certifying that no interest in SWBS is a United States real property interest as defined in Section 897(c) of the Code.
(g) Adjusted Minimum Tangible Common Equity.   The Adjusted Tangible Common Equity of SWBS shall be no less than $32 million.
Section 6.04 Frustration of Closing Conditions.   Neither FBMS nor SWBS may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its reasonable best efforts to consummate any of the transactions contemplated hereby, as required by and subject to Section 5.03.
ARTICLE VII

TERMINATION
Section 7.01 Termination.   This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:
(a) Mutual Consent.   At any time prior to the Effective Time, by the mutual consent, in writing, of FBMS and SWBS if the board of directors of FBMS and the board of directors of SWBS each so determines by vote of a majority of the members of its entire board.
(b) No Regulatory Approval.   By FBMS or SWBS, if either of their respective boards of directors so determines by a vote of a majority of the members of its entire board, in the event any Regulatory Approval required for consummation of the transactions contemplated by this Agreement shall have been denied by final, non-appealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.
(c) No Shareholder Approval.   By either FBMS or SWBS (provided, in the case of SWBS, that it shall not be in breach of any of its obligations under Section 5.04), if the Requisite SWBS Shareholder Approval at the SWBS Meeting shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.
(d) Breach of Representations and Warranties.   By either FBMS or SWBS (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other party to not consummate this Agreement) if there shall have been (i) with respect to representations and warranties set forth in this Agreement that are not qualified by the term “material” or do not contain terms such as “Material Adverse Effect,” a material breach of any of such representations or warranties by the other party and (ii) with respect to representations and warranties set forth in this Agreement that are qualified by the term “material” or contain terms such as “Material Adverse Effect,” any breach of any of such representations or warranties by the other Party; which breach is not cured prior to the earlier of  (y) thirty (30) days following written notice to the Party committing such breach from the other Party or (z) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.
(e) Breach of Covenants.   By either FBMS or SWBS (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other Party not to consummate the agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other Party, which breach shall not have been cured prior to the earlier of  (i) thirty (30) days following written notice to the Party committing such breach from the other Party or (ii) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.
(f) Delay.   By either FBMS or SWBS if the Merger shall not have been consummated on or before February 20, 2018, provided, however, that such date will be automatically extended to April 21, 2018, if the only outstanding condition to Closing under Article VI is the receipt of all Regulatory Approvals (the “Expiration Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the Party seeking to terminate this Agreement.

(g) Failure to Recommend; Etc.   In addition to and not in limitation of FBMS’s termination rights under Section 7.01(e), by FBMS if  (i) there shall have been a material breach of Section 5.09, or (ii) the board of directors of SWBS (A) withdraws, qualifies, amends, modifies or withholds the SWBS Recommendation, or makes any statement, filing or release, in connection with the SWBS Meeting or otherwise, inconsistent with the SWBS Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the SWBS Recommendation), (B) materially breaches its obligation to call, give notice of and commence the SWBS Meeting under Section 5.04(a), (C) approves or recommends an Acquisition Proposal, (D) fails to publicly recommend against a publicly announced Acquisition Proposal within three (3) Business Days of being requested to do so by FBMS, (E) fails to publicly reconfirm the SWBS Recommendation within three (3) Business Days of being requested to do so by FBMS, or (F) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions.
(h) SWBS Walkaway Right.   This Agreement may be terminated prior to Closing by the Board of Directors of SWBS if the Actual Closing Price of FBMS Common Stock is less than 70% of the Signing Price, subject to the following. If SWBS elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to FBMS; provided, that such notice of election to terminate may be withdrawn at any time within the five-day period commencing on the delivery of such notice to FBMS. During this five-day period, FBMS shall have the option, but not the obligation, to increase the Merger Consideration as defined in Section 8.01 as the Walkaway Counter Offer. If FBMS elects to make the Walkaway Counter Offer, it shall give the Walkaway Counter Offer Notice (as defined in Section 8.01 hereof) to SWBS during the five-day period following receipt of the termination notice previously sent by the SWBS, whereupon such notice of termination shall be null and void and of no effect, SWBS shall no longer have the right to terminate the Agreement pursuant to this Section 7.01(h) and this Agreement shall remain in effect in accordance with its terms (except for the payment of the Merger Consideration). Any references in this Agreement to the “Merger Consideration” shall thereafter be deemed to refer to the Merger Consideration after giving effect to any adjustment set forth in the Walkaway Counter Offer Notice. FBMS Common Stock shall be appropriately adjusted subject to the provisions defined in Section 2.09, for the purposes of applying this Section 7.01(h).
Section 7.02 Termination Fee.
(a) In recognition of the efforts, expenses and other opportunities foregone by FBMS while structuring and pursuing the Merger, SWBS shall pay to FBMS a termination fee equal to $2,250,000 (“SWBS Termination Fee”), by wire transfer of immediately available funds to an account specified by FBMS in the event of any of the following: (i) in the event FBMS terminates this Agreement pursuant to Section 7.01(g), SWBS shall pay FBMS the Termination Fee within one (1) Business Day after receipt of FBMS’s notification of such termination; and (ii) in the event that after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been made known to senior management of SWBS or has been made directly to its shareholders generally or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to SWBS and (A) thereafter this Agreement is terminated (x) by either FBMS or SWBS pursuant to Section 7.01(c) because the Requisite SWBS Shareholder Approval shall not have been obtained or (y) by FBMS pursuant to Section 7.01(d) or Section 7.01(e) and (B) prior to the date that is twelve (12) months after the date of such termination, SWBS enters into any agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then SWBS shall, on the earlier of the date it enters into such agreement and the date of consummation of such transaction, pay FBMS the Termination Fee, provided, that for purposes of this Section 7.02(a)(ii), all references in the definition of Acquisition Proposal to “20%” shall instead refer to “50%.”
(b) SWBS agrees that the agreements contained in this Section 7.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, FBMS would not enter into this Agreement; accordingly, if SWBS fails promptly to pay any amounts due under this Section 7.02, SWBS shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of  (i) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, plus (ii) 200 basis points, together with the costs and expenses of FBMS (including reasonable legal fees and expenses) in connection with such suit.

(c) Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that if a SWBS pays or causes to be paid to FBMS the Termination Fee in accordance with this Section 7.02, SWBS (or any successor to SWBS) will not have any further obligations or liabilities to FBMS with respect to this Agreement or the transactions contemplated by this Agreement.
Section 7.03 Effect of Termination.   Except as set forth in Section 7.02(c), termination of this Agreement will not relieve a breaching party from liability for any breach of any covenant, agreement, representation or warranty of this Agreement (a) giving rise to such termination and (b) resulting from fraud or any willful and material breach.
ARTICLE VIII

DEFINITIONS
Section 8.01 Definitions.   The following terms are used in this Agreement with the meanings set forth below:
“ABCL” has the meaning set forth in Section 1.01.
“ASBD” has the meaning set forth in Section 3.06.
“Acquisition Proposal” has the meaning set forth in Section 5.09.
“Acquisition Transaction” has the meaning set forth in Section 5.09.
“Adjusted Tangible Common Equity” means an amount calculated as (i) SWBS’s common equity (as defined in GAAP) minus (ii) intangible assets (as defined in GAAP) minus (iii) any anticipated but unaccrued SWBS Transaction Expenses minus (iv) the amount of any reduction in SWBS’s allowance for loan and lease losses below $3,425,000 as of the Effective Time.
“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.
“Aggregate Merger Consideration” means the Cash Consideration and the Stock Consideration.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Articles of Bank Merger” has the meaning set forth in Section 1.05(b).
“Articles of Merger” has the meaning set forth in Section 1.05(a).
“ASC 320” means GAAP Accounting Standards Codification Topic 320.
“Associate” when used to indicate a relationship with any Person means (1) any corporation or organization (other than SWBS or any of its Subsidiaries) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity, or (3) any relative or family member of such Person.
“Audited Financial Statements” has the meaning set forth in Section 3.07(a).
“Bank Merger” has the meaning set forth in Section 1.03.
“Bank Plan of Merger” has the meaning set forth in Section 1.03.
“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.
“BOLI” has the meaning set forth in Section 3.32(b).
“Book-Entry Shares” means any non-certificated share held by book entry in SWBS’s stock transfer book, which immediately prior to the Effective Time represents an outstanding share of SWBS Common Stock.

“Burdensome Condition” has the meaning set forth in Section 5.06(a).
“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of Mississippi are authorized or obligated to close.
“Cash Consideration” has the meaning set forth in Section 2.01(c).
“Certificate” means any outstanding certificate, which immediately prior to the Effective Time, represents an outstanding share of SWBS Common Stock.
“Claim” has the meaning set forth in Section 5.10(a).
“Closing” and “Closing Date” have the meanings set forth in Section 1.05(c).
“Code” has the meaning set forth in the Recitals.
“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.
“Controlled Group Members” means any of SWBS’s related organizations described in Code Sections 414(b), (c) or (m).
“Conversion Costs” has the meaning set forth in Section 5.24.
“Covered Employees” has the meaning set forth in Section 5.11(a).
“D&O Insurance” has the meaning set forth in Section 5.10(c).
“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions.
“Determination Date” means the later of  (i) the date on which the last required Regulatory Approval is obtained without regard to any requisite waiting period or (ii) the date on which the Requisite SWBS Shareholder Approval is obtained.
“Director Restrictive Covenant Agreements” has the meaning set forth in Section 5.17.
“Dissenting Shareholder” has the meaning set forth in Section 2.01(d).
“Dissenting Shares” has the meaning set forth in Section 2.01(d).
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.
“Effective Time” has the meaning set forth in Section 1.04(a).
“Environmental Law” means any federal, state or local Law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (a) pollution, the protection or restoration of the indoor or outdoor environment, human health and safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: (a) Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. §9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §1101, et seq.; the Safe Drinking

Water Act; 42 U.S.C. §300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. §651, et seq.; (b) common Law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.
“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” has the meaning set forth in Section 3.15(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Agent” means such exchange agent as may be designated by FBMS (which shall be FBMS’s transfer agent), and reasonably acceptable to SWBS, to act as agent for purposes of conducting the exchange procedures described in Article II.
“Exchange Fund” has the meaning set forth in Section 2.07(a).
“Expiration Date” has the meaning set forth in Section 7.01(f).
“Fair Credit Reporting Act” means the Fair Credit Reporting Act, as amended.
“Fair Housing Act” means the Fair Housing Act, as amended.
“FBMS” has the meaning set forth in the preamble to this Agreement.
“FBMS Common Stock” means the voting and non-voting common stock, $0.01 par value per share, of FBMS.
“FBMS Disclosure Schedule” has the meaning set forth in Article IV.
“FBMS Reports” has the meaning set forth in Section 4.05(a).
“FDIA” has the meaning set forth in Section 3.27.
“FDIC” means the Federal Deposit Insurance Corporation.
“FFIEC” means the Federal Financial Institutions Examination Council.
“Financial Statements” has the meaning set forth in Section 3.07(a).
“First Community Bank” has the meaning set forth in Section 1.03.
“FRB” means the Board of Governors of the Federal Reserve System.
“GAAP” means generally accepted accounting principles in the United States of America, applied consistently with past practice, including with respect to quantity and frequency.
“Governmental Authority” means any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts and other judicial bodies, bank regulators, insurance regulators, applicable state securities authorities, the SEC, the IRS or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing.
“Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise regulated as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, flammable or explosive materials, radioactive materials or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise). Hazardous Substance does not include substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations.
“Holder” means the holder of record of shares of SWBS Common Stock.

“Home Mortgage Disclosure Act” means Home Mortgage Disclosure Act of 1975, as amended.
“Indemnified Parties” and “Indemnifying Party” have the meanings set forth in Section 5.10(a).
“Informational Systems Conversion” has the meaning set forth in Section 5.13.
“Insurance Policies” has the meaning set forth in Section 3.32(a).
“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (c) copyrights (including any registrations and applications for any of the foregoing); (d) Software; and (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.
“IRS” means the United States Internal Revenue Service.
“Knowledge” means, with respect to SWBS, the actual knowledge, of the Persons set forth in SWBS Disclosure Schedule 8.01, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter, and with respect to FBMS, the actual knowledge of the Persons set forth in FBMS Disclosure Schedule 8.01, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter.
“Law” means any federal, state, local or foreign Law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority that is applicable to the referenced Person.
“Leases” has the meaning set forth in Section 3.30(b).
“Letter of Transmittal” has the meaning set forth in Section 2.06.
“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance, conditional and installment sale agreement, charge, claim, option, rights of first refusal, encumbrances, or security interest of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership).
“Loans” has the meaning set forth in Section 3.22(a).
“Material Adverse Effect” with respect to any party means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such party and its Subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such party to perform its obligations under this Agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such party to consummate the Merger and the transactions contemplated hereby; provided, however, that, in the case of clause (i) only, a Material Adverse Effect shall not be deemed to include the impact of  (A) changes after the date of this Agreement in banking and similar Laws of general applicability or interpretations thereof by Governmental Authorities (except to the extent that such change disproportionately adversely affects SWBS and its Subsidiaries or FBMS and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which SWBS and FBMS operate, in which case only the disproportionate effect will be taken into account), (B) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally (except to the extent that such change disproportionately adversely affects SWBS and its Subsidiaries or FBMS and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which SWBS and FBMS operate, in which case only the disproportionate effect will be taken into account), (C) changes after the date of this Agreement in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally (except to the extent that such change disproportionately adversely affects SWBS and its Subsidiaries or FBMS and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which SWBS and FBMS operate, in which case only the disproportionate effect will be taken into account), (D) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other party, or as otherwise expressly permitted or contemplated by this Agreement, (E) any failure by SWBS or FBMS to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect), (F) changes in the trading price or trading volume of FBMS Common Stock, and (G) the impact of this Agreement and the transactions contemplated hereby on relationships with customers or employees (including the loss of personnel subsequent to the date of this Agreement).
“Merger” has the meaning set forth in the recitals.
“Merger Consideration” has the meaning set forth in Section 2.01(c).
“NASDAQ” means The NASDAQ Global Select Market.
“National Labor Relations Act” means the National Labor Relations Act, as amended.
“Notice of Superior Proposal” has the meaning set forth in Section 5.09(e).
“OCC” has the meaning set forth in Section 3.06.
“Ordinary Course of Business” means the ordinary, usual and customary course of business of SWBS and SWBS’s Subsidiaries consistent with past practice, including with respect to frequency and amount.
“OREO” has the meaning set forth in Section 3.22(c).
“Party” or “Parties” have the meaning set forth in the preamble.
“Per Share Cash Consideration” has the meaning set forth in Section 2.01(c).
“Per Share Stock Consideration” has the meaning set forth in Section 2.01(c).
“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.
“Proxy Statement-Prospectus” means the proxy statement and prospectus and other proxy solicitation materials of FBMS and SWBS relating to the SWBS Meeting.
“Registration Statement” means the Registration Statement on Form S-4 to be filed with the SEC by FBMS in connection with the issuance of shares of FBMS Common Stock in the Merger (including the Proxy Statement-Prospectus constituting a part thereof).
“Regulations” means the final and temporary regulations promulgated under the Code by the United States Department of the Treasury.
“Regulatory Approval” has the meaning set forth in Section 3.06.
“Requisite SWBS Shareholder Approval” means the adoption of this Agreement by a vote (in person or by proxy) of two-thirds of the outstanding shares of SWBS Common Stock entitled to vote thereon at the SWBS Meeting.
“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.
“Stock Consideration” has the meaning set forth in Section 2.01(c).
“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party. Any reference in this Agreement to a Subsidiary of SWBS means, unless the context otherwise requires, any current or former Subsidiary of SWBS.
“Superior Proposal” has the meaning set forth in Section 5.09.
“Surviving Bank” has the meaning set forth in Section 1.03.
“Surviving Entity” has the meaning set forth in the Recitals.
“SWBS” has the meaning set forth in the preamble to this Agreement.
“SWBS 401(a) Plan” has the meaning set forth in Section 3.15(c).
“SWBS Benefit Plans” has the meaning set forth in Section 3.15(a).
“SWBS Common Stock” means the common stock, $0.10 par value per share, of SWBS.
“SWBS Disclosure Schedule” has the meaning set forth in Article III.
“SWBS Employees” has the meaning set forth in Section 3.15(a).
“SWBS Expenses” has the meaning set forth in Section 5.20.
“SWBS Financial Advisor” has the meaning set forth in Section 3.14.
“SWBS Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of SWBS and its Subsidiaries.
“SWBS Investment Securities” means the investment securities of SWBS and its Subsidiaries.
“SWBS Loan” has the meaning set forth in Section 3.22(d).
“SWBS Material Contracts” has the meaning set forth in Section 3.12(a).
“SWBS Meeting” has the meaning set forth in Section 5.04(a)(i).
“SWBS Recommendation” has the meaning set forth in Section 5.04(a)(ii).
“SWBS Regulatory Agreement” has the meaning set forth in Section 3.13.
“SWBS Representatives” has the meaning set forth in Section 5.09(a).
“SWBS Restricted Share” has the meaning set forth in Section 2.01(a).
“SWBS Stock Plans” means all equity plans of SWBS or any Subsidiary, including the Long-Term Equity Incentive Agreement dated June 30, 2015, and any sub-plans adopted thereunder, each as amended to date.
“SWBS Subsequent Determination” has the meaning set forth in Section 5.09(e).
“SWBS Transaction Expenses” means (a) any fees and commissions payable by SWBS to any broker, finder, financial advisor or investment banking firm in connection with this Agreement, the Merger, the Bank Merger and the transactions contemplated hereby; (b) any legal and accounting fees incurred by SWBS in connection with this Agreement, the Merger, the Bank Merger and the transactions contemplated hereby and any related SEC and regulatory filings (including costs associated with holding the SWBS

Meeting and the preparation and mailing of proxy materials with respect to the SWBS Meeting); (c) all costs, expenses, payments or other amounts paid or payable pursuant to any existing employment, change-in-control, salary continuation, deferred compensation or other similar agreements or severance, noncompetition, or retention arrangements between SWBS or any of its Subsidiaries and any other Person; and (d) the Termination Costs with respect to the agreements set forth on Schedule 8.01. For the avoidance doubt, this shall not include the items listed in SWBS Disclosure Schedule 8.01. The SWBS Transaction Expenses include, but are not limited to, all categories of estimated fees and expenses set forth on Schedule 3.35, provided that, for the avoidance of doubt, such amounts set forth on Schedule 3.35 are not dispositive of the final SWBS Transaction Expenses in any category described therein.
“SWBS Voting Agreement” or “SWBS Voting Agreements” shall have the meaning set forth in the recitals to this Agreement.
“SWBS Walkaway Right” has the meaning set forth in Section 7.01(h).
“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.
“Tax Returns” means any return, amended return, declaration or other report (including elections, declarations, schedules, estimates and information returns) required to be filed with any taxing authority with respect to any Taxes.
“Termination Costs” has the meaning set forth in Section 5.24.
“Termination Fee” has the meaning set forth in Section 7.02(a).
“The date hereof” or “the date of this Agreement” means the date first set forth above in the preamble to this Agreement.
“The First” has the meaning set forth in Section 1.03.
“Trading Day” means any day on which the NASDAQ Stock Market is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern Time).
“Truth in Lending Act” means the Truth in Lending Act of 1968, as amended.
“Unaudited Financial Statements” has the meaning set forth in Section 3.07(a).
“USA PATRIOT Act” means the USA PATRIOT Act of 2001, Public Law 107-56, and the regulations promulgated thereunder.
“Walkaway Counter Offer” shall mean that FBMS has the right, but not the obligation, to provide for not less than $56,400,000 in Merger Consideration, either through additional cash or FBMS common stock with an equivalent value, which will be adjusted downward on a dollar-for-dollar basis if the Adjusted Tangible Common Equity of SWBS as of the Closing is less than $32,000,000. Under the Walkaway Counter Offer, FBMS will not provide for Merger Consideration in a manner whereby cash will constitute greater than 45% of the Merger Consideration.
ARTICLE IX

MISCELLANEOUS
Section 9.01 Survival.   No representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time other than this Section 9.01 and any other agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, including, without limitation, Section 5.10.

Section 9.02 Waiver; Amendment.   Prior to the Effective Time and to the extent permitted by applicable Law, any provision of this Agreement may be (a) waived by the Party benefited by the provision, provided such waiver is in writing and signed by such Party, or (b) amended or modified at any time, by an agreement in writing among the Parties executed in the same manner as this Agreement, except that after the SWBS Meeting no amendment shall be made which by Law requires further approval by the shareholders of FBMS or SWBS without obtaining such approval. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.
Section 9.03 Governing Law; Jurisdiction; Waiver of Right to Trial by Jury.
(a) This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions.
(b) Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Mississippi (the “Mississippi Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Mississippi Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Mississippi Courts, (iii) waives any objection that the Mississippi Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.05.
(c) Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily, and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.03.
Section 9.04 Expenses.   Except as otherwise provided in Section 7.02 and in this Section 9.04, each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. Notwithstanding the foregoing, in the event that this Agreement is terminated by either Party due to a failure to obtain any Regulatory Approval from a Governmental Authority necessary to consummate the transactions contemplated by this Agreement (provided that such failure is not primarily related to the financial or regulatory condition of SWBS) or due to failure by FBMS to satisfy any conditions contained in any such Regulatory Approval, then FBMS shall pay SWBS $635,000 as reimbursement for its internal and external transaction-related costs and expenses. Such payment shall be made within one (1) Business Day after such termination event by wire transfer of immediately available funds to an account specified by SWBS. Nothing contained in this Agreement shall limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s willful breach of any provision of this Agreement.
Section 9.05 Notices.   All notices, requests and other communications hereunder to a Party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such Party at its address set forth below, or at such other address or addresses as such Party may specify from time to time by notice in like manner to the Parties. All notices shall be deemed effective upon delivery.
(a)
if to FBMS, to:

The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, MS 39404-5549
Attn: M. Ray Cole, Jr., President & CEO
E-mail: hcole@thefirstbank.com

with a copy (which shall not constitute notice to FBMS) to:
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309
Attn: Mark Kanaly
E-mail: mark.kanaly@alston.com
(b)
if to SWBS, to:

Southwest Banc Shares, Inc.
2862 Dauphin Street
Mobile, AL 36606
Attn: Bill Blackmon
E-mail: bill.blackmon@fcb-al.com
and
with a copy (which shall not constitute notice to SWBS) to:
Jones Walker LLP
RSA Battle House Tower
11 North Water Street, Suite 1200
Mobile, AL 36602
Attn: Ron Snider
Email: rsnider@joneswalker.com
Section 9.06 Entire Understanding; No Third Party Beneficiaries.   This Agreement represents the entire understanding of the Parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ rights under Section 5.10, FBMS and SWBS hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (including any person or employees who might be affected by Section 5.11), other than the Parties, any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.07 Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties will use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
Section 9.08 Enforcement of the Agreement.   The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without having to show or prove economic damages and without the requirement of posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 9.09 Interpretation.
(a) When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and captions and headings contained in this Agreement are included solely for convenience of reference; if there is any conflict between a caption or heading and the text of this Agreement, the text shall control. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
(b) The Parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorizing any of the provisions of this Agreement or any other agreements or documents contemplated herein.
(c) The SWBS Disclosure Schedule and the FBMS Disclosure Schedule, as well as all other schedules and all exhibits to this Agreement, shall be deemed part of this Agreement and included in any reference to this Agreement. Any matter disclosed pursuant to any section of either Disclosure Schedule shall be deemed disclosed for purposes of any other section of Article III or Article IV, respectively, to the extent that applicability of the disclosure to such other section is reasonably apparent on the face, notwithstanding the absence of a specific cross-reference, of such disclosure. No item is required to be set forth in either Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect. The mere inclusion of an item in either Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by either party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, or that any breach or violation of applicable Laws or any contract exists or has actually occurred. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law.
(d) Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific Governmental Authority shall include any successor statute or regulation, or successor Governmental Authority, as the case may be. Unless the context clearly indicates otherwise, the masculine, feminine, and neuter genders will be deemed to be interchangeable, and the singular includes the plural and vice versa. As used herein, (i) the term “made available” means any document or other information that was (a) provided by one party or its representatives to the other party or its representatives prior to the date hereof or (b) included in the virtual data room of a party prior to the date hereof, and (ii) the word “or” is not exclusive.
(e) Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Article of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise.
Section 9.10 Assignment.   No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, and any purported assignment in violation of this Section 9.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
Section 9.11 Counterparts.   This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.
THE FIRST BANCSHARES, INC.
By:
/s/ M. Ray Cole, Jr.

Name: M. Ray Cole, Jr.
Title:  President and Chief Executive Officer
SOUTHWEST BANC SHARES, INC.
By:
/s/ William E. Blackmon

Name: William E. Blackmon
Title:  Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

FORM OF
SWBS VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”) is dated as of  [•], 2017, by and between the undersigned holder (“Shareholder”) of common stock of Southwest Banc Shares, Inc., an Alabama corporation (“SWBS”), and The First Bancshares, Inc., a Mississippi corporation (“FBMS”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).
RECITALS:
WHEREAS, concurrently with the execution of this Agreement, FBMS and SWBS are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which (i) SWBS will merge with and into FBMS, with FBMS as the surviving entity, and (ii) First Community Bank, an Alabama-state chartered bank and wholly-owned subsidiary of SWBS (“First Community Bank”) will merge with and into The First, A National Banking Association, a national banking association and direct wholly-owned subsidiary of FBMS (“The First Bank”), with The First Bank as the surviving bank (collectively, the “Merger”), and in connection with the Merger, each outstanding share of common stock of SWBS, $0.10 par value per share (“SWBS Common Stock”), will be converted into the right to receive the Merger Consideration and cash in lieu of fractional shares of FBMS Common Stock;
WHEREAS, Shareholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of  (or direct the disposition of) and to vote (or direct the voting of) directly or indirectly the number of shares of SWBS Common Stock indicated on the signature page of this Agreement under the heading “Total Number of Shares of SWBS Common Stock Subject to this Agreement” (such shares, together with any additional shares of SWBS Common Stock subsequently acquired by Shareholder during the term of this Agreement, including through the exercise of any stock option or other equity award, warrant or similar instrument, being referred to collectively as the “Shares”); and
WHEREAS, it is a material inducement to the willingness of FBMS to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.
AGREEMENT:
NOW, THEREFORE, in consideration of, and as a material inducement to, FBMS entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by FBMS in connection therewith, Shareholder and FBMS agree as follows:
Section 1. Agreement to Vote Shares.   Shareholder agrees that, while this Agreement is in effect, at any meeting of shareholders of SWBS, however called, or at any adjournment thereof, or in any other circumstances in which Shareholder is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by FBMS, Shareholder shall:
(a) appear at each such meeting in person or by proxy or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and
(b) vote (or cause to be voted), in person or by proxy, all the Shares as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the board of directors of SWBS and adopted in accordance with the terms thereof); (ii) in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve the Merger Agreement; (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of SWBS contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iv) against any
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Acquisition Proposal (as defined in the Merger Agreement) or any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement or this Agreement.
Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of SWBS, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.
Section 2. No Transfers.   Until the earlier of  (i) the termination of this Agreement pursuant to Section 6 and (ii) receipt of the Requisite SWBS Shareholder Approval, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of Law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to each transferee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, and (d) such transfers as FBMS may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.
Section 3. Representations and Warranties of Shareholder.   Shareholder represents and warrants to and agrees with FBMS as follows:
(a) Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.
(b) This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by FBMS, constitutes the valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(c) The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.
(d) Shareholder is the record and beneficial owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares, and the Shares are owned free and clear of any liens, security interests, charges or other encumbrances. The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity for any other person or entity that is not an Affiliate of Shareholder, and no representation by Shareholder is made with respect thereto. Shareholder has the right to vote the Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement. Shareholder does not own, of record or beneficially, any shares of capital stock of SWBS other than the Shares or any other securities convertible into or exercisable or exchangeable for such capital stock, other than any SWBS Restricted Shares.
Section 4. No Solicitation.   From and after the date hereof until the termination of this Agreement pursuant to Section 6, Shareholder, in his, her or its capacity as a shareholder of SWBS, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its Affiliates to, directly or indirectly (and, to the extent applicable to Shareholder, such Shareholder shall use commercially reasonable efforts to prohibit any of his, her or its representatives or Affiliates to), (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making
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of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any person (other than FBMS) any information or data with respect to SWBS or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal, (d) solicit proxies with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, or (e) initiate a shareholders’ vote or action by consent of SWBS’s shareholders with respect to an Acquisition Proposal.1
Section 5. Specific Performance; Remedies; Attorneys’ Fees.   Shareholder acknowledges that it is a condition to the willingness of FBMS to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to FBMS if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, FBMS will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that FBMS has an adequate remedy at Law. Shareholder further agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with FBMS’ seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, FBMS shall have the right to inform any third party that FBMS reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of FBMS hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with FBMS set forth in this Agreement may give rise to claims by FBMS against such third party.
Section 6. Term of Agreement; Termination.   The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the mutual written agreement of the parties hereto, and shall be automatically terminated upon the earlier to occur of  (a) the Effective Time, (b) the amendment of the Merger Agreement in any manner that materially and adversely affects any of Shareholder’s rights set forth therein (including, for the avoidance of doubt, any reduction to the Merger Consideration), (c) termination of the Merger Agreement or (d) three (3) years from the date hereof. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.
Section 7. Entire Agreement.   This Agreement represents the entire understanding of the parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.
Section 8. Modification and Waiver.   No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by each party. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.
Section 9. Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
Section 10. Capacity as Shareholder.   This Agreement shall apply to Shareholder solely in his, her or its capacity as a shareholder of SWBS and it shall not apply in any manner to Shareholder in his, her or its capacity as a director of SWBS, if applicable. Nothing contained in this Agreement shall be deemed to

1
Acting only in capacity of shareholder is covered in Section 10.

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apply to, or limit in any manner, the obligations of Shareholder to comply with his, her or its fiduciary duties as a director of SWBS, if applicable.
Section 11. Governing Law.   This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions.
Section 12. Jurisdiction.   Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Mississippi in Forrest County or the United States District Court, Southern District of Mississippi. Each party consents to the jurisdiction of such Mississippi court in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Mississippi court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.
Section 13. WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.
Section 14. Waiver of Appraisal Rights; Further Assurances.   To the extent permitted by applicable law, Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger or demand fair value for his, her or its Shares in connection with the Merger, in each case, that Shareholder may have under applicable law. From time to time prior to the termination of this Agreement, at FBMS’s request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement. Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against FBMS, The First Bank, SWBS, First Community Bank or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger.
Section 15. Disclosure.   Shareholder hereby authorizes SWBS and FBMS to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the Proxy Statement-Prospectus such Shareholder’s identity and ownership of the Shares and the nature of Shareholder’s obligations under this Agreement; provided, however, that FBMS shall provide Shareholder written drafts of any such disclosure and consider in good faith Shareholder’s comments thereto.
Section 16. Counterparts.   This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.
[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
THE FIRST BANCSHARES, INC.
By:

Name:  M. Ray Cole, Jr.
Title:    President and Chief Executive Officer
SHAREHOLDER

Printed or Typed Name of Shareholder
By:

Name:
Title:
Total Number of Shares of SWBS Common Stock Subject to this Agreement:

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EXHIBIT B

PLAN OF MERGER AND MERGER AGREEMENT
FIRST COMMUNITY BANK
with and into
THE FIRST, A NATIONAL BANKING ASSOCIATION
under the charter of
THE FIRST, A NATIONAL BANKING ASSOCIATION
under the title of
“THE FIRST, A NATIONAL BANKING ASSOCIATION”
(“Resulting Bank”)
THIS PLAN OF MERGER AND MERGER AGREEMENT (this “Agreement”) is made and entered into as of  [•], 2017, by and between The First, A National Banking Association (“The First”), a national banking association, with its main office located at 6480 U.S. Highway 98 West, Hattiesburg, MS 39404-5549, and First Community Bank, an Alabama state-chartered bank, with its main office located at 34 Court St, Chatom, AL 36518 (“First Community Bank,” together with The First, the “Banks”).
WHEREAS, at least a majority of the entire Board of Directors of First Community Bank has approved this Agreement and authorized its execution pursuant to the authority given by and in accordance with the provisions of Alabama Banking Code (the “ABC”);
WHEREAS, at least a majority of the entire Board of Directors of First Community Bank has approved this Agreement and authorized its execution in accordance with Section 10A-2-11.01 of the Alabama Business Corporation Law and the Act;
WHEREAS, The First Bancshares, Inc. (“FBMS”), which owns all of the outstanding shares of The First, and Southwest Banc Shares, Inc. (“SWBS”), which owns all of the outstanding shares of First Community Bank, have entered into an Agreement and Plan of Merger (the “Holding Company Agreement”) which, among other things, contemplates the merger of SWBS with and into FBMS, all subject to the terms and conditions of such Holding Company Agreement (the “Holding Company Merger”);
WHEREAS, FBMS, as the sole shareholder of The First, and SWBS, as the sole shareholder of First Community Bank, have approved this Agreement; and
WHEREAS, each of the Banks is entering into this Agreement to provide for the merger of First Community Bank with and into The First, with The First being the surviving company of such merger transaction (the “Bank Merger”) subject to, and as soon as practicable following, the closing of the Holding Company Merger.
NOW, THEREFORE, for and in consideration of the premises and the mutual promises and agreements herein contained, the parties hereto agree as follows:
SECTION 1
Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below) and pursuant to the ABC and the Alabama Business Corporations Law, First Community Bank shall be merged with and into The First. The First shall continue its existence as the surviving company and Resulting Bank under the charter of the Resulting Bank and the separate corporate existence of First Community Bank shall cease. The closing of the Bank Merger shall become effective at the time specified in the certificate of merger issued by the Office of the Comptroller of the Currency (the “OCC”) in connection with the Bank Merger and the date and time specified in the Articles of Merger filed with the Alabama Secretary of State (such time when the Bank Merger becomes effective, the “Effective Time”).
SECTION 2
The name of the Resulting Bank shall be “The First, A National Banking Association” or such other name as such bank may adopt prior to the Effective Time.
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SECTION 3
The business of the Resulting Bank from and after the Effective Time shall be that of a national banking association. The business of the Resulting Bank shall be conducted from its main office which shall be located at 6480 U.S. Highway 98 West, Hattiesburg, MS 39404-5549, as well as at its legally established branches and at the banking offices of First Community Bank that are acquired in the Bank Merger (which such banking offices are set forth on Exhibit A to this Agreement and shall continue to conduct operations after the closing of the Bank Merger as branch offices of The First).
SECTION 4
At the Effective Time, the amount of issued and outstanding capital stock of the Resulting Bank shall be the amount of capital stock of The First issued and outstanding immediately prior to Effective Time. Preferred stock shall not be issued by the Resulting Bank.
SECTION 5
All assets of First Community Bank and the Resulting Bank, as they exist at the Effective Time, shall pass to and vest in the Resulting Bank without any conveyance or other transfer; and the Resulting Bank shall be considered the same business and corporate entity as each constituent bank with all the rights, powers and duties of each constituent bank and the Resulting Bank shall be responsible for all the liabilities of every kind and description, of each of First Community Bank and the Resulting Bank existing as of the Effective Time, all in accordance with the provisions of the Act.
SECTION 6
The First and First Community Bank shall contribute to the Resulting Bank acceptable assets having a book value, over and above liability to its creditors, in such amounts as set forth on the books of The First and First Community Bank at the Effective Time.
SECTION 7
At the Effective Time, each outstanding share of common stock of First Community Bank shall be cancelled with no consideration being paid therefor.
Outstanding certificates representing shares of the common stock of First Community Bank shall, at the Effective Time, be cancelled.
SECTION 8
Upon the Effective Time, the then outstanding shares of The First’s common stock shall continue to remain outstanding shares of The First’s common stock, all of which shall continue to be owned by FBMS.
SECTION 9
The directors of the Resulting Bank following the Effective Time shall consist of those directors of The First as of the Effective Time, who shall serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. The executive officers of the Resulting Bank following the Effective Time shall consist of those executive officers of The First as of the Effective Time, who shall serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
SECTION 10
This Agreement has been approved by FBMS, which owns all of the outstanding shares of The First, and by SWBS, which owns all of the outstanding shares of First Community Bank
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SECTION 11
This Agreement is also subject to the following terms and conditions:
a)
The Bank Merger shall not be consummated until after: (i) the Holding Company Merger shall have closed and become effective, and (ii) the OCC shall have approved this Agreement and the Bank Merger and shall have issued all other necessary authorizations and approvals for the Bank Merger, and any statutory waiting period shall have expired.

b)
The Bank Merger may be abandoned at the election of The First at any time, whether before or after filings are made for regulatory approval of the Bank Merger.

SECTION 12
Each of the Banks hereby invites and authorizes the OCC to examine each of the Bank’s records in connection with the Bank Merger.
SECTION 13
Effective as of the Effective Time, the articles of association and bylaws of the Resulting Bank shall consist of the articles of association and bylaws of The First as in effect immediately prior to the Effective Time.
SECTION 14
This Agreement shall terminate if and at the time of any termination of the Holding Company Agreement.
SECTION 15
This Agreement embodies the entire agreement and understanding of the Banks with respect to the transactions contemplated hereby, and supersedes all other prior commitments, arrangements or understandings, both oral and written, among the Banks with respect to the subject matter hereof.
The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.
No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by the Banks. No waiver, forbearance or failure by any Bank of its rights to enforce any provision of this Agreement shall constitute a waiver or estoppel of such Bank’s right to enforce any other provision of this Agreement or a continuing waiver by such Bank of compliance with any provision hereof.
Except to the extent federal law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Mississippi without regard to principles of conflicts of laws.
This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Banks’ respective successors and permitted assigns. Unless otherwise expressly stated herein, this Agreement shall not benefit or create any right of action in or on behalf of any person or entity other than the Banks.
This Agreement may be executed in counterparts (including by facsimile or optically-scanned electronic mail attachment), each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.
[Signatures on Following Page]
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IN WITNESS WHEREOF, First Community Bank and The First have entered into this Agreement as of the date first set forth above.
FIRST COMMUNITY BANK
By:

Name:
Title:
THE FIRST, A NATIONAL BANKING ASSOCIATION
By:

Name:
Title:
[Signature Page to Bank Plan of Merger and Merger Agreement]
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Exhibit A
Banking Offices of the Resulting Bank
[To be completed prior to filing.]
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EXHIBIT C

FORM OF
NON-COMPETITION AND NON-DISCLOSURE AGREEMENT
This Non-Competition and Non-Disclosure Agreement (the “Agreement”), is dated as of [           ], 2017, by and between               , an individual resident of the State of Alabama (“Director”), and The First Bancshares, Inc., a Mississippi corporation (“FBMS”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).
RECITALS:
WHEREAS, concurrently with the execution of this Agreement, FBMS and Southwest Banc Shares, Inc., an Alabama corporation (“SWBS”), are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which (i) SWBS will merge with and into FBMS, with FBMS as the surviving entity, and (ii) First Community Bank, an Alabama-state chartered bank and wholly-owned subsidiary of SWBS (“First Community Bank”) will merge with and into The First, National Association, a national banking association and wholly-owned subsidiary of FBMS (“The First”), with The First as the surviving bank (collectively, the “Merger”);
WHEREAS, Director is a shareholder of SWBS and, as a result of the Merger and pursuant to the transactions contemplated by the Merger Agreement, Director is expected to receive significant consideration in exchange for the shares of SWBS Common Stock held by Director;
WHEREAS, prior to the date hereof, Director has served as a member of the Board of Directors of SWBS or First Community Bank, and, therefore, Director has knowledge of the Confidential Information and Trade Secrets (each as hereinafter defined);
WHEREAS, as a result of the Merger, FBMS will succeed to all of the Confidential Information and Trade Secrets, for which FBMS as of the Effective Time, will have paid valuable consideration and desires reasonable protection; and
WHEREAS, it is a material prerequisite to the consummation of the Merger that each director of SWBS and First Community Bank, including Director, enter into this Agreement.
AGREEMENT:
NOW, THEREFORE, in consideration of these premises and the mutual covenants and undertakings herein contained, FBMS and Director, each intending to be legally bound, covenant and agree as follows:
Section 1. Restrictive Covenants.
(a) Director acknowledges that (i) FBMS has separately bargained for the restrictive covenants in this Agreement; and (ii) the types and periods of restrictions imposed by the covenants in this Agreement are fair and reasonable to Director and such restrictions will not prevent Director from earning a livelihood.
(b) Having acknowledged the foregoing, solely in the event that the Merger is consummated, Director covenants and agrees with FBMS as follows:
(i) From and after the Effective Time, Director will not disclose or use any Confidential Information or Trade Secrets for so long as such information remains Confidential Information or a Trade Secret, as applicable, for any purpose, except for any disclosure that is required by applicable Law. In the event that Director is required by Law to disclose any Confidential Information, Director will: (A) if and to the extent permitted by such Law provide FBMS with prompt notice of such requirement prior to the disclosure so that FBMS may waive the requirements of this Agreement or seek an appropriate protective order at FBMS’s sole expense; and (B) use commercially reasonable efforts to obtain assurances that any Confidential Information disclosed will be accorded confidential
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treatment. If, in the absence of a waiver or protective order, Director is nonetheless, in the opinion of his or her counsel, required to disclose Confidential Information, disclosure may be made only as to that portion of the Confidential Information that counsel advises Director is required to be disclosed.
(ii) Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not (except on behalf of or with the prior written consent of FBMS), on Director’s own behalf or in the service or on behalf of others, solicit or attempt to solicit any customer of FBMS, The First, SWBS or First Community Bank (each a “Protected Party”), including actively sought prospective customers of First Community Bank as of the Effective Time, for the purpose of providing products or services that are Competitive (as hereinafter defined) with those offered or provided by any Protected Party.
(iii) Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not (except on behalf of or with the prior written consent of FBMS), either directly or indirectly, on Director’s own behalf or in the service or on behalf of others, act as a director, manager, officer or employee of any business which is the same as or essentially the same as the business conducted by any Protected Party and which has an office located within the Restricted Territory.
(iv) For a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not, on Director’s own behalf or in the service or on behalf of others, solicit or recruit or attempt to solicit or recruit, directly or by assisting others, any employee of any Protected Party, whether or not such employee is a full-time employee or a temporary employee of such Protected Party, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, to cease working for such Protected Party; provided that the foregoing will not prevent the placement of any general solicitation for employment not specifically directed towards employees of any Protected Party or hiring any such person as a result thereof.
(c) For purposes of this Section 1, the following terms shall be defined as set forth below:
(i) “Competitive,” with respect to particular products or services, means products or services that are the same as or similar to the products or services of any Protected Party.
(ii) “Confidential Information” means data and information:
(A) relating to the business of SWBS and its Subsidiaries, including First Community Bank, regardless of whether the data or information constitutes a Trade Secret;
(B) disclosed to Director or of which Director became aware as a consequence of Director’s relationship with SWBS and/or First Community Bank;
(C) having value to SWBS and/or First Community Bank and, as a result of the consummation of the transactions contemplated by the Merger Agreement, FBMS and/or The First; and
(D) not generally known to competitors of SWBS or FBMS.
Confidential Information shall include Trade Secrets, methods of operation, names of customers, price lists, financial information and projections, personnel data and similar information; provided, however, that the terms “Confidential Information” and “Trade Secrets” shall not mean data or information that (x) has been disclosed to the public, except where such public disclosure has been made by Director without authorization from SWBS or FBMS, (y) has been independently developed and disclosed by others, or (z) has otherwise entered the public domain through lawful means.
(iii) “Restricted Territory” means each county in Alabama where First Community Bank operates a banking office at the Effective Time and each county contiguous to each of such counties.
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(iv) “Trade Secret” means information, without regard to form, including technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers, that is not commonly known by or available to the public and which information:
(A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and
(B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
(d) Director acknowledges that irreparable loss and injury would result to FBMS upon the breach of any of the covenants contained in this Section 1 and that damages arising out of such breach would be difficult to ascertain. Director hereby agrees that, in addition to all other remedies provided at law or in equity, FBMS may petition and obtain from a court of law or equity, without the necessity of proving actual damages and without posting any bond or other security, both temporary and permanent injunctive relief to prevent a breach by Director of any covenant contained in this Section 1, and shall be entitled to an equitable accounting of all earnings, profits and other benefits arising out of any such breach. In the event that the provisions of this Section 1 should ever be determined to exceed the time, geographic or other limitations permitted by applicable Law, then such provisions shall be modified so as to be enforceable to the maximum extent permitted by Law. If such provision(s) cannot be modified to be enforceable, the provision(s) shall be severed from this Agreement to the extent unenforceable. The remaining provisions and any partially enforceable provisions shall remain in full force and effect.
Section 2. Term; Termination.   This Agreement may be terminated at any time by the written consent of the parties hereto, and this Agreement shall be automatically terminated upon the earlier of (i) termination of the Merger Agreement; (ii) two (2) years following the Effective Time or (iii) upon a Change in Control of FBMS (as defined in Schedule I). For the avoidance of doubt, the provisions of Section 1 shall only become operative upon the consummation of the Merger but, in such event, shall survive the consummation of the Merger until the earlier of  (a) two (2) years after the Effective Time or (b) upon a Change in Control of FBMS. Upon termination of this Agreement, no party shall have any further obligations or liabilities hereunder, except that termination of this Agreement will not relieve a breaching party from liability for any breach of any provision of this Agreement occurring prior to the termination of this Agreement.
Section 3. Notices.   All notices, requests and other communications hereunder to a party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.
If to FBMS:
The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, MS 39404-5549
Attn: M. Ray Cole, Jr., President & CEO
E-mail: hcole@thefirstbank.com

If to Director:
The address of Director’s principal residence as it appears in SWBS’s records as of the date hereof, as subsequently modified by Director’s provision of notice regarding the same to FBMS.

Section 4. Governing Law; Jurisdiction.   This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions. Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Mississippi in Forrest County or the United States District Court, Southern District of Mississippi. Each party consents to the jurisdiction
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of such Mississippi court in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Mississippi court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.
Section 5. Modification and Waiver.   No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Director and FBMS. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.
Section 6. Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
Section 7. Counterparts.   This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.
Section 8. Entire Agreement.   This Agreement represents the entire understanding of the parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.
Section 9. Construction; Interpretation.   Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
THE FIRST BANCSHARES, INC.
By:

Name:  M. Ray Cole, Jr.
Title:    President and Chief Executive Officer
DIRECTOR

Signature Page — Non-Competition and Non-Disclosure Agreement
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Schedule I
For avoidance of doubt, the parties acknowledge and agree that the restrictions set forth in Sections 1(b) (ii) and (iii) shall not apply to any of the following activities of Director:
1.
The provision of legal services by Director to any Person.

2.
The offer and sale of insurance products by Director to any Person.

3.
The provision of investment advisory and brokerage services by Director to any Person.

4.
The provision of private equity/venture capital financing by Director to any Person.

5.
The provision of accounting services by Director to any Person.

6.
The ownership of 5% or less of any class of securities of any Person.

7.
The provision of automobile financing in connection with the operation of auto dealerships.

8.
Obtaining banking-related services or products for entities owned or controlled by the Director.

9.
Referrals of clients or obtaining banking-related services in connection with the conduct of real estate or mortgage broker businesses.

10.
Activities that are incidental to the Director’s performance of his or her profession so long as such activities are not a scheme to circumvent the restrictions contained in this Agreement.

For the purposes of this agreement, “Change in Control of FBMS” means (a) any person or group of persons within the meaning of  §13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding voting securities of FBMS or The First, or (b) individuals serving on the board of directors of FBMS cease for any reason to constitute at least a majority of the board of directors of FBMS.
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EXHIBIT D

FORM OF
NON-COMPETITION AND NON-DISCLOSURE AGREEMENT
This Non-Competition and Non-Disclosure Agreement (the “Agreement”), is dated as of [           ], 2017, by and between           , an individual resident of the State of Alabama (“Director”), and The First Bancshares, Inc., a Mississippi corporation (“FBMS”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).
RECITALS:
WHEREAS, concurrently with the execution of this Agreement, FBMS and Southwest Banc Shares, Inc., an Alabama corporation (“SWBS”), are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which (i) SWBS will merge with and into FBMS, with FBMS as the surviving entity, and (ii) First Community Bank, an Alabama-state chartered bank and wholly-owned subsidiary of SWBS (“First Community Bank”) will merge with and into The First, National Association, a national banking association and wholly-owned subsidiary of FBMS (“The First”), with The First as the surviving bank (collectively, the “Merger”);
WHEREAS, Director is a shareholder of SWBS and, as a result of the Merger and pursuant to the transactions contemplated by the Merger Agreement, Director is expected to receive significant consideration in exchange for the shares of SWBS Common Stock held by Director;
WHEREAS, prior to the date hereof, Director has served as a member of the Board of Directors of SWBS or First Community Bank, and, therefore, Director has knowledge of the Confidential Information and Trade Secrets (each as hereinafter defined);
WHEREAS, as a result of the Merger, FBMS will succeed to all of the Confidential Information and Trade Secrets, for which FBMS as of the Effective Time, will have paid valuable consideration and desires reasonable protection; and
WHEREAS, it is a material prerequisite to the consummation of the Merger that each director of SWBS and First Community Bank, including Director, enter into this Agreement.
AGREEMENT:
NOW, THEREFORE, in consideration of these premises and the mutual covenants and undertakings herein contained, FBMS and Director, each intending to be legally bound, covenant and agree as follows:
Section 1. Restrictive Covenants.
(e) Director acknowledges that (i) FBMS has separately bargained for the restrictive covenants in this Agreement; and (ii) the types and periods of restrictions imposed by the covenants in this Agreement are fair and reasonable to Director and such restrictions will not prevent Director from earning a livelihood.
(f) Having acknowledged the foregoing, solely in the event that the Merger is consummated, Director covenants and agrees with FBMS as follows:
(i) From and after the Effective Time, Director will not disclose or use any Confidential Information or Trade Secrets for so long as such information remains Confidential Information or a Trade Secret, as applicable, for any purpose, except for any disclosure that is required by applicable Law. In the event that Director is required by Law to disclose any Confidential Information, Director will: (A) if and to the extent permitted by such Law provide FBMS with prompt notice of such requirement prior to the disclosure so that FBMS may waive the requirements of this Agreement or seek an appropriate protective order at FBMS’s sole expense; and (B) use commercially reasonable efforts to obtain assurances that any Confidential Information disclosed will be accorded confidential
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treatment. If, in the absence of a waiver or protective order, Director is nonetheless, in the opinion of his or her counsel, required to disclose Confidential Information, disclosure may be made only as to that portion of the Confidential Information that counsel advises Director is required to be disclosed.
(ii) Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not (except on behalf of or with the prior written consent of FBMS), on Director’s own behalf or in the service or on behalf of others, solicit or attempt to solicit any customer of FBMS, The First, SWBS or First Community Bank (each a “Protected Party”), including actively sought prospective customers of First Community Bank as of the Effective Time, for the purpose of providing products or services that are Competitive (as hereinafter defined) with those offered or provided by any Protected Party.
(iii) Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending one (1) year after the Effective Time, Director will not (except on behalf of or with the prior written consent of FBMS), either directly or indirectly, on Director’s own behalf or in the service or on behalf of others, act as a director, manager, officer or employee of any business which is the same as or essentially the same as the business conducted by any Protected Party and which has an office located within the Restricted Territory.
(iv) For a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not, on Director’s own behalf or in the service or on behalf of others, solicit or recruit or attempt to solicit or recruit, directly or by assisting others, any employee of any Protected Party, whether or not such employee is a full-time employee or a temporary employee of such Protected Party, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, to cease working for such Protected Party; provided that the foregoing will not prevent the placement of any general solicitation for employment not specifically directed towards employees of any Protected Party or hiring any such person as a result thereof.
(g) For purposes of this Section 1, the following terms shall be defined as set forth below:
(i) “Competitive,” with respect to particular products or services, means products or services that are the same as or similar to the products or services of any Protected Party.
(ii) “Confidential Information” means data and information:
(A) relating to the business of SWBS and its Subsidiaries, including First Community Bank, regardless of whether the data or information constitutes a Trade Secret;
(B) disclosed to Director or of which Director became aware as a consequence of Director’s relationship with SWBS and/or First Community Bank;
(C) having value to SWBS and/or First Community Bank and, as a result of the consummation of the transactions contemplated by the Merger Agreement, FBMS and/or The First; and
(D) not generally known to competitors of SWBS or FBMS.
Confidential Information shall include Trade Secrets, methods of operation, names of customers, price lists, financial information and projections, personnel data and similar information; provided, however, that the terms “Confidential Information” and “Trade Secrets” shall not mean data or information that (x) has been disclosed to the public, except where such public disclosure has been made by Director without authorization from SWBS or FBMS, (y) has been independently developed and disclosed by others, or (z) has otherwise entered the public domain through lawful means.
(iii) “Restricted Territory” means each county in Alabama where First Community Bank operates a banking office at the Effective Time and each county contiguous to each of such counties.
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(iv) “Trade Secret” means information, without regard to form, including technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers, that is not commonly known by or available to the public and which information:
(A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and
(B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
(h) Director acknowledges that irreparable loss and injury would result to FBMS upon the breach of any of the covenants contained in this Section 1 and that damages arising out of such breach would be difficult to ascertain. Director hereby agrees that, in addition to all other remedies provided at law or in equity, FBMS may petition and obtain from a court of law or equity, without the necessity of proving actual damages and without posting any bond or other security, both temporary and permanent injunctive relief to prevent a breach by Director of any covenant contained in this Section 1, and shall be entitled to an equitable accounting of all earnings, profits and other benefits arising out of any such breach. In the event that the provisions of this Section 1 should ever be determined to exceed the time, geographic or other limitations permitted by applicable Law, then such provisions shall be modified so as to be enforceable to the maximum extent permitted by Law. If such provision(s) cannot be modified to be enforceable, the provision(s) shall be severed from this Agreement to the extent unenforceable. The remaining provisions and any partially enforceable provisions shall remain in full force and effect.
Section 2. Term; Termination.   This Agreement may be terminated at any time by the written consent of the parties hereto, and this Agreement shall be automatically terminated upon the earlier of (i) termination of the Merger Agreement; (ii) two (2) years following the Effective Time or (iii) upon a Change in Control of FBMS (as defined in Schedule I). For the avoidance of doubt, the provisions of Section 1 shall only become operative upon the consummation of the Merger but, in such event, shall survive the consummation of the Merger until the earlier of  (a) two (2) years after the Effective Time or (b) upon a Change in Control of FBMS. Upon termination of this Agreement, no party shall have any further obligations or liabilities hereunder, except that termination of this Agreement will not relieve a breaching party from liability for any breach of any provision of this Agreement occurring prior to the termination of this Agreement.
Section 3. Notices.   All notices, requests and other communications hereunder to a party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.
If to FBMS:
The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, MS 39404-5549
Attn: M. Ray Cole, Jr., President & CEO
E-mail: hcole@thefirstbank.com

If to Director:
The address of Director’s principal residence as it appears in SWBS’s records as of the date hereof, as subsequently modified by Director’s provision of notice regarding the same to FBMS.

Section 4. Governing Law; Jurisdiction.   This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions. Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Mississippi in Forrest County or the United States District Court, Southern District of Mississippi. Each party consents to the jurisdiction
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of such Mississippi court in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Mississippi court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.
Section 5. Modification and Waiver.   No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Director and FBMS. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.
Section 6. Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
Section 7. Counterparts.   This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.
Section 8. Entire Agreement.   This Agreement represents the entire understanding of the parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.
Section 9. Construction; Interpretation.   Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
THE FIRST BANCSHARES, INC.
By:

Name: M. Ray Cole, Jr.
Title:   President and Chief Executive Officer
DIRECTOR

Signature Page — Non-Competition and Non-Disclosure Agreement
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Schedule I
For avoidance of doubt, the parties acknowledge and agree that the restrictions set forth in Sections 1(b) (ii) and (iii) shall not apply to any of the following activities of Director:
11.
The provision of legal services by Director to any Person.

12.
The offer and sale of insurance products by Director to any Person.

13.
The provision of investment advisory and brokerage services by Director to any Person.

14.
The provision of private equity/venture capital financing by Director to any Person.

15.
The provision of accounting services by Director to any Person.

16.
The ownership of 5% or less of any class of securities of any Person.

17.
The provision of automobile financing in connection with the operation of auto dealerships.

18.
Obtaining banking-related services or products for entities owned or controlled by the Director.

19.
Referrals of clients or obtaining banking-related services in connection with the conduct of real estate or mortgage broker businesses.

20.
Activities that are incidental to the Director’s performance of his or her profession so long as such activities are not a scheme to circumvent the restrictions contained in this Agreement.

For the purposes of this agreement, “Change in Control of FBMS” means (a) any person or group of persons within the meaning of  §13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding voting securities of FBMS or The First, or (b) individuals serving on the board of directors of FBMS cease for any reason to constitute at least a majority of the board of directors of FBMS.
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EXHIBIT E

FORM OF
CLAIMS LETTER
[•], 2017
The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, MS 39404-5549
Ladies and Gentlemen:
This letter is delivered pursuant the Agreement and Plan of Merger, dated as of  [•], 2017 (the “Merger Agreement”), by and between The First Bancshares, Inc., a Mississippi corporation (“FBMS”), and Southwest Banc Shares, Inc., an Alabama corporation (“SWBS”).
Concerning claims which the undersigned may have against SWBS or any of its subsidiaries, including First Community Bank (each, a “SWBS Entity”), in his or her capacity as an officer, director or employee of any SWBS Entity, and in consideration of the promises, and the mutual covenants contained herein and in the Merger Agreement and the mutual benefits to be derived hereunder and thereunder, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned, intending to be legally bound, hereby agrees as follows:
Section 1. Definitions.   Unless otherwise defined in this letter, capitalized terms used in this letter have the meanings given to them in the Merger Agreement.
Section 2. Release of Certain Claims.
(a) The undersigned hereby releases and forever discharges, effective upon the consummation of the Merger pursuant to the Merger Agreement, each SWBS Entity, and each of their respective directors and officers (in their capacities as such), and their respective successors and assigns, and each of them (hereinafter, individually and collectively, the “Released Parties”) of and from any and all liabilities, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description (collectively, “Claims”), which the undersigned, solely in his or her capacity as an officer, director or employee of any SWBS Entity has or claims to have, or previously had or claimed to have, in each case as of the Effective Time, against any of the Released Parties, whether or not in law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, matured or unmatured, contingent or otherwise (individually a “Released Claim,” and collectively, the “Released Claims”), except for (i) compensation for services that have accrued but have not yet been paid in the ordinary course of business consistent with past practice or other contract rights relating to severance, employment, stock options and restricted stock grants which have been disclosed in writing to FBMS on or prior to the date of the Merger Agreement, and (ii) the items listed in Section 2(b) below.
(b) For avoidance of doubt, the parties acknowledge and agree that the Released Claims do not include any of the following:
(i) any Claims that the undersigned may have in any capacity other than as an officer, director or employee of any SWBS Entity, including, but not limited to, (A) Claims as a borrower under loan commitments and agreements between the undersigned and First Community Bank, (B) Claims as a depositor under any deposit account with First Community Bank, (C) Claims as the holder of any Certificate of Deposit issued by First Community Bank, (D) Claims on account of any services rendered by the undersigned in a capacity other than as an officer, director or employee of any SWBS Entity; (E) Claims in his or her capacity as a shareholder of SWBS, and (F) Claims as a holder of any check issued by any other depositor of First Community Bank;
(ii) the Claims excluded in Section 2(a)(i) above;
(iii) any Claims that the undersigned may have under the Merger Agreement;
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(iv) any right to indemnification that the undersigned may have under the articles of incorporation or bylaws of any SWBS Entity, under Alabama law or the Merger Agreement; or
(v) any rights or Claims listed on Schedule I to this Agreement.
Section 3. Forbearance.   The undersigned shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action, claim or proceeding before or in any court, regulatory, governmental, arbitral or other authority to collect or enforce any Released Claims which are released and discharged hereby.
Section 4. Miscellaneous.
(a) This letter shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions.
(b) This letter contains the entire agreement between the parties with respect to the Released Claims released hereby, and the release of Claims contained in this letter supersedes all prior agreements, arrangement or understandings (written or otherwise) with respect to such Released Claims and no representation or warranty, oral or written, express or implied, has been made by or relied upon by any party hereto, except as expressly contained herein or in the Merger Agreement.
(c) This letter shall be binding upon and inure to the benefit of the undersigned and the Released Parties and their respective heirs, legal representatives, successors and assigns.
(d) This letter may not be modified, amended or rescinded except by the written agreement of the undersigned and the Released Parties, it being the express understanding of the undersigned and the Released Parties that no term hereof may be waived by the action, inaction or course of delaying by or between the undersigned or the Released Parties, except in strict accordance with this paragraph, and further that the waiver of any breach of the terms of this letter shall not constitute or be construed as the waiver of any other breach of the terms hereof.
(e) The undersigned represents, warrants and covenants that the undersigned is fully aware of the undersigned’s rights to discuss any and all aspects of this matter with any attorney chosen by him or her, and that the undersigned has carefully read and fully understands all the provisions of this letter, and that the undersigned is voluntarily entering into this letter.
(f) This letter shall become effective upon the consummation of the Merger, and its operation to extinguish all of the Released Claims released hereby is not dependent on or affected by the performance or non-performance of any future act by the undersigned or the Released Parties. If the Merger Agreement is terminated for any reason, this letter shall be of no force or effect.
(g) If any civil action, arbitration or other legal proceeding is brought for the enforcement of this letter, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this letter, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs, sales and use taxes and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party (including any fees and costs associated with collecting such amounts).
(h) Each party acknowledges and agrees that any controversy which may arise under this letter is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this letter, or the transactions contemplated by this letter. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this letter by, among other things, the mutual waivers and certifications in this Section.
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(i) Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this letter shall be brought in the courts of record of the State of Mississippi in Forrest County or the United States District Court, Southern District of Mississippi. Each party consents to the jurisdiction of such Mississippi court in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Mississippi court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.
[Signature Page Follows]
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Sincerely,

Signature of Director

Name of Director
Signature Page — Claims Letter
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On behalf of The First Bancshares, Inc., I hereby acknowledge receipt of this letter as of this    day of            , 2017.
THE FIRST BANCSHARES, INC.
By:

Name:  M. Ray Cole, Jr.
Title:   President and Chief Executive Officer
Signature Page — Claims Letter
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Schedule I

Additional Excluded Claims
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Annex B
October 23, 2017
Board of Directors
Southwest Banc Shares, Inc.
2862 Dauphin Street
Mobile, AL 36606

Ladies and Gentlemen:
Hovde Group, LLC (“we” or “Hovde”) understand that The First Bancshares, Inc., a Mississippi corporation (“FBMS”), and Southwest Banc Shares, Inc., an Alabama corporation (“SWBS”), (together the “Parties”) are about to enter into an Agreement and Plan of Merger dated on or about October 23, 2017 (the “Agreement”). Subject to the terms and conditions of the Agreement, and in accordance with the Mississippi Business Corporation Act (the “MBCA”) and the Alabama Business Corporation Law (the “ABCL”), at the Effective Time, SWBS shall merge with and into FBMS (the “Merger”), with FBMS as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Entity”). FBMS shall thereafter continue its existence as a corporation under the laws of the State of Mississippi. As of the Effective Time, the separate corporate existence of SWBS shall cease. Immediately following the Effective Time and sequentially but in effect simultaneously on the Closing Date, First Community Bank, an Alabama state-chartered bank and a direct wholly owned subsidiary of SWBS (“First Community Bank”), shall be merged (the “Bank Merger”) with and into The First, A National Banking Association, a national banking association and a direct wholly owned subsidiary of FBMS (“The First”), in accordance with the provisions of applicable federal and state banking laws and regulations, and The First shall be the surviving bank (the “Surviving Bank”). The board of directors of each of the Parties shall cause the board of directors of The First and First Community Bank, respectively, to approve a separate merger agreement (the “Bank Plan of Merger”) to be executed and delivered as soon as practicable following the execution of the Agreement. Capitalized terms used herein that are not otherwise defined shall have the same meanings attributed to them in the Agreement.
Pursuant to the Agreement and subject to the terms and conditions set forth therein, each share of SWBS Common Stock outstanding immediately prior to the Effective Time (other than Dissenting Shares, treasury stock and shares described in Section 2.01(b) of the Agreement) shall be converted, in accordance with the procedures set forth in Article II of the Agreement, into the right to receive the Merger Consideration.
The “Merger Consideration” means the sum of  (A) the Per Share Cash Consideration, and (B) the Per Share Stock Consideration. “Per Share Cash Consideration” means the amount of Cash Consideration (as it may be adjusted per the terms of the Agreement), divided by the number of shares of SWBS Common Stock issued and outstanding immediately prior to the Effective Time. “Cash Consideration” means an amount equal to $24 million, provided that if SWBS’s Adjusted Tangible Common Equity as of the Closing is less than $32 million, the Cash Consideration shall be reduced by an amount equal to (x) $32 million minus (y) SWBS’s actual Adjusted Tangible Common Equity as of the Closing. “Per Share Stock Consideration” means the Stock Consideration (as it may be adjusted per the terms of the Agreement), divided by the number of shares of SWBS Common Stock issued and outstanding immediately prior to the Effective Time. “Stock Consideration” shall mean a number of shares of FBMS Common Stock calculated by dividing $36 million by the Adjusted Closing Price. The “Adjusted Closing Price” means (i) if the Actual Closing Price is at least 20% higher than the Signing Price (as defined in the Agreement), then an amount equal to 120% of the Signing Price; or (ii) if the Actual Closing Price is at least 20% lower than the Signing Price, an amount equal to 80% of the Signing Price; or (iii) if the Actual Closing Price is neither 20% higher than the Signing Price nor 20% lower than the Signing Price, then an amount equal to the Actual Closing Price.

Board of Directors
October 23, 2017

We note that the Agreement provides that prior to the Effective Time, each share of SWBS Common Stock subject to vesting restrictions granted under the Seller Stock Plans that is outstanding immediately prior to the Effective Time shall become fully vested and nonforfeitable and shall be converted automatically into and shall represent the right to receive the Merger Consideration, less the amount of any required withholding Tax, pursuant to Section 2.01(c) of the Agreement. We further note that the Agreement provides that in the event SWBS’s Adjusted Tangible Equity exceeds $32,500,000, SWBS may pay a dividend to its shareholders immediately prior to Closing in the amount of the excess of SWBS’s Adjusted Tangible Equity over $32,500,000.
The Agreement provides that if the Adjusted Tangible Common Equity of SWBS is less than $32,000,000, FBMS has the right, but not the obligation to provide for Merger Consideration of not less than $56,400,000 either through additional cash or FBMS Common Stock with an equivalent value, which will be adjusted downward on a dollar-for-dollar basis (the “Walkaway Counter Offer”). Under the Walkaway Counter Offer, FBMS will not provide for Merger Consideration in a manner whereby cash will constitute greater than 45.0% of the Merger Consideration. Additionally, the Agreement may be terminated by SWBS prior to Closing if the Adjusted Closing Price of the FBMS Common Stock is less than 70.0% of the Signing Price (the “Seller Walkaway Right”). In such event, FBMS shall have the option, but not the obligation, to increase the Merger Consideration as provided in the Walkaway Counter Offer.
You have instructed us to assume for purposes of our analysis and opinion that the SWBS Adjusted Tangible Equity as of the applicable determination date set forth in the Agreement will be at least $32,000,000 and less than or equal to $32,500,000 and that the Adjusted Closing Price of the FBMS Common Stock will be equal to or greater than 70.0% of the Signing Price. Accordingly, based on the foregoing, we have assumed for purposes of our analysis and opinion that the holders of SWBS Common Stock will be entitled to receive in connection with the Merger, Merger Consideration with a value of approximately $60,000,000, such consideration composed of approximately $24,000,000 in cash and FBMS Common Stock with an aggregate value of approximately $36,000,000.
You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to be paid in connection with the Merger, to the holders of shares of SWBS Common Stock. This opinion addresses only the fairness of the Merger Consideration to be paid in connection with the Merger, and we are not opining on any individual stock, cash, dividend, or other components of consideration payable in connection with the Merger.
During the course of our engagement and for the purposes of the opinion set forth herein, we have:
(i)
reviewed a draft of the Agreement dated October 19, 2017, as provided to Hovde by SWBS;

(ii)
reviewed unaudited financial statements for FBMS, The First, SWBS, and First Community Bank as of and for the six-month period ending June 30, 2017;

(iii)
reviewed certain historical annual reports of each of FBMS, The First, SWBS, and First Community Bank, including audited annual reports as of and for the year ending December 31, 2016;

(iv)
reviewed certain historical publicly available business and financial information concerning each of FBMS, The First, SWBS, and First Community Bank;

(v)
reviewed certain internal financial statements and other financial and operating data concerning FBMS, The First, SWBS, and First Community Bank;

(vi)
reviewed financial projections prepared by certain members of senior management of FBMS, The First, SWBS, and First Community Bank;

Board of Directors
October 23, 2017

(vii)
discussed with certain members of senior management of FBMS and SWBS the following: the business, financial condition, results of operations and future prospects of FBMS, The First, SWBS, and First Community Bank; the history and past and current operations of FBMS, The First, SWBS, and First Community Bank; FBMS’s, The First’s, SWBS’s and First Community Bank’s historical financial performance; and their assessment of the rationale for the Merger;

(viii)
reviewed and analyzed materials detailing the Merger prepared by FBMS and SWBS and by their respective legal and financial advisors including the estimated amount and timing of the cost savings and related expenses, purchase accounting adjustments and synergies expected to result from the Merger (the “Synergies”);

(ix)
assessed general economic and market conditions;

(x)
analyzed the pro forma financial impact of the Merger on the combined company’s earnings, tangible book value, financial ratios and other such metrics we deemed relevant, giving effect to the Merger based on assumptions relating to the Synergies;

(xi)
evaluated the contribution of assets, deposits, equity and earnings of FBMS and SWBS to the combined company;

(xii)
reviewed certain S&P CapIQ consensus income and balance sheet estimates for FBMS for 2017 and for 2018;

(xiii)
reviewed the terms of recent merger, acquisition and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that we considered relevant;

(xiv)
reviewed historical market prices and trading volumes of FBMS Stock;

(xv)
taken into consideration our experience in other similar transactions and securities valuations as well as our knowledge of the banking and financial services industry;

(xvi)
reviewed certain publicly available financial and stock market data relating to selected public financial institutions/commercial banks that we deemed relevant to our analysis; and

(xvii)
performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed, without investigation, that there have been, and from the date hereof through the Effective Date there will be, no material changes in the financial condition and results of operations of FBMS, The First, SWBS, and First Community Bank since the date of the latest financial information described above. We have relied, without independent verification or investigation, on the assessments of the managements of FBMS, The First, SWBS, and First Community Bank as to their existing and future relationships with key employees and partners, clients, products and services, and we have assumed, with your consent, that there will be no developments with respect to any such matters that would affect our analyses or opinion. We have further assumed, without independent verification, that the representations and financial and other information included in the Agreement and all other related documents and instruments that are referred to therein or otherwise provided to us by FBMS, The First, SWBS, and First Community Bank are true and complete. We have relied upon the managements of FBMS, The First, SWBS, and First Community Bank as to the reasonableness and achievability of the financial forecasts, and projections, estimates and other forward-looking information (including the Synergies) provided to Hovde by FBMS, The First, SWBS, and First Community Bank, and we assumed such forecasts, projections, estimates and other forward-looking information (including the Synergies) have been reasonably prepared by FBMS, The First, SWBS, and First Community Bank on a basis reflecting the best currently available information and FBMS’s, The First’s, SWBS’s and First Community Bank’s judgments and estimates. We have assumed that such forecasts, projections, estimates and other forward-looking information (including the Synergies) would be realized in the amounts and at the times contemplated thereby, and we do not, in

Board of Directors
October 23, 2017

any respect, assume any responsibility for the accuracy or reasonableness thereof. We have been authorized by SWBS to rely upon such forecasts, projections, estimates and other information and data, and we express no view as to any such forecasts, projections, estimates or other forward-looking information or data, or the bases or assumptions on which they were prepared.
In performing our review, we have assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by FBMS, The First, SWBS, and First Community Bank or their respective representatives or that was otherwise reviewed by us, and we have relied on such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of the respective managements of FBMS, The First, SWBS, and First Community Bank that they are not aware of any facts or circumstances that would make any of such information incomplete, inaccurate or misleading. We have not been asked to, and have not undertaken, an independent verification of any of such information, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We have assumed that each party to the Agreement would advise us promptly if any information previously provided to us became inaccurate or was required to be updated during the period of our review.
We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto. We have assumed that such allowances for FBMS, The First, SWBS, and First Community Bank are, in the aggregate, adequate to cover such losses, and will be adequate on a pro forma basis for the combined entity. We were not requested to make, and have not made, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (fixed, contingent, derivative, off-balance sheet, or otherwise) of FBMS, The First, SWBS, and First Community Bank, the collateral securing any such assets or liabilities, or the collectability of any such assets, and we were not furnished with any such evaluations or appraisals, nor did we review any loan or credit files of FBMS, The First, SWBS, and First Community Bank. We also did not conduct a review of any credit mark which may be taken in connection with the Merger nor have we evaluated the adequacy of any contemplated credit mark to be so taken.
In arriving at our opinion, we have not evaluated the solvency of FBMS, The First, SWBS, and First Community Bank under any state or federal law relating to bankruptcy, insolvency or similar matters. Accordingly, we express no opinion regarding the liquidation value of FBMS, The First, SWBS, and First Community Bank or any other entity. We have also assumed that each of FBMS, The First, SWBS, and First Community Bank would remain as a going concern for all periods relevant to our analysis. Accordingly, we express no opinion with respect to the foregoing. Further, without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which FBMS, The First, SWBS, and First Community Bank is a party or may be subject, and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither FBMS, The First, SWBS, and First Community Bank is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger contemplated by the Agreement.
We have relied upon and assumed, with your consent and without independent verification, that the Merger will be consummated in accordance with the terms set forth in the Agreement, without any amendments thereto or waiver of any terms or conditions by FBMS, SWBS or any other party to the Agreement. We have assumed that the Merger will be consummated in compliance with all applicable laws and regulations. The senior management of SWBS has advised us that they are not aware of any factors that would impede any necessary regulatory or governmental approval of the Merger. We have assumed that the necessary regulatory and governmental approvals, as granted, will not be subject to any conditions that would be unduly burdensome on FBMS or SWBS or would have a material adverse effect on the contemplated benefits of the Merger.

Board of Directors
October 23, 2017

Our opinion does not consider, include or address: (i) the legal, tax, accounting, or regulatory consequences of the Merger on FBMS or SWBS, or their shareholders; (ii) any advice or opinions provided by any other advisor to the Board; or (iii) any other strategic alternatives that might be available to SWBS.
Our opinion does not constitute a recommendation to FBMS or SWBS as to whether or not FBMS or SWBS should enter into the Agreement or to any FBMS or SWBS shareholders as to how such shareholders should vote at any meetings of shareholders called to consider and vote upon the Merger. Our opinion does not address the underlying business decision to proceed with the Merger or the fairness of the amount or nature of the compensation, if any, to be received by any of the officers, directors or employees of FBMS, The First, SWBS, and First Community Bank relative to the amount of consideration to be paid with respect to the Merger. Our opinion should not be construed as implying that the consideration to be paid in respect of the Merger is necessarily the highest or best price that could be obtained in the Merger or in an acquisition, sale, merger, or combination transaction with a third party. We do not express any opinion as to the prices, trading range or volume at which FBMS Stock may trade following the announcement of the proposed Merger, following the consummation of the Merger, or the prices at which shares of FBMS Stock may be purchased or sold at any time. Other than as specifically set forth herein, we are not expressing any opinion with respect to the terms and provisions of the Agreement or the enforceability of any such terms or provisions. Our opinion is not a solvency opinion and does not in any way address the solvency or financial condition of FBMS or SWBS.
This opinion was approved by Hovde’s fairness opinion committee. This letter is directed solely to the Board of Directors of SWBS and is not to be used for any other purpose or quoted or referred to, in whole or in part, in any registration statement, prospectus, proxy statement, or any other document, except in each case in accordance with our prior written consent; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement or information statement to be delivered to the holders of SWBS Common Stock in connection with the Merger if, and only if, (i) this letter is quoted in full or attached as an exhibit to such document, (ii) this letter has not been withdrawn prior to the date of such document, and (iii) any description of or reference to Hovde or the analyses performed by Hovde or any summary of this opinion in such filing is in a form acceptable to Hovde and its counsel in the exercise of their reasonable judgment.
Our opinion is based solely upon the information available to us and described above and the economic, market and other circumstances as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring or information that becomes available after the date hereof.
In arriving at this opinion, Hovde did not attribute any particular weight to any analysis or factor considered by it, but rather, made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hovde believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.
Hovde, as part of its investment banking business, regularly performs valuations of businesses and their securities in connection with mergers and acquisitions and other corporate transactions. In addition to being retained to render this opinion letter, we were retained by SWBS and First Community Bank to act as their financial advisor in connection with the Merger.
We will receive compensation from SWBS and First Community Bank in connection with our services, which will include, without limitation, a fairness opinion fee that is contingent upon the issuance of this opinion letter and a completion fee that is contingent upon the consummation of the Merger. Further, SWBS and First Community Bank have agreed to indemnify us and our affiliates for certain liabilities that may arise out of our engagement. In the past two years Hovde has not provided investment banking and

Board of Directors
October 23, 2017

financial advisory services to SWBS and First Community Bank for which it received compensation. In the two years preceding the date of its opinion, Hovde has provided investment banking and financial advisory services to FBMS or The First for which it did not receive compensation. We or our affiliates may presently or in the future, seek or receive compensation from FBMS, The First, SWBS or First Community Bank in connection with future transactions, or in connection with potential advisory services and corporate transactions, although to our knowledge none are expected at this time. In the ordinary course of its broker-dealer business and further to certain sales and trading relationships, Hovde may from time to time purchase securities from, and sell securities to, SWBS or FBMS or their subsidiaries or affiliates, and as a market maker in securities, Hovde may from time to time have a long or short position in, and buy or sell, debt or equity securities of SWBS or FBMS for its own accounts and for the accounts of customers. Hovde may also provide securities brokerage services in the normal course to one or more subsidiaries or affiliates of SWBS and the FBMS. Except for the foregoing, during the past two years there have not been, and there are no mutual understandings contemplating in the future, any material relationships between Hovde and SWBS and First Community Bank, or FBMS and The First.
Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Merger Consideration to be paid in connection with the Merger is fair to the holders of shares of SWBS Common Stock from a financial point of view.
Sincerely,

HOVDE GROUP, LLC

Annex C
Title 10a. Alabama Business and Nonprofit Entities Code,
Chapter 2. Business Corporations, Article 13. Dissenters’ Rights,
Division a. Right to Dissent and Obtain Payment for Shares
§10A-2-13.01. Definitions.
(1) “Corporate action” means the filing of articles of merger or share exchange by the judge of probate or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters’ rights.
(2) “Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Section 10A-2-13.02 and who exercises that right when and in the manner required by Sections 10A-2-13.20 through 10A-2-13.28.
(4) “Fair Value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.
(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(7) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(8) “Shareholder” means the record shareholder or the beneficial shareholder.
§10A-2-13.02. Right to dissent.
(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:
(1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 10A-2-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 10A-2-11.04;
(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
(3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
(4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter’s shares because it:
(i) Alters or abolishes a preferential right of the shares;
(ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

(iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
(iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
(v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 10A-2-6.04; or
(5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
(b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
§10A-2-13.03. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.
(a) A record shareholder may assert dissenters’ rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.
(b) A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if:
(1) He or she submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and
(2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.
§10A-2-13.20. NOTICE OF DISSENTERS’ RIGHTS.
(a) If proposed corporate action creating dissenters’ rights under Section 10A-2-13.02 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.
(b) If corporate action creating dissenters’ rights under Section 10A-2-13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken; and (2) send them the dissenters’ notice described in Section 10A-2-13.22.
§10A-2-13.21. NOTICE OF INTENT TO DEMAND PAYMENT.
(a) If proposed corporate action creating dissenters’ rights under Section 10A-2-13.02 is submitted to a vote at a shareholder’s meeting, a shareholder who wishes to assert dissenters’ rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.
(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article.
§10A-2-13.22. DISSENTERS’ NOTICE.
(a) If proposed corporate action creating dissenters’ rights under Section 10A-2-13.02 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Section 10A-2-13.21.

(b) The dissenters’ notice must be sent no later than 10 days after the corporate action was taken, and must:
(1) State where the payment demand must be sent;
(2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;
(3) Supply a form for demanding payment;
(4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and
(5) Be accompanied by a copy of this article.
§10A-2-13.23. DUTY TO DEMAND PAYMENT.
(a) A shareholder sent a dissenters’ notice described in Section 10A-2-13.22 must demand payment in accordance with the terms of the dissenters’ notice.
(b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.
(c) A shareholder who does not demand payment by the date set in the dissenters’ notice is not entitled to payment for his or her shares under this article.
(d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.
§10A-2-13.24. SHARE RESTRICTION.
(a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for (1) notation thereon by the corporation that the demand has been made and (2) return to the shareholder by the corporation.
(b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders’ rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.
(c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of the shares.
(d) A transferee of the shares shall acquire by the transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.
§10A-2-13.25. OFFER OF PAYMENT.
(a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 10A-2-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.
(b) The offer of payment must be accompanied by:
(1) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;
(2) A statement of the corporation’s estimate of the fair value of the shares;
(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter’s right to demand payment under Section 10A-2-13.28; and
(5) A copy of this article.
(c) Each dissenter who agrees to accept the corporation’s offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters’ notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.
§10A-2-13.26. FAILURE TO TAKE CORPORATE ACTION.
(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.
(b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Section 10A-2-13.22 and repeat the payment demand procedure.
§10A-2-13.27. Reserved.
§10A-2-13.28. Procedure if shareholder dissatisfied with offer to payment.
(a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation’s offer under Section 10A-2-13.25 and demand payment of the fair value of his or her shares and interest due, if:
(1) The dissenter believes that the amount offered under Section 10A-2-13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;
(2) The corporation fails to make an offer under Section 10A-2-13.25 within 60 days after the date set for demanding payment; or
(3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.
(b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.
§10A-2-13.30. Court action.
(a) If a demand for payment under Section 10A-2-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(b) The corporation shall commence the proceeding in the circuit court of the county where the corporation’s principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.
(d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 10A-2-13.25.

(e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
(f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court’s determination as to the fair value of a dissenter’s shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court’s determination as to fair value, plus accrued interest, of a dissenter’s shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), then the clerk shall return the balance of funds deposited, less any costs under Section 10A-2-13.31, to the corporation.
(g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.
§10A-2-13.31. Court costs and counsel fees.
(a) The court in an appraisal proceeding commenced under Section 10A-2-13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10A-2-13.28.
(b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 10A-2-13.20 through 10A-2-13.28; or
(2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.
§10A-2-13.32. Status of shares after payment.
Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by the corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Section 79-4-8.50 through 79-4-8.59 of the MBCA provide First Bancshares with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandate the indemnification of First Bancshares’ directors under certain circumstances. First Bancshares’ bylaws also provide it with the power and authority, to the fullest extent legally permissible under the MBCA, to indemnify its directors and officers, persons serving at the request of First Bancshares or for its benefit as directors or officers of another corporation, and persons serving as First Bancshares’ representatives or agents in certain circumstances.
Under its bylaws, First Bancshares shall indemnify any person who becomes subject to a lawsuit or proceeding by reason of service as a director of First Bancshares or any other corporation which the person served as a director at the request of First Bancshares. Except as noted in the next paragraph, such persons are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with the proceeding, provided the indemnified person acted in a manner he believed in good faith to be in or not opposed to the best interests of First Bancshares, and in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful.
To the extent First Bancshares has funds reasonably available to be used for this purpose, indemnified persons are entitled to have First Bancshares advance expenses incurred prior to final disposition of the proceeding, upon delivery of  (1) a written affirmation by such person of his good faith belief that the standard of conduct necessary for indemnification has been met, and (2) a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met. The board of directors shall then make a determination that the facts then known would not preclude indemnification under the MBCA. Pursuant to such authority and the provisions of First Bancshares’ bylaws, First Bancshares has purchased insurance against certain liabilities that may be incurred by it and its officers and directors.
Under the bylaws, indemnification may not be authorized if it is established that the person appropriated, in violation of his or her duties, any business opportunity of First Bancshares, engaged in acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, approved dividends or other distributions in violation of the MBCA, or engaged in any transaction in which the director derived an improper personal benefit.
In addition to the bylaws of First Bancshares, the MBCA requires that a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. The MBCA also provides that, upon application of a director, a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the MBCA.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of First Bancshares pursuant to its articles of incorporation or bylaws, or otherwise, First Bancshares has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 21.   Exhibits and Financial Statements
(a)
List of Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated October 24, 2017, by and between The First Bancshares,
Inc. and Southwest Banc Shares, Inc. (attached as Annex A to the proxy statement/prospectus contained in this registration statement).
3.1	Amended and Restated Articles of Incorporation of The First Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 to First Bancshares’ Current Report on Form 8-K filed on July 28, 2016).
3.2	Amended and Restated Bylaws of The First Bancshares, Inc., effective as of March 17, 2016 (incorporated herein by reference to Exhibit 3.2 to First Bancshares’ Current Report on Form 8-K filed on March 18, 2016).
4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.3 to First Bancshares’ Registration Statement No. 333-220491 on Form S-3 filed on 9-15-2017).
5.1	Opinion of Alston & Bird LLP regarding the legality of the securities being registered.*
8.1	Opinion of Alston & Bird LLP regarding certain U.S. federal income tax matters.*
8.2	Opinion of Jones Walker LLP regarding certain U.S. federal income tax matters.*
21.1	Subsidiaries of The First Bancshares, Inc. (incorporated herein by reference to Exhibit 21 to First Bancshares’ Annual Report on Form 10-K filed on March 30, 2016)
23.1	Consent of Alston & Bird LLP (included in the opinions referred to in Exhibits 5.1 and 8.1 above).*
23.2	Consent of T.E. Lott & Company (with respect to The First Bancshares, Inc.).
23.3	Consent of Mauldin & Jenkins, LLC (with respect to Southwest Banc Shares, Inc.).
23.4	Consent of Hacker, Johnson & Smith, P.A. (with respect to Sunshine Financial, Inc.).
24	Power of Attorney (included on the signature page hereto).
99.1	Consent of Hovde Group, LLC.
99.2	Form of proxy of Southwest Banc Shares, Inc.*

*
To be filed by amendment.

Item 22.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to paragraph (c) immediately preceding, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hattiesburg, State of Mississippi, on December 14, 2017.
THE FIRST BANCSHARES, INC.
By:	/s/ M. Ray (Hoppy) Cole, Jr.
	Name:	M. Ray (Hoppy) Cole, Jr.
	Title:	President and Chief Executive Officer
By:	/s/ Donna T. (Dee Dee) Lowery
	Name:	Donna T. (Dee Dee) Lowery
	Title	Executive Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Ray (Hoppy) Cole, Jr. and Donna T. (Dee Dee) Lowery his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his or her substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ E. Ricky Gibson E. Ricky Gibson	Chairman of the Board and Directors	December 14, 2017
/s/ M. Ray (Hoppy) Cole, Jr. M. Ray (Hoppy) Cole, Jr.	Vice Chairman of the Board and Director, President and Chief Executive Officer (Principal Executive Officer)	December 14, 2017
/s/ Donna T. (Dee Dee) Lowery Donna T. (Dee Dee) Lowery	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2017
/s/ Rodney D. Bennett Rodney D. Bennett	Director	December 14, 2017
/s/ David W. Bomboy David W. Bomboy	Director	December 14, 2017
/s/ Charles R. Lightsey Charles R. Lightsey	Director	December 14, 2017
/s/ Fred McMurry Fred McMurry	Director	December 14, 2017

Signature	Title	Date
/s/ Thomas E. Mitchell Thomas E. Mitchell	Director	December 14, 2017
/s/ Ted E. Parker Ted E. Parker	Director	December 14, 2017
/s/ J. Douglas Seidenburg J. Douglas Seidenburg	Director	December 14, 2017
/s/ Andrew D. Stetelman Andrew D. Stetelman	Director	December 14, 2017